Calculation of Registration Fee
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
$1,500,000,000 6.000% Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes	$1,500,000,000	$194,700
Total	$1,500,000,000	$194,700
(1) Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed pursuant to Rule 424(b)(5)

Registration No. 333-222022

PROSPECTUS SUPPLEMENT

(to prospectus dated December 13, 2017)

The Royal Bank of Scotland Group plc

$1,500,000,000 6.000% Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes

The $1,500,000,000 6.000% reset perpetual subordinated contingent convertible additional tier 1 capital notes (the “Contingent Capital Notes”) are perpetual securities with no maturity date. From and including June 29, 2020 (the “Issue Date”) to but excluding June 29, 2026 (the “First Reset Date”) the Contingent Capital Notes will bear interest initially at a rate equal to 6.000% per annum. From and including the First Reset Date and each fifth anniversary thereafter (each a “Reset Date”) to but excluding the next succeeding Reset Date, the applicable per annum interest rate will be equal to the sum of the applicable U.S. Treasury Rate, as determined by the Calculation Agent, on the relevant Reset Determination Date and 5.625%, converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.005 being rounded down). The interest rate following any Reset Date may be less than the initial interest rate and/or the interest rate that applies immediately prior to such Reset Date. Subject to the conditions as described further below, we will pay interest on the Contingent Capital Notes quarterly in arrear on March 31, June 30, September 30 and December 31 of each year (each an “Interest Payment Date”), commencing on September 30, 2020.

We may redeem the Contingent Capital Notes, in whole but not in part, at 100% of their principal amount plus accrued but unpaid interest to but excluding the date fixed for redemption, excluding any interest which has been cancelled or deemed cancelled in accordance with the terms of the Contingent Capital Notes (i) upon the occurrence of certain tax events or (ii) upon the occurrence of certain regulatory events, subject, in each case, to the conditions described in this prospectus supplement. The Contingent Capital Notes will also be redeemable in whole but not in part, at our option and in our sole discretion on any day falling in the period commencing on (and including) December 29, 2025 (the “First Call Date”) and ending on (and including) the First Reset Date and on any Reset Date thereafter at 100% of their principal amount, together with any accrued and unpaid interest on the Contingent Capital Notes, excluding any interest which has been cancelled or deemed to be cancelled in accordance with the terms of the Contingent Capital Notes, to but excluding the date fixed for redemption. Any such redemption shall, amongst other requirements, be subject to a requirement to give notice to the UK Prudential Regulation Authority (“PRA”) and/or such other body having primary supervisory authority with respect to the prudential regulation of our business to the extent required, as described in this prospectus supplement.

The Contingent Capital Notes will constitute our direct, unsecured and subordinated obligations, ranking pari passu without any preference among themselves. The rights and claims of the holders and beneficial owners in respect of, or arising from, the Contingent Capital Notes (including any damages, if payable) will be subordinated to the claims of our Senior Creditors.

The Contingent Capital Notes are not intended to be offered, sold or otherwise made available and should not be offered, sold or otherwise made available to retail clients in the EEA or in the United Kingdom, as defined in the rules set out in Directive 2014/65/EU, as amended or replaced from time to time. Prospective investors are referred to the section headed “Important Information–Restrictions on Marketing and Sales to Retail Investors” on page S-5 of this prospectus supplement for further information.

As described in this prospectus supplement, upon the occurrence of a Conversion Trigger Event (as defined herein), an Automatic Conversion (as defined herein) will occur and all of our obligations under the Contingent Capital Notes shall be irrevocably and automatically released in consideration of our issuance and delivery of the Settlement Shares (as defined herein).

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Contingent Capital Notes, by its acquisition of the Contingent Capital Notes, each holder and beneficial owner of the Contingent Capital Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power (as defined herein) by the relevant UK authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Contingent Capital Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Contingent Capital Notes into ordinary shares or other securities or other obligations of RBSG or another person; and/or (iii) the amendment of the amount of interest due on the Contingent Capital Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Contingent Capital Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Contingent Capital Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Contingent Capital Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

By its acquisition of Contingent Capital Notes, each holder (including each beneficial holder) of the Contingent Capital Notes, to the extent permitted by the Trust Indenture Act of 1939 as amended (the “Trust Indenture Act”), waives any and all claims against The Bank of New York Mellon acting through its London Branch as trustee (the “Trustee”) for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK authority with respect to the Contingent Capital Notes.

Application has been made to the London Stock Exchange plc (the “LSE”) for the Contingent Capital Notes to be admitted to trading on the International Securities Market (the “ISM”). Admission to trading on the ISM is expected to begin within 30 days of the initial delivery of the Contingent Capital Notes. The ISM is a market designated for professional investors. Securities admitted to trading on the ISM are not admitted to the Official List of the UKLA. The London Stock Exchange has not approved or verified the contents of the Admission Particulars.

The Contingent Capital Notes are not deposit liabilities of The Royal Bank of Scotland Group plc, or any of its subsidiaries and are not covered by the United Kingdom Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United Kingdom, the United States or any other jurisdiction.

Investing in the Contingent Capital Notes involves risks. See “Risk Factors” beginning on page S-31 and as incorporated by reference herein.

Neither the US Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offence.

	Price to Public	Underwriting Discount	Proceeds to us
Per Contingent Capital Note	100.000%	0.700%	99.300%
Total Contingent Capital Notes	$1,500,000,000	$10,500,000	$1,489,500,000

The initial price to the public set forth above does not include accrued interest, if any. Interest on the Contingent Capital Notes will accrue from June 29, 2020 and must be paid by the purchaser if the Contingent Capital Notes are delivered thereafter.

The Contingent Capital Notes will be issued in registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. We expect that the Contingent Capital Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company (“DTC”) and its participants on or about June 29, 2020.

Joint Bookrunners and Joint Lead Managers
Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	NatWest Markets	UBS Investment Bank

Prospectus Supplement dated June 24, 2020

table of contents

Page

Prospectus Supplement

NOTICE TO INVESTORS	2
PROHIBITION OF SALES TO EEA RETAIL INVESTORS	6
ABOUT THIS PROSPECTUS SUPPLEMENT	8
INCORPORATION OF INFORMATION BY REFERENCE	8
FORWARD-LOOKING STATEMENTS	10
SUMMARY	11
RISK FACTORS	31
RECENT DEVELOPMENTS	60
USE OF PROCEEDS	61
CAPITALIZATION OF THE GROUP	62
DESCRIPTION OF THE CONTINGENT CAPITAL NOTES	63
UK AND US FEDERAL TAX CONSEQUENCES	99
UNDERWRITING/CONFLICTS OF INTEREST	106
TRADING IN ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES OF RBSG BY AFFILIATES OF RBSG	109
LEGAL OPINIONS	113
EXPERTS	114

Prospectus

ABOUT THIS PROSPECTUS	1
USE OF PROCEEDS	1
THE ROYAL BANK OF SCOTLAND GROUP PLC	1
DESCRIPTION OF DEBT SECURITIES	2
DESCRIPTION OF DOLLAR PREFERENCE SHARES	10
DESCRIPTION OF DOLLAR PREFERENCE SHARE AMERICAN DEPOSITARY SHARES	18
DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES	23
DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CONTINGENT CONVERTIBLE SECURITIES	29
DESCRIPTION OF ORDINARY SHARES	35
DESCRIPTION OF ORDINARY SHARE AMERICAN DEPOSITARY SHARES	41
DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES	47
PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	48
LEGAL OPINIONS	49
EXPERTS	49
ENFORCEMENT OF CIVIL LIABILITIES	50
WHERE YOU CAN FIND MORE INFORMATION	50
INCORPORATION OF DOCUMENTS BY REFERENCE	50
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS	51

We have not, and the Underwriters have not, authorised anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We and the Underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Underwriters are not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein is accurate only as of their respective dates.

NOTICE TO INVESTORS

Agreements and acknowledgments of investors, including holders and beneficial owners

Interest Cancellation and Automatic Conversion

As described in this prospectus supplement, the terms of the Contingent Capital Notes provide that interest on the Contingent Capital Notes will be due and payable only at our full discretion, and we will have sole and absolute discretion at all times and for any reason to cancel (in whole or in part) any interest payment that would otherwise be payable on any Interest Payment Date. As described herein, the terms of the Contingent Capital Notes also provide for circumstances under which we will be restricted from making an interest payment (in whole or in part) on the Contingent Capital Notes on an Interest Payment Date, and the interest payable in respect of any such Interest Payment Date shall be deemed cancelled (in whole or in part) and therefore not due and payable. If we elect to make a payment of a portion, but not all, of such interest payment, such non-payment shall evidence our exercise of discretion and cancel such interest payment, or the portion of such interest payment not paid, and accordingly such interest payment, or portion thereof, shall not be or become due and payable. Interest will only be due and payable on an Interest Payment Date to the extent it is not cancelled or deemed cancelled in accordance with the terms of the Contingent Capital Notes and as further described herein.

As the Contingent Capital Notes are perpetual and have no fixed maturity or fixed redemption date, a holder may not receive any payments with respect to the Contingent Capital Notes as we are not required to pay the principal amount of the Contingent Capital Notes at any time prior to a Winding-up or Administration Event (as defined herein) and we will have the sole and absolute discretion at all times and for any reason to cancel in whole any interest payment.

By its acquisition of the Contingent Capital Notes, each holder and beneficial owner acknowledges and agrees that (1) interest is payable solely at our discretion, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been cancelled by us (in whole or in part) at our sole discretion and/or deemed cancelled (in whole or in part); and (2) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture and the Contingent Capital Notes shall not constitute a default in payment or otherwise under the terms of the Contingent Capital Notes or the Indenture (as defined below). Interest will only be due and payable on an Interest Payment Date to the extent it is not cancelled or deemed cancelled (in each case, in whole or in part) in accordance with the provisions described herein. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders and beneficial owners shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation of interest in respect of the Contingent Capital Notes. We may use such cancelled payments without restriction to meet our obligations as they fall due.

If a Conversion Trigger Event occurs, then an Automatic Conversion will occur on the Conversion Date, at which point all of our obligations under the Contingent Capital Notes shall be irrevocably and automatically released in consideration of our issuance and delivery of the Settlement Shares to the Settlement Share Depository (or other relevant recipient as described herein), and under no circumstances shall such released obligations be reinstated. The Settlement Shares shall initially be registered in the name of the Settlement Share Depository (which shall hold the Settlement Shares on behalf of the holders of the Contingent Capital Notes) or the relevant recipient in accordance with the terms of the Contingent Capital Notes. As more fully described herein, we may elect, in our sole and absolute discretion that a Settlement Shares Offer be made by the Settlement Share Depository to all or some of our existing shareholders. The realisable value of any Settlement Shares received by a holder of the Contingent Capital Notes following an Automatic Conversion may be significantly less than the sterling equivalent of the Conversion Price (as defined herein) of $2.179 initially and holders of the Contingent Capital Notes could lose all or part of their investment in the Contingent Capital Notes as a result of the Automatic Conversion.

By its acquisition of the Contingent Capital Notes, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Contingent Capital Notes, including, without limitation, those related to (x) Automatic Conversion following the Conversion Trigger Event and (y) the appointment of the Settlement Share Depository, the issuance of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Contingent Capital Notes) and the potential sale of the Settlement Shares pursuant to a Settlement Shares Offer, and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders or beneficial owners of the Contingent Capital Notes or the Trustee, (ii) agreed that effective upon, and following, the Automatic Conversion, no amount shall be due and payable to the holders or beneficial owners of the Contingent Capital Notes, and our liability to pay any such amounts (including the principal amount of, or any interest in respect of, the Contingent Capital Notes) shall be automatically released, and the holders and beneficial owners shall not have the right to give a direction to the Trustee with respect to the Conversion Trigger Event and any related Automatic Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Contingent Capital Notes, including, without limitation, claims related to or arising out of or in connection with the Conversion Trigger Event and/or any Automatic Conversion and (iv) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Contingent Capital Notes to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such holder or beneficial owner or the Trustee.

UK bail-in power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Contingent Capital Notes, by its acquisition of the Contingent Capital Notes, each holder and beneficial owner of the Contingent Capital Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power (as defined below) by the relevant UK authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Contingent Capital Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Contingent Capital Notes into ordinary shares or other securities or other obligations of RBSG or another person; and/or (iii) the amendment of the amount of interest due on the Contingent Capital Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Contingent Capital Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Contingent Capital Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Contingent Capital Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Issuer or other members of the Group (as defined herein), including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (notwithstanding that the UK is no longer a member state of the European Union) and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant UK authority” is to any authority with the ability to exercise a UK bail-in power.

By its acquisition of the Contingent Capital Notes, each holder and beneficial owner of the Contingent Capital Notes, to the extent permitted by the Trust Indenture Act of 1939 as amended (the “Trust Indenture Act”), waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK authority with respect to the Contingent Capital Notes.

By its acquisition of the Contingent Capital Notes, each holder and beneficial owner shall also be deemed to have (i) consented to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK authority of its decision to exercise such power with respect to the Contingent Capital Notes and (ii) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Contingent Capital Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Contingent Capital Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

IMPORTANT INFORMATION—Restrictions on Marketing and Sales to Retail Investors

Prohibition on marketing and sales to retail investors

The Contingent Capital Notes are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Contingent Capital Notes to retail investors.

In particular, in June 2015, the UK Financial Conduct Authority (the “FCA”) published the Product Intervention (Contingent Convertible Instruments and Mutual Society Shares) Instrument 2015 (as amended or replaced from time to time) (the “PI Instrument”). In addition, (i) on January 1, 2018, the provisions of Regulation (EU) No. 1286/2014 on key information documents for packaged and retail and insurance-based investment products (“PRIIPs Regulation”) became directly applicable in all EEA member states (including the UK) and (ii) the Markets in Financial Instruments Directive 2014/65/EU (as amended) (“MiFID II”) was required to be implemented in EEA member states (including the UK) by January 3, 2018. Together with the PI Instrument, the PRIIPs Regulation and MiFID II are referred to as the “Regulations”.

The Regulations set out various obligations in relation to (i) the manufacture and distribution of financial instruments and (ii) the offering, sale and distribution of packaged retail and insurance-based investment products and certain contingent write down or convertible securities, such as the Contingent Capital Notes.

Potential investors in the Contingent Capital Notes should inform themselves of, and comply with, any applicable laws, regulations or regulatory guidance with respect to any resale of the Contingent Capital Notes (or any beneficial interests therein) including the Regulations.

In addition, in October 2018, the Hong Kong Monetary Authority (the “HKMA”) issued guidance on enhanced investor protection measures on the sale and distribution of debt instruments with loss-absorption features and related products (the “HKMA Circular”). Under the HKMA Circular, debt instruments with loss absorption features, being subject to the risk of being written-down or converted to ordinary shares, and investment products that invest mainly in, or whose returns are closely linked to the performance of such instruments (together, “Loss Absorption Products”), are to be targeted in Hong Kong at Professional Investors only and are generally not suitable for retail investors in either the primary or secondary markets. Potential investors in the Contingent Capital Notes should inform themselves of, and comply with, any applicable laws, regulations or regulatory guidance with respect to any resale of the Contingent Capital Notes (or any beneficial interests therein) including the regulations.

The Underwriters (as defined herein) (and/or their respective affiliates) are required to comply with some or all of the Regulations and the HKMA Circular. By purchasing, or making or accepting an offer to purchase any Contingent Capital Notes (or a beneficial interest in such Contingent Capital Notes) from RBSG and/or the Underwriters, each investor represents, warrants, agrees with and undertakes to RBSG and each of the Underwriters that:

(1)	it is not a retail client in the EEA or in the United Kingdom (as defined in MiFID II);

(2)	if it is in Hong Kong, it is a Professional Investor;

(3)	whether or not it is subject to the Regulations or the HKMA Circular, it will not:

a.  sell or offer the Contingent Capital Notes (or any beneficial interest therein) to retail clients in the EEA or in the United Kingdom (as defined in MiFID II) or to retail investors in Hong Kong; or

b.  communicate (including the distribution of this prospectus supplement) or approve an invitation or inducement to participate in, acquire or underwrite the Contingent Capital Notes (or any beneficial interest therein) where that invitation or inducement is addressed to or disseminated in such a way that it is likely to be received by a retail client in the EEA or in the United Kingdom (in each case within the meaning of MiFID II or a customer in Hong Kong who is not a Professional Investor; and

(4)  it will at all times comply with all applicable laws, regulations and regulatory guidance (whether inside or outside the EEA or the United Kingdom or Hong Kong) relating to the promotion, offering, distribution and/or sale of the Contingent Capital Notes (or any beneficial interests therein), including (without limitation) MiFID II, the HKMA Circular and any other applicable laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Contingent Capital Notes (or any beneficial interests therein) by investors in any relevant jurisdiction.

Each investor further acknowledges that: (i) the identified target market for the Contingent Capital Notes (for the purposes of the product governance obligations in MiFID II) is eligible counterparties and professional clients; and (ii) no key information document (KID) under the PRIIPs Regulation has been prepared and therefore offering or selling the Contingent Capital Notes or otherwise making them available to any retail investor in the EEA or the UK may be unlawful under the PRIIPs Regulation.

Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Contingent Capital Notes (or any beneficial interests therein) from RBSG and/or the Underwriters and/or their respective affiliates the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.

The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to determine whether and to what extent: (i) the Contingent Capital Notes are legal investments for it; (ii) the Contingent Capital Notes can be used as collateral for various types of borrowing; and (iii) other restrictions apply to its purchase or pledge of any Contingent Capital Notes. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the Contingent Capital Notes under any applicable risk-based capital or similar rules.

Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement or incorporated by reference herein.

For the avoidance of doubt, the restrictions described above do not affect the distribution of the Contingent Capital Notes in jurisdictions outside of the EEA or the United Kingdom, such as in the United States, provided that any distribution into any jurisdiction of the EEA or into the United Kingdom complies with the Regulations.

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of the UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

PROHIBITION OF SALES TO EEA and united kingdom RETAIL INVESTORS

The Contingent Capital Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 as amended, (the “PRIIPs Regulation”) for offering or selling the Contingent Capital Notes or otherwise making them available to retail investors in the EEA or the United Kingdom has been prepared and therefore offering or selling the Contingent Capital Notes or otherwise making them available to any retail investor in the EEA or the United Kingdom may be unlawful under the PRIIPs Regulation.

MiFID II product governance / professional investors and eligible counterparties only target market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Contingent Capital Notes has led to the conclusion that: (i) the target market for the Contingent Capital Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Contingent Capital Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Contingent Capital Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Contingent Capital Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Contingent Capital Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, we use the following terms:

•	“we”, “us”, “our”, “Issuer” and “RBSG” refer to The Royal Bank of Scotland Group plc, which is intended to be renamed NatWest Group plc later in 2020;

•	“Group” refers to RBSG together with its subsidiaries consolidated in accordance with International Financial Reporting Standards;

•	“NWM plc” refers to NatWest Markets Plc;

•	“SEC” refers to the US Securities and Exchange Commission;

•	“pound sterling”, “pounds”, “sterling”, “pence”, “£” and “p” refer to the currency of the United Kingdom;

•	“US dollar”, “dollars” and “$” refer to the currency of the United States; and

•	“euro” and “€” refer to the currency of the member states of the European Union (“EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended.

INCORPORATION OF INFORMATION BY REFERENCE

We are subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended
(the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. The SEC’s website, at http://www.sec.gov, and our website, at http://www.rbs.com, contain reports and other information in electronic form that we have filed. Except for SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, none of the information on or that can be accessed through our website is part of this prospectus supplement or the accompanying prospectus. You may also request a copy of any filings referred to below (other than exhibits not specifically incorporated by reference) at no cost, by contacting us at RBS Gogarburn, P.O. Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 (0)131 626 0000.

The SEC allows us to incorporate by reference much of the information we file with them. This means:

•	documents incorporated by reference are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to these documents; and

•	information that we file with the SEC will automatically update and modify or supersede some of the information included or incorporated by reference into this prospectus supplement.

This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. The accompanying prospectus lists documents that are incorporated by reference into this prospectus supplement. In addition to the documents listed in the accompanying prospectus, we incorporate by reference the following reports, except for any information contained on websites linked in such reports:

•	our annual report on Form 20-F for the year ended December 31, 2019, filed with the SEC on February 27, 2020 (File No. 001-10306) (the “2019 Annual Report”);

•	our interim report on Form 6-K containing our unaudited condensed consolidated financial statements for the three months ended as at March 31, 2020, together with certain other information, filed with the SEC on May 1, 2020 (File No. 001-10306) (the “Q1 2020 Interim Report”); and

•	our interim report on Form 6-K containing an update on the changes to the Alternative Remedies Package, filed with the SEC on June 23, 2020 (File No. 001-10306).

We also incorporate by reference into this prospectus supplement and accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

FORWARD-LOOKING STATEMENTS

From time to time, we may make statements, both written and oral, regarding our assumptions, projections, expectations, intentions or beliefs about future events. These statements constitute “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995. We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. You should read the sections entitled “Risk Factors” in this prospectus supplement, in our 2019 Annual Report and Q1 2020 Interim Report which are incorporated by reference herein, “Cautionary Statement on Forward-Looking Statements” in the accompanying prospectus and “Forward-Looking Statements” in our 2019 Annual Report and Q1 2020 Interim Report which are incorporated by reference herein.

Any forward-looking statements made herein or in the documents incorporated by reference herein speak only as of the date they are made. Except as required by the FCA, any applicable stock exchange or any applicable law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this prospectus supplement or the documents incorporated by reference herein to reflect any changes in expectations with regard thereto or any new information or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein and therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as a whole. Words and expressions defined in “Description of the Contingent Capital Notes” below shall have the same meanings in this summary.

General

Issuer	The Royal Bank of Scotland Group plc
Issue

$1,500,000,000 6.000% reset perpetual subordinated contingent convertible additional tier 1 capital notes (the “Contingent Capital Notes”).

The Contingent Capital Notes will be issued pursuant to a Contingent Convertible Securities Indenture dated August 10, 2015 (the “Original Indenture”), between us and The Bank of New York Mellon acting through its London Branch as trustee (the “Trustee”), as supplemented by a fourth supplemental indenture which is expected to be dated as of the Issue Date (the “Fourth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”).

Issue Date	June 29, 2020.
Perpetual Securities	The Contingent Capital Notes are perpetual securities and have no fixed maturity or fixed redemption date.
Interest Rates	From and including the Issue Date to but excluding June 29, 2026 (the “First Reset Date”), interest will accrue on the Contingent Capital Notes at an initial rate equal to 6.000% per annum. From and including each Reset Date (as defined below) to but excluding the next succeeding Reset Date, interest will accrue on the Contingent Capital Notes at a rate per annum equal to the sum of the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent (as defined herein) on the relevant Reset Determination Date (as defined below) and 5.625%, converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.005 being rounded down).
Business Day Convention / Day Count Fraction	Following unadjusted 30/360
Reset Date	The First Reset Date and every fifth anniversary thereafter.
ISIN	US780097BQ34
CUSIP	780097BQ3
Common Code	216454057
Interest Payment Dates	Subject to the provisions set out below, the Contingent Capital Notes will bear interest from and including the Issue Date at the rate per annum set forth above, payable quarterly in arrear on March 31, June 30, September 30 and December 31 of each year (each an “Interest Payment Date”), commencing on September 30, 2020.

Reset Determination Date	The second Business Day (as defined below) immediately preceding each Reset Date.
U.S. Treasury Rate

“U.S. Treasury Rate” means, with respect to any Reset Date from which such rate applies, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days immediately prior to the Reset Determination Date for such Reset Date and appearing under the caption “Treasury constant maturities” at 5:00 p.m. (New York City time) on the Reset Determination Date for such Reset Date in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of five years; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date for such Reset Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Reset Date.

The U.S. Treasury Rate shall be determined by the Calculation Agent (as defined below).

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to us equal to the yield on U.S. Treasury securities having a maturity of five years as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of five years) at 5:00 p.m. (New York City time) on the Reset Determination Date on which such rate was set forth in such release (or any successor release).

“Calculation Agent” means National Westminster Bank Plc or its successor appointed by us, pursuant to a calculation agent agreement expected to be entered into on June 29, 2020.

“Comparable Treasury Issue” means, with respect to any Reset Period, the U.S. Treasury security or securities selected by us with a maturity date on or about the last day of such Reset Period and that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of five years.

“Comparable Treasury Price” means, with respect to any Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for such Reset Date (calculated on the Reset Determination Date preceding such Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer

Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by us (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date for such Reset Date.

“Reset Period” means any period from and including each Reset Date to but excluding the next succeeding Reset Date.

Regular Record Date	The regular record dates for the Contingent Capital Notes will be the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each, a “Record Date”). The term “Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London, England.
Interest Payments Discretionary	Interest on the Contingent Capital Notes will be due and payable only at our full discretion and we shall have sole and absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. If we do not make an interest payment on the relevant Interest Payment Date, or if we elect to make a payment of a portion, but not all, of such interest payment, such non-payment shall evidence our exercise of discretion to cancel such interest payment, or the portion of such interest payment not paid, and accordingly such interest payment, or portion thereof, shall not be or become due and payable.
Restrictions on Interest Payments

We shall cancel any interest, or such interest shall be deemed to be cancelled, on the Contingent Capital Notes (or, as appropriate, any part thereof) which is scheduled to be paid on an Interest Payment Date if (a) we have an amount of Distributable Items (as defined below) on such scheduled Interest Payment Date that is less than the sum of (i) all payments (other than redemption payments which do not reduce Distributable Items) made or declared by us since the end of our latest financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Contingent Capital Notes and any Junior Securities and (ii) all payments (other than redemption payments which do not reduce Distributable Items) payable by us on such Interest Payment Date (x) on the Contingent Capital Notes and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or (b) the Solvency Condition (as described below) is not (or would not be) satisfied in respect of such amounts payable on such Interest Payment Date.

“Distributable Items” means subject as otherwise defined in, and/or interpreted in accordance with, the Capital Regulations applicable to us from time to time, the amount of our profits at the end of the latest financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of the Contingent Capital Notes, any Parity Securities and Junior Securities, less any losses brought forward, profits which are non-distributable pursuant to the Companies Act 2006 (UK) (the “Companies Act”) or any other provisions of English law and/or Scots law from time to time applicable to us or our Memorandum and Articles of Association from time to time (together, the “Articles of Association”) and sums placed to non-distributable reserves in accordance with the Companies Act or other provisions of English law and/or Scots law from time to time applicable to us or our Articles of Association, in each case with respect to the specific category of own funds instruments to which such law or the Articles of Association relate; such profits, losses and reserves being determined on the basis of our individual accounts and not on the basis of our consolidated accounts.

“Junior Securities” means our ordinary shares or other securities or other obligations (including any guarantee, credit support or similar undertaking) of ours ranking, or expressed to rank, junior to the Contingent Capital Notes in a Winding-up or Administration Event (as defined under “—Ranking” below).

“Parity Securities” means the most senior ranking class or classes of non-cumulative preference shares in our capital from time to time and any other of our securities or other securities or other obligations (including any guarantee, credit support or similar undertaking) ranking, or expressed to rank, pari passu with the Contingent Capital Notes and/or such preference shares following a Winding-up or Administration Event.

Solvency Condition

Other than in the event of a Winding-up or Administration Event or in relation to the cash component of any Alternative Consideration in any Settlement Shares Offer (as such terms are defined herein), payments in respect of or arising from the Contingent Capital Notes (including any damages for breach of any obligations thereunder) are, in addition to our right to cancel payments of interest, conditional upon our being solvent at the time when the relevant payment is due to be made, and no principal, interest or other amount shall be due and payable in respect of, or arising from, the Contingent Capital Notes, except to the extent that we could make such payment and still be solvent immediately thereafter (such condition is referred to herein as the “Solvency Condition”).

For the purposes of determining whether the Solvency Condition is met, we shall be considered to be solvent at a particular point in time if:

(1) we are able to pay our debts as they fall due; and

(2) our Assets are at least equal to our Liabilities.

“Assets” means our unconsolidated gross assets, as shown in our latest published audited balance sheet, adjusted for subsequent events in such manner as our directors may determine.

“Liabilities” means our unconsolidated gross liabilities, as shown in our latest published audited balance sheet, adjusted for contingent liabilities and prospective liabilities and for subsequent events in such manner as our directors may determine.

An officer’s certificate (which shall only be required if at the relevant time we have not satisfied the Solvency Condition and we are relying on that fact as the basis for not making an interest payment on the Contingent Capital Notes) as to our solvency shall, unless there is manifest error, be treated and accepted by us, the Trustee and any holder of the Contingent Capital Notes as correct and sufficient evidence that the Solvency Condition is not satisfied. The Trustee shall be entitled to rely absolutely on such certificate without liability to any person without any obligation to verify or investigate the accuracy thereof. If we fail to make a payment because the Solvency Condition is not satisfied, this payment shall not be or become due and payable and shall be deemed cancelled.

Any payment of interest not due by reason of the provisions described above shall be deemed cancelled. See “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Agreement to Interest Cancellation

By acquiring the Contingent Capital Notes, the holders and beneficial owners acknowledge and agree that:

(a) interest is payable solely at our discretion, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been cancelled (in whole or in part) by us at our sole discretion and/or deemed cancelled (in whole or in part); and

(b) a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture and the Contingent Capital Notes shall not constitute a default in payment or otherwise under the terms of the Contingent Capital Notes or the Indenture.

Interest will only be due and payable on an Interest Payment Date to the extent it is not cancelled or deemed cancelled (in each case, in whole or in part) in accordance with the provisions described under “—Interest Payments Discretionary”, “—Restrictions on Interest Payments” and “—Solvency Condition” above. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and holders and beneficial owners shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation of interest in respect of the Contingent Capital Notes. We may use such cancelled payments without restriction to meet our obligations as they fall due.

Notice of Interest Cancellation	If practicable, we will provide notice of any cancellation or deemed cancellation of interest (in each case, in whole or in part) to the holders of the Contingent Capital Notes through the Depository Trust Company (“DTC”) (or, if the Contingent Capital Notes are held in definitive form, to the holders of the Contingent Capital Notes directly at their addresses shown on the register for the Contingent Capital Notes) and to the Trustee directly on or prior to the relevant Interest Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest (and accordingly, such interest will not be due and payable), or give the holders and beneficial owners of the Contingent Capital Notes any rights as a result of such failure.
Ranking

The Contingent Capital Notes will constitute our direct, unsecured and subordinated obligations, ranking pari passu without any preference among themselves.

The rights and claims of the holders and beneficial owners in respect of, or arising from, the Contingent Capital Notes (including any damages for breach of any obligations thereunder, if payable) will be subordinated to the claims of our Senior Creditors.

If:

(1) an order is made, or an effective resolution is passed, for our winding-up (excluding in any such case a solvent winding-up solely for the purpose of our reconstruction, amalgamation, reorganisation, merger or consolidation, or the substitution in our place of a Successor in Business, the terms of which have previously been approved by the Trustee or in writing by holders of not less than 2/3 (two thirds) in aggregate principal amount of the Contingent Capital Notes); or

(2) an administrator is appointed for us and such administrator gives notice that it intends to declare and distribute a dividend;

(each, respectively, or together, a “Winding-up or Administration Event”), then (a) if any such events specified in (1) or (2) above occurs before the date on which the Conversion Trigger Event occurs, there shall be payable by us in respect of each Contingent Capital Note (in lieu of any other payment by us) such amount, if any, as would have been payable to a holder or beneficial owner of Contingent Capital Notes if, on the day prior to the commencement of the Winding-up or Administration Event and thereafter, such holder or beneficial owner of Contingent Capital Notes were the holder of one of a class of Notional Preference Shares (as defined below) on the assumption that the amount that such holder or beneficial owner of Contingent Capital Notes was entitled to receive in respect of such Notional Preference Shares, on a return of assets in such Winding-up or Administration Event, was an amount equal to the principal amount of the relevant Contingent Capital Note, together with any Accrued Interest (as defined below) and any damages for breach of obligations thereunder (if payable), regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable and (b) if any such events specified in (1) or (2) above occurs on or after the date on which the Conversion Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, there shall be payable by us in respect of each Contingent Capital Note (in lieu of any other payment by us) such amount, if any, as would have been payable to the holder or beneficial owner of such Contingent Capital Note in a Winding-up or Administration Event if the Conversion Date in respect of the Automatic Conversion had occurred immediately before the occurrence of a Winding-up or Administration Event (and, as a result, such holder or beneficial owner were the holder of such number of our ordinary shares as such holder or beneficial owner would have been entitled to receive on the Conversion Date, ignoring for this purpose our right to make an election for a Settlement Shares Offer to be effected), regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable.

“secondary non-preferential debts” shall have the meaning given to it in the Banks and Building Societies (Priorities on Insolvency) Order 2018 and any other law or regulation applicable to us which is amended by such order, as each may be amended or replaced from time to time.

“Senior Creditors” means our creditors (i) who are unsubordinated creditors, (ii) whose claims are, or are expressed to be, subordinated

(whether only in the event of a Winding-up or Administration Event or otherwise) to the claims of our unsubordinated creditors but not further or otherwise, (iii) who are creditors in respect of any secondary non-preferential debts, or (iv) who are our subordinated creditors (whether as aforesaid or otherwise), other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of holders of the Contingent Capital Notes and/or pari passu with or junior to any claims ranking pari passu with the claims of holders of the Contingent Capital Notes, in each case in a Winding-up or Administration Event occurring prior to any Conversion Trigger Event.

“commencement” means, in relation to our winding-up, the date on which such winding-up commences, or is deemed to commence, determined in accordance with Section 86 or 129 of the Insolvency Act 1986.

“Notional Preference Shares” means an actual or notional class of preference shares in our capital having an equal right to return of assets in a Winding-up or Administration Event to, and so ranking pari passu with, the most senior class or classes of issued preference shares with non-cumulative dividends (if any) in our capital from time to time and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and so rank ahead of, all other classes of issued shares for the time being in our capital but ranking junior to the claims of Senior Creditors and junior to any notional class of preference shares in our capital which is referenced in any of our instruments for the purposes of determining a claim in our winding-up or administration, and, as so referenced, (i) is expressed to have a preferential right to a return of assets in our winding-up or administration over the holders of all other classes of shares for the time-being in our capital and (ii) is not expressed to rank junior to any other notional class of preference shares in our capital.

“Successor in Business” means, in relation to the Issuer, any entity which (i) acquires all or substantially all of the undertaking and/or assets of the Issuer or (ii) acquires the beneficial ownership of the whole of the issued voting stock and/or share capital of the Issuer or (iii) into which the Issuer is amalgamated, merged or reconstructed and where the Issuer is not the continuing company.

Waiver of Right to Set-Off

By acquiring a Contingent Capital Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to such Contingent Capital Note or the Indenture (or between our obligations under or in respect of any Contingent Capital Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against us, whether before or during any Winding-up or Administration Event. Notwithstanding the above, if any such rights and claims of any such holder against us are discharged by set-off, such holder will, immediately pay an amount equal to the amount of such discharge to us or, in the event of a Winding-Up or Administration Event, the liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for Senior Creditors, and until such time as payment is made will hold a sum equal to such amount on trust for Senior Creditors, and accordingly such discharge shall be deemed not to have taken place.

First Call Date	December 29, 2025

Conversion Trigger Event

A “Conversion Trigger Event” shall occur at any point in time at which the CET1 Ratio (as defined below) of the Regulatory Group is less than 7.00%.

Any interest in respect of an Interest Payment Date which falls on or after the date of the Conversion Trigger Event shall be deemed to have been cancelled upon the occurrence of such Conversion Trigger Event and shall not become due and payable.

“Capital Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity binding on credit institutions (including, without limitation, as to leverage) then in effect as applicable to us or the Regulatory Group (as defined below) including if and to the extent applicable to us or the Regulatory Group and without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any laws or regulations as well as requirements, guidelines and policies adopted by the PRA and/or any other national or European authority from time to time (whether or not such laws, regulations, requirements, guidelines or policies are applied generally or specifically to us or to the Regulatory Group), in each case relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity.

“CET1 Capital” means, at any time, the sum, expressed in pounds sterling, of all amounts that constitute Common Equity Tier 1 Capital of the Regulatory Group, at such time, less any deductions from Common Equity Tier 1 Capital of the Regulatory Group required to be made, at such time, in each case as calculated by us on a consolidated and fully loaded basis in accordance with the Capital Regulations applicable to the Regulatory Group as at that point in time (which calculation shall be binding on the Trustee and the holders of Contingent Capital Notes).

“CET1 Ratio” means the ratio of CET1 Capital to Risk Weighted Assets expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis.

“Common Equity Tier 1 Capital” shall have the meaning ascribed to such term in CRD as interpreted and applied in accordance with the Capital Regulations then applicable to the Regulatory Group.

“CRD” means (i) the CRD Directive and (ii) the CRD Regulation, to the extent applicable to us or the Regulatory Group.

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as amended or replaced from time to time (including as amended by Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019) and/or any Capital Regulations applicable in the UK.

“CRD Regulation” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms amending Regulation (EU) No. 648/2012, as amended or replaced from time to time (including as amended by Regulation (EU) 2019/876 of the European Parliament and of the

Council of 20 May 2019, to the extent then in application) and/or any Capital Regulations applicable in the UK.

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis” that such measure is calculated without applying the transitional provisions set out in Part Ten of the CRD Regulation, in accordance with the Capital Regulations applicable to the Regulatory Group, as at the time such measure is calculated.

“PRA” means the Prudential Regulation Authority or such other governmental authority having primary supervisory authority with respect to the prudential regulation of our business.

“Regulatory Group” means us, our subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of our subsidiary undertakings from time to time and any other undertakings from time to time consolidated with us for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

“Risk Weighted Assets” means, at any time, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Regulatory Group, at such time, as calculated by us on a consolidated and fully loaded basis in accordance with the Capital Regulations applicable to the Regulatory Group (which calculation shall be binding on the Trustee and holders of the Contingent Capital Notes) and where the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by us in accordance with the Capital Regulations applicable to the Regulatory Group as at that point in time.

Loss Absorption (Automatic Conversion)

Upon the occurrence of the Conversion Trigger Event, each Contingent Capital Note shall, on the Conversion Date, be converted in whole but not in part into ordinary shares credited as fully paid (the “Settlement Shares”) at the Conversion Price and in accordance with the terms set forth herein. The Settlement Shares shall be issued and delivered to the Settlement Share Depository (as defined herein) (on behalf of the holders and beneficial owners) on the Conversion Date (the “Automatic Conversion”), in consideration for which all of our obligations under the Contingent Capital Notes shall be irrevocably and automatically released, and under no circumstances shall our released obligations be reinstated. The Contingent Capital Notes are not convertible at the option of the holders or beneficial owners at any time. Automatic Conversion shall not constitute a default under the Contingent Capital Notes.

On the Conversion Date, the Settlement Shares shall be issued and delivered by us to the Settlement Share Depository (except as otherwise provided in the supplemental Indenture and the Contingent Capital Notes) on terms permitting a Settlement Shares Offer and no holder of Contingent Capital Notes will have any rights against us with respect to the repayment of the principal amount of the Contingent Capital Notes or the payment of interest or any other amount on or in respect of such Contingent Capital Notes, which liabilities shall be automatically released. Accordingly, the principal amount of the Contingent Capital Notes shall equal zero at all times thereafter (although the Tradable Amount (as defined below) shall remain unchanged). Any interest in respect of an interest period ending on any Interest Payment Date falling between the Conversion Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Conversion Trigger Event and shall not be due and payable.

Provided that we issue and deliver the Settlement Shares to the Settlement Share Depository in accordance with the terms of the Contingent Capital Notes as described herein, with effect from and on the Conversion Date, holders and beneficial owners of the Contingent Capital Notes shall have recourse only to the Settlement Share Depository for the delivery to them of Settlement Shares, or, if they elect, American Depositary Shares represented by American Depositary Receipts (“ADSs”) or, if applicable, the Alternative Consideration (as defined herein). Subject to the occurrence of a Winding-up or Administration Event on or following the Conversion Trigger Event, if we fail to issue and deliver the Settlement Shares upon Automatic Conversion to the Settlement Share Depository on the Conversion Date, a holder’s or beneficial owner’s only right under the Contingent Capital Notes will be to claim to have such Settlement Shares so issued and delivered.

The Settlement Shares to be issued and delivered shall (except where we have been unable to appoint a Settlement Share Depository) initially be registered in the name of the Settlement Share Depository, which, subject to a Settlement Shares Offer, shall hold such Settlement Shares on behalf of the holders and beneficial owners of Contingent Capital Notes. By virtue of its holding of any Contingent Capital Note, each holder and beneficial owner of a Contingent Capital Note shall be deemed to have irrevocably directed us to issue and deliver the Settlement Shares corresponding to the conversion of its holding of the Contingent Capital Notes to the Settlement Share Depository.

Following the issuance and delivery of the Settlement Shares to the Settlement Share Depository on the Conversion Date, the Contingent Capital Notes shall remain in existence until the applicable Cancellation Date (as defined herein) for the sole purpose of evidencing the holder’s or beneficial owner’s right to receive Settlement Shares, or, if it elects, ADSs or the Alternative Consideration (as defined herein), as the case may be, from the Settlement Share Depository.

Subject to the conditions described under “Description of the Contingent Capital Notes—Conversion—Conversion Procedures”, the Settlement Shares, or, if a holder elects, ADSs or Alternative Consideration (as defined herein) will be delivered to holders of the Contingent Capital Notes on the Settlement Date and the Contingent Capital Notes shall be cancelled on the Cancellation Date.

“Conversion Date” shall be the date specified in the Conversion Trigger Notice and shall occur without delay upon, and in any event within one month of, the occurrence of the Conversion Trigger Event.

“Conversion Trigger Notice” means the delivery by us of notice to the Trustee and the holders of Contingent Capital Notes following the occurrence of the Conversion Trigger Event without delay after such Conversion Trigger Event (and in any event within such period as the PRA may require). The date on which the Conversion Trigger Notice shall be deemed to have been given shall be the date on which it is dispatched by us to DTC (or if the Contingent Capital Notes are held in definitive form, to the holders of the Contingent Capital Notes directly). The Conversion Trigger Notice shall specify (i) that the Conversion Trigger Event has occurred and the CET1 Ratio resulting in such Conversion Trigger Event,

(ii) the Conversion Date, (iii) the then-prevailing Conversion Price (which Conversion Price shall remain subject to any subsequent anti-dilution adjustment up to the Conversion Date), (iv) the contact details of any Settlement Share Depository, or, if we have been unable to appoint a Settlement Share Depository, such other arrangements for the issuance and/or delivery of the Settlement Shares, or, if the holder elects, ADSs or any Alternative Consideration to the holders of Contingent Capital Notes as we shall consider reasonable in the circumstances, (v) that we have the option, at our sole and absolute discretion, to elect that a Settlement Shares Offer be conducted and that, if we so elect, we will issue a Settlement Shares Offer Notice within ten (10) Business Days following the Conversion Date notifying the holders of the Contingent Capital Notes of our election; and (vi) the Suspension Date and that the Contingent Capital Notes shall remain in existence for the sole purpose of evidencing the holder’s or beneficial owner’s right to receive Settlement Shares, or, if the holder elects, ADSs or the Alternative Consideration, as applicable, from the Settlement Share Depository and that the Contingent Capital Notes may continue to be transferable until the Suspension Date.

“Tradable Amount” is the denomination of each book-entry interest.

Conversion Price	The conversion price per ordinary share in respect of the Contingent Capital Notes (the “Conversion Price”) shall be $2.179, subject to certain anti-dilution adjustments, as described under “Description of the Contingent Capital Notes—Conversion—Anti-dilution Adjustment of the Conversion Price”. The Conversion Price is expected to be fixed at £1.754 on the date of pricing of the Contingent Capital Notes and translated into US dollars at an applicable exchange rate on the same date.
Agreement with Respect to Automatic Conversion	By its acquisition of the Contingent Capital Notes, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Contingent Capital Notes, including, without limitation, those related to (x) Automatic Conversion following the Conversion Trigger Event and (y) the appointment of the Settlement Share Depository, the issuance of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Contingent Capital Notes) and the potential sale of the Settlement Shares pursuant to a Settlement Shares Offer, and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders or beneficial owners of the Contingent Capital Notes or the Trustee, (ii) agreed that effective upon, and following, the Automatic Conversion, no amount shall be due and payable to the holders or beneficial owners of the Contingent Capital Notes, and our liability to pay any such amounts (including the principal amount of, or any interest in respect of, the Contingent Capital Notes) shall be automatically released, and the holders and beneficial owners shall not have the right to give a direction to the Trustee with respect to the Conversion Trigger Event and any related Automatic Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act (as defined herein), any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Contingent Capital Notes, including, without limitation, claims related to or arising out of or in connection with the Conversion Trigger Event and/or any Automatic Conversion and (iv) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Contingent Capital Notes to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such holder or beneficial owner or the Trustee.
Settlement Shares Offer

In our sole and absolute discretion, within ten (10) Business Days following the Conversion Date, we may elect that the Settlement Share Depository (or an agent on its behalf) make an offer of all or some of the Settlement Shares to all or some of our ordinary shareholders upon Automatic Conversion, such offer to be at a cash price per Settlement Share that will be no less than the Conversion Price (translated from US dollars into pounds sterling at the then-prevailing rate as determined by us in our sole discretion) subject to certain anti-dilution adjustments, as described under “Description of the Contingent Capital Notes— Conversion—Anti-dilution Adjustment of the Conversion Price” (the “Settlement Shares Offer”). Such election shall be made through the delivery of a “Settlement Shares Offer Notice” to the Trustee directly and to the holders of the Contingent Capital Notes. If so elected, the Settlement Shares Offer Notice shall specify (i) the period of time for which the Settlement Shares Offer shall be made (the “Settlement Shares Offer Period”), which shall end no later than forty (40) Business Days after the delivery of the Settlement Shares Offer Notice, and (ii) the date on which DTC shall suspend all clearance and settlement of transactions in the Contingent Capital Notes in accordance with its rules and procedures (the “Suspension Date”), if the Suspension Date has not previously been specified in the Conversion Trigger Notice.

Upon expiry of the Settlement Shares Offer Period, the Settlement Share Depository will provide notice to the holders of Contingent Capital Notes of the composition of the Alternative Consideration (and of the deductions to the cash component, if any, of the Alternative Consideration (as set out in the definition of Alternative Consideration)) per $1,000 Tradable Amount of the Contingent Capital Notes. The Alternative Consideration will be held by the Settlement Share Depository on behalf of the holders of Contingent Capital Notes and will be delivered to holders of Contingent Capital Notes pursuant to the procedures set forth under “Description of the Contingent Capital Notes—Conversion—Settlement Shares Offer” below.

The cash component of any Alternative Consideration shall be payable by the Settlement Share Depository to the holders of Contingent Capital Notes whether or not the Solvency Condition is satisfied.

Agreement with Respect to Any Settlement Shares Offer	By its acquisition of the Contingent Capital Notes, each holder and beneficial owner of the Contingent Capital Notes acknowledges and agrees that if we elect, in our sole and absolute discretion, that a Settlement Shares Offer be conducted by the Settlement Share Depository, such holder and beneficial owner shall be deemed to have: (i) irrevocably consented to any Settlement Shares Offer and, notwithstanding that such Settlement Shares are held by the Settlement Share Depository on behalf of the holders and beneficial owners of the Contingent Capital Notes, to the Settlement Share Depository using the Settlement Shares delivered to it to settle any Settlement Shares Offer; (ii) irrevocably consented to the transfer of the beneficial interest it holds in the Settlement Shares delivered upon Automatic Conversion to the Settlement Share Depository or to one or more purchasers identified by the Settlement Share Depository in connection with the Settlement Shares Offer; (iii) irrevocably agreed that we and the Settlement Share Depository may take any and all actions necessary to conduct the Settlement Shares Offer in accordance with the terms of the Contingent Capital Notes; and (iv) irrevocably agreed that none of us, the Trustee or the Settlement Share Depository shall, to the extent permitted by applicable law, incur any liability to the holders or beneficial owners of the Contingent Capital Notes in respect of the Settlement Shares Offer (except for the obligations of the Settlement Share Depository in respect of the holders’ and beneficial owners’ entitlement to, and subsequent delivery of, any Alternative Consideration).
Agreement with Respect to the Exercise of UK Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Contingent Capital Notes, by its acquisition of the Contingent Capital Notes, each holder and each beneficial owner of the Contingent Capital Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power (as defined below) by the relevant UK authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Contingent Capital Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Contingent Capital Notes into ordinary shares or other securities or other obligations of ours or another person; and/or (iii) the amendment of the amount of interest due on the Contingent Capital Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Contingent Capital Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Contingent Capital Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Contingent Capital Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (notwithstanding that the UK is no longer a member state of the European Union) and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant UK authority” is to any authority with the ability to exercise a UK bail-in power.

Repayment of Principal and Payment of Interest After Exercise of UK Bail-in Power	No repayment of the principal amount of the Contingent Capital Notes or payment of interest on the Contingent Capital Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK authority unless, at the time of such repayment or payment, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us and the Group.
Optional Redemption	The Contingent Capital Notes will, subject to the satisfaction of the Solvency Condition and the conditions described under “—Pre-conditions to Redemption, Repurchase, Substitution or Variation” below, be redeemable in whole but not in part, at our option and in our sole discretion on (i) any day falling in the period commencing on (and including) the First Call Date and ending on (and including) the First Reset Date, and (ii) any Reset Date thereafter, in each case at 100% of their principal amount, together with any accrued and unpaid interest on the Contingent Capital Notes, excluding any interest cancelled or deemed cancelled in accordance with the terms of the Contingent Capital Notes (“Accrued Interest”), to but excluding the date fixed for redemption.
Tax Redemption	If at any time a Tax Event has occurred, we may, subject to the satisfaction of the Solvency Condition and the conditions described under “—Pre-conditions to Redemption, Repurchase, Substitution or Variation” below, at our option and in our sole discretion redeem the Contingent Capital Notes, in whole but not in part, at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption. See “Description of the Contingent Capital Notes—Redemption, Repurchase, Substitution or Variation—Tax Redemption” in this prospectus supplement and “Description of Contingent Convertible Securities” in the accompanying prospectus.
Redemption for a Capital Disqualification Event

If at any time a Capital Disqualification Event occurs, we may, subject to the satisfaction of the Solvency Condition and the conditions described under “—Pre-conditions to Redemption, Repurchase, Substitution or Variation” below, at our option and in our sole discretion, redeem the Contingent Capital Notes, in whole but not in part, at any time at 100% of their principal amount together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Capital Disqualification Event” shall occur if we determine that, as a result of any amendment to, or change in the regulatory classification of the Contingent Capital Notes under, the Capital Regulations (or official interpretation thereof), in any such case becoming effective on or after the Issue Date, the whole or part of the Contingent Capital Notes are, or are likely to be, excluded from our Tier 1 Capital (as defined in the Capital Regulations) and/or that of the Regulatory Group.

Repurchases of the Contingent Capital Notes	Subject to the satisfaction of the Solvency Condition and the conditions described under “—Pre-conditions to Redemption, Repurchase, Substitution or Variation” below, we may at any time and from time to time and to the extent not prohibited by CRD, repurchase beneficially or procure others to repurchase beneficially for our account the Contingent Capital Notes in the open market, by tender or by private agreement, in any manner and at any price or at differing prices.
Cancellation	Contingent Capital Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all Contingent Capital Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be reissued or resold).

Substitution or Variation

If a Tax Event or a Capital Disqualification Event has occurred, then we may, subject to the conditions described under “—Pre-conditions to Redemption, Repurchase, Substitution or Variation” below, but without any requirement for the consent or approval of the holders or beneficial owners of the Contingent Capital Notes, at any time (whether before or following the First Call Date) either substitute the Contingent Capital Notes in whole (but not in part) for, or vary the terms of the Contingent Capital Notes so that they remain or, as appropriate, become, Compliant Securities (as defined below).

Prior to the giving of any notice of substitution or variation of the Contingent Capital Notes, we shall deliver to the Trustee an officer’s certificate stating that (i) in our belief a Tax Event or Capital Disqualification Event has occurred and (ii) the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee is entitled to conclusively rely on and accept such officer’s certificate without any further inquiry, in which event it shall be conclusive and binding on the Trustee and the holders and beneficial owners of the Contingent Capital Notes.

“Compliant Securities” means securities issued directly by us that have terms not materially less favourable to an investor than the terms of the Contingent Capital Notes (as determined by us in consultation with an Independent Financial Adviser), provided that we have delivered an officer’s certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to conclusively rely on and accept such certificate without further enquiry and without liability to any person) prior to the substitution or variation of the Contingent Capital Notes and provided that such substitution or varied securities:

(a) (1) contain terms which comply with the then current requirements of the Capital Regulations in relation to Tier 1 Capital (as defined in the Capital Regulations); (2) provide for the same interest rate and Interest Payment Dates from time to time applying to the Contingent Capital Notes; (3) rank pari passu with the ranking of the Contingent Capital Notes; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or cancelled (but without prejudice to our right to cancel the same under the terms of the Compliant Securities, if applicable); (5) preserve our obligations (including the obligations arising from the exercise of any right) as to payments of principal in respect of the Contingent Capital Notes, including (without limitation) as to the timing and amount of such payments; (6) contain terms providing for the conversion of the Contingent Capital Notes, the cancellation of payments of interest thereon and/or write-down of the principal of the Contingent Capital Notes only if such terms are not materially less favourable to an investor than the terms of the Contingent Capital Notes; and (7) qualify as hybrid capital instruments as defined in section 475C of the Corporation Tax Act 2009, to the extent applicable (or in any equivalent provision in any applicable successor legislation);

(b) are (1) admitted to trading on the ISM of the LSE or (2) listed on such other stock exchange as is a Recognised Stock Exchange (as defined below) at that time as selected by us; and

(c) where the Contingent Capital Notes which have been substituted or varied had a published rating (solicited by, or assigned with our cooperation) from a Rating Agency (as defined below) immediately prior to their substitution or variation, at least two Rating Agencies have, or where only one Rating Agency has published such a Rating, such Rating Agency has, ascribed, or announced their intention to ascribe, an equal or higher published rating to the relevant Compliant Securities.

“Recognised Stock Exchange” means a recognised stock exchange as defined in section 1005 of the UK Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

“Rating Agency” means Moody’s Investors Service, Inc., S&P Global Ratings Inc., a division of S&P Global Inc., Fitch Ratings, Inc., or any of their affiliates, or any successor.

Pre-Conditions to Redemption, Repurchase, Substitution or Variation

Any redemption, repurchase, substitution or variation of the Contingent Capital Notes by us is subject (except to the extent that the Capital Regulations no longer so require) to us having met the following conditions:

(1) we have given such notice to the PRA as the PRA may then require before we become committed to the proposed redemption, repurchase, substitution or variation; and

(2) in the case of any redemption or repurchase, the PRA having granted permission for us to make any such redemption or repurchase of the Contingent Capital Notes upon a satisfactory finding that either:

(i) on or before such redemption or repurchase of any of the Contingent Capital Notes, we replace such Contingent Capital Notes with own funds instruments (as defined by the Capital Regulations) of an equal or higher quality at terms that are sustainable for our income capacity; or

(ii) we have demonstrated to the satisfaction of the PRA that our own funds and eligible liabilities (as defined by the Capital Regulations) would following such redemption or repurchase, exceed the requirements laid down in CRD and Directive 2014/59/EU (or similar laws in the United Kingdom) by a margin that the PRA considers necessary; and

(3) no Conversion Trigger Notice has been delivered; and

(4) in the case of any redemption or repurchase, the Solvency Condition is satisfied in respect of the relevant payment on the date scheduled for redemption or repurchase; and

(5) we have complied with any alternative or additional pre-conditions as set out in the Capital Regulations and/or required by the PRA as a prerequisite to its permission for such redemptions or repurchases, at the time; and

(6) in the case of any substitution or variation, such substitution or variation being effected in compliance with any applicable regulatory and legal requirements, including the Trust Indenture Act.

In addition, as of the date hereof, under the CRD rules, we may only redeem or repurchase the Contingent Capital Notes before five years after the date of issuance of the Contingent Capital Notes, provided that (except to the extent that the Capital Regulations no longer so require) the pre-conditions listed in (2) above and one of following conditions are met:

(a) in the case of redemption due to the occurrence of a Capital Disqualification Event, as described under “—Redemption for a Capital Disqualification Event” above (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that the Capital Disqualification Event was not reasonably foreseeable at the time of the issuance of the Contingent Capital Notes; or

(b) in the case of redemption due to the occurrence of a Tax Event as described under “—Tax Redemption” above, we demonstrate to the satisfaction of the PRA that a Tax Event is material and was not reasonably foreseeable at the time of issuance of the Contingent Capital Notes; or

(c) before or at the same time as such redemption or repurchase of the Contingent Capital Notes, we replace the Contingent Capital Notes with own funds instruments (as defined by the Capital Regulations) of an equal or higher quality at terms that are sustainable for its income capacity and the PRA has permitted that action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or

(d) the Contingent Capital Notes are repurchased for market making purposes in accordance with the Capital Regulations.

Payment of Additional Amounts	We will pay additional amounts in respect of any withholding or deduction imposed in respect of payments of interest only (and not principal) on the Contingent Capital Notes subject to certain exceptions as described under “Description of the Contingent Capital Notes—Additional Amounts”.
Additional Issuances	We may, from time to time, without the consent of the holders of the Contingent Capital Notes, issue additional Contingent Capital Notes under the Indenture, having the same ranking and same interest rate, interest cancellation terms, redemption terms, conversion price and other terms as the Contingent Capital Notes described in this prospectus supplement, other than the price to the public and issue date of the Contingent Capital Notes offered hereby. Any such additional Contingent Capital Notes, together with the Contingent Capital Notes offered by this prospectus supplement, shall rank equally and rateably with the Contingent Capital Notes in all respects, so that such further Contingent Capital Notes shall be consolidated and form a single series with the Contingent Capital Notes. There is no limitation on the amount of Contingent Capital Notes or other debt securities that we may issue under the Indenture, and there is no restriction on our issuing securities that may have similar, or different conversion trigger event provisions to the Contingent Capital Notes or no conversion trigger events.
Enforcement Events and Remedies

There are no events of default under the Contingent Capital Notes. In addition, under the terms of the Indenture neither the Automatic Conversion, the cancellation or deemed cancellation of interest, the exercise of the UK bail-in power by the relevant UK authority nor a write-down of the Contingent Capital Notes upon the occurrence of a Conversion Trigger Event following a Non-Qualifying Takeover Event with respect to the Contingent Capital Notes will be an Enforcement Event.

Each of the following is an “Enforcement Event”:

(1) the occurrence of a Winding-up or Administration Event prior to the occurrence of a Conversion Trigger Event;

(2) non-payment of principal when due as further described below; or

(3) breach of a Performance Obligation.

The occurrence of a Winding-up or Administration Event prior to the occurrence of a Conversion Trigger Event

If a Winding-up or Administration Event occurs prior to the occurrence of a Conversion Trigger Event, subject to the subordination provisions described herein, the principal amount of the Contingent Capital Notes will become immediately due and payable. For the avoidance of doubt, as the principal amount of the Contingent Capital Notes will become immediately due and payable upon such a Winding-up or Administration Event, neither the Trustee nor the holders of the Contingent Capital Notes are required to declare such principal amount to be due and payable.

Non-payment of principal when due

Subject to the satisfaction of any redemption conditions described herein, if we do not make payment of principal in respect of the Contingent Capital Notes for a period of fourteen (14) calendar days or more after the date on which such payment is due, then the Trustee, on behalf of the holders and beneficial owners of the Contingent Capital Notes, may, at its discretion, or shall at the direction of holders of 25% or more of the aggregate principal amount of outstanding Contingent Capital Notes, subject to any applicable laws, institute proceedings for our winding-up. In the event of a Winding-up or Administration Event or our liquidation, whether or not instituted by the Trustee, the Trustee may prove the claims of the holders and beneficial owners of the Contingent Capital Notes and the Trustee in the Winding-up or Administration Event and/or claim in our liquidation, such claims as set out under “—Ranking” above. For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Contingent Capital Notes to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Contingent Capital Notes.

Breach of a Performance Obligation

In the event of a breach of any term, obligation or condition binding on us under the Contingent Capital Notes or the Indenture (other than any of our payment obligations under or arising from the Contingent Capital Notes or the Indenture, including payment of any principal or interest, including any damages awarded for breach of any obligations) (a “Performance Obligation”); the Trustee may without further notice institute such proceedings against us as it may think fit to enforce the Performance Obligation, provided that we shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages for breach of any obligation under the Contingent Capital Notes) earlier than the same would otherwise have been payable under the Contingent Capital Notes or the Indenture.

No other remedies

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee (acting on behalf of the holders of the Contingent Capital Notes) or to the holders and beneficial owners of the Contingent Capital Notes, provided that (1) the Trustee shall have such powers as are required to be authorised to it under the Trust Indenture Act (as defined herein) in respect of the rights of the holders and beneficial owners under the provisions of the Indenture, and (2) nothing shall impair the rights of a holder or beneficial owner of the Contingent Capital Notes under the Trust Indenture Act, absent such holder’s or beneficial owner’s consent, to sue for any payment due but unpaid in respect of the Contingent Capital Notes, provided that, in the case of (1) and (2), any payments in respect of, or arising from, the Contingent Capital Notes including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Contingent Capital Notes shall be subject to the provisions of the Indenture, including the subordination provisions. For the avoidance of doubt, such limitations shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the Trustee, and the Trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in this prospectus supplement.
Book-Entry Issuance, Settlement and Clearance

The Contingent Capital Notes will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The Contingent Capital Notes will be represented by one or more fully registered global notes registered in the name of a nominee of DTC. You will hold beneficial interests in the Contingent Capital Notes through DTC and its direct and indirect participants, including Euroclear SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream Banking”) and DTC and its direct and indirect participants will record your beneficial interest on their books. We will not issue certificated notes except as described in the accompanying prospectus. Settlement of the Contingent Capital Notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

Minimum Denomination	The Contingent Capital Notes will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.
Listing	Application has been made to the LSE for the Contingent Capital Notes to be admitted to trading on the ISM.
Governing Law	The Contingent Capital Notes and the Indenture will be governed by, and construed in accordance with the laws of New York except that the subordination provisions, the Solvency Condition, and the waiver of the right to set-off by the holders of the Contingent Capital Notes and by the Trustee acting on behalf of the holders with respect to the Contingent Capital Notes will be governed by, and construed in accordance with the laws of Scotland.
Conflicts of Interest	NatWest Markets Securities Inc. (“NWMSI”), an affiliate of RBSG, is a Financial Industry Regulatory Authority (“FINRA”) member and an Underwriter in this offering and has a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121. NWMSI is not permitted to sell Contingent Capital Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
Trustee and Principal Paying Agent	The Bank of New York Mellon, acting through its London Branch, a banking corporation duly organised and existing under the laws of the State of New York, having its Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, will act as the trustee and initial principal paying agent for the Contingent Capital Notes.
Timing of Delivery	We currently expect delivery of the Contingent Capital Notes to occur on June 29, 2020.
Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes and to strengthen further our capital base or the capital base of our subsidiaries and/or the Group. See “Use of Proceeds”.

RISK FACTORS

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus supplement and as set out below as well as the other information set out elsewhere in this prospectus supplement (including any other documents incorporated by reference herein, including the 2019 Annual Report and the Q1 2020 Interim Report and any risk factors included therein, and reach their own views prior to making any investment decision with respect to the Contingent Capital Notes.

Set out below and incorporated by reference herein are certain risk factors that, if they were to materialise, could have a material adverse effect on the business, operations, financial condition or prospects of RBSG and cause RBSG’s future results to be materially different from expected results. RBSG has described only those risks that it considers to be material. There may be additional risks that RBSG currently considers not to be material or of which it is not currently aware, and any of these risks could have the effects set forth above. All of these factors are contingencies which may or may not occur and RBSG is not in a position to express a view on the likelihood of any such contingency occurring.

We believe that the factors described below with respect to the Contingent Capital Notes represent the principal risks inherent in investing in the Contingent Capital Notes. Each of the risks highlighted could have a material adverse effect on the amount of principal and interest which investors will receive in respect of the Contingent Capital Notes. In addition, each of the highlighted risks could adversely affect the trading price and/or liquidity of the Contingent Capital Notes or the rights of investors under the Contingent Capital Notes and, as a result, investors could lose some or all of their investment. You should consult your own financial, tax and legal advisers regarding the risks of an investment in the Contingent Capital Notes. As part of making an investment decision, investors should make sure to thoroughly understand the terms of the Contingent Capital Notes, such as the provisions governing the Automatic Conversion (including, in particular, the circumstances under which a Conversion Trigger Event may occur), the agreement by investors to be bound by the exercise of an UK bail-in power by the relevant UK authority, that interest is due and payable only at our discretion (and in certain circumstances must be cancelled) and that there is no scheduled repayment date for the principal of the Contingent Capital Notes. Investors should note that they bear RBSG’s solvency risk, and that the Group is subject to the resolution framework applicable to financial institutions in the UK. Prospective investors should also read the detailed information set out elsewhere in this prospectus supplement (including any documents deemed to be incorporated by reference herein) and reach their own views prior to making any investment decision.

Risks relating to RBSG and the Group

For a description of the risks associated with RBSG and the Group, including certain risks associated with investments in RBSG’s securities, please refer to the “Risk Factors” section in the 2019 Annual Report and the Q1 2020 Interim Report, which is incorporated by reference herein.

Risks Relating to the Contingent Capital Notes

The Contingent Capital Notes are complex financial instruments that involve a high degree of risk and may not be a suitable investment for all investors.

The Contingent Capital Notes are complex financial instruments that involve a high degree of risk. As a result, an investment in the Contingent Capital Notes and the Settlement Shares issuable following the Conversion Trigger Event will involve certain increased risks compared to other categories of securities. Each potential investor of the Contingent Capital Notes must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should:

(i)	have sufficient knowledge and experience to make a meaningful evaluation of the Contingent Capital Notes, the merits and risks of investing in the Contingent Capital Notes and the information contained or incorporated by reference in this prospectus supplement or any applicable supplement to this prospectus supplement;

(ii)	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Contingent Capital Notes and the impact such investment will have on its overall investment portfolio;

(iii)	have sufficient financial resources and liquidity to bear all of the risks of an investment in the Contingent Capital Notes, including where the currency for principal or interest payments, i.e., US dollars, is different from the currency in which such potential investor’s financial activities are principally denominated and the possibility that the entire principal amount of the Contingent Capital Notes could be lost, including following the exercise by the relevant UK resolution authority of any resolution powers;

(iv)	understand thoroughly the terms of the Contingent Capital Notes, such as the provisions governing cancellation of interest, Automatic Conversion (including, in particular, the calculation of the CET1 Ratio, as well as under what circumstances a Conversion Trigger Event will occur), and be familiar with the behaviour of any relevant indices and financial markets and the resolution regime applicable to the Group, including the possibility that the Contingent Capital Notes may become subject to write-down or conversion if the resolution powers or UK bail in powers are exercised; and

(v)	be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Sophisticated investors generally do not purchase complex financial instruments that bear a high degree of risk as stand-alone investments. They purchase such financial instruments as a way to enhance yield with an understood, measured, appropriate addition of risk to their overall portfolios. A potential investor should not invest in the Contingent Capital Notes unless it has the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Contingent Capital Notes will perform under changing conditions, the resulting effects on the likelihood of the Automatic Conversion into Settlement Shares and the value of the Contingent Capital Notes, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the base prospectus or incorporated by reference herein.

The Contingent Capital Notes have no scheduled maturity and no fixed redemption date and you do not have the right to cause the Contingent Capital Notes to be redeemed or otherwise accelerate the repayment of the principal amount of the Contingent Capital Notes except in very limited circumstances.

The Contingent Capital Notes are perpetual securities and have no fixed maturity date or fixed redemption date and holders and beneficial owners of the Contingent Capital Notes may not request any redemption of the Contingent Capital Notes at any time. Although under certain circumstances as described under “Description of the Contingent Capital Notes—Redemption, Repurchase, Substitution or Variation” we may redeem the Contingent Capital Notes, we are under no obligation to do so and you have no right to call for their redemption.

There is no right of acceleration in the case of any non-payment of principal of, or interest on, the Contingent Capital Notes or in the case of a failure by us to perform any other covenant under the Contingent Capital Notes or under the Indenture. Accordingly, we are not required to make any repayment of the principal amount of Notes at any time or under any circumstances other than in connection with a Winding-up or Administration Event occurring prior to the occurrence of a Conversion Trigger Event. In a Winding-up or Administration Event you may receive some of any resulting liquidation proceeds but only following payment in full of all Senior Creditors.

Interest payments on the Contingent Capital Notes will be due and payable in our sole and absolute discretion and we may cancel interest payments, in whole or in part, at any time. We may also be prohibited from making interest payments on the Contingent Capital Notes by applicable laws and regulations. In each case, cancelled interest shall not be due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto.

The following risk factors highlight some of the circumstances in which (i) we may cancel interest payments, or (ii) we may be required to cancel interest payments, or (iii) interest payments shall be deemed to have been cancelled, with respect to the Contingent Capital Notes.

Interest payments are entirely discretionary and may be cancelled by us, in whole or in part, at any time.

Interest on the Contingent Capital Notes will be due and payable only at our full discretion and we shall have sole and absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. Interest will only be due and payable on an Interest Payment Date to the extent it is not cancelled (or deemed cancelled) in accordance with the terms of the Contingent Capital Notes.

Following cancellation of any interest payment, we will not be in any way limited or restricted from making any distribution or equivalent payments in connection with any Parity Securities or Junior Securities, including any dividend payments on our ordinary shares or preference shares. We may therefore cancel (in whole or in part) any interest payment on the Contingent Capital Notes at our discretion and may pay dividends on our ordinary shares or preference shares or on other similar securities notwithstanding such cancellation. In addition, we may without restriction use funds that could have been applied to make such cancelled payments to meet our other obligations as they become due.

The Contingent Capital Notes rank senior to our ordinary shares prior to the occurrence of a Conversion Trigger Event (see also “—Our obligations under the Contingent Capital Notes are unsecured and subordinated and will be further subordinated upon conversion into Settlement Shares”). It is the current intention of our board of directors that, whenever exercising its discretion to declare ordinary share dividends, or its discretion to cancel interest on the Contingent Capital Notes, the board of directors will take into account the relative ranking of these instruments in our capital structure. However, our board of directors may depart from that current intention at any time in its sole discretion and will not be required to provide holders of the Contingent Capital Notes with prior notice of such departure.

The terms of the Contingent Capital Notes and the Indenture may restrict us from making interest payments on the Contingent Capital Notes in certain circumstances.

In addition to our right to cancel, in whole or in part, interest payments at any time as described above and, subject to the extent permitted in the following paragraphs in respect of partial interest payments, we shall not make an interest payment on the Contingent Capital Notes on any Interest Payment Date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such Interest Payment Date), if:

(a)	we have an amount of Distributable Items on any such scheduled Interest Payment Date that is less than the sum of (i) all payments (other than redemption payments which do not reduce Distributable Items) made or declared by us since the end of our latest financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Contingent Capital Notes, and any Junior Securities and (ii) all payments (other than redemption payments which do not reduce Distributable Items) payable by us on such Interest Payment Date (x) on the Contingent Capital Notes and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items, or

(b)	the Solvency Condition is not (or would not be) satisfied in respect of such interest payment.

Although we may, in our sole discretion, elect to make a partial interest payment on the Contingent Capital Notes on any Interest Payment Date, we may only do so to the extent that such partial interest payment may be made without breaching the restrictions in the preceding paragraphs. In addition, we may elect to make a full or partial interest payment with respect to a Parity Security and/or a Junior Security without making an interest payment on any or all of the Contingent Capital Notes on any Interest Payment Date.

We will be responsible for determining compliance with this restriction, and neither the Trustee nor any agent will be required to monitor such compliance or to perform any calculations in connection therewith.

As a holding company, the level of our Distributable Items is affected by a number of factors, and insufficient Distributable Items may restrict our ability to make interest payments on the Contingent Capital Notes.

As a holding company, the level of our Distributable Items is affected by a number of factors, principally our ability to receive funds, directly or indirectly, from our operating subsidiaries in a manner which creates Distributable Items. Consequently, our future Distributable Items, and therefore our ability to make interest payments, are a function of our existing Distributable Items, our future profitability and performance and the ability of our operating subsidiaries to distribute or dividend profits up the Group structure to us. In addition, our Distributable Items will also be reduced by the redemption of equity instruments and the servicing of other debt and equity instruments and there are no restrictions on our ability to make payments on, or redemptions of, Parity Securities or Junior Securities even if that results in our Distributable Items not being sufficient to make a scheduled interest payment on the Contingent Capital Notes.

The ability of our subsidiaries to pay dividends and our ability to receive distributions and other payments from its investments in other entities is subject to their performance and to applicable local laws and other restrictions, including their respective regulatory, capital and leverage requirements, statutory reserves, financial and operating performance and applicable tax laws, and any changes thereto. These restrictions include, amongst others, the net asset distribution test (as defined below under “—We may be restricted in making interest payments on the Contingent Capital Notes by the terms of certain of our other outstanding securities, provisions of our by-laws or the provisions of the Companies Act.”), which applies to us and our other subsidiaries which are public companies subject to the provisions of the Companies Act. These laws and restrictions could limit the payment of dividends, distributions and other payments to us by our subsidiaries, which could in time restrict our ability to fund other operations or to maintain or increase our Distributable Items. The level of our Distributable Items may be further affected by changes to regulations or the requirements and expectations of applicable regulatory authorities. In particular, local capital or ring-fencing requirements both inside and outside the United Kingdom could adversely affect our Distributable Items in the future, such as, the UK ring-fencing requirements which have applied from January 2019 and the implementation of section 165 of the Dodd-Frank Act, including regulatory capital and internal loss absorbing capacity requirements and buffers applicable to intermediate holding companies (“IHCs”) in the United States and potential restrictions on such IHCs’ ability to engage in capital distributions, to the extent applicable to us.

Further, our Distributable Items may be adversely affected by the performance of our business in general, changes in our organisational structure, factors affecting our financial position (including capital and leverage), the economic environment in which we operate and other factors outside of our control. Our Distributable Items are sensitive to the accounting impact of factors including the redemption of preference shares, restructuring costs and impairment charges and the carrying value of our investments in subsidiaries which are carried at the lower of cost and their prevailing recoverable amount. Recoverable amounts depend on discounted future cash flows which can be affected by restructurings (such as the recent implementation of the UK ring-fencing regime) or unforeseen events. Any of these factors, including restructuring costs, impairment charges and a reduction in the carrying value of our subsidiaries or a shortage of dividends from them could limit our ability to maintain sufficient Distributable Items to be able to make interest payments on the Contingent Capital Notes. We shall not make an interest payment on the Contingent Capital Notes on any Interest Payment Date (and such interest payment shall therefore be deemed to have been cancelled and thus shall not be due and payable on such Interest Payment Date) if the level of Distributable Items is insufficient to fund that payment.

Interest payments on the Contingent Capital Notes shall not be made, in whole or in part, to the extent maximum distributable amounts restrictions apply.

We shall not pay any interest otherwise scheduled to be paid on the Interest Payment Date if and to the extent that the payment of such interest would cause, when aggregated with other distributions of the kind referred to in Article 141(2) of the CRD Directive as transposed in the United Kingdom, including through the rules adopted by the PRA from time to time, the Maximum Distributable Amount (as defined below) if any, then applicable to us, to be exceeded.

Under these rules, institutions that fail to meet the combined buffer requirements (as defined below under “—Capital, leverage and loss-absorbing capacity requirements may restrict us from making interest payments on the Contingent Capital Notes to the extent they result in restrictions on distributions, in which case we will cancel such interest payments, and you may not be able to anticipate whether or when we will cancel such interest payments.” are subject to restricted “discretionary payments” (which are defined broadly as payments relating to CET1, variable remuneration or discretionary pension benefits and payments on additional tier 1 instruments, such as the Contingent Capital Notes). The restrictions will be scaled according to the extent of the breach of the combined buffer requirement and calculated as the amount of interim or year-end profits of the institution not yet incorporated in CET1 capital (and which have been generated since the most recent decision on the distribution of profits), multiplied by a factor ranging from 0 to 0.6 depending on the size of the CET1 capital shortfall against the combined buffer requirement. Such calculation will result in a “maximum distributable amount” in each relevant period (a “Maximum Distributable Amount”). As an example, the scaling is such that in the bottom quartile of the combined buffer requirement, no discretionary distributions will be permitted to be paid. In the event of a breach of the combined buffer requirement, we will be required to calculate our Maximum Distributable Amount, and as a consequence it may be necessary for us to reduce discretionary payments to the extent of the breach, including by exercising our discretion to cancel (in whole or in part) interest payments in respect of the Contingent Capital Notes.

Additionally, under recent reforms, a new Article 141a of CRD Directive better clarifies, for the purposes of restrictions on distributions, the relationship between the additional own funds requirements, the minimum own funds requirements and the combined buffer requirement (the so called “stacking order”), with Article 141 of the CRD Directive having been amended to reflect the stacking order in the calculation of the Maximum Distributable Amount. Under this new provision, an institution such as ours shall be considered as failing to meet the combined buffer requirement for the purposes of Article 141 of the CRD Directive where it does not have own funds and eligible liabilities in an amount and of the quality needed to meet at the same time the combined buffer requirement as well as each of the minimum own funds requirements (Pillar 1 requirements defined below) and the additional own funds requirements (Pillar 2A requirements defined below). In addition, the new Article 16a of the Directive 2014/59/EU of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms of 15 May 2014, as amended (the “BRRD”) better clarifies the stacking order between the combined buffer requirement and the minimum requirements for own funds and eligible liabilities (“MREL”) requirement. Pursuant to this new provision, a resolution authority has the power to prohibit an entity from distributing more than the “maximum distributable amount for own funds and eligible liabilities” (calculated in accordance with Article 16a(4) of the BRRD (the “M-MDA”)) where the combined buffer requirement and the MREL requirement are not met. Article 16a of the BRRD includes a grace period of up to nine months, applied at the discretion of the resolution authority, whereby the resolution authority assesses on a monthly basis whether to exercise its powers under the provision before such resolution authority is compelled to exercise its power under the provisions (subject to certain limited exceptions). Furthermore, a new Article 141b of the CRD Directive introduced a restriction on distributions in the case of a failure to meet the leverage ratio buffer, with provision for a new leverage ratio “maximum distributable amount” (“L-MDA”) to be calculated. The L-MDA requirement applies only to Globally Systemically Important Banks (“G-SIBs”), and would therefore apply to us if it is categorised as a G-SIB in the future. The M-MDA and L-MDA both limit the same distributions at the “maximum distributable amount” and so may limit the aggregate amount of interest payments and redemption amounts that may be payable on the Contingent Capital Notes.

Furthermore, you will bear the risk of changes to the Group’s capital, leverage and/or MREL resources in general and, in particular, to the Regulatory Group’s CET1 Ratio (including changes to its CET1 Capital and Risk Weighted Assets). Further changes to these rules could result in more CET1 capital required to be held by a financial institution in order to prevent the Maximum Distributable Amount, M-MDA and/or L-MDA, as applicable, restrictions from applying.

Under the Capital Regulations, the applicable combined buffer requirements will be positioned above the relevant MREL requirement. An institution that does not comply with its MREL requirement, therefore, will need to use CET1 that previously counted towards meeting the combined buffer requirement to make up the shortfall. Accordingly, any failure by us to meet our MREL requirement could negatively impact our combined buffer requirement and result in, among other things, the imposition of restrictions or prohibitions on discretionary payments.

Capital, leverage and loss-absorbing capacity requirements may restrict us from making interest payments on the Contingent Capital Notes to the extent they result in restrictions on distributions, in which case we will cancel such interest payments, and you may not be able to anticipate whether or when we will cancel such interest payments.

The capital, resolution and leverage framework to which we are subject requires us to hold certain levels of capital, including CET1 capital and additional loss absorbing capacity (MREL). A failure to hold sufficient levels of capital, including CET1 capital, or MREL, as required by these rules, as may be amended from time to time, may result in restrictions on distributions being applied pursuant to which we may be required to cancel interest payments on the Contingent Capital Notes.

We are required, on a consolidated basis, to hold a minimum amount of regulatory capital of 8% of risk weighted assets of which at least 4.5% must be CET1 capital with the remainder comprising a maximum of 1.5%

additional tier 1 instruments and a maximum of 2% tier 2 instruments (the “Pillar 1 requirements”). In addition, the PRA requires us to hold extra capital requirements to cover risks not covered or insufficiently covered by the Pillar 1 requirements (the “Pillar 2A requirements”). Our current Pillar 2A requirement is 3.4% of Risk Weighted Assets as at December 31, 2019, and at least 1.9% of our total Pillar 2A requirements must be met with CET1 capital. We are also required to meet a firm specific Pillar 2B buffer requirement set by the PRA (“PRA buffer”) which is based on various factors including firm-specific stress test results, credible recovery and resolution planning, leverage, systemic importance and weaknesses in the firms’ risk management and governance. The PRA buffer is set at a level which the PRA believes will ensure that a bank can continue to meet minimum Pillar 1 and Pillar 2A requirements during a stressed period and may also be used to address any significant weaknesses in a firm’s risk management and governance, and to reflect at Group level the application of the systemic risk buffer to subsidiaries of the Group. The PRA assesses the PRA buffer applicable to an institution annually (or more often if a firm’s circumstances change). Where the PRA considers there is an overlap between the combined buffer and the PRA buffer, the PRA buffer will be set as the excess capital required over and above the combined buffer.

We are also required to meet capital buffer requirements that are in addition to the Pillar 1 requirements and Pillar 2 requirements and are required to be met with CET1 capital (the “CRD buffers”). The combination of the capital conservation buffer (which increased to 2.5% from 2019) (“CCB”), the countercyclical capital buffer (“CCyB”) (which will vary over time depending on the effective rates set by regulators in countries where the Group has relevant credit exposure) and the systemic risk buffer constitutes the “combined buffer requirement”. The Bank of England’s Financial Policy Committee (the “FPC”) is responsible for determining which institutions should hold the systemic risk buffer, and if so, how large the buffer should be (up to a maximum of 3%). The PRA, which is responsible for applying the framework set by the FPC and has indicated that it would keep the policy under review to assess whether any changes would be required due to changes in the UK regulatory framework, including those arising once any new arrangements with the European Union take effect.

The CCB is a standard buffer of 2.5% of Risk Weighted Assets designed to provide for losses in the event of stress. The CCyB varies over time; the amount of the buffer is determined by us as the weighted average of the buffer rates in effect as set by the FPC in respect of the relevant UK credit risk exposures, and the relevant regulators in the jurisdictions where the Group has relevant credit exposures. The CCyB for the UK is currently set at 0% as of March 2020. The FPC reviews this rate quarterly in light of the evolution of the overall risk environment and may elect to increase or decrease this rate at any time. Generally, any increase in the CCyB rate will take effect one year after the decision to increase it, in order to give institutions time to raise the necessary additional capital if required. A decrease may take effect immediately. In March 2020, as part of the COVID-19 relief measures, the PRA confirmed that all elements of banks’ capital and liquidity buffers can be drawn down as necessary to support the economy through the temporary shock.

Although we are not currently classified as a G-SIB, it has been classified as an ‘other’ systemically important institution (“O-SII”) by the PRA. The O-SII buffer is currently set to zero in the UK.

The systemic risk buffer (“SRB”) came into force for UK ring-fenced banks from August 1, 2019. Although the SRB will apply to the ring-fenced bank sub-group within the Group, the PRA has included in the Group’s PRA buffer (as defined below) an amount equivalent to the SRB; an additional capital requirement of 1.7% therefore applies at Group level (reflecting an SRB of 2.0% and that certain of the Group’s Risk Weighted Assets are held outside the ring-fenced bank sub-group).

The PRA has also introduced requirements in relation to minimum leverage ratios pursuant to which we are required to meet (i) a minimum leverage ratio requirement set at 3.25% (calculated by dividing a firm’s Tier 1 capital by its total exposure measure (as defined in the Capital Regulations) (the “PRA Leverage Ratio”), (ii) an additional leverage ratio buffer that is calibrated at 35% of the systemic risk buffer (“ALRB”) (applicable to the Group from August 1, 2019) and (iii) a countercyclical leverage ratio buffer that is calibrated at 35% of the CCyB (“CCyLB”). At least 75% of the Tier 1 capital required to meet the PRA Leverage Ratio must consist of CET1 capital (with the remainder to be met with additional tier 1 capital), while the ALRB and CCyLB must be met entirely with CET1 capital. As at the date of this prospectus supplement, the leverage ratio framework does not give rise to higher capital requirements, including regulatory buffer requirements for the Group than the risk-based capital framework.

Failure to meet the PRA buffer or to satisfy leverage ratios or buffers could result in the imposition of a capital restoration plan. Such capital restoration plan may impose restrictions on discretionary payments, which may result in in a need for management actions including the cancellation (in whole or in part) of interest payments in respect of the Contingent Capital Notes.

Changes to the capital and leverage frameworks may increase our capital requirements and may increase the risk that we will be subject to restrictions on distributions (resulting in our being required to cancel (in whole or in part) interest payments in respect of the Contingent Capital Notes. For example, the Basel Committee revised the Basel III capital framework in December 2017 to incorporate a leverage ratio buffer for G-SIBs (the “Basel III leverage ratio buffer”) that will be set at 50% of the Basel G-SIB buffer (which has been implemented in the EU and the UK as the G-SII buffer) and would restrict a G-SIB from making capital distributions (including interest payments on additional tier 1 capital instruments, such as the Contingent Capital Notes) if the G-SIB’s Basel III leverage ratio does not meet or exceed its Basel III leverage ratio buffer. If we were to become a G-SIB again, we are likely to be subject to more leverage capital and other requirements. In the European Union, the implementation will be via the CRD Regulation. In June 2018, the FPC announced it intended to conduct a comprehensive review of the leverage ratio framework in light of the revised international standards, including Basel III and CRD Regulation. In particular, this review would set out the effect of extending leverage ratio requirements and buffers to PRA-regulated firms. Depending on how and when the leverage ratio buffer is implemented in the UK, we may be restricted from making interest payments on the Contingent Capital Notes if we fail to meet the leverage ratio buffer as so implemented. In addition, our minimum regulatory capital requirements may increase as a result of increased provisioning under stress associated with our adoption of IFRS 9 as of January 1, 2018, the magnitude of which will depend upon several factors, including the specified stress scenario. See “—The circumstances surrounding or triggering the Automatic Conversion are inherently unpredictable and may be caused by factors outside of our control. We have no obligation to operate our business in such a way, or take any mitigating actions, to maintain or restore our CET1 Ratio to avoid a Conversion Trigger Event and actions it take could result in our CET1 Ratio falling”.

Our capital requirements, including Pillar 2 requirements, and MREL requirements are, by their nature, calculated by reference to a number of factors any one of which or combination of which may not be easily observable or capable of calculation by investors. Investors may not be able to predict accurately the proximity of the risk of discretionary payments on the Contingent Capital Notes being prohibited from time to time as a result of the operation of the Maximum Distributable Amount, M-MDA and/or L-MDA, as applicable, restrictions and other regulatory constraints. In addition, although the PRA has indicated that a breach of the PRA buffer, unlike a breach of the combined buffer requirement, will not lead to the automatic capital distribution restrictions resulting from the application of the Maximum Distributable Amount, M-MDA and/or L-MDA, as applicable, rules, if the PRA determines that a firm has insufficient capital to meet its PRA buffer, it will be subject to enhanced supervisory action and will be required to prepare a capital restoration plan. In addition, any increases in our PRA buffer requirements would require us to hold additional CET1 capital and therefore may increase the risk that Maximum Distributable Amount, M-MDA and/or L-MDA, as applicable, restrictions may apply.

We may be restricted in making interest payments on the Contingent Capital Notes by the terms of certain of our other outstanding securities, provisions of our by-laws or the provisions of the Companies Act.

We may be restricted by the terms of our Parity Securities from making interest payments on the Contingent Capital Notes if we do not make payments on such Parity Securities, including dividend payments on certain of our preference shares. In certain circumstances, we may have no choice but to cease payments on such Parity Securities. For example, the Companies Act imposes limitations on distributions by us to our members (including preference shareholders) if the amount of our net assets is less than the aggregate of our called-up share capital and undistributable reserves (the “net asset distribution test”). If we are not permitted to make payments on certain of our preference shares due to a failure of the net asset distribution test, or otherwise, we shall not pay any interest on the Contingent Capital Notes otherwise scheduled to be paid on an Interest Payment Date.

No interest or other payments shall be made on the Contingent Capital Notes following the occurrence of a Conversion Trigger Event or of a Winding-up or Administration Event.

Any interest in respect of an interest period ending on any Interest Payment Date falling between the Conversion Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Conversion Trigger Event and shall not be due and payable.

In addition, following an Automatic Conversion, no amount shall be due and payable to the holders or beneficial owners of the Contingent Capital Notes, and our liability to pay any such amounts (including the principal amount of, or any interest in respect of, the Contingent Capital Notes) shall be automatically released, and the holders and beneficial owners shall not have the right to give a direction to the Trustee with respect to the Conversion Trigger Event and any related Automatic Conversion.

In the event of a Winding-up or Administration Event, any accrued but unpaid interest on the Contingent Capital Notes shall be deemed to have been cancelled upon the occurrence of such Winding-up or Administration Event and shall not become due and payable at any time.

We may be restricted in making interest payments on the Contingent Capital Notes by our regulators in certain circumstances.

The PRA has wide-ranging powers under section 55M of the Financial Services and Markets Act 2000 (“FSMA”) (implementing Article 104 of the CRD Directive) and under section 192C of FSMA (in respect of bank holding companies); for the purpose of the supervisory review and evaluation process under that directive. These powers include, inter alia, a general power to restrict or prohibit interest payments to holders of additional tier 1 capital securities, such as the Contingent Capital Notes. There are no ex-ante limitations on the PRA’s discretion to exercise this power. If the PRA exercises this power, we will exercise our discretion to cancel (in whole or in part, as required by the PRA) interest payments in respect of the Contingent Capital Notes.

In addition, pursuant to the rules transposing Article 63(j) of the BRRD, the PRA has the power to alter the amount of interest payable under debt instruments issued by banks subject to resolution proceedings and the date on which the interest becomes payable under the debt instrument (including the power to suspend payment for a temporary period).

Such powers may be amended or extended from time to time, or new powers restricting our ability to make interest payments on the Contingent Capital Notes may come into effect subsequent to the date of this prospectus as a result of changes in the applicable regulatory framework. For example, new amendments have recently been proposed by certain Members of the European Parliament to the Capital Requirements Regulation that provide for firms benefiting from any temporary capital and operational relief measures related to COVID-19 refrain from making any distributions to holders of AT1 securities. While, at the date of this prospectus supplement, such proposals have not been adopted at the European level and the PRA has not given any indication that it intends to impose such restrictions, it cannot be ruled out that such proposals will be adopted or that similar proposals will be introduced. Speculation around the implementation of such restrictions could have a significant adverse effect on the trading price of the Contingent Capital Notes and if such proposals are implemented, we may be required to cancel interest payments on the Contingent Capital Notes.

Failure to meet the requirements of regulatory stress tests could result in the Group taking steps to improve its capital position and may otherwise adversely affect the Group.

The Group and certain of its members are subject to supervisory stress testing exercises in a number of jurisdictions. These exercises are designed to assess the resilience of banks to adverse economic or financial developments and ensure that they have robust, forward-looking capital planning processes that account for the risks associated with their business profile. Assessment by regulators is on both a quantitative and qualitative basis, the latter focusing on the Group’s, or certain of its members’ business model, data provision, stress testing capability and internal management processes and controls.

Failure to meet requirements of regulatory stress tests, or the failure by regulators to approve the stress test results and capital plans of the Group or certain of its members, as applicable, could result in the Group or certain of its members being required to enhance their capital position, including, for example, an additional PRA buffer which may be set by the PRA in certain circumstances, as set out in the PRA’s Policy Statement PS17/15 (Assessing capital adequacy under Pillar 2) and the related Statement of Policy (The PRA’s methodologies for setting Pillar 2 capital). This may result in a need for management actions, such as reducing capital and/or leverage exposures and/or taking steps to conserve capital, which could include reducing discretionary payments (for example, potentially exercising our discretion to cancel (in whole or in part) interest payments in respect of the Contingent Capital Notes).

Cancelled interest shall not be due and shall not accumulate or be payable at any time thereafter or constitute an event of default and you shall have no rights thereto.

If we elect to cancel any scheduled interest payment or any such interest payment is deemed to be cancelled for any of the reasons described herein, such interest payment shall not be or become due and shall not accumulate or be payable at any time thereafter and you shall have no rights thereto or claim against us with respect to such interest amount or be able to accelerate the principal of the Contingent Capital Notes as a result of such interest cancellation. If we do not make an interest payment on the relevant Interest Payment Date (or if we elect to make a payment of a portion of, but not all of such interest payment) such non-payment shall evidence the exercise of our discretion to cancel such interest payment, or the portion of such interest payment not paid. Furthermore, no cancellation of interest in accordance with the terms of the Contingent Capital Notes or the Indenture shall constitute a default in payment or otherwise under the terms of the Contingent Capital Notes or the Indenture.

If practicable, we will provide notice of any cancellation or deemed cancellation of interest (in each case, in whole or in part) to you through DTC (or, if you hold the Contingent Capital Notes in definitive form, directly to the address shown in the register for the Contingent Capital Notes) and to the Trustee directly on or prior to the relevant Interest Payment Date. However, failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation of interest, or give you any rights as a result of such failure.

No cancellation of interest as described above shall constitute a default in payment or otherwise under the terms of the Contingent Capital Notes or the Indenture and holders and beneficial owners shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. See also “—The Contingent Capital Notes do not contain events of default and the remedies available to you under the Contingent Capital Notes are limited”.

The Contingent Capital Notes may be traded with accrued interest, but under certain circumstances described above, such interest may be cancelled and not paid on the relevant Interest Payment Date.

The Contingent Capital Notes may trade, and/or the prices for the Contingent Capital Notes may appear, on the ISM of the LSE and in other trading systems with accrued interest. If this occurs, purchasers of Contingent Capital Notes in the secondary market will pay a price that reflects such accrued interest upon purchase of the Contingent Capital Notes. However, if a payment of interest on any Interest Payment Date is cancelled or deemed cancelled (in each case, in whole or in part) as described herein and thus is not due and payable, purchasers of such Contingent Capital Notes will not be entitled to that interest payment (or if we elect to make a payment of a portion, but not all, of such interest payment, the portion of such interest payment not paid) on the relevant Interest Payment Date. This may affect the value of your investment in the Contingent Capital Notes.

The interest rate on the Contingent Capital Notes will be reset on each Reset Date, which may affect the market value of the Contingent Capital Notes.

From and including the Issue Date, the Contingent Capital Notes will initially earn interest at a fixed rate of 6.000% per annum to, but excluding, the First Reset Date. However, from, and including, the First Reset Date and every Reset Date thereafter, the interest rate will be reset to a rate per annum which will equal to the sum of the applicable U.S. Treasury Rate (as defined under “Description of the Contingent Capital Notes—Interest”) as determined by the Calculation Agent on the relevant Reset Determination Date and 5.625%, converted to a quarterly rate in accordance with market convention (rounded to three decimal places with 0.005 being rounded down). This reset rate following any Reset Date could be less than the initial interest rate and/or the interest rate that applies immediately prior to such Reset Date, which could affect the amount of any interest payments under the Contingent Capital Notes and, by extension, could affect the market value of the Contingent Capital Notes.

Our obligations under the Contingent Capital Notes are unsecured and subordinated and will be further subordinated upon conversion into Settlement Shares.

Our obligations under the Contingent Capital Notes will be unsecured and subordinated and will rank junior in priority of payment to the current and future claims of all of our Senior Creditors. If a Winding-up or Administration Event occurs prior to the date on which the Conversion Trigger Event occurs, we will pay each holder or beneficial owner of the Contingent Capital Notes an amount that would have been payable if, on the day prior to the commencement of the Winding-up or Administration Event and thereafter, such holder or beneficial owner of the

Contingent Capital Notes had been the holder of one of a class of Notional Preference Shares which are an actual or notional class of preferences shares in our capital, having an equal right to a return of assets in a Winding-up or Administration Event to, and so ranking pari passu with, the most senior class or classes of our issued preference shares with non-cumulative dividends, if any, in our capital from time to time and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and so rank ahead of, all other classes of issued shares for the time being in our capital but ranking junior to the claims of Senior Creditors and junior to any notional class of preference shares in our capital which is referenced in any of our instruments for the purposes of determining a claim in our winding-up or administration, and, as so referenced, (i) is expressed to have a preferential right to a return of assets in our winding-up or administration over the holders of all other classes of shares for the time-being in our capital and (ii) is not expressed to rank junior to any other notional class of preference shares in our capital. If a Winding-up or Administration Event occurs at any time on or after the date on which the Conversion Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, we will pay such amount, if any, as would have been payable to you in a Winding-up or Administration Event as if the Conversion Date in respect of the Automatic Conversion had occurred immediately before the occurrence of a Winding-up or Administration Event (and, as a result, you were the holder of such number of our ordinary shares as you would have been entitled to receive on the Conversion Date, ignoring for this purpose our right to make an election for a Settlement Shares Offer to be effected), regardless of whether the Solvency Condition (as described herein) is satisfied on such date.

Subject to complying with applicable regulatory requirements, we expect from time to time to incur additional indebtedness or other obligations that will constitute senior and other subordinated indebtedness that will rank ahead of the Contingent Capital Notes, and the Contingent Capital Notes do not contain any provisions restricting our ability or our subsidiaries ability to incur such senior or subordinated indebtedness. Although the Contingent Capital Notes may pay a higher rate of interest than other comparable securities which are not as deeply subordinated, there is a real risk that you will lose all or some of your investment should we become insolvent since our assets would be available to pay such amounts only after all of our Senior Creditors have been paid in full.

Therefore, if a Winding-up or Administration Event were to occur, our liquidator or administrator would first apply our assets to satisfy all rights and claims of Senior Creditors. For the avoidance of doubt, holders of any of our existing or future Tier 2 capital instruments (as described in the Capital Regulations) will be Senior Creditors. If we do not have sufficient assets to settle claims of such Senior Creditors in full, your claims under the Contingent Capital Notes will not be settled and, as a result, you will lose the entire amount of your investment in the Contingent Capital Notes. The Contingent Capital Notes will share equally in payment with claims under Parity Securities if we do not have sufficient funds to make full payments on all of them, as applicable. As at the date of this prospectus supplement, the claims of holders of existing series of Contingent Convertible Securities issued by us under the Original Indenture would rank equally with those of holders of the Contingent Capital Notes in a Winding-up or Administration Event and the claims of holders of future series of Contingent Convertible Securities issued under the Original Indenture may (subject to the terms thereof) also rank equally with those of holders of the Contingent Capital Notes. In such a situation, you could lose all or part of your investment.

In addition, you should be aware that following a Conversion Trigger Event, you will be, effectively, further subordinated as you will be treated as, and subsequently become, holders of ordinary shares, (or, if we elect that a Settlement Shares Offer be made, and only a portion of the Settlement Shares are sold, ordinary shares and cash) even if existing subordinated indebtedness and preference shares remain outstanding. There is a risk that you will lose the entire amount of your investment, regardless of whether or not we have sufficient assets available to settle what would have been your claims under the Contingent Capital Notes or of securities subordinated to the same or greater extent as the Contingent Capital Notes, in winding-up proceedings or otherwise.

The Contingent Capital Notes are our exclusive obligations and we are a holding company reliant on our subsidiaries.

The Contingent Capital Notes are obligations exclusively of ours and are not guaranteed by any other person. We are a holding company and our principal source of income is from operating subsidiaries which hold the principal assets of the Group. As a separate legal entity, we rely on, among other things, interest payments, dividends, distributions and other advances from our subsidiaries in order to be able to meet our obligations to you. The ability of our subsidiaries and affiliates to pay dividends could be restricted by changes in regulation, contractual restrictions, exchange controls and other requirements.

In addition, as a holder of ordinary shares in our subsidiaries, our right to participate in the assets of any subsidiary if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and preference shareholders (save to the extent that we have other claims that rank ahead of or pari passu with such claims of the subsidiary’s creditors and/or preference shareholders). Therefore, if any subsidiary of ours were to be wound up, liquidated or dissolved (i) you would have no right to proceed against the assets of such subsidiary and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of such subsidiary’s creditors and/or preference shareholders which rank ahead of us (in respect of its holding of ordinary shares of such subsidiary) before we would be entitled to receive any distributions in respect of such subsidiary’s ordinary shares. Similarly, if any subsidiary of ours was subject to resolution proceedings (i) you would have no direct recourse against such subsidiary and (ii) you may also be exposed to losses pursuant to the exercise by the relevant resolution authority of its powers.

We have discretion as to how we makes our investments in or advances funds to our subsidiaries, including the proceeds of issuances of debt securities such as the Contingent Capital Notes, and as to how we may structure existing investments and funding in the future. The ranking of our claims in respect of such investments and funding in the event of the liquidation of a subsidiary, and their treatment in resolution, will depend in part on the form and structure of any such investments but will generally be subordinated to any depositors of such subsidiary. The purposes of such investments and funding may include, among other things, the provision of different amounts or types of capital or funding to particular subsidiaries, including for the purposes of meeting regulatory requirements, such as capital adequacy requirements and MREL requirements in respect of such subsidiaries, which in most cases will require our claims to rank below those of ordinary unsecured creditors of the relevant subsidiary.

In addition, the terms of some loans or investments made by us in capital instruments and MREL instruments issued by our subsidiaries may contain contractual mechanisms that, upon the occurrence of a trigger related to the prudential or financial condition of such subsidiary, would result in a write-down of the claim or a change in the ranking and type of claim that we have against such subsidiary. Such loans to and investments in our subsidiaries may also be subject to the exercise of the statutory write-down and conversion of capital instruments power or the bail-in power by the relevant resolution authority or such subsidiaries of ours may otherwise be subject to resolution proceedings. Any such actions could materially impair our ability to receive payment from an affected subsidiary and could therefore affect its ability to make payments on the Contingent Capital Notes.

The Contingent Capital Notes may be subject to Automatic Conversion following the occurrence of a Conversion Trigger Event, in which case the Contingent Capital Notes will be converted into Settlement Shares and, as a result, you could lose all or part of your investment in the Contingent Capital Notes.

With respect to the Contingent Capital Notes, a Conversion Trigger Event shall occur if at any point in time the CET1 Ratio of the Regulatory Group (which will be calculated on a consolidated and fully loaded basis) is less than 7.00%. For a discussion of the risks associated with the calculation of our CET1 Ratio see “—Changes to the calculation of CET1 capital and/or risk weighted assets may negatively affect the Regulatory Group’s CET1 Ratio, thereby increasing the risk of a Conversion Trigger Event which would lead to the Automatic Conversion, as a result of which your Contingent Capital Notes will automatically be converted into Settlement Shares”.

Upon the occurrence of the Automatic Conversion following the Conversion Trigger Event (each as defined under “Description of the Contingent Capital Notes—Conversion—Automatic Conversion”), the Contingent Capital Notes will be converted into Settlement Shares on the Conversion Date. Once the Settlement Shares have been issued and delivered to the Settlement Share Depository, all of our obligations under the Contingent Capital Notes shall be irrevocably and automatically released and under no circumstances shall such released obligations be reinstated. As a result, you could lose all or part of the value of your investment in the Contingent Capital Notes, as, following the Automatic Conversion, you will receive only (i) the Settlement Shares or, if you elect, American Depository Shares represented by American Depository receipts (“ADSs”) (if we do not elect that a Settlement Shares Offer be made), or (ii) the Alternative Consideration, which shall be composed of Settlement Shares, or, if you elect, ADSs, and/or cash depending on the results of the Settlement Shares Offer (if we elect that a Settlement Shares Offer be made) and the value of any Settlement Shares or, if you elect, ADSs and/or cash received upon Automatic Conversion may have a market value significantly below the principal amount of the Contingent Capital Notes you hold.

The occurrence of an Automatic Conversion shall not constitute an event of default or an Enforcement Event under the terms of the Contingent Capital Notes or the Indenture.

The circumstances surrounding or triggering the Automatic Conversion are inherently unpredictable and may be caused by factors outside of our control. We have no obligation to operate our business in such a way, or take any mitigating actions, to maintain or restore our CET1 Ratio to avoid a Conversion Trigger Event and actions we take could result in our CET1 Ratio falling.

A Conversion Trigger Event will occur at any time if our fully loaded CET1 Ratio is less than 7.00%. The occurrence of a Conversion Trigger Event and therefore the Automatic Conversion, is inherently unpredictable and depends on a number of factors, some of which may be outside of our control. A Conversion Trigger Event could occur at any date, even though we currently publicly report our fully loaded CET1 Ratio only as of each quarterly period end. The PRA, as part of its supervisory activity, may instruct us to calculate such ratio as of any date, including if we are subject to recovery and resolution actions by the relevant UK resolution authority (as defined under “Description of the Contingent Capital Notes—Agreement with respect to the Exercise of the UK bail-in power”), or we might otherwise at any time calculate such ratio in our own discretion. As such, the Automatic Conversion could occur at any time. Moreover, it is likely that the relevant UK authority would allow a Conversion Trigger Event to occur rather than to resort to the use of public funds. A decline or perceived decline in the CET1 Ratio may have a significant adverse effect on the trading price of the Contingent Capital Notes.

The calculation of the Regulatory Group’s fully loaded CET1 Ratio could be affected by, among other things, the growth of our business and our future earnings, shock stress events that have a material negative impact on our capital, declared dividend payments, accounting changes, pension contributions, regulatory changes (including changes to definitions and calculations of regulatory capital, including CET1 Capital and Risk Weighted Assets (each of which shall be calculated by us on a fully loaded, consolidated basis and such calculation shall be binding on the Trustee and on the registered holders of the Contingent Capital Notes)), actions that the Regulatory Group is required to take at the direction of the PRA, and the Regulatory Group’s ability to manage Risk Weighted Assets in both our ongoing businesses and those which we may seek to exit. In addition, the Regulatory Group has capital resources and Risk Weighted Assets denominated in foreign currencies, and changes in foreign exchange rates will result in changes in the pound sterling equivalent value of foreign currency denominated capital resources and Risk Weighted Assets. Actions that the Regulatory Group takes, either pursuant to its strategic or restructuring plan or otherwise, could also affect its CET1 Ratio, including causing it to decline. The Regulatory Group has no obligation to increase its CET1 Capital, reduce its Risk Weighted Assets or otherwise operate our business in such a way, or take mitigating actions in order to prevent its CET1 Ratio from falling below 7.00%, or to maintain or increase our CET1 Ratio or to otherwise consider the interests of the holders of the Contingent Capital Notes in connection with any of its business decisions that might affect its CET1 Ratio.

Because of the inherent uncertainty regarding whether a Conversion Trigger Event will occur and there being no affirmative obligation on us or the Regulatory Group to prevent its occurrence, it will be difficult to predict when, if at all, Automatic Conversion will occur. Accordingly, the trading behaviour of the Contingent Capital Notes may not necessarily follow the trading behaviour of other types of subordinated debt securities, including our other subordinated debt securities. Fluctuations in the CET1 Ratio may be caused by changes in the amount of CET1 Capital and Risk Weighted Assets as well as changes to their respective definitions under the capital adequacy standards and guidelines set by the PRA. Any indication that the Regulatory Gorup’s CET1 Ratio is moving towards the level which would cause the occurrence of a Conversion Trigger Event may have an adverse effect on the market price and liquidity of the Contingent Capital Notes. Therefore, you may not be able to sell your Contingent Capital Notes easily or at prices that will provide you with a yield comparable to other types of subordinated debt securities, including our other subordinated debt securities. In addition, the risk of Automatic Conversion could drive down the price of our ordinary shares and have a material adverse effect on the market value of any Settlement Shares received upon Automatic Conversion.

Changes to the calculation of CET1 capital and/or risk weighted assets may negatively affect the Regulatory Group’s CET1 Ratio, thereby increasing the risk of a Conversion Trigger Event which would lead to the Automatic Conversion, as a result of which your Contingent Capital Notes will automatically be converted into Settlement Shares.

We calculate the capital resources of the Regulatory Group for regulatory purposes on the basis of “common equity tier 1 capital” or “CET1 Capital” and calculate our “risk weighted assets”, which represent assets adjusted for their associated risks, on the basis set out under CRD, as transposed in the UK. Each of these definitions are calculated in accordance with the capital adequacy standards and guidelines of the PRA applicable to the Regulatory Group on the relevant date.

The CRD sets out a minimum pace of introduction of these enhanced capital requirements (which currently means the phase-in arrangement for the regulatory capital impact of IFRS 9) (the “Transitional Provisions”). The Transitional Provisions are designed to implement certain CRD requirements in stages over a prescribed period; however, each of the EU Member States and the United Kingdom has the discretion to accelerate that minimum pace of transition in certain respects. In the United Kingdom, the PRA accelerated the introduction of certain of the enhanced capital requirements under CRD, thus requiring the Group to meet certain capital targets within certain prescribed time frames, without having regard to any Transitional Provisions in that respect.

Therefore, for the purposes of the Contingent Capital Notes, we calculate the CET1 Capital and Risk Weighted Assets of the Regulatory Group without applying the Transitional Provisions and instead calculate the CET1 Ratio of the Regulatory Group on a “fully loaded” basis, which is a more stringent basis than under the CRD regime and will lead to the CET1 Ratio as defined for purposes of the Contingent Capital Notes being lower than it would be were we to calculate the common equity tier 1 ratio applying the Transitional Provisions to the calculation of common equity CET1 Capital and Risk Weighted Assets of the Regulatory Group.

At March 31, 2020 and at December 31, 2019, the Regulatory Group’s CET1 Ratio, giving full effect to CRD on a fully loaded basis (excluding the IFRS 9 phase-in arrangements) was 16.5% and 16.2%, respectively. The Regulatory Group’s fully loaded CET1 Ratio is a non-IFRS measure, and our interpretation of the CRD and the PRA rules and the basis of our calculation of this financial measure may be different from those of other financial institutions. For further information, see the section titled “Capital and Risk Management” of the 2019 Annual Report. Our estimates are based on a number of assumptions.

The calculation of the CET1 Ratio may be impacted as a result of further changes to the CRD Directive, binding delegated or implementing acts (such as regulatory technical standards developed by the EBA) adopted by the European Commission and/or the United Kingdom, or changes to the PRA rules or the way in which the PRA applies these requirements to UK banks, whether through the implementation of material discretions or as a result of a more material deviation in regulatory alignment between the UK and the EU following the end of the transitional period under the EU Withdrawal Act, with respect to which there is material uncertainty.

In addition, regulatory initiatives may impact the calculation of the Regulatory Group’s Risk Weighted Assets, being the denominator of the CET1 Ratio. For example, the Basel Committee on Banking Supervision has continued its post-crisis work on risk weighted assets and leverage reform. In December 2017, “Basel III: Finalising post-crisis reforms” was published, setting out the Basel Committee’s finalisation of the Basel III framework (the “BCBS package”). Broadly, the finalised BCBS package aims to: (i) strengthen risk sensitivity and comparability in credit risk by adopting minimum “input” floors for certain metrics; (ii) introduce a standardised approach to credit valuation adjustment risk; (iii) introduce a standardised approach to operational risk; (iv) provide safeguards against unsustainable levels of leverage by adding a leverage ratio buffer for global systemically important banks; and (v) ensure that banks’ “output” floors can be calculated as being 72.5% of total Risk Weighted Assets. The date of implementation for most of the proposed reforms listed above has been set at January 1, 2022. However, the Basel Committee on Banking Supervision has chosen to bring the output floor requirements into force over the course of an added five-year phased implementation period post January 1, 2022, ending on January 1, 2027. The European Banking Authority published its advice to the European Commission on the implementation of this framework on August 4, 2019. Its main recommendations include the application of this framework in full from 2022 on a phased-in basis as presently proposed, the use of the risk weight floor to compute the full stack of capital requirements, including Pillar 2 requirements and systemic buffers, and taking due account of the new output floor to be applied at all levels of consolidation. In March 2020, as a result of the COVID-19 pandemic, the implementation of the reforms has been deferred by one year to 1 January 2023. The accompanying transitional arrangements for the output floor has also been extended by one year to 1 January 2028. These proposals and resulting changes, if adopted by the PRA either individually and/or in aggregate, may lead to further unexpected enhanced requirements in relation to the Group’s capital, leverage, liquidity and funding ratios or alter the way such ratios are calculated.

The calculation of the CET1 Ratio may also be affected by changes in applicable accounting rules, or by changes to regulatory adjustments which modify the regulatory capital impact of accounting rules. Accordingly, regulatory changes or accounting changes may have a material adverse impact on our calculations of regulatory capital, including CET1 Capital and Risk Weighted Assets of the Regulatory Group, and its fully loaded CET1 Ratio.

Any changes that may occur in the application of the regulatory framework described above subsequent to the date of this prospectus supplement and/or any subsequent changes to such rules and other variables may individually and/or in the aggregate negatively affect the calculation of the Regulatory Group’s fully loaded CET1 Ratio and thus increase the risk of a Conversion Trigger Event, which would lead to an Automatic Conversion, as a result of which investors could lose all or part of the value of their investment in the Contingent Capital Notes.

You will have limited rights after the Automatic Conversion and the issuance of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with terms of the Contingent Capital Notes) will constitute an irrevocable and automatic release of all of our obligations in respect of the Contingent Capital Notes. We will have absolute discretion in determining whether and how a Settlement Shares Offer will be conducted or whether to procure that a share sale facility be established and as to the matters which will be considered when making such determination.

Following an Automatic Conversion, we will be obligated to issue the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Contingent Capital Notes), which will hold the Settlement Shares on your behalf. Once the Settlement Shares are delivered to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Contingent Capital Notes), all of our obligations under the Contingent Capital Notes will be irrevocably and automatically released in consideration of such issuance to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Contingent Capital Notes), and under no circumstances will such released obligations be reinstated and you will not be entitled to any form of compensation in the event of our potential recovery or change in our fully loaded CET1 Ratio after the Conversion Date. With effect from the Conversion Date, you will have recourse only to the Settlement Share Depository for the delivery to you of Settlement Shares or, if you elect, ADSs or if we elect that a Settlement Shares Offer be made, of any Alternative Consideration to which you are entitled.

If we do not deliver the Settlement Shares to the Settlement Share Depositary following the Conversion Trigger Event, the only claim you will have against us will be for specific performance to have such Settlement Shares issued and delivered. Moreover, you will not have any rights against us with respect to repayment of the principal amount of the Contingent Capital Notes or payment of interest or any other amount on, or in respect of, the Contingent Capital Notes, in each case that is not due and payable, which liabilities will be automatically released. Accordingly, the principal amount of the Contingent Capital Notes will equal zero at all times from and after the Conversion Date and any interest will be cancelled or deemed to have been cancelled at all times thereafter and will not be due and payable, including any interest in respect of an interest period ending on any Interest Payment Date falling between the date of a Conversion Trigger Event and the Conversion Date.

In addition, we have not yet appointed a Settlement Share Depository and we may not be able to appoint a Settlement Share Depository if an Automatic Conversion occurs. In such case, we will effect, by means we deem reasonable under the circumstances (including, without limitation, issuance of the Settlement Shares to another nominee or to you directly), the issuance and/or delivery of the Settlement Shares or, if you elect, ADSs or, if we elect that a Settlement Shares Offer be made, Alternative Consideration, as applicable, to you. Such arrangements may be disadvantageous to, and more restrictive on, you, such as involving a longer period of time before you receive your Settlement Shares, or, if you elect, ADSs or Alternative Consideration, as applicable, than would be the case under the arrangements expected to be entered into with a Settlement Share Depository. Nevertheless, such issuance also will irrevocably and automatically release all of our obligations under the Contingent Capital Notes as if the Settlement Shares had been issued to the Settlement Share Depository.

Any Settlement Shares Offer shall be made subject to applicable laws and regulations in effect at the relevant time and shall be conducted, if at all, only to the extent that we, in our sole and absolute discretion, determine that the Settlement Shares Offer is practicable. We currently expect that in determining whether or not a Settlement Shares Offer will be conducted and, if one is to be conducted, how and to whom such Settlement Shares Offer will be made, our board of directors would, in accordance with their duties, have regard to a variety of matters, including without limitation, the interests of our existing shareholders, taken as a whole, and the potential impact of a Settlement Shares Offer on our financial stability. Further, neither the occurrence of a Conversion Trigger Event nor following the occurrence of a Conversion Trigger Event, the election (if any) by us to undertake a Settlement Shares Offer on the terms set out herein, will preclude us from undertaking a rights issue or other equity issuance at any time on such terms as we deem appropriate, at our sole discretion, including —for the avoidance of doubt —the offer of our ordinary shares at or below the Conversion Price. Moreover, there can be no assurance that the Settlement Shares Offer would be conducted on an SEC-registered basis. In addition to or as an alternative to any

Settlement Shares Offer, we may (but are not obliged to) procure that a share sale facility is established by the Settlement Share Depository or another third party following the Conversion Trigger Event to enable holders of the Contingent Capital Notes (at their option) to sell any Settlement Shares that they are entitled to receive from the Settlement Share Depository. If such a share sale facility is established, we may provide a preferential allocation to existing shareholders, where in our sole discretion we consider it practicable to do so and subject to applicable laws and regulations.

You may receive Alternative Consideration instead of Settlement Shares or, if you elect, ADSs upon a Conversion Trigger Event and you will not know the composition of any Alternative Consideration until the end of the Settlement Shares Offer Period.

You may not ultimately receive Settlement Shares or, if you elect, ADSs upon a Conversion Trigger Event because we may elect, in our sole and absolute discretion, that a Settlement Shares Offer be conducted by the Settlement Share Depository.

If all of the Settlement Shares are sold in the Settlement Shares Offer, you shall be entitled to receive, in respect of each Contingent Capital Note and as determined by us, the pro rata share of the cash proceeds from the sale of the Settlement Shares attributable to such Contingent Capital Note translated from sterling into US dollars at a then-prevailing exchange rate as determined by the Settlement Share Depository (less the pro rata share of any foreign exchange transaction costs and an amount equal to the pro rata share of any taxes and duties (including, without limitation, any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) that may arise or be paid in connection with the issue and delivery of Settlement Shares to the Settlement Share Depository pursuant to the Settlement Shares Offer). If some but not all of the Settlement Shares are sold in the Settlement Shares Offer, you shall be entitled to receive, in respect of each Contingent Capital Note, (a) the pro rata share of the cash proceeds from the sale of the Settlement Shares attributable to such Contingent Capital Note translated from sterling into US dollars at a then-prevailing exchange rate as determined by the Settlement Share Depository (less the pro rata share of any foreign exchange transaction costs and an amount equal to the pro rata share of any taxes and duties (including, without limitation, any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) that may arise or be paid in connection with the issue and delivery of Settlement Shares to the Settlement Share Depository pursuant to the Settlement Shares Offer) together with (b) the pro rata share of the Settlement Shares not sold pursuant to the Settlement Shares Offer attributable to such Contingent Capital Note rounded down to the nearest whole number of Settlement Shares which, if you elect, you may take delivery of in the form of ADSs. If no Settlement Shares are sold in a Settlement Shares Offer, you will be entitled to receive, in respect of each Contingent Capital Note, the relevant number of Settlement Shares attributable to such Contingent Capital Note rounded down to the nearest whole number of Settlement Shares which, if you elect, you may take delivery of in the form of ADSs.

No interest or other compensation is payable in respect of the period from the Conversion Date to the date of delivery of the cash proceeds from the sale of the Settlement Shares or the Settlement Shares in the circumstances described above.

Notice of the results of any Settlement Shares Offer will be provided to you only at the end of the Settlement Shares Offer Period. Accordingly, you will not know the composition of the Alternative Consideration to which they may be entitled until the end of the Settlement Shares Offer Period.

Following an Automatic Conversion, the Contingent Capital Notes will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing your right to receive Settlement Shares or, if you elect, ADSs, or Alternative Consideration, as applicable, from the Settlement Share Depository (or the relevant recipient in accordance with the terms of the Contingent Capital Notes), and your rights will be limited accordingly.

Following an Automatic Conversion (and thus the issuance of the Settlement Shares to the Settlement Share Depository or relevant recipient on the Conversion Date), the Contingent Capital Notes will remain in existence until the applicable Cancellation Date (at which point the Contingent Capital Notes will be cancelled) for the sole purpose of evidencing your right to receive Settlement Shares, or, if you elect, ADSs or the Alternative Consideration, as applicable, from the Settlement Share Depository (or the relevant recipient in accordance with the terms of the Contingent Capital Notes). If we have been unable to appoint a Settlement Share Depository, we will effect, by means we deem reasonable under the circumstances (including, without limitation, issuance of the Settlement Shares to another nominee or to the holders of the Contingent Capital Notes directly), the issuance and/or delivery of the Settlement Shares, or, if you elect, ADSs or the Alternative Consideration, as applicable, to you. See also “—You will have limited rights after the Automatic Conversion and the issuance of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with terms of the Contingent Capital Notes) will constitute an irrevocable and automatic release of all of our obligations in respect of the Contingent Capital Notes. We will have absolute discretion in determining whether and how a Settlement Shares Offer will be conducted or whether to procure that a share sale facility be established and as to the matters which will be considered when making such determination”.

Although we currently expect that beneficial interests in the Contingent Capital Notes will be transferable between the Conversion Date and the Suspension Date and that any trades in the Contingent Capital Notes would clear and settle through DTC in such period, there is no guarantee that this will be the case. Even if the Contingent Capital Notes are transferable following the Automatic Conversion, there is no guarantee that an active trading market will exist for the Contingent Capital Notes following the Automatic Conversion. Accordingly, the price received for the sale of any beneficial interest in any Contingent Capital Note during this period may not reflect the market price of such Contingent Capital Notes or the Settlement Shares. Furthermore, transfers of beneficial interests in the Contingent Capital Notes may be restricted following the Conversion Date. For example, if the clearance and settlement of transactions in the Contingent Capital Notes is suspended by DTC at an earlier time than currently expected, it may not be possible to transfer beneficial interests in the Contingent Capital Notes in DTC and trading in the Contingent Capital Notes may cease. The Contingent Capital Notes may also cease to be admitted to and to be traded on the ISM of the LSE before or after the Suspension Date.

In addition, we have been advised by DTC that it will suspend all clearance and settlement of transactions in the Contingent Capital Notes on the Suspension Date. As a result, you will not be able to settle the transfer of any Contingent Capital Notes through DTC following the Suspension Date, and any sale or other transfer of the Contingent Capital Notes that you may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC.

The Contingent Capital Notes may cease to be admitted to trading on the ISM of the LSE or any other stock exchange on which the Contingent Capital Notes are then listed or admitted to trading after the Suspension Date.

Moreover, although you will become a beneficial owner of your pro rata share of Settlement Shares upon the issuance of such Settlement Shares to the Settlement Share Depository (or the relevant recipient in accordance with the terms of the Contingent Capital Notes) and the Settlement Shares will be registered in the name of the Settlement Share Depository (or the relevant recipient in accordance with the terms of the Contingent Capital Notes), you will not be able to sell or otherwise transfer any Settlement Shares until such time as they are delivered to you and registered in your name.

You must submit a Settlement Notice and may need an account with a clearing system in order to receive delivery of the Settlement Shares, or, if you elect, ADSs or the Alternative Consideration, as applicable, and you will be required to provide further documentation if such Settlement Notice is delivered after the Notice Cut-off Date.

In order to obtain delivery of the relevant Settlement Shares, or, if you elect, ADSs or any Alternative Consideration, as applicable, you (or your nominee, custodian or other representative) must deliver a Settlement Notice (and the relevant Contingent Capital Notes, if held in definitive form) to the Settlement Share Depository. The Settlement Notice must contain certain information, including information relating to you, the Contingent Capital Notes you hold, your CREST or other clearing system account details (assuming the Settlement Shares are a participating security in a clearing system) and any such other details as may be required by the Settlement Share Depository. Accordingly, in such cases, you (or your nominee, custodian or other representative) must have an account with the relevant clearing system in order to receive the Settlement Shares or pro rata Settlement Shares component, as applicable. Where the Contingent Capital Notes are held through DTC, the Settlement Notice must be given in accordance with the standard procedures of DTC (which may include notice being given to the Settlement Share Depository by electronic means) and in a form acceptable to DTC and the Settlement Share Depository. Moreover, each Settlement Notice shall be irrevocable and the Settlement Share Depository will determine, in its sole and absolute discretion, whether your Settlement Notice has been properly completed and delivered, and such determination will be conclusive and binding on you. If you fail to properly complete and deliver a Settlement

Notice (and the relevant Contingent Capital Notes, if held in definitive form) the Settlement Share Depository will be entitled to treat such Settlement Notice as null and void.

Although the Settlement Share Depository will continue to hold the relevant Settlement Shares or Alternative Consideration, as applicable, if you fail to properly complete and deliver a Settlement Notice on or before the Notice Cut-off Date, the relevant Contingent Capital Notes will be cancelled on the Final Cancellation Date (which will be a date at most twelve (12) Business Days after the Notice Cut-off Date). Moreover, after the Notice Cut-off Date you will continue to be required to provide a Settlement Notice, as well as evidence of your entitlement to the relevant Settlement Shares or, if you elect, ADSs or the Alternative Consideration, as applicable. Such evidence must be satisfactory to the Settlement Share Depository in its sole and absolute discretion in order for you to receive delivery of such Settlement Shares or, if you elect, ADSs or Alternative Consideration, as applicable.

We will have no liability to you for any loss resulting from your failure to receive any Settlement Shares or Alternative Consideration, as applicable, or from any delay in the receipt thereof, in each case as a result of your (or your custodian, nominee, broker or other representative) failing to duly submit a Settlement Notice (and the relevant Contingent Capital Notes, if held in definitive form) on a timely basis or at all.

You will not be entitled to any rights with respect to the Settlement Shares prior to receipt of such Settlement Shares, but will be subject to all changes made with respect to the Settlement Shares.

The Settlement Share Depository shall hold the Settlement Shares (and any ADSs or Alternative Consideration, if applicable) on your behalf. The exercise of voting rights and rights related thereto with respect to any Settlement Shares is only possible after delivery of the Settlement Shares following the Conversion Date and the registration of the person entitled to the Settlement Shares in our share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, our articles of association. For further information, see “Description of the Contingent Capital Notes—Conversion—Conversion Procedures”.

For so long as the Settlement Shares (and any ADSs or Alternative Consideration, if applicable) are held by the Settlement Share Depository, you will be entitled to direct the Settlement Share Depository to exercise on your behalf all rights of an ordinary shareholder (including voting rights and rights to receive dividends), provided, however, that you shall not have any rights to sell or otherwise transfer the Settlement Shares unless and until such time as the Settlement Shares (and any ADSs or Alternative Consideration if applicable) have been delivered to you in accordance with “—Settlement Procedures” below.

As the Conversion Price is fixed at the time of pricing of the issue of the Contingent Capital Notes, you will bear the risk of fluctuation in the value of ordinary shares. You will also bear the risk of changes in the US dollar and sterling exchange rate.

Upon the occurrence of a Conversion Trigger Event, the Contingent Capital Notes will be automatically converted into Settlement Shares. At the time the Settlement Shares are issued, the Conversion Price is not likely to reflect the then market price of our ordinary shares, which could be significantly lower than the Conversion Price. Because a Conversion Trigger Event will occur when our fully loaded CET1 Ratio will have deteriorated, the Conversion Trigger Event will likely be accompanied by a prior deterioration in the market price of the ordinary shares and/or ADSs, which may be expected to continue after the occurrence of the Conversion Trigger Event. Therefore, if a Conversion Trigger Event were to occur, investors would receive Settlement Shares or ADSs (as the case may be) at a time when the market price of the ordinary shares or ADSs (as the case may be) is diminished. In addition, there may be a delay in receiving your Settlement Shares following the Conversion Trigger Event, during which time the market price of the ordinary shares and/or ADSs may further decline.

In addition, as our ordinary shares are denominated and trade in sterling, the market price of the Contingent Capital Notes may also be affected by fluctuations in the US dollar and sterling exchange rate due to the Contingent Capital Notes being denominated in US dollars. Upon Automatic Conversion, the Contingent Capital Notes will convert into Settlement Shares at the Conversion Price. Fluctuations in the US dollar and sterling exchange rate could therefore also affect the realisable value of the Settlement Shares and the cash component of any Alternative Consideration.

Furthermore, there may be a delay in you receiving your Settlement Shares following the Conversion Trigger Event (in particular if we elect that the Settlement Share Depository make a Settlement Shares Offer, as the

Settlement Shares Offer Period may last up to forty (40) Business Days after the delivery of the Settlement Shares Offer Notice), during which time the market price of the ordinary shares and/or ADSs (as the case may be) or the exchange rate of sterling against the US dollar may further decline. No interest or other compensation is payable in the event of a loss by you due to foreign currency conversions. As a result, the realisable value of the Settlement Shares and/or ADSs (as the case may be) may be well below the Conversion Price.

You will have limited anti-dilution protection.

The number of Settlement Shares to be issued to the Settlement Share Depository upon an Automatic Conversion will be the aggregate principal amount of the Contingent Capital Notes outstanding immediately prior to the Automatic Conversion on the Conversion Date divided by the Conversion Price prevailing on the Conversion Date. Fractions of Settlement Shares will not be delivered to the Settlement Share Depository following the Automatic Conversion and no cash payment shall be made in lieu thereof.

The Conversion Price will be adjusted if there is a consolidation, reclassification, redesignation or subdivision of the ordinary shares, an issuance of ordinary shares in certain circumstances by way of capitalisation of profits or reserves, a rights issue, an Extraordinary Dividend or an issue of ordinary shares to shareholders as a class by way of rights or other securities allowing you to subscribe for or purchase, or carrying rights of conversion or exchange into, ordinary shares (but only in the situations and only to the extent provided in “Description of the Contingent Capital Notes—Conversion—Anti-dilution Adjustment of the Conversion Price”). These may include any modifications as an Independent Financial Adviser (as defined herein) shall determine to be appropriate. Any New Conversion Price following a Qualifying Takeover Event (as defined herein) will be similarly adjusted, subject to any modifications by the Independent Financial Adviser. There is no requirement that there should be an adjustment for every corporate or other event that may affect the value of the ordinary shares. In particular, there will be no adjustment to the Conversion Price if a Non-Qualifying Takeover Event occurs, which may occur as a result of an acquisition of us by an entity that is not an Approved Entity (as defined herein) or as a result of the New Conversion Condition (as defined herein) not being satisfied. See also “—If a Takeover Event occurs, the Contingent Capital Notes may be convertible into shares in an entity other than us or may be fully written-down upon the occurrence of a Conversion Trigger Event following a Non-Qualifying Takeover Event.” Furthermore, the adjustment events that are included are less extensive than those often included in the terms of other types of convertible securities. Accordingly, the occurrence of events in respect of which no adjustment to the Conversion Price is made may adversely affect the value of the Contingent Capital Notes.

If a Takeover Event occurs, the Contingent Capital Notes may be convertible into shares in an entity other than us or may be fully written-down upon the occurrence of a Conversion Trigger Event following a Non-Qualifying Takeover Event.

If a Qualifying Takeover Event occurs, the Contingent Capital Notes may become convertible into the Relevant Shares of the Approved Entity at the New Conversion Price as described under “Description of the Contingent Capital Notes—Conversion—Conversion following the Occurrence of a Qualifying Takeover Event and write-down following the Occurrence of Non-Qualifying Takeover Event”. There can be no assurance as to the nature of any such acquirer, or of the risks associated with becoming an actual or potential shareholder in such acquirer and, accordingly, a Qualifying Takeover Event may have an adverse effect on the value of the Contingent Capital Notes.

In addition, we and the Acquirer have certain discretion in determining whether a Qualifying Takeover Event has occurred. A Qualifying Takeover Event requires the New Conversion Condition to be satisfied. For the New Conversion Condition to be satisfied, we must, not later than seven calendar days following the occurrence of a Takeover Event where the Acquirer is an Approved Entity, enter into arrangements to our satisfaction with the Approved Entity pursuant to which the Approved Entity undertakes to deliver the Relevant Shares to the Settlement Share Depository upon Automatic Conversion of the Contingent Capital Notes. If we and the Approved Entity are unable to enter into such arrangements within this timeframe, the New Conversion Condition would not be satisfied.

In the case of a Non-Qualifying Takeover Event, the Contingent Capital Notes will not be subject to Automatic Conversion unless the Conversion Date occurs prior to the occurrence of the Non-Qualifying Takeover Event. If a Conversion Trigger Event occurs following the Non-Qualifying Takeover Event (or where the Conversion Date occurs on or after the date of the Non-Qualifying Takeover Event), the outstanding principal amount of each Contingent Capital Note will be automatically written down to zero and the Contingent Capital Notes will be automatically cancelled in their entirety. Holders and beneficial owners will be deemed to have irrevocably waived their right to receive repayment of the aggregate principal amount of the Contingent Capital Notes so written down and all accrued and unpaid interest and any other amounts payable on the Contingent Capital Notes will be cancelled, as described under “Description of the Contingent Capital Notes—Conversion—Conversion following the Occurrence of a Qualifying Takeover Event and write-down following the Occurrence of Non-Qualifying Takeover Event”. There can be no assurance that a Takeover Event will not be a Non-Qualifying Takeover Event, in which case investors may lose their investment in the Contingent Capital Notes.

As a result of your receiving Settlement Shares, or, at your election, ADSs, upon a Conversion Trigger Event, you are particularly exposed to changes in the market price of the ordinary shares or ADSs.

Many investors in convertible or exchangeable securities seek to hedge their exposure in the underlying equity securities at the time of acquisition of the convertible or exchangeable securities, often through short selling of the underlying equity securities or through similar transactions. Prospective investors in the Contingent Capital Notes may look to sell ordinary shares or ADSs (as the case may be) in anticipation of taking a position in, or during the term of, the Contingent Capital Notes. This could drive down the price of the ordinary shares and/or ADSs. Since the Contingent Capital Notes will mandatorily convert into a fixed number of Settlement Shares upon a Conversion Trigger Event, the price of the ordinary shares and/or ADSs may be more volatile if we are trending toward a Conversion Trigger Event.

The Contingent Capital Notes may be subject to write-down, cancellation or conversion upon the occurrence of the exercise by the relevant UK regulatory authority of the bail-in or capital instruments write-down and conversion powers, which powers are in addition to the terms of the Contingent Capital Notes which provide for Automatic Conversion on the occurrence of a Conversion Trigger Event.

The powers to convert, write-down or cancel the Contingent Capital Notes given to national regulators pursuant to the rules and regulations described below are in addition to the terms of the Contingent Capital Notes which provide for Automatic Conversion upon the occurrence of a Conversion Trigger Event.

As the parent company of a UK bank, we are subject to the Special Resolution Regime (“SRR”) under the Banking Act, that gives wide powers in respect of UK banks and their parent and other group companies to HM Treasury, the Bank of England, the PRA and the FCA in circumstances where a UK financial institution, including us or a member of the Group, has encountered or is likely to encounter financial difficulties.

The SRR consists of five stabilisation options and two insolvency and administration procedures applicable to UK banks which may be commenced by the relevant resolution authority. The stabilisation options provide for:

•	private sector transfer of all or part of the business of the relevant entity;

•	transfer of all or part of the business of the relevant entity to a “bridge bank” established by the Bank of England;

•	transfer to an asset management vehicle;

•	the bail-in tool; and

•	temporary public ownership (nationalisation) of the relevant entity.

Each of these stabilisation options is achieved through the exercise of one or more “stabilisation powers”, which include: (i) the power to make share transfer orders pursuant to which all or some of the securities issued by a UK bank may be transferred to a commercial purchaser, a bridge bank or the UK government; (ii) the resolution instrument power which may make provision for bail-in; (iii) the power to transfer all or some of the property, rights and liabilities of a UK bank to a commercial purchaser or Bank of England entity; and (iv) the third country instrument powers that recognise the effect of similar special resolution action taken under the law of a country outside the EEA and the UK. A share transfer order can extend to a wide range of securities, including shares and bonds issued by a UK bank or its holding company and warrants for such shares and bonds and could, therefore, apply to the Contingent Capital Notes. In addition, the Banking Act grants powers to modify contractual arrangements in certain circumstances, powers to suspend enforcement or termination rights that might be invoked as a result of the exercise of the resolution powers and powers for the relevant authority to disapply or modify laws (with possible retrospective effect) to enable the powers under the Banking Act to be used effectively. See further “Risk factors – Financial resilience risk – The RBS Group may become subject to the application of UK statutory stabilisation or resolution powers which may result in, among other actions, the cancellation, transfer or dilution of ordinary shares, or the write-down or conversion of certain of the RBS Group’s securities” on pages 291-292 of the

2019 Annual Report as referred to in, and incorporated by reference into, this prospectus supplement. The resolution authorities will likely allow the use of financial public support only as a last resort after having assessed and exploited, to the maximum extent practicable, the resolution tools, including the bail-in tool and/or the write-down and/or conversion powers.

The bail-in tool covers bonds and notes issued by the institution subject to resolution measures, but certain defined instruments are excluded from the scope, such as guaranteed bank deposits and covered bonds. Where the relevant statutory conditions for use of the bail-in tool have been met, the relevant resolution authority would be expected to exercise these powers without notice to, or the consent of, you. Any such exercise of the bail-in tool in respect of us and the Contingent Capital Notes may result in the cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Contingent Capital Notes and/or the conversion of the Contingent Capital Notes into shares or other notes or other obligations of us or another person, or any other modification or variation to the terms of the Contingent Capital Notes.

The Banking Act specifies the order in which the bail-in tool should be applied, reflecting the hierarchy of capital instruments under CRD and otherwise respecting the hierarchy of claims in an ordinary insolvency.

The bail-in tool contains an express safeguard (known as “no creditor worse off”) with the aim that shareholders and creditors do not receive a less favourable treatment than they would have received in ordinary insolvency proceedings. However, even in circumstances where a claim for compensation is established under the ‘no creditor worse off’ safeguard in accordance with a valuation performed after the resolution action has been taken, it is unlikely that such compensation would be equivalent to the full losses incurred by you in the resolution and there can be no assurance that you would recover such compensation promptly.

In addition, the Banking Act requires the relevant resolution authority to permanently write-down, or convert into equity, tier 1 capital instruments (such as the Contingent Capital Notes) and tier 2 capital instruments at the point of non-viability of the relevant entity or its group and before, or together with, the exercise of any stabilisation option (the “PoNV Powers”) (except in the case where the bail-in tool is to be utilised for other liabilities, in which case such capital instruments would be written down or converted into equity pursuant to the exercise of the bail-in tool, as described above, rather than the mandatory write-down and conversion power applicable only to capital instruments).

Contingent Capital Notes may be subject to write-down or conversion into equity on application of such powers (without requiring the consent of such holders), which may result in such holders losing some or all of their investment. The “no creditor worse off” safeguard would not apply in relation to an application of such powers to capital instruments in circumstances where resolution powers are not also exercised.

The determination that all or part of the principal amount of the Contingent Capital Notes will be subject to the exercise of the bail-in tool or PoNV Powers may be unpredictable and may be outside of our control. Accordingly, trading behaviour in respect of the Contingent Capital Notes which are subject to such write-down or conversion powers is not necessarily expected to follow trading behaviour associated with other types of securities. The exercise of the bail-in tool or PoNV Powers, as the case may be, in respect of us and/or the Group and the Contingent Capital Notes or any suggestion of any such exercise could materially adversely affect your rights, the price or value of their investment in the Contingent Capital Notes, the trading liquidity of the Contingent Capital Notes and/or the ability of us to satisfy our obligations under the Contingent Capital Notes and could lead to you losing some or all of the value of their investment in such Contingent Capital Notes.

The SRR is designed to be triggered prior to our insolvency and holders of the Contingent Capital Notes may not be able to anticipate the exercise of any resolution power (including the UK bail-in tool) by the relevant UK resolution authority.

The resolution powers conferred by the SRR are intended to be used prior to the point at which any insolvency proceedings with respect to the relevant entity could have been initiated. The purpose of the resolution powers is to address the situation where all or part of a business of a relevant entity has encountered, or is likely to encounter, financial difficulties, giving rise to wider public interest concerns.

Although the Banking Act provides specific conditions to the exercise of any resolution powers and, furthermore, the European Banking Authority’s guidelines published in May 2015 set out the objective elements for the resolution authorities to apply in determining whether an institution is failing or likely to fail, it is uncertain how the relevant resolution authority would assess such conditions in any particular pre-insolvency scenario affecting us and/or other members of the Group and in deciding whether to exercise a resolution power.

The relevant resolution authority is also not required to provide any advance notice to you of its decision to exercise any resolution power. Therefore, you may not be able to anticipate a potential exercise of any such powers nor the potential effect of any exercise of such powers on us, the Group and the Contingent Capital Notes.

Furthermore, you may have only very limited rights to challenge and/or seek a suspension of any decision of the relevant resolution authority to exercise its resolution powers (including the bail-in tool) or to have that decision reviewed by a judicial or administrative process or otherwise.

Under the terms of the Contingent Capital Notes, you have agreed to be bound by the exercise of any UK bail-in power by the relevant UK authority.

Pursuant to Article 55 of the BRRD and the relevant rules adopted in the UK to transpose such requirements, subject to limited exceptions, unsecured liabilities of a financial institution governed by the laws of a country outside of the EEA (which include the Contingent Capital Notes, the terms of which are governed by New York Law) must contain a contractual acknowledgment whereby the holders recognise that such liability may be subject to the UK bail-in power and agree to be bound by the exercise of those powers by the relevant UK authority.

As a result, and notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Contingent Capital Notes, by its acquisition of Contingent Capital Notes, each holder and beneficial owner of the Contingent Capital Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Contingent Capital Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Contingent Capital Notes into ordinary shares or other securities or other obligations of RBSG or another person; and/or (iii) the amendment of the amount of interest due on the Contingent Capital Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Contingent Capital Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Contingent Capital Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Contingent Capital Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (notwithstanding that the UK is no longer a Member State of the European Union) and/or within the context of a UK resolution regime under the Banking Act, pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant UK authority” is to any authority with the ability to exercise a UK bail-in power.

Neither a reduction or cancellation, in part or in full, of the principal amount of or any interest on the Contingent Capital Notes, the conversion thereof into another security or obligation of RBSG or another person, as a result of the exercise of the UK bail-in power by the relevant UK authority with respect of the Contingent Capital Notes will of itself constitute a default or event of default under the terms of the Contingent Capital Notes or the Indenture.

For more information, see “Description of the Contingent Capital Notes—Agreement with Respect to the Exercise of UK bail-in power”.

Your rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK authority.

There may be limited protections, if any, that will be available to holders of securities subject to the UK bail-in power (including the Contingent Capital Notes) and to the broader resolution powers of the relevant UK authority. Although we expect, according to the principles of the Banking Act, that the relevant UK authority would respect creditor hierarchies when exercising its UK bail-in power in respect of the Contingent Capital Notes and that the noteholders would be treated pari passu with the claims of holders of all our subordinated unsecured instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Contingent Capital Notes at that time being subjected to the exercise of the UK bail-in power, the rules provide for some exceptions to these principles which the relevant UK authority may choose to rely upon. In any event, it is expected that our subordinated obligations such as the Contingent Capital Notes would be subject to the application of the UK bail-in power prior to our senior obligations.

In addition, holders of securities will have a right to be compensated in the event of the exercise of the UK bail-in power with respect to the Contingent Capital Notes, based on the principle that such investors should receive no less favourable treatment than they would have received had RBSG entered into insolvency immediately before the initial exercise of the resolution powers pursuant to the UK bail-in power. However, even in circumstances where a claim for compensation is established under the “no creditor worse off” safeguard in accordance with a valuation performed after the resolution action has been taken, it is unlikely that such compensation would be equivalent to the full losses incurred by the holders of the Contingent Capital Notes in the resolution and there can be no assurance that such holders would recover such compensation promptly. In addition, due to the discretion afforded to the Bank of England, the claims of some creditors whose claims would rank equally with yours may be excluded from being subject to the UK bail-in tool. The greater number of such excluded creditors there are, the greater the potential impact of the UK bail-in tool on other creditors who have not been excluded (which may include you). As the implementation of these provisions remains to be tested and may be further amended, there can be no certainty as to how these legal protections or remedies would be implemented by the relevant UK authority.

Further, although the Bank of England’s resolution instrument with respect to the exercise of the UK bail-in tool must set out the provisions allowing for securities to be transferred, cancelled or modified (or any combination of these), the resolution instrument may make any provision that the Bank of England considers to be appropriate in exercising its specific powers. Such other provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the UK bail-in tool under the Banking Act and there is uncertainty as to the extent to which usual processes and/or procedures under English law will be available to holders of securities (including the Contingent Capital Notes) or that the “no creditor worse off” safeguard will be effective if such powers are exercised. Accordingly, you may have limited or circumscribed rights to challenge any decision of the Bank of England or other relevant UK authority to exercise its UK bail-in power.

The Resolvability Assessment Framework could impact market perceptions of us and/or the Group and in turn affect the value of the Contingent Capital Notes.

The Banking Act and associated FCA and PRA rules contain requirements relating to recovery and resolution plans, early supervisory interventions and the resolution of firms (including the bail-in tool). The Bank of England and the PRA have published final rules for a resolvability assessment framework (the “Resolvability Assessment Framework”), with full implementation of the framework required by 2022, which will require the largest UK banks (including the Group) to carry out realistic assessments of their preparations for resolution. The new rules of the Resolvability Assessment Framework may affect the way in which we and/or the Group is perceived by the market, which in turn may affect the value of the Contingent Capital Notes.

Changes in law may adversely affect your rights under the Contingent Capital Notes or may adversely affect the Group’s business, financial performance and capital plans.

Changes in law after the date hereof may affect your rights as a holder of Contingent Capital Notes as well as the market value of the Contingent Capital Notes. A number of regulators are currently proposing or considering legislation and rule making which may affect the Group’s business, your rights as a holder of the Contingent Capital Notes and the market value of the Contingent Capital Notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Contingent Capital Notes, or changes that could have a significant impact on the future legal entity structure, business mix (including a potential exit of certain business activities) and management of the Group, and use of capital and requirements for loss-absorbing capacity within the Group, which may have an adverse effect on an investment in the Contingent Capital Notes.

Moreover, any change in law or regulation becoming effective after the Issue Date that would cause whole or part of the Contingent Capital Notes to be excluded (or likely to be excluded) from Tier 1 Capital would trigger a Capital Disqualification Event, and any change in law or regulation that results in us having to pay additional amounts to you, or results in certain other tax consequences including (but not limited to) us not being entitled to claim a deduction for UK tax purposes in respect of interest payments (or the value of such deduction to us being materially reduced), could trigger a Tax Event, each of which may entitle us to redeem the Contingent Capital Notes, in whole (but not in part). See “—Subject to certain conditions, including the Solvency Condition and regulatory approvals, we have the option to redeem the Contingent Capital Notes on certain dates.”

In particular, any developments resulting from the finalisation of the UK’s future relationship with the EU may lead to significant changes to the laws applicable in the UK and may, among other developments, increase the risk of a Capital Disqualification Event occurring or otherwise adversely affect your rights under the Contingent Capital Notes. See the section titled “Risk Factors – Economic and political risk – Prevailing uncertainty regarding the terms of the UK’s withdrawal from the European Union has adversely affected and will continue to affect the RBS Group” in the 2019 Annual Report.

Such legislative and regulatory uncertainty could also affect your ability to accurately value the Contingent Capital Notes and therefore affect the trading price of the Contingent Capital Notes given the extent and impact on the Contingent Capital Notes that one or more regulatory or legislative changes could have.

Subject to certain conditions, including the Solvency Condition and regulatory approvals, we have the option to redeem the Contingent Capital Notes on certain dates.

Subject to the satisfaction of the Solvency Condition (as described under “Description of the Contingent Capital Notes – Solvency Condition”) on the relevant redemption date, our having satisfied certain pre-conditions which include, among others, having given any required notice to the PRA and the PRA granting permission to such redemption (to the extent and in the manner required by the Capital Regulations), the non-occurrence of a Conversion Trigger Event and compliance by us with any alternative or additional pre-conditions to redemption set out in the Capital Regulations and/or required by the PRA from time to time, we may opt to redeem all, but not some only, of the Contingent Capital Notes at their principal amount together with accrued but unpaid interest that has not otherwise been cancelled or deemed cancelled upon the occurrence of a Tax Event or a Capital Disqualification Event. If either of these events were to occur at any time after the Issue Date, it is therefore possible that we would be able to redeem the Contingent Capital Notes at any time after the Issue Date (which could also be prior to the First Call Date).

In addition, subject to the satisfaction of the Solvency Condition on the relevant redemption date, our having satisfied certain pre-conditions which include, among others, having given any required notice to the PRA and the PRA granting permission to such redemption (to the extent and in the manner required by the Capital Regulations), the non-occurrence of a Conversion Trigger Event and compliance by us with any alternative or additional pre-conditions to redemption set out in the Capital Regulations and/or required by the PRA from time to time, we may redeem the Contingent Capital Notes in whole (but not in part) on (i) any day falling in the period commencing on (and including) the First Call Date and ending on (and including) the First Reset Date or (ii) on any Reset Date thereafter. Our optional redemption on any such date or the perception that the Contingent Capital Notes may be redeemed in the circumstances noted above, may limit the market value of the Contingent Capital Notes to the redemption price during the period shortly before the First Call Date. Moreover, if we redeem the Contingent Capital Notes in any of the circumstances mentioned above, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield. In addition, any early redemption of the Contingent Capital Notes may be subject to additional conditions imposed by the PRA, regardless of whether such redemption would be favourable to you.

We may substitute the Contingent Capital Notes or vary our terms without holder consent.

If a Tax Event or a Capital Disqualification Event has occurred, then we may, subject to us having satisfied certain pre-conditions which include, among others, having given any required notice to the PRA and the PRA granting permission (to the extent and in the manner required by the Capital Regulations), but without any requirement for your consent or approval of the Contingent Capital Notes, at any time (whether before, on or following the First Call Date) either substitute all (but not some only) of the Contingent Capital Notes for, or vary the terms of the Contingent Capital Notes so that they remain or, as appropriate, become, Compliant Notes. In the case of a substitution or variation of the terms of the Contingent Capital Notes, while the new substituted or modified securities must have terms that are not materially less favourable to an investor than the Contingent Capital Notes, there can be no assurance that, whether due to the particular circumstances of each holder of Contingent Capital Notes or otherwise, such substituted or modified securities will be as favourable to each holder of Contingent Capital Notes in all respects.

The Contingent Capital Notes do not contain events of default and the remedies available to you under the Contingent Capital Notes are limited.

The terms of the Contingent Capital Notes do not provide for any events of default. You may not at any time demand repayment or redemption of your Contingent Capital Notes, although in a Winding-up or Administration Event prior to a Conversion Trigger Event, you will have a claim for an amount equal to the principal amount of the Contingent Capital Notes plus any accrued interest that has not otherwise been cancelled subject to the subordination provisions of the Contingent Capital Notes. There is no right of acceleration in the case of non-payment of principal or interest on the Contingent Capital Notes or of our failure to perform any of our obligations under or in respect of the Contingent Capital Notes. See “—Cancelled interest shall not be due and shall not accumulate or be payable at any time thereafter or constitute an event of default and you shall have no rights thereto.”

The sole remedy in the event of any non-payment of principal under the Contingent Capital Notes subject to certain conditions as described under “Description of the Contingent Capital Notes—Enforcement Events and Remedies” is that the Trustee, on your behalf may, at its discretion, or shall at the direction of the holders of 25% or more of the aggregate principal amount of the outstanding Contingent Capital Notes, subject to applicable laws, institute proceedings for our winding-up. In the event of a Winding-up or Administration Event, whether or not instituted by the Trustee, the Trustee may evidence any of our obligations arising under the Contingent Capital Notes in any such Winding-up or Administration Event.

Prior to the occurrence of any Winding-up or Administration Event, the Contingent Capital Notes will remain subject to (i) Automatic Conversion upon a Conversion Trigger Event, (ii) the exercise of the UK bail-in power and (iii) a write down of the Contingent Capital Notes upon the occurrence of a Conversion Trigger Event following a Non-Qualifying Takeover Event, none of which constitute an Enforcement Event or a Winding-up or Administration Event under the Indenture. In addition, we are entitled to cancel any interest payment as described under “Description of the Contingent Capital Notes——Interest Cancellation” and such cancellation or deemed cancellation (in each case, in whole or in part) will not constitute an Enforcement Event. If Settlement Shares are not issued and delivered to the Settlement Share Depository following the Conversion Trigger Event, your only claim will be a claim to have such Settlement Shares issued and delivered, or claims to participate in our liquidation proceeds.

The remedies under the Contingent Capital Notes are more limited than those typically available to our unsubordinated creditors. For further detail regarding the limited remedies of the Trustee and the holders of the Contingent Capital Notes, see “Description of the Contingent Capital Notes—Enforcement Events and Remedies”.

There is no limit on the amount or type of further securities or indebtedness that we may issue, incur or guarantee.

There is no restriction on the amount of securities or other liabilities that we may issue, incur or guarantee and which rank senior to, or pari passu with, the Contingent Capital Notes. The issue or guaranteeing of any such securities or the incurrence of any such other liabilities may reduce the amount (if any) recoverable by you during a Winding-up or Administration Event and may limit our ability to meet our obligations under the Contingent Capital Notes. In addition, the Contingent Capital Notes do not contain any restriction on our ability to issue securities that may have preferential rights to those of the Contingent Capital Notes or securities with similar, different or no Conversion Trigger Event provisions.

The market value of the Contingent Capital Notes may be influenced by unpredictable factors.

Certain factors, many of which are beyond our control, will influence the value of the Contingent Capital Notes and the price, if any, at which securities dealers may be willing to purchase or sell the Contingent Capital Notes in the secondary market, including:

•	our creditworthiness from time to time;

•	supply and demand for the Contingent Capital Notes and the liquidity of the market for AT1 securities generally;

•	investors’ perceptions of the risks relating to AT1 securities, such as the Contingent Capital Notes;

•	economic, financial, political or regulatory events or judicial decisions that affect us or the financial markets generally, including the introduction of any financial transactions tax; and

•	the trading price of our ordinary shares and/or ADSs.

Accordingly, if you sell your Contingent Capital Notes in the secondary market, you may not be able to obtain a price equal to the principal amount of the Contingent Capital Notes or a price equal to the price that you paid for the Contingent Capital Notes.

There is no established trading market for the Contingent Capital Notes and one may not develop.

The Contingent Capital Notes will have no established trading market when issued, and although we expect to list the Contingent Capital Notes on the ISM of the LSE, one may never develop. If a market does develop, it may not be liquid and may be sensitive to changes or volatility in financial markets. Therefore, investors may not be able to sell their Contingent Capital Notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. This is particularly the case for securities that are especially sensitive to interest rates, currency or market risks, are designed for specific investment objectives and strategies, have been structured to meet the investment requirements of limited categories of investors or include features such as the Automatic Conversion and UK bail-in power. These types of securities would generally have a more limited secondary market and more price volatility than conventional debt securities. Illiquidity may have a material adverse effect on the market value of the Contingent Capital Notes.

You may be subject to disclosure obligations and/or may need approval from our regulator under certain circumstances.

As you may receive Settlement Shares if a Conversion Trigger Event occurs, an investment in the Contingent Capital Notes may result in your having to comply with certain disclosure and/or regulatory approval requirements pursuant to applicable laws and regulations following an Automatic Conversion. For example, pursuant to Chapter 5 of the Disclosure Guidance and Transparency Rules Sourcebook of the FCA Handbook, we (and the UK Financial Conduct Authority) must be notified by a person when the percentage of voting rights in us controlled by that person (together with its concert parties), by virtue of direct or indirect holdings of shares aggregated with direct or indirect holdings of certain financial instruments, reaches or crosses 3% and every percentage point thereafter.

Furthermore, as Settlement Shares represent voting securities of a parent undertaking of a number of regulated group entities, under the laws of the United Kingdom, the United States and other jurisdictions, ownership of the Contingent Capital Notes (or the Settlement Shares) above certain levels may require you to obtain regulatory approval or subject you to additional regulation.

Non-compliance with such disclosure and/or approval requirements may lead to the incurrence of substantial fines or other criminal and/or civil penalties and/or suspension of voting rights associated with the Contingent Capital Notes. Accordingly, each potential investor should consult its legal advisers as to the terms of the Contingent Capital Note, in respect of its existing shareholding and the level of holding it would have if it receives Settlement Shares following the Conversion Trigger Event.

The Contingent Capital Notes are not investment grade and are subject to the risks associated with non-investment grade securities.

The Contingent Capital Notes, upon issuance, will not be considered to be investment grade securities, and as such will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, deteriorating outlooks for us or the Group, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities such as the Contingent Capital Notes.

Credit ratings may not reflect all risks and a downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Contingent Capital Notes could cause the liquidity or market value of the Contingent Capital Notes to decline.

One or more independent credit rating agencies may assign credit ratings to the Contingent Capital Notes. The ratings may not reflect the potential impact of all risks related to the structure, market, Automatic Conversion, UK bail-in power, additional factors discussed above and other factors that may affect the value of the Contingent Capital Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

Moreover, the rating agencies that currently, or may in the future, publish a rating for the Contingent Capital Notes may change the methodologies that they use for analysing securities with features similar to the Contingent Capital Notes. Such changes in the methodology used by rating agencies may have a material adverse effect on the Contingent Capital Notes’ ratings.

Upon issuance, the Contingent Capital Notes will be rated by nationally recognised statistical ratings organisations and may in the future be rated by additional rating agencies. However, we are under no obligation to ensure the Contingent Capital Notes are rated by any rating agency and any rating initially assigned to the Contingent Capital Notes may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgement, circumstances relating to the basis of the rating, such as adverse changes to our business, so warrant. If we determine to no longer maintain one or more ratings, or if any rating agency lowers or withdraws its rating, such event could reduce the liquidity or market value of the Contingent Capital Notes.

Real or expected downgrades, suspensions or withdrawals of, or changes in the methodology used to determine, credit ratings assigned to us or the Contingent Capital Notes could cause the liquidity or trading prices of the Contingent Capital Notes to decline significantly. Additionally, any uncertainty about the extent of any anticipated changes to the credit ratings assigned to the Contingent Capital Notes may adversely affect the market value of the Contingent Capital Notes.

Furthermore, as a result of regulations, if the status of any rating agency rating the Contingent Capital Notes changes, European (including UK) regulated investors may no longer be able to use the rating for regulatory purposes and the Contingent Capital Notes may have a different regulatory treatment. This may result in European (including UK) regulated investors selling the Contingent Capital Notes which may impact the value of the Contingent Capital Notes and any secondary market.

The credit risk of RBSG, its credit ratings, and its credit spreads may adversely affect the value of the Contingent Capital Notes.

Any actual or anticipated decline in our credit ratings, changes in the market’s view of our creditworthiness or any increase in our credit spreads charged by the market for taking credit risk are likely to adversely affect the value of the Contingent Capital Notes and cause the liquidity of the Contingent Capital Notes to decline significantly.

Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the Contingent Capital Notes. Any rating assigned to us may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgement, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors which can change over time, including the credit rating agency’s assessment of: our strategy and management’s capability; our financial condition including in respect of profitability, asset quality, capital, funding and liquidity; competitive and economic conditions in our key markets; the level of political support for the industries in which we operate; the implementation of structural reform; the legal and regulatory frameworks applicable to our legal structure; business activities and the rights of our creditors; changes in rating methodologies; changes in the relative size of the loss-absorbing buffers protecting bondholders and depositors; the competitive environment, political and economic conditions in our key markets (including the impact of Brexit and any further Scottish independence referendum); any reduction of the UK’s sovereign credit rating and market uncertainty. In addition, credit ratings agencies are increasingly taking into account environmental, social and governance factors, including climate risk, as part of the credit ratings analysis, as are investors in their investment decisions.

The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. In particular, following the outcome of the referendum on the UK’s membership of the EU in favour of leaving the EU, rating agencies downgraded the UK’s credit ratings and/or changed or maintained their outlook for the UK to negative. Credit agencies also changed their outlook for a number of UK banks (excluding the Group) to negative. If credit rating agencies perceive there to be adverse changes in the factors affecting our credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to us or other Group entities. Any reductions in our credit ratings or the credit ratings of other Group entities, including, in particular, downgrades below investment grade, or a deterioration in the capital markets’ perception of our financial resilience could significantly affect our access to money markets, reduce the size of our deposit base and trigger additional collateral or other requirements in derivatives contracts and other secured funding arrangements or the need to amend such arrangements, which could adversely affect our cost of funding and our access to capital markets and could limit the range of counterparties willing to enter into transactions with us. This could in turn adversely impact our competitive position and threaten our prospects in the short to medium-term. An improvement in our credit ratings will not necessarily increase the value of the Contingent Capital Notes and will not reduce market risk and other investment risks related to the Contingent Capital Notes. Credit ratings (i) do not address the price, if any, at which the Contingent Capital Notes may be resold in the secondary market (which may be substantially less than the original offering price of the Contingent Capital Notes), and (iii) are not recommendations to buy, sell or hold the Contingent Capital Notes.

You may not be entitled to receive US dollars in a winding-up.

If you are entitled to any recovery with respect to the Contingent Capital Notes in any winding-up, you might not be entitled in those proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom or such other jurisdictions in which we may be organised. In addition, under current English law, our liability to you would have to be converted into pounds sterling or any other lawful currency of the United Kingdom or such other jurisdictions in which we may be organised at a date close to the commencement of proceedings against us and you would be exposed to currency fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

You will be responsible for any taxes following an Automatic Conversion.

Neither we nor any member of the Group will be liable for any taxes or duties (including, without limitation, any stamp duty, stamp duty reserve tax or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) arising on conversion or that may arise or be paid in connection with the issue and delivery of Settlement Shares and Alternative Consideration, if applicable, following an Automatic Conversion. You must pay any taxes and duties (including, without limitation, any stamp duty, stamp duty reserve tax or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) arising on conversion in connection with the issue and delivery of Settlement Shares to the Settlement Share Depository on your behalf.

Certain adjustments to the conversion price of convertible securities pursuant to anti-dilution provisions may cause holders thereof to be deemed to have received a distribution for US federal income tax purposes.

The conversion price in respect of the Contingent Capital Notes may be adjusted in certain circumstances pursuant to anti-dilution provisions.  Under the US Internal Revenue Code of 1986, as amended (the “Code”) and applicable Treasury regulations, adjustments that have the effect of increasing the interests of holders of convertible securities in an issuer’s assets or earnings and profits may, in certain circumstances, result in a deemed distribution to such holders.  Any deemed distribution will generally be taxable as a dividend as described in “UK and US Federal Tax Consequences—United States—Taxation of the Contingent Capital Notes—Taxation of Distributions”.  US Holders should consult their tax advisers as to the tax consequences of any adjustments to the conversion price.

FATCA Withholding.

Under certain provisions of the U.S. Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (commonly referred to as "FATCA"), as well as certain intergovernmental agreements between the United States and certain other countries (including the UK) together with local country implementing legislation, a 30% withholding tax may be imposed on payments on the Contingent Capital Notes, Settlement Shares and ADSs if those payments are (i) treated as "foreign passthru payments", and (ii) made to a non-U.S. person that does not comply with the due diligence, reporting and certification requirements under FATCA. The term "foreign passthru payments" is not defined yet, and therefore it is not clear whether or to what extent payments on the Contingent Capital Notes, Settlement Shares and ADSs could become subject to this withholding tax. No FATCA withholding will apply prior to two years after the date on which final regulations on this issue are published. If withholding is required in respect of this withholding tax, the Issuer will not be required to pay any additional amounts with respect to any amounts withheld.

Limitation on gross-up obligation under the Contingent Capital Notes

Our obligation to pay additional amounts in respect of any withholding or deduction in respect of taxes under the terms of the Contingent Capital Notes applies only to payments of interest due and paid under the Contingent Capital Notes and not to payments of principal. As such, we would not be required to pay any additional amounts under the terms of the Contingent Capital Notes to the extent any withholding or deduction applied to payments of principal. Accordingly, if any such withholding or deduction were to apply to any payments of principal under the Contingent Capital Notes, you may receive less than the full amount due under the Contingent Capital Notes, and the market value of the Contingent Capital Notes may be adversely affected.

Accordingly, if any such withholding or deduction were to apply to any payments of principal under the Contingent Capital Notes, you may receive less than the full amount due under the Contingent Capital Notes, and the market value of the Contingent Capital Notes may be adversely affected.

Because the global certificate is held by or on behalf of the Clearing Systems, investors will have to rely on the Clearing Systems’ procedures for transfer, payment and communication with us.

The Contingent Capital Notes will be represented by a global certificate except in certain limited circumstances described in “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities” in the accompanying prospectus. Such global certificate will be deposited with DTC and its direct and indirect participants, including Euroclear and Clearstream Banking, registered in the name of such depository or its nominee, and beneficial interests in the global certificate will be held through DTC and its respective direct or indirect participants, and such direct and indirect participants will record beneficial interests on their books. While the Contingent Capital Notes are represented by the global certificate, we will discharge our payment obligations under the Contingent Capital Notes by making payments to or to the order of DTC, for distribution to our account holders. A holder of a beneficial interest in a global certificate must rely on the procedures of DTC to receive payments under the Contingent Capital Notes. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the global certificate. Holders of beneficial interests in the global certificate may have to rely on DTC to exercise their voting rights in any creditors’ meeting in relation to the Contingent Capital Notes or to appoint appropriate proxies.

Trading in the Clearing Systems is subject to minimum denomination requirements.

The Contingent Capital Notes will be issued only in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. It is possible that the Clearing Systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If Contingent Capital Notes in definitive form are required to be issued in relation to such Contingent Capital Notes in accordance with the provisions of the global certificate, a holder who does not have at least the minimum denomination of $200,000 or any integral multiple of $1,000 in excess thereof in its account with the relevant Clearing System at the relevant time may not receive its entitlement of Contingent Capital Notes in definitive form unless and until such time as its holding satisfies the requirement of the minimum denomination of $200,000 or any integral multiple of $1,000 in excess thereof.

Modification, waivers and substitution.

The Indenture provides that the Trustee may, under certain circumstances, without the consent of the holders agree to any modification to the terms of the Contingent Capital Notes or the Indenture and/or authorise or waive any proposed breach or breach of the Contingent Capital Notes or the Indenture and/or agree to our substitution as principal debtor under the Contingent Capital Notes and issuer of Settlement Shares or an Automatic Conversion under the Indenture. As a result of the above, actions may be taken with respect to the Contingent Capital Notes with which you may not agree.

RECENT DEVELOPMENTS

Q1 2020 Interim Report

Please refer to our Q1 2020 Interim Report, which contains recent developments, including in relation to the Group’s business and financial performance and ongoing litigation, investigation and reviews, and which is incorporated by reference herein.

Update on the COVID-19 pandemic

During the first quarter of 2020, the global rate of infection of the Covid-19 virus (a respiratory disease caused by coronavirus) and the number of associated deaths increased at a rapid pace. Having first been diagnosed in Wuhan, China in December 2019, the World Health Organization officially declared a pandemic on March 11, 2020. Many countries, including the UK (RBSG’s most significant market) imposed strict social distancing measures and associated restrictions on non-essential activity in an attempt to slow the spread and reduce the impact of Covid-19. The short-term impact of Covid-19 has included sudden reductions in personal and commercial activity, increased unemployment and significant market volatility in asset prices, interest rates and foreign exchange rates, as well as physical disruption to global supply chains and working practices, all of which led to a decrease in the UK gross domestic product by 20.4% on a month-by-month basis in April 2020, are having a major impact on RBSG’s customers and has had a negative impact on RBSG’s Q1 2020 results and outlook.

In response to the Covid-19 pandemic and in line with certain mandated schemes (by governments, central banks and regulators) to assist businesses and individuals, RBSG is seeking to assist affected customers with a number of initiatives.

Countries have adopted varying approaches as to how and when they relax or tighten restrictions imposed in response to the Covid-19 pandemic, with certain countries (including the UK) starting to relax restrictions. Once restrictions are relaxed, there is no certainty as to the path or length of time required to achieve economic recovery. The medium and long-term implications of the Covid-19 pandemic for RBSG customers, the UK housing market, and the UK and global economies and financial markets are uncertain. See “Risk Factors—The direct and indirect effects of the Covid-19 pandemic are having and are likely to continue to have a material adverse impact on RBS Group’s business and results of operations and may affect its ability to meet its targets and achieve its strategic objectives” in the Q1 2020 Interim Report.

Update on the UK’s withdrawal from the European Union (“Brexit”)

Following the EU Referendum in June 2016, and pursuant to the exit process triggered under Article 50 of the Treaty on European Union in March 2017 and the ratification of the withdrawal agreement by the UK government and the EU (through the Council of Ministers), the UK ceased to be a member of the EU and the EEA on January 31, 2020 and entered a transition period, currently due to expire on December 31, 2020. During this transition period, the UK retains the benefits of membership of the EU’s internal market and the customs union, but loses its representation in the EU’s institutions and its role in EU decision-making. The UK and EU are currently seeking to determine the terms of their future relationship by the end of the transition period, and the resulting economic, trading and legal relationships with both the EU and other counterparties currently remain unclear and subject to significant uncertainty. See also the sections in our 2019 Annual Report entitled “Risk Factors – Prevailing uncertainty regarding the terms of the UK’s withdrawal from the European Union has adversely affected and will continue to affect the RBS Group.” and “Risk Factors— The Group faces increased political and economic risks and uncertainty in the UK and global markets.”

USE OF PROCEEDS

The net proceeds from the issue of the Contingent Capital Notes are expected to amount to $1,488,800,000 after deduction of the underwriting discount and the other expenses incurred in connection with the issue of the Contingent Capital Notes. We intend to use the net proceeds of the offering for general corporate purposes and to strengthen further our capital base or the capital base of our subsidiaries and/or the Group.

CAPITALIZATION OF THE GROUP

The following table shows the Group’s issued and fully paid share capital, owners’ equity and indebtedness on an unaudited consolidated basis in accordance with International Financial Reporting Standards as at March 31, 2020.

	As at March 31, 2020
	Actual	As Adjusted(1)
	£ million	£ million
Share capital – allotted, called up and fully paid
Ordinary shares of £1.00	12,094	12,094
Retained income and other reserves	32,069	32,069
Owners’ equity	44,163	44,163
Group indebtedness
Trading liabilities – debt securities in issue	2,005	2,005
Other financial liabilities – debt securities in issue	47,870	47,870
Subordinated liabilities(2)	10,898	12,104
Total indebtedness	60,773	61,979
Total capitalisation and indebtedness	104,936	106,142

(1)	The ‘As Adjusted’ column reflects the effects of the issue of the Contingent Capital Notes offered hereby. Amounts shown have been converted from dollars to sterling at a rate of $1.244=£1.00, the rate used to translate assets and liabilities as at March 31, 2020. We make no representation that amounts have been or could have been or could in the future be converted into dollars at that rate or any other rate.

(2)	Includes Additional Tier 1 securities. We may decide to redeem our $2,000,000,000 7.500% Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes in the near term.

Under IFRS, certain preference shares are classified as debt and are included in subordinated liabilities in the table above.

If successful, completion of the offering will allow the Group to consider refinancing of its existing capital instruments.

On April 2, 2020, NatWest Markets Plc issued €1,000,000,000 2.750% five year Fixed Rate Notes under the £10,000,000,000 Euro Medium Term Note Programme, with a maturity date of April 2, 2025. On May 12, 2020, The Royal Bank of Scotland Group plc issued £1,000,000,000 ten year Fixed to Fixed Rate Reset Tier 2 Notes under the £40,000,000,000 Euro Medium Term Note Programme, with a maturity date of August 14, 2030. On May 14, 2020, NatWest Markets Plc priced $1,000,000,000 2.375% three year Senior Notes under the $10,000,000,000 US Medium-Term Note Programme, with a maturity date of May 21, 2023. On May 22, 2020, The Royal Bank of Scotland Group plc issued $1,000,000,000 3.073% Senior Callable Fixed-to-Fixed Reset Rate Notes, with a maturity date of May 22, 2028. On May 22, 2020, The Royal Bank of Scotland Group plc issued $600,000,000 2.359% Senior Callable Fixed-to-Fixed Reset Rate Green Notes, with a maturity date of May 22, 2024.

Other than as disclosed above, the information contained in the table above has not changed materially since March 31, 2020.

DESCRIPTION OF THE CONTINGENT CAPITAL NOTES

The following is a summary of certain terms of the Contingent Capital Notes. It supplements the description of the general terms of the Contingent Convertible Securities and any series we may issue contained in the accompanying prospectus under the heading “Description of Contingent Convertible Securities” and “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The summary set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Contingent Convertible Securities Indenture dated August 10, 2015 (the “Original Indenture”), between us as Issuer and The Bank of New York Mellon acting through its London Branch as Trustee, which was filed as exhibit 4.1 to our report on form 6-K filed on August 10, 2015, as supplemented by a fourth supplemental indenture with respect to the Contingent Capital Notes which we expect to be dated as of the Issue Date (the “Fourth Supplemental Indenture”). References to the “Indenture” are to the Original Indenture, as supplemented by the Fourth Supplemental Indenture. The Fourth Supplemental Indenture will be filed as an exhibit to a report on form 6-K on or about June 29, 2020, which will be incorporated by reference in our registration statement on Form F-3.

The Contingent Capital Notes constitute a series of Contingent Convertible Securities.

If you purchase the Contingent Capital Notes, your rights will be determined by the Indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), unless your Contingent Capital Notes are converted to Settlement Shares after a Conversion Trigger Event as described under “—Conversion—Automatic Conversion” in which case your rights will be determined in accordance with the terms of our ordinary shares as described in the accompanying prospectus under “Description of Ordinary Shares”. You can read the Indenture and the form of Contingent Capital Notes at the location listed under “Where You Can Find More Information” in the accompanying prospectus.

The Contingent Capital Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York and the Trust Indenture Act, except that, as the Indenture specifies, the subordination provisions and the waiver of the right to set-off by the holders of the Contingent Capital Notes and by the Trustee acting on behalf of the holders of the Contingent Capital Notes with respect to the Contingent Capital Notes will be governed by and construed in accordance with the laws of Scotland. The terms of the Contingent Capital Notes include those stated in the Indenture and any supplements or amendments thereto, and those terms made part of the Indenture by reference to the Trust Indenture Act.

The Bank of New York Mellon, acting through its London Branch, will serve as Trustee under the Indenture and will initially act as paying agent for the Contingent Capital Notes. National Westminster Bank Plc will initially act as Calculation Agent for the Contingent Capital Notes.

The Contingent Capital Notes will be issued in an aggregate principal amount of up to $1,500,000,000.

The Contingent Capital Notes are perpetual instruments with no fixed maturity or fixed redemption date.

General

We will issue the Contingent Capital Notes in fully registered form in denominations of $200,000 and in integral multiples of $1,000 thereafter (the denomination of each book-entry interest being the “Tradable Amount” of such book-entry interest). Prior to the Automatic Conversion (as defined below), the aggregate Tradable Amount of the book-entry interests in each Contingent Capital Note shall be equal to such Contingent Capital Note’s principal amount. Following the Automatic Conversion, the principal amount of each Contingent Capital Note shall be zero (as described below under “—Conversion—Conversion Procedures”) but the Tradable Amount of the book-entry interests in each Contingent Capital Note shall remain unchanged.

Upon issuance, the Contingent Capital Notes will be represented by one or more fully registered global notes (“Global Notes”). Each such Global Note will be deposited with, or on behalf of, DTC. You will hold a beneficial interest in the Contingent Capital Notes through DTC and its participants. We expect to deliver the Contingent Capital Notes through the facilities of DTC on the Issue Date. For a more detailed summary of the form of the

Contingent Capital Notes and settlement and clearance arrangements, see “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities” in the accompanying prospectus.

Payment of principal of and interest, if any, on the Contingent Capital Notes, so long as the Contingent Capital Notes are represented by Global Notes, will be made in immediately available funds. Beneficial interests in the Global Notes will trade in the same-day funds settlement system of DTC and pay in immediately available funds. Secondary market trading activity in such interests will therefore settle in same-day funds. Secondary market trading will occur in the ordinary way following the applicable rules and clearing system operating procedures of DTC, including those of its indirect participants, Euroclear and Clearstream, Luxembourg. We currently expect such trading and settlement to continue in the period between the Conversion Date and the Suspension Date (each as defined below). Definitive securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Issuance of Definitive Securities” in the accompanying prospectus.

Additional Issuances

We may from time to time, without the consent of the holders of the Contingent Capital Notes, issue additional Contingent Capital Notes under the Indenture, having the same ranking and same interest rate, interest cancellation terms, redemption terms, conversion price and other terms as the Contingent Capital Notes described in this prospectus supplement other than the price to the public and issue date as the Contingent Capital Notes offered hereby. Any such additional Contingent Capital Notes, together with the Contingent Capital Notes offered by this prospectus supplement, shall rank equally and rateably with such Contingent Capital Notes in all respects, so that any such further Contingent Capital Notes shall be consolidated and form a single series with the Contingent Capital Notes. There is no limitation on the amount of Contingent Capital Notes or other debt securities that we may issue under the Indenture, and there is no restriction on our issuing securities that may have similar or different conversion trigger event provisions to the Contingent Capital Notes or no conversion trigger events.

Interest

From and including the Issue Date to but excluding June 29, 2026 (the “First Reset Date”), interest will accrue on the Contingent Capital Notes at an initial rate equal to 6.000% per annum. The First Reset Date and every fifth anniversary thereafter shall each be a “Reset Date”. From and including each Reset Date to but excluding the next succeeding Reset Date, interest will accrue on the Contingent Capital Notes at a rate per annum equal to the sum of the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent on the relevant Reset Determination Date and 5.625%, converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.005 being rounded down).

“U.S. Treasury Rate” means, with respect to any Reset Date from which such rate applies, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days immediately prior to the Reset Determination Date for such Reset Date and appearing under the caption “Treasury constant maturities” at 5:00 p.m. (New York City time) on the Reset Determination Date for such Reset Date in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of five years; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date for such Reset Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Reset Date.

The U.S. Treasury Rate shall be determined by the Calculation Agent (as defined below).

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to us equal to the yield on U.S. Treasury securities having a maturity of five years as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of five years) at 5:00 p.m. (New York City time) on the Reset Determination Date on which such rate was set forth in such release (or any successor release).

“Calculation Agent” means National Westminster Bank Plc or its successor appointed by us, pursuant to a calculation agent agreement expected to be entered into on June 29, 2020.

“Comparable Treasury Issue” means, with respect to any Reset Period, the U.S. Treasury security or securities selected by us with a maturity date on or about the last day of such Reset Period and that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of five years.

“Comparable Treasury Price” means, with respect to any Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for such Reset Date (calculated on the Reset Determination Date preceding such Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by us (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date for such Reset Date.

“Reset Period” means any period from and including each Reset Date to but excluding the next succeeding Reset Date.

The “Reset Determination Date” shall be the second Business Day immediately preceding each Reset Date.

Subject to the provisions under “—Interest Cancellation”, “—Ranking and Liquidation Distribution”, “—Solvency Condition” and “—Conversion—Automatic Conversion”, from and including June 29, 2020 (the “Issue Date”) interest on the Contingent Capital Notes, if any, will be payable quarterly in arrear on March 31, June 30, September 30 and December 31 of each year (each an “Interest Payment Date”), commencing on September 30, 2020. The regular record dates for the Contingent Capital Notes will be the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each, a “Record Date”). Payments of interest, if any, so payable, and paid or duly provided for, on any Interest Payment Date will, be paid to the person shown on the register for the Contingent Capital Notes at the close of business on the Record Date.

If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, and no further interest or other payment shall be owed or made in respect of such delay. If any scheduled redemption date is not a Business Day, payment of interest, if any, and principal shall be postponed to the next Business Day, but interest on that payment will not accrue during the period from and after any scheduled redemption date. If any Reset Date is not a Business Day, the Reset Date shall occur on the next Business Day.

Subject as set out above, if any interest payment is to be made in respect of the Contingent Capital Notes on any date other than an Interest Payment Date, including on any scheduled redemption date, it shall be calculated by the Calculation Agent by applying the interest rate as described above and multiplying the product by 30/360 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). For this purpose, “30/360” means, in respect of any period, the number of days in the relevant period, from and including the first day in such period to but excluding the last day in such period, such number of days being calculated on the basis of a 360-day year consisting of 12 months of 30 days each, divided by 360.

The term “Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

Interest Cancellation

Interest Payments Discretionary

Subject to the solvency condition described under “—Solvency Condition” below, the availability of Distributable Items (as defined under “—Restrictions on Interest Payments” below), Automatic Conversion (as described under “—Conversion—Automatic Conversion”) and a Winding-up or Administration Event (as described under “—Ranking and Liquidation Distribution”), interest on the Contingent Capital Notes will be due and payable only at our sole discretion and we shall have sole and absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date.

If we elect not to make an interest payment on the relevant Interest Payment Date, or if we elect to make a payment of a portion, but not all, of such interest payment, such non-payment shall evidence our exercise of discretion to cancel such interest payment, or the portion of such interest payment not paid, and accordingly such interest payment, or portion thereof, shall not be or become due and payable. Such cancelled interest shall not accumulate or be due and payable at any time thereafter and the holders and the beneficial owners of the Contingent Capital Notes shall not have any right to or claim against us with respect to such interest amount. Any such cancellation shall not constitute a default under the terms of the Contingent Capital Notes or the Indenture and the holders and beneficial owners of the Contingent Capital Notes shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation.

Because the Contingent Capital Notes are intended to qualify as Additional Tier 1 Capital under CRD (as defined therein), we may cancel, in whole or in part, any interest payment at our discretion and may pay dividends on our ordinary shares or preference shares notwithstanding such cancellation. In addition, we may use such cancelled payments without restriction to meet our other obligations as they become due.

In addition, the Contingent Capital Notes will cease to bear interest from, and including, the date of any redemption of the Contingent Capital Notes as described under “—Redemption, Repurchase, Substitution or Variation” unless payment and performance of all amounts and obligations due by us in respect of the Contingent Capital Notes is not properly and duly made, in which event interest shall continue to accrue on the Contingent Capital Notes until payment and performance of all amounts and obligations has been properly and duly made.

Furthermore, in the event of the Automatic Conversion of the Contingent Capital Notes upon the occurrence of a Conversion Trigger Event, as described under “—Conversion—Automatic Conversion” below, or a Winding-up or Administration Event (as defined under “—Ranking and Liquidation Distribution” below) any accrued but unpaid interest on the Contingent Capital Notes shall be deemed to have been cancelled upon the occurrence of such Conversion Trigger Event, or a Winding-up or Administration Event, as the case may be, and shall not become due and payable at any time.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Restrictions on Interest Payments

We shall cancel any interest, or such interest shall be deemed to be cancelled, on the Contingent Capital Notes (or, as appropriate, any part thereof) which is scheduled to be paid on an Interest Payment Date if:

(a)	we have an amount of Distributable Items on such scheduled Interest Payment Date that is less than the sum of (i) all payments (other than redemption payments which do not reduce Distributable Items) made or declared by us since the end of our latest financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Contingent Capital Notes and any Junior Securities (as defined below) and (ii) all payments (other than redemption payments which do not reduce Distributable Items) payable by us on such Interest Payment Date (x) on the Contingent Capital Notes and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items; or

(b)	the Solvency Condition (as described under “—Solvency Condition” below) is not (or would not be) satisfied in respect of such amounts payable on such Interest Payment Date.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

“Distributable Items” means subject as otherwise defined in, and/or interpreted in accordance with, the Capital Regulations applicable to us from time to time, the amount of our profits at the end of the latest financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of the Contingent Capital Notes, any Parity Securities and Junior Securities less any losses brought forward, profits which are non-distributable pursuant to the Companies Act 2006 (UK) (the “Companies Act”) or any other provisions of English law and/or Scots law from time to time applicable to us or our Memorandum and Articles of Association from time to time (together, our “Articles of Association”) and sums placed to non-distributable reserves in accordance with the Companies Act or other provisions of English law and/or Scots law from time to time applicable to us or our Articles of Association, in each case with respect to the specific category of own funds instruments to which such law or the Articles of Association relate; such profits, losses and reserves being determined on the basis of our individual accounts and not on the basis of our consolidated accounts.

“Capital Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity binding on credit institutions (including, without limitation, as to leverage) then in effect as applicable to us or the Regulatory Group (as defined below) including if and to the extent applicable to us or the Regulatory Group and without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any laws or regulations as well as requirements, guidelines and policies adopted by the PRA and/or any other national or European authority from time to time (whether or not such laws, regulations, requirements, guidelines or policies are applied generally or specifically to us or to the Regulatory Group), in each case relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity.

“CRD” means (i) the CRD Directive and (ii) the CRD Regulation, to the extent applicable to us or the Regulatory Group.

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as amended or replaced from time to time (including as amended by Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019) and/or any Capital Regulations applicable in the UK.

“CRD Regulation” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms amending Regulation (EU) No. 648/2012, as amended or replaced from time to time (including as amended by Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019, to the extent then in application) and/or any Capital Regulations applicable in the UK.

“Junior Securities” means our ordinary shares or other securities or other obligations (including any guarantee, credit support or similar undertaking) of ours ranking, or expressed to rank, junior to the Contingent Capital Notes in a Winding-up or Administration Event (as defined under “—Ranking” below).

“Parity Securities” means the most senior ranking class or classes of non-cumulative preference shares in our capital from time to time and any other of our securities or other securities or other obligations (including any guarantee, credit support or similar undertaking) ranking, or expressed to rank, pari passu with the Contingent Capital Notes and/or such preference shares following a Winding-up or Administration Event.

“PRA” means the Prudential Regulation Authority or such other governmental authority having primary supervisory authority with respect to the prudential regulation of our business.

“Regulatory Group” means us, our subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of our subsidiary undertakings from time to time and any other undertakings from time to time consolidated with us for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

Agreement to Interest Cancellation

By acquiring the Contingent Capital Notes, holders and beneficial owners of the Contingent Capital Notes acknowledge and agree that:

(a)	interest is payable solely at our discretion, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been cancelled (in whole or in part) by us at our sole discretion and/or deemed cancelled (in whole or in part); and

(b)	a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture and the Contingent Capital Notes shall not constitute a default in payment or otherwise under the terms of the Contingent Capital Notes or the Indenture.

Interest will only be due and payable on an Interest Payment Date to the extent it is not cancelled or deemed cancelled in accordance with the provisions described under “—Interest Cancellation”, “—Solvency Condition”, “—Ranking and Liquidation Distribution” and “—Conversion—Automatic Conversion”. Any interest cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders and beneficial owners of the Contingent Capital Notes shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation. We may use such cancelled payments without restriction to meet our obligations as they fall due.

Notice of Interest Cancellation

If practicable, we will provide notice of any cancellation or deemed cancellation of interest (in each case, in whole or in part) to the holders of the Contingent Capital Notes through DTC (or, if the Contingent Capital Notes are held in definitive form, to the holders of the Contingent Capital Notes directly at their addresses shown on the register for the Contingent Capital Notes) and to the Trustee directly on or prior to the relevant Interest Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest (and accordingly, such interest will not be due and payable), or give the holders and beneficial owners of the Contingent Capital Notes any rights as a result of such failure.

Ranking and Liquidation Distribution

The Contingent Capital Notes will constitute our direct, unsecured and subordinated obligations, ranking pari passu without any preference among themselves. The rights and claims of the holders and beneficial owners of the Contingent Capital Notes in respect of, or arising from, the Contingent Capital Notes (including any damages for breach of any obligations thereunder, if payable) will be subordinated to the claims of our Senior Creditors (as defined below).

If:

(i)   an order is made, or an effective resolution is passed, for our winding-up (excluding in each such case, a solvent winding-up solely for the purposes of our reconstruction, amalgamation, reorganisation, merger or consolidation, or the substitution in our place of a Successor in Business (as defined below), the terms of which have previously been approved by the Trustee or in writing by holders of the Contingent Capital Notes of not less than 2/3 (two-thirds) in aggregate principal amount of the Contingent Capital Notes); or

(ii)  an administrator is appointed for us and such administrator gives notice that it intends to declare and distribute a dividend

(each, respectively, or together, a “Winding-up or Administration Event”), then (a) if any such events specified in (i) or (ii) above occur before the date on which the Conversion Trigger Event occurs, there shall be payable by us in respect of each Contingent Capital Note (in lieu of any other payment by us) such amount, if any, as would have been payable to a holder or beneficial owner of Contingent Capital Notes if, on the day prior to the commencement of the Winding-up or Administration Event and thereafter, such holder or beneficial owner of Contingent Capital Notes were the holder of one of a class of Notional Preference Shares (as defined below) on the assumption that the amount that such holder or beneficial owner of Contingent Capital Notes was entitled to receive in respect of such Notional Preference Shares on a return of assets in such Winding-up or Administration Event was an amount equal to the principal amount of the relevant Contingent Capital Note, together with any Accrued Interest (as defined below) and any damages for breach of any obligations thereunder (if payable), regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable and (b) if any such events specified in (i) or (ii) above occurs on or after the date on which the Conversion Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, there shall be payable by us in respect of each Contingent Capital Note (in lieu of any other payment by us) such amount, if any, as would have been payable to the holder or beneficial owner of such Contingent Capital Note in a Winding-up or Administration Event if the Conversion Date in respect of the Automatic Conversion had occurred immediately before the occurrence of a Winding-up or Administration Event (and, as a result, such holder or beneficial owner were the holder of such number of our ordinary shares as such holder or beneficial owner would have been entitled to receive on the Conversion Date, ignoring for this purpose our right to make an election for a Settlement Shares Offer to be effected), regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable.

“commencement” means, in relation to our winding-up, the date on which such winding-up commences, or is deemed to commence, determined in accordance with Section 86 or 129 of the Insolvency Act 1986.

“Notional Preference Shares” means an actual or notional class of preference shares in our capital having an equal right to return of assets in a Winding-up or Administration Event to, and so ranking pari passu with, the most senior class or classes of issued preference shares with non-cumulative dividends (if any) in our capital from time to time and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and so rank ahead of, all other classes of issued shares for the time being in our capital but ranking junior to the claims of Senior Creditors and junior to any notional class of preference shares in our capital which is referenced in any of our instruments for the purposes of determining a claim in our winding-up or administration, and, as so referenced, (i) is expressed to have a preferential right to a return of assets in our winding-up or administration over the holders of all other classes of shares for the time-being in our capital and (ii) is not expressed to rank junior to any other notional class of preference shares in our capital.

“secondary non-preferential debts” shall have the meaning given to it in the Banks and Building Societies (Priorities on Insolvency) Order 2018 and any other law or regulation applicable to us which is amended by such order, as each may be amended or replaced from time to time.

“Senior Creditors” means our creditors (i) who are unsubordinated creditors, (ii) whose claims are, or are expressed to be, subordinated (whether only in the event of a Winding-up or Administration Event or otherwise) to the claims of our other unsubordinated creditors but not further or otherwise, (iii) who are creditors in respect of any secondary non-preferential debts, or (iv) who are our subordinated creditors (whether as aforesaid or otherwise), other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of holders of the Contingent Capital Notes and/or pari passu with or junior to any claims ranking pari passu with the claims of holders of the Contingent Capital Notes, in each case, in a Winding-up or Administration Event occurring prior to any Conversion Trigger Event.

“Successor in Business” means, in relation to the Issuer, any entity which (i) acquires all or substantially all of the undertaking and/or assets of the Issuer or (ii) acquires the beneficial ownership of the whole of the issued voting stock and/or share capital of the Issuer or (iii) into which the Issuer is amalgamated, merged or reconstructed and where the Issuer is not the continuing company.

As a consequence of these subordination provisions, if a Winding-up or Administration Event occurs, each holder of Contingent Capital Notes may recover less rateably than the holders of our unsubordinated liabilities and the holders of certain of our subordinated liabilities. If upon any Winding-up or Administration Event the amount payable on the Contingent Capital Notes and any claims ranking equally with them are not paid in full, the Contingent Capital Notes and other claims ranking equally will share rateably in any distribution of our assets in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the Contingent Capital Notes, the holder might not be entitled in those proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom or such other jurisdictions in which we may be organised.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if such subsidiary is liquidated will be subject to the prior claims of its creditors and in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognised claims against the subsidiary.

Solvency Condition

Other than in the event of a Winding-up or Administration Event or in relation to the cash component of any Alternative Consideration in any Settlement Shares Offer (as such terms are defined below), payments in respect of or arising from the Contingent Capital Notes (including any damages for breach of any obligations thereunder) are, in addition to our right to cancel payments of interest as described under “—Interest Cancellation”, conditional upon our being solvent at the time when the relevant payment is due to be made, and no principal, interest or other amount shall be due and payable in respect of or arising from the Contingent Capital Notes, except to the extent that we could make such payment and still be solvent immediately thereafter (such condition is referred to herein as the “Solvency Condition”).

For the purposes of determining whether the Solvency Condition is met, we shall be considered to be solvent at a particular point in time if:

(i) we are able to pay our debts as they fall due; and

(ii) our Assets are at least equal to our Liabilities.

“Assets” means our unconsolidated gross assets, as shown in our latest published audited balance sheet, adjusted for subsequent events in such manner as our directors may determine.

“Liabilities” means our unconsolidated gross liabilities, as shown in the latest published audited balance sheet, adjusted for contingent liabilities and prospective liabilities and for subsequent events in such manner as our directors may determine.

An officer’s certificate (which shall only be required if, at the relevant time, we have not satisfied the Solvency Condition and we are relying on that fact as the basis for not making a payment on the Contingent Capital Notes) as to our solvency shall, unless there is manifest error, be treated and accepted by us, the Trustee and any holder of the Contingent Capital Notes as correct and sufficient evidence that the Solvency Condition is not satisfied. The Trustee shall be entitled to rely absolutely on such certificate without liability to any person without any obligation to verify or investigate the accuracy thereof. If we fail to make a payment because the Solvency Condition is not satisfied, this payment shall not be or become due and payable and shall be deemed cancelled.

Any payment of interest not due by reason of the provisions described above shall be deemed cancelled. See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” above.

Waiver of Right to Set-Off

By acquiring a Contingent Capital Note, each holder (and the Trustee acting on behalf of the holders) will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to such Contingent Capital Note or the Indenture (or between our obligations under or in respect of any Contingent Capital Note and any liability owed by a holder) that they (or the Trustee acting on their behalf) might otherwise have against us, whether before or during any Winding-up or Administration Event. Notwithstanding the above, if any such rights and claims of any such holder against us are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, in the event of a Winding-up or Administration Event, our liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for Senior Creditors, and until such time as payment is made will hold a sum equal to such amount on trust for Senior Creditors, and accordingly such discharge shall be deemed not to have taken place.

Additional Amounts

All amounts of principal and interest, if any, on the Contingent Capital Notes will be paid by us without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law.

If deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the Taxing Jurisdiction, we will pay such additional amounts in respect of the payment of any interest on (but not, for the avoidance of doubt, in respect of the payment of the principal amount of) the Contingent Capital Notes (“Additional Amounts”) as may be necessary in order that the net amounts in respect of any interest paid to the holders of Contingent Capital Notes, after such deduction or withholding, shall equal the amount of any interest which would have been payable in respect of such Contingent Capital Notes had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i) the holder or the beneficial owner of the Contingent Capital Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the Taxing Jurisdiction or otherwise has some connection with the Taxing Jurisdiction other than the mere holding or ownership of a Contingent Capital Note, or the collection of any payment of (or in respect of) any interest on the Contingent Capital Notes,

(ii) the Contingent Capital Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting (where presentation is required) the Contingent Capital Note for payment at the close of such 30 day period,

(iii) the holder or the beneficial owner of the Contingent Capital Note or the beneficial owner of any payment of (or in respect of) any interest on such Contingent Capital Note failed to comply with a request by us or our liquidator or other authorised person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (y) to make any declaration or other similar claim, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(iv) the withholding or deduction is required to be made pursuant to Sections 1471 through 1474 of the US Internal Revenue Code of 1986, as amended, any agreement with the US Treasury entered into with respect thereto, any US Treasury regulation issued thereunder or any other official interpretations or guidance issued with respect thereto; any intergovernmental agreement entered into with respect thereto, or any law, regulation, or other official interpretation or guidance promulgated pursuant to such an intergovernmental agreement,

(v) any combination of subclauses (i) through (iv) above,

nor shall Additional Amounts be paid with respect to a payment of any interest on the Contingent Capital Note to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever in this prospectus supplement there is mentioned, in any context, the payment of any interest on, or in respect of, any Contingent Capital Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

The restrictions on interest payments under “—Interest Cancellation—Restrictions on Interest Payments” and “—Solvency Condition” shall apply to any Additional Amounts mutatis mutandis.

Redemption, Repurchase, Substitution or Variation

The Contingent Capital Notes are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders may not request any redemption of the Contingent Capital Notes at any time.

Optional Redemption

The Contingent Capital Notes will, subject to the satisfaction of the Solvency Condition and the conditions described under “—Pre-conditions to Redemption, Repurchase, Substitution or Variation” below, be redeemable in whole, but not in part, at our option and in our sole discretion on (i) any day falling in the period commencing on (and including) the First Call Date and ending on (and including) the First Reset Date, or (ii) any Reset Date thereafter, in each case at 100% of their principal amount, together with any accrued and unpaid interest on the Contingent Capital Notes, excluding any interest which has been cancelled or deemed to be cancelled in accordance with the terms of the Contingent Capital Notes as described under “—Interest Cancellation” above (“Accrued Interest”) to, but excluding, the date fixed for redemption.

Notice of any optional redemption of the Contingent Capital Notes will be given to holders not less than 15 nor more than 30 calendar days in advance in accordance with “—Pre-conditions to Redemption, Repurchase, Substitution or Variation” and “—Notice of Redemption” below, and to the Trustee at least five (5) Business Days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable.

Tax Redemption

If at any time a Tax Event has occurred, we may, subject to the satisfaction of the Solvency Condition and the conditions described under “—Pre-conditions to Redemption, Repurchase, Substitution or Variation” and “—Notice of Redemption” below, at our option and in our sole discretion redeem the Contingent Capital Notes in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” will be deemed to have occurred with respect to the Contingent Capital Notes if, at any time, we shall determine that, as a result of any change in, or amendment to, the laws or regulations of the UK or any political subdivision or any authority thereof or therein having power to tax (including any treaty to which the UK or any political subdivision or any authority thereof or therein is a party), or any change in the official application of such laws or regulations (including a decision of any court or tribunal or the application by any tax authority), which change or amendment becomes effective or applicable, or, in the case of a change in or amendment to law, where such change or amendment is enacted by a UK Act of Parliament or by a Statutory Instrument, if such UK Act of Parliament or Statutory Instruments is enacted, on or after the Issue Date:

(a)	in making a payment under the Contingent Capital Notes in respect of interest, we have or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b)	a payment of interest on the next Interest Payment Date in respect of any of the Contingent Capital Notes would be treated as a “distribution” within the meaning of Section 1000 of the UK Corporation Tax Act 2010 (or any statutory modification or re-enactment thereof for the time being);

(c)	we would not be entitled to claim a deduction in respect of a payment of interest payable on the next Interest Payment Date in computing our UK taxation liabilities (or the value of such deduction to us would be materially reduced);

(d)	as a result of the Contingent Capital Notes being in issue, we would not be able to have losses or deductions (including in respect of a payment of interest on the Contingent Capital Notes) set against the profits or gains, or profits or gains offset by losses or deductions, of companies with which we are or would otherwise be grouped for applicable UK tax purposes (whether under the group relief system current as at the date of issue of the Contingent Capital Notes or any similar system or systems having like effect as may exist from time to time);

(e)	a future write-down of the principal amount of the Contingent Capital Notes or conversion of the Contingent Capital Notes into ordinary shares would result in a UK tax liability, or income, profit or gain being treated for UK tax purposes as accruing, arising or being received;

(f)	the Contingent Capital Notes would no longer be treated as loan relationships for UK tax purposes; or

(g)	the Contingent Capital Notes or any part thereof would be treated as a derivative or an embedded derivative for UK tax purposes,

in each case, the effect of which cannot be avoided by us taking reasonable steps available to us.

In any case where we determine that, as a result of a Tax Event, we are entitled to redeem the Contingent Capital Notes, we shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent UK counsel of recognised standing (selected by us), in a form satisfactory to the Trustee, confirming that the relevant Tax Event has occurred and the effect of such Tax Event cannot be avoided by us taking reasonable steps available to us.

Redemption Due to a Capital Disqualification Event

If at any time a Capital Disqualification Event occurs, we may, subject to the satisfaction of the Solvency Condition and the conditions described under “—Pre-conditions to Redemption, Repurchase, Substitution or Variation” and “—Notice of Redemption” below, at our option and in our sole discretion, redeem the Contingent Capital Notes in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Capital Disqualification Event” shall occur if we determine that, as a result of any amendment to, or a change in the regulatory classification of the Contingent Capital Notes under the Capital Regulations (or official interpretation thereof), in any such case becoming effective on or after the Issue Date, the whole or part of the Contingent Capital Notes are, or are likely to be, excluded from our Tier 1 Capital (as defined in the Capital Regulations) or the Tier 1 Capital of the Regulatory Group.

Repurchases

We may at any time and from time to time and to the extent not prohibited by CRD repurchase beneficially, or procure others to repurchase beneficially for our account, the Contingent Capital Notes in the open market, by tender or by private agreement in any manner and at any price or at differing prices. Contingent Capital Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all Contingent Capital Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be reissued or resold). Any such purchases will be subject to the satisfaction of the Solvency Condition and the conditions set forth under “—Pre-conditions to Redemption, Repurchase, Substitution or Variation”.

Substitution or Variation

If a Tax Event or a Capital Disqualification Event has occurred, then we may, subject to the conditions described under “—Pre-conditions to Redemption, Repurchase, Substitution or Variation” below, but without any requirement for the consent or approval of the holders or beneficial owners of the Contingent Capital Notes, at any time (whether before or following the First Call Date) either substitute the Contingent Capital Notes in whole (but not in part) for, or vary the terms of the Contingent Capital Notes so that they remain or, as appropriate, become, Compliant Securities (as defined below).

Notice of any substitution or variation of the Contingent Capital Notes due to the occurrence of a Tax Event or Capital Disqualification Event will be given to holders not less than 15 nor more than 30 calendar days prior to the date of substitution or variation (as applicable) in accordance with “—Notice” below, and to the Trustee at least five (5) Business Days prior to the date of such notice to holders, unless a shorter notice period shall be satisfactory to the Trustee. Such notice shall specify the date fixed for substitution or, as the case may be, variation of the Contingent Capital Notes and shall, except as otherwise provided herein, be irrevocable.

Prior to the giving of any notice of substitution or variation of the Contingent Capital Notes, we shall deliver to the Trustee an officer’s certificate stating that (i) in our belief a Tax Event or Capital Disqualification Event has occurred and (ii) the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee is entitled to conclusively rely on and accept such officer’s certificate without any further inquiry, in which event it shall be conclusive and binding on the Trustee and the holders and beneficial owners of the Contingent Capital Notes. Subject to receipt of such certificate, the Trustee shall (at our request and expense) use its reasonable endeavours to co-operate with us to give effect to the substitution or variation, provided that the Trustee shall not be obliged to co-operate in any such substitution or variation if the securities resulting from such substitution or variation, or the co-operation in such substitution or variation, would, in the opinion of the Trustee, have the effect of (i) exposing the Trustee to any liability against which it is not indemnified and/or secured and/or pre-funded to its satisfaction; (ii) changing, increasing or adding to the obligations or duties of the Trustee; or (iii) removing or amending any protection or indemnity afforded to, or any other provision in favour of, the Trustee under the Indenture, this prospectus supplement and/or the Contingent Capital Notes. If the Trustee does not so co-operate as provided above, the Issuer may, subject as provided above, redeem the Contingent Capital Notes as provided in this section.

“Compliant Securities” means securities issued directly by us that have terms not materially less favourable to an investor than the terms of the Contingent Capital Notes (as determined by us in consultation with an Independent Financial Adviser), provided that we have delivered an officer’s certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to conclusively rely on and accept such certificate without further enquiry and without liability to any person) prior to the substitution or variation of the Contingent Capital Notes and provided that such substitution or varied securities:

(a) (1) contain terms which comply with the then current requirements of the Capital Regulations in relation to Tier 1 Capital (as defined in the Capital Regulations); (2) provide for the same interest rate and Interest Payment Dates from time to time applying to the Contingent Capital Notes; (3) rank pari passu with the ranking of the Contingent Capital Notes; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or cancelled (but without prejudice to our right to cancel the same under the terms of the Compliant Securities, if applicable); (5) preserve our obligations (including the obligations arising from the exercise of any right) as to payments of principal in respect of the Contingent Capital Notes, including (without limitation) as to the timing and amount of such payments; (6) contain terms providing for the conversion of the Contingent Capital Notes, the cancellation of payments of interest thereon or write-down of the principal of the Contingent Capital Notes only if such terms are not materially less favourable to an investor than the terms of the Contingent Capital Notes and (7) qualify as hybrid capital instruments as defined in section 475C of the Corporation Tax Act 2009, to the extent applicable (or in any equivalent provision in any applicable successor legislation);

(b) are (1) admitted to trading on the ISM of the LSE or (2) listed on such other stock exchange as is a Recognised Stock Exchange (as defined below) at that time as selected by us; and

(c) where the Contingent Capital Notes which have been substituted or varied had a published rating (solicited by, or assigned with our cooperation) from a Rating Agency (as defined below) immediately prior to their substitution or variation, each such Rating Agency has ascribed, or announced its intention to ascribe, an equal or higher published rating to the relevant Compliant Securities.

“Recognised Stock Exchange” means a recognised stock exchange as defined in section 1005 of the UK Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

“Rating Agency” means Moody’s Investors Service, Inc., S&P Global Ratings Inc., a division of S&P Global Inc., Fitch Ratings, Inc., or any of their affiliates, or any successor.

Pre-conditions to Redemption, Repurchase, Substitution or Variation

Any redemption, repurchase, substitution or variation of the Contingent Capital Notes by us is subject (except to the extent that the Capital Regulations no longer so require) to us having met the following conditions:

(1) we have given such notice to the PRA as the PRA may then require before we become committed to the proposed redemption, repurchase, substitution or variation; and

(2) in the case of any redemption or repurchase, the PRA having granted permission for us to make any such redemption or repurchase of the Contingent Capital Notes upon a satisfactory finding that either:

(i) on or before such redemption or repurchase of any of the Contingent Capital Notes, we replace such Contingent Capital Notes with own funds instruments (as defined by the Capital Regulations) of an equal or higher quality at terms that are sustainable for our income capacity; or

(ii) we have demonstrated to the satisfaction of the PRA that our own funds and eligible liabilities (as defined by the Capital Regulations) would following such redemption or repurchase, exceed the requirements laid down in CRD and Directive 2014/59/EU (or similar laws in the United Kingdom) by a margin that the PRA considers necessary; and

(3) no Conversion Trigger Notice (as defined below) has been delivered; and

(4) in the case of any redemption or repurchase, the Solvency Condition is satisfied in respect of the relevant payment on the date scheduled for redemption or repurchase; and

(5) we have complied with any alternative or additional pre-conditions as set out in the Capital Regulations and/or required by the PRA as a prerequisite to its permission for such redemptions or repurchases, at the time; and

(6) in the case of any substitution or variation, such substitution or variation being effected in compliance with any applicable regulatory and legal requirements, including the Trust Indenture Act.

In addition, as of the date hereof, under the CRD rules, we may only redeem or repurchase the Contingent Capital Notes before five years after the date of issuance of the Contingent Capital Notes, provided that (except to the extent that the Capital Regulations no longer so require) the pre-conditions listed in (2) above and one of following conditions are met:

(a) in the case of redemption due to the occurrence of a Capital Disqualification Event, as described under “—Redemption Due to a Capital Disqualification Event” above (i) the PRA considers such change to be sufficiently certain and (ii) we demonstrate to the satisfaction of the PRA that the Capital Disqualification Event was not reasonably foreseeable at the time of the issuance of the Contingent Capital Notes; or

(b) in the case of redemption due to the occurrence of a Tax Event as described under “—Tax Redemption” above, we demonstrate to the satisfaction of the PRA that a Tax Event is material and was not reasonably foreseeable at the time of issuance of the Contingent Capital Notes; or

(c) before or at the same time as such redemption or repurchase of the Contingent Capital Notes, we replace the Contingent Capital Notes with own funds instruments (as defined by the Capital Regulations) of an equal or higher quality at terms that are sustainable for its income capacity and the PRA has permitted that action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or

(d) the Contingent Capital Notes are repurchased for market making purposes in accordance with the Capital Regulations.

Notice of Redemption

If we elect to redeem the Contingent Capital Notes at our option or due to the occurrence of a Tax Event or a Capital Disqualification Event we will give holders not less than 15 nor more than 30 calendar days’ notice in accordance with “—Notice” below, and to the Trustee at least five (5) Business Days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee. Except as otherwise provided herein, such notice shall be irrevocable.

Any redemption notice will state:

•	the redemption date;

•	that on the redemption date the redemption price will, subject to the satisfaction of the conditions set forth in the Indenture as described in this prospectus supplement, and as set forth above, become due and payable upon each Contingent Capital Note being redeemed and that, subject to certain exceptions, interest will cease to accrue on or after that date;

•	the place or places where the Contingent Capital Notes are to be surrendered for payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Contingent Capital Notes being redeemed.

If we have elected to redeem the Contingent Capital Notes but the Solvency Condition is not (or would not be) satisfied in respect of the relevant redemption payment immediately prior to, and immediately following, the date specified for redemption in such notice, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect and no payment of the redemption amount will be due and payable.

If we have elected to redeem the Contingent Capital Notes but prior to the payment of the redemption amount with respect to such redemption a Conversion Trigger Event occurs, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, no payment of the redemption amount will be due and payable and an Automatic Conversion shall occur as described under “—Automatic Conversion” below.

If we have elected to redeem the Contingent Capital Notes but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its UK bail-in power with respect to us, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

If we have elected to redeem the Contingent Capital Notes, but prior to the date of any such redemption we have not given notice to the PRA and/or the PRA has objected to or refused to grant us permission, as applicable, to redeem the Contingent Capital Notes (in each case to the extent and in the manner required by the relevant Capital Regulations), the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

If we have elected to redeem the Contingent Capital Notes, but in respect of any redemption proposed to be made prior to the fifth anniversary of the Issue Date (if and to the extent then required under the Capital Regulations) (i) in the case of redemption due to the occurrence of a Capital Disqualification Event, the PRA does not consider such change to be sufficiently certain and/or we have not demonstrated to the satisfaction of the PRA that the relevant change was not reasonably foreseeable as at the Issue Date or (ii) in the case of redemption due to the occurrence of a Tax Event, we have not demonstrated to the satisfaction of the PRA that the Tax Event is material and was not reasonably foreseeable as at the Issue Date; the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

If we have elected to redeem the Contingent Capital Notes, but prior to the payment of the redemption amount with respect to such redemption, we are not in compliance with any alternative or additional pre-conditions required by the PRA as a pre-requisite to its permission for such redemption, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Conversion

Automatic Conversion

Upon the occurrence of the Conversion Trigger Event, each Contingent Capital Note shall, on the Conversion Date (as defined below), be converted in whole and not in part into ordinary shares credited as fully paid (the “Settlement Shares”) at the Conversion Price (as defined below under “—Conversion Price”) and in accordance with the terms set forth herein. The Settlement Shares shall be issued and delivered to the Settlement Share Depository (as defined below) (on behalf of the holders and beneficial owners) on the Conversion Date (the “Automatic Conversion”), in consideration for which all of our obligations under the Contingent Capital Notes shall be irrevocably and automatically released, and under no circumstances shall our released obligations be reinstated. Once a Contingent Capital Note has been converted into Settlement Shares, there is no provision for the reconversion of such Settlement Shares back into Contingent Capital Notes. The Contingent Capital Notes are not convertible at the option of the holders at any time. Automatic Conversion shall not constitute a default under the Contingent Capital Notes.

If we have been unable to appoint a Settlement Share Depository, we shall make such other arrangements for the issuance and delivery of the Settlement Shares or of the Alternative Consideration (as defined below under “—Settlement Procedures”), as applicable, to the holders of the Contingent Capital Notes as we shall consider reasonable in the circumstances, which may include issuing and delivering the Settlement Shares or any Alternative Consideration, as applicable, to another independent nominee or to the holders of the Contingent Capital Notes directly, which issuance and delivery of the Settlement Shares or any Alternative Consideration, as applicable, shall irrevocably and automatically release all of our obligations under the Contingent Capital Notes as if the Settlement Shares had been issued and delivered to the Settlement Share Depository, and, in which case, where the context so admits, references in the Contingent Capital Notes and the Indenture to the issue and delivery of Settlement Shares to the Settlement Share Depository shall be construed accordingly and apply mutatis mutandis. Where practicable, we shall make such other arrangements to allow holders, if they so elect, to take delivery of their Settlement Shares in the form of ADSs.

“CET1 Capital” means, at any time, the sum, expressed in pounds sterling, of all amounts that constitute Common Equity Tier 1 Capital of the Regulatory Group, at such time, less any deductions from Common Equity Tier 1 Capital of the Regulatory Group required to be made, at such time, in each case as calculated by us on a consolidated and fully loaded basis in accordance with the Capital Regulations applicable to the Regulatory Group as at that point in time (which calculation shall be binding on the Trustee and holders of the Contingent Capital Notes).

“CET1 Ratio” means the ratio of CET1 Capital to Risk Weighted Assets expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis.

“Common Equity Tier 1 Capital” shall have the meaning ascribed to such term in CRD (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Capital Regulations then applicable to the Regulatory Group.

The “Conversion Date” shall be the date specified in the Conversion Trigger Notice and shall occur without delay upon, and in any event within one month of, the occurrence of the Conversion Trigger Event.

A “Conversion Trigger Event” shall occur at any point in time at which the CET1 Ratio is less than 7.00%.

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis” that such measure is calculated without applying the transitional provisions set out in Part Ten of the CRD Regulation, in accordance with the Capital Regulations applicable to the Regulatory Group, as at the time such measure is calculated.

“Risk Weighted Assets” means, at any time, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Regulatory Group, at such time, as calculated by us on a consolidated and fully loaded basis in accordance with the Capital Regulations applicable to the Regulatory Group (which calculation shall be binding on the Trustee and holders of the Contingent Capital Notes) and where the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by us in accordance with the Capital Regulations applicable to the Regulatory Group as at that point in time.

“Settlement Share Depository” means a reputable financial institution, depository entity, trust company or similar entity (which in each such case is wholly independent of us) to be appointed by us on or prior to any date when a function ascribed to the Settlement Share Depository in the Indenture is required to be performed, to perform such functions and which will be required to undertake, for the benefit of the holders and beneficial owners of the Contingent Capital Notes, to hold the Settlement Shares (and the Alternative Consideration, if any) on behalf of such holders and beneficial owners of the Contingent Capital Notes in one or more segregated accounts, unless otherwise required to be transferred out of such accounts for the purposes of the Settlement Shares Offer on terms consistent with the Indenture.

Conversion Trigger Notice

Following the occurrence of the Conversion Trigger Event, we shall deliver notice thereof to the Trustee and the holders of the Contingent Capital Notes (the “Conversion Trigger Notice”) in accordance with “—Notice” below without delay after such a Conversion Trigger Event (and in any event within such period as the PRA may require). The date on which the Conversion Trigger Notice shall be deemed to have been given shall be the date on which it is dispatched by us to DTC (or if the Contingent Capital Notes are held in definitive form, to the holders of the Contingent Capital Notes directly).

Upon our determination that a Conversion Trigger Event has occurred, we shall immediately inform the PRA and shall, prior to giving a Conversion Trigger Notice, deliver to the Trustee a certificate stating that a Conversion Trigger Event has occurred, which the Trustee shall accept without any further enquiry as sufficient evidence of such matters, in which event such certificate will be conclusive and binding on the Trustee, the holders and beneficial owners of the Contingent Capital Notes.

The Conversion Trigger Notice shall specify (i) that the Conversion Trigger Event has occurred and the CET1 Ratio resulting in such Conversion Trigger Event, (ii) the Conversion Date, (iii) the then-prevailing Conversion Price (which Conversion Price shall remain subject to any subsequent adjustment as set forth under “—Anti-dilution Adjustment of the Conversion Price” below up to the Conversion Date), (iv) the contact details of any Settlement

Share Depository, or, if we have been unable to appoint a Settlement Share Depository, such other arrangements for the issuance and/or delivery of the Settlement Shares, or, if the holder elects, ADSs or any Alternative Consideration to the holders of the Contingent Capital Notes as we shall consider reasonable in the circumstances, (v) that we have the option, at our sole and absolute discretion, to elect that a Settlement Shares Offer be conducted and that we will, if we so elect, issue a Settlement Shares Offer Notice within 10 Business Days following the Conversion Date notifying the Contingent Capital Notes holders of our election, and (vi) the Suspension Date and that the Contingent Capital Notes shall remain in existence for the sole purpose of evidencing the holder’s or beneficial owner’s right to receive Settlement Shares, or, if the holder elects, ADSs or the Alternative Consideration, as applicable, from the Settlement Share Depository and that the Contingent Capital Notes may continue to be transferable until the Suspension Date.

Promptly following its receipt of the Conversion Trigger Notice, pursuant to DTC’s procedures currently in effect, DTC will post the Conversion Trigger Notice to its Reorganisation Inquiry for Participants System and within two (2) Business Days of its receipt of the Conversion Trigger Notice, the Trustee shall transmit the Conversion Trigger Notice to the direct participants of DTC holding the Contingent Capital Notes at such time.

Notwithstanding anything to the contrary, once we have delivered a Conversion Trigger Notice following the occurrence of a Conversion Trigger Event, (i) subject to the right of holders and beneficial owners of the Contingent Capital Notes relating to a breach of Performance Obligation (as defined below) in the event of a failure by us to issue and deliver any Settlement Shares to the Settlement Share Depository on the Conversion Date, the Indenture shall impose no duties upon the Trustee whatsoever with regard to an Automatic Conversion upon a Conversion Trigger Event and the holders and beneficial owners of the Contingent Capital Notes shall have no rights whatsoever under the Indenture or the Contingent Capital Notes to instruct the Trustee to take any action whatsoever and (ii) as of the date of the Conversion Trigger Notice, except for any indemnity and/or security provided by any holders and beneficial owners of the Contingent Capital Notes in such direction or related to such direction, any direction previously given to the Trustee by any holders of the Contingent Capital Notes shall cease automatically and shall be null and void and of no further effect; except in each case of (i) and (ii) of this paragraph, with respect to any rights of holders or beneficial owners of the Contingent Capital Notes with respect to any payments under the Contingent Capital Notes that were unconditionally due and payable prior to the date of the Conversion Trigger Notice or unless the Trustee is instructed in writing by us to act otherwise.

Our obligations to indemnify the Trustee in accordance with Section 6.07 of the Original Indenture shall survive any Automatic Conversion.

Settlement Shares

The number of Settlement Shares to be issued to the Settlement Share Depository on the Conversion Date will be determined by dividing the aggregate principal amount of the Contingent Capital Notes outstanding immediately prior to the Automatic Conversion on the Conversion Date (the “Outstanding Amount”) by the Conversion Price prevailing on the Conversion Date. The number of Settlement Shares to be delivered to each holder shall be rounded down, if necessary, to the nearest whole number of Settlement Shares. Fractions of Settlement Shares will not be delivered to the Settlement Share Depository following the Automatic Conversion, and no cash payment will be made in lieu thereof. The number of Settlement Shares to be held by the Settlement Share Depository for the benefit of each holder shall equal the number of Settlement Shares thus calculated multiplied by a fraction equal to (i) the Tradable Amount of the book-entry interests in the Contingent Capital Notes held by such holder on the Conversion Date divided by (ii) the Outstanding Amount rounded down, if necessary, to the nearest whole number of Settlement Shares.

The Settlement Shares issued upon Automatic Conversion will be fully paid and non-assessable ordinary share capital and will in all respects rank pari passu with the ordinary shares in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and provided that any Settlement Shares so issued will not rank for (or, as the case may be, the relevant holder or beneficial owner shall not be entitled to receive) any rights the Record Date for entitlement to which falls prior to the Conversion Date. For as long as the Settlement Shares are held by the Settlement Share Depository, each holder and beneficial owner of the Contingent Capital Notes shall be entitled to direct the Settlement Share Depository to exercise on its behalf all rights of an ordinary shareholder (including voting rights and rights to receive dividends) except that holders and beneficial owners shall not be able to sell or otherwise transfer such Settlement Shares unless and until such time as they have been delivered to holders in accordance with “—Settlement Procedures” below.

Conversion Price

The conversion price per ordinary share in respect of the Contingent Capital Notes shall be $2.179, subject to certain anti-dilution adjustments described under “—Anti-dilution Adjustment of the Conversion Price” below (the “Conversion Price”).

Anti-dilution Adjustment of the Conversion Price

References to the Conversion Price below shall be deemed to include the Settlement Shares Offer Price. References to the Conversion Price and ordinary shares below shall be deemed in connection with a Qualifying Takeover Event to include any New Conversion Price and any Relevant Shares, such that any New Conversion Price shall be subject to price adjustments upon the occurrence of the events below, subject to any modifications as an Independent Financial Adviser shall determine to be appropriate.

Upon the occurrence of any of the events described below, the Conversion Price shall be adjusted as follows:

(i)	If and whenever there shall be a consolidation, reclassification, redesignation or subdivision in relation to the ordinary shares which alters the number of ordinary shares in issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification, redesignation or subdivision by the following fraction:

A B

where:

A	is the aggregate number of ordinary shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and

B	is the aggregate number of ordinary shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date that the consolidation, reclassification, redesignation or subdivision, as the case may be, takes effect.

(ii)	If and whenever we shall issue any ordinary shares to our existing shareholders credited as fully paid by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such ordinary shares are or are to be issued instead of the whole or part of a Cash Dividend which our shareholders would or could otherwise have elected to receive, (2) where our shareholders may elect to receive a Cash Dividend in lieu of such ordinary shares or (3) where any such ordinary shares are or are expressed to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to our shareholders, whether at their election or otherwise), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A B

where:

A	is the aggregate number of ordinary shares in issue immediately before such issue; and

B	is the aggregate number of ordinary shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such ordinary shares.

(iii)	If and whenever we shall pay any Extraordinary Dividend to our shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A – B A

where:

A	is the Current Market Price of one ordinary share on the Effective Date; and

B	is the portion of the aggregate Extraordinary Dividend attributable to one ordinary share, with such portion being determined by dividing the aggregate Extraordinary Dividend by the number of ordinary shares entitled to receive the relevant Extraordinary Dividend. If the Extraordinary Dividend shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (iii), the first date on which the ordinary shares are traded ex-the Extraordinary Dividend on the Relevant Stock Exchange.

“Extraordinary Dividend” means any Cash Dividend that is expressly declared by us to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to our shareholders as a class, or any analogous or similar term, in which case the Extraordinary Dividend shall be such Cash Dividend.

“Cash Dividend” means any dividend or distribution in respect of the ordinary shares which is to be paid or made to our shareholders as a class in cash (in whatever currency) and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to our shareholders upon or in connection with a reduction of capital.

(iv)	If and whenever we shall issue ordinary shares to our existing shareholders as a class by way of rights or we or any member of our Group or (at the direction or request or pursuant to arrangements with us or any member of our Group) any other company, person or entity shall issue or grant to shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase our ordinary shares, or any Other Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any of our ordinary shares (or shall grant any such rights in respect of existing Other Securities so issued), in each case at a price per ordinary share which is less than 95% of the Current Market Price per ordinary share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B A + C

where:

A	is the number of ordinary shares in issue on the Effective Date;

B	is the number of ordinary shares which the aggregate consideration (if any) receivable for the ordinary shares issued by way of rights, or for the Other Securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of ordinary shares deliverable on the exercise thereof, would purchase at such Current Market Price per ordinary share on the Effective Date; and

C	is the number of ordinary shares to be issued or, as the case may be, the maximum number of ordinary shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate.

provided that if, on the Effective Date, such number of ordinary shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (iv), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (iv), the first date on which the ordinary shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraph (iv), the following provisions shall apply:

(i)	the aggregate consideration receivable or price for ordinary shares issued for cash shall be the amount of such cash;

(ii)	(x) the aggregate consideration receivable or price for ordinary shares to be issued or otherwise made available upon the conversion or exchange of any Other Securities shall be deemed to be the consideration or price received or receivable for any such securities and (y) the aggregate consideration receivable or price for ordinary shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Other Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Other Securities or, as the case may be, for such options, warrants or rights which are attributed by us to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Other Securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per ordinary share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Other Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of ordinary shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)	if the consideration or price determined pursuant to (i) or (ii) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date;

(iv)	in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant ordinary shares or Other Securities or options, warrants or rights, or otherwise in connection therewith; and

(v)	the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to us or another entity.

Notwithstanding the foregoing provisions:

(A)	where the events or circumstances giving rise to any adjustment to the Conversion Price have already resulted or will result in an adjustment to the Conversion Price or the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances that have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in our opinion, a modification to the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result;

(B)	such modification will be made as may be determined by an Independent Financial Adviser to be in its opinion appropriate (i) to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once, (ii) to ensure that the economic effect of an Extraordinary Dividend is not taken into account more than once and (iii) to reflect any redenomination of our issued ordinary shares for the time being into a new currency;

(C)	other than provided under paragraphs (A) and (B) above, if any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, we may at our discretion appoint an Independent Financial Adviser, and following consultation between ourselves and such Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof shall be conclusive and binding on us and the holders and beneficial owners of the Contingent Capital Notes, save in the case of manifest error.

(D)	no adjustment will be made to the Conversion Price where ordinary shares or Other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of us or any of our Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme;

(E)	on any adjustment, if the resultant Conversion Price has more decimal places than the initial Conversion Price, it shall be rounded to the same number of decimal places as the initial Conversion Price (with 0.005 being rounded down). No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 1% of the Conversion Price then in effect. Any adjustment not required to be made pursuant to the above, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made;

(F)	notice of any adjustments to the Conversion Price shall be given by us to holders of the Contingent Capital Notes promptly after the determination thereof in accordance with “—Notice” below; and

(G)	any adjustment to the Conversion Price shall be subject to such Conversion Price not being less than the US dollar equivalent of the nominal amount of an ordinary share at such time (currently £1.00). We undertake that we shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such nominal value then in effect.

References to any issue or offer or grant to shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all shareholders, as the case may be, other than shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Conversion Procedures

The procedures following the Automatic Conversion set forth in this section are subject to change to reflect changes in clearing system practices.

On the Conversion Date, we shall issue and deliver the Settlement Shares to the Settlement Share Depository (or as otherwise provided by the Indenture and the Contingent Capital Notes) on terms permitting a Settlement Shares Offer, and, provided the Settlement Shares are so issued and delivered, no holder of Contingent Capital Notes will have any rights against us with respect to the repayment of the principal amount of the Contingent Capital Notes or the payment of interest or any other amount on or in respect of such Contingent Capital Notes, which liabilities shall be automatically released. Accordingly, the principal amount of the Contingent Capital Notes shall equal zero at all times thereafter (although the Tradable Amount shall remain unchanged). Any interest in respect of an interest period ending on any Interest Payment Date falling between the Conversion Trigger Event and the Conversion Date shall be deemed to have been cancelled upon the occurrence of such Conversion Trigger Event and shall not be due and payable.

Provided that we issue and deliver the Settlement Shares to the Settlement Share Depository in accordance with the terms of the Contingent Capital Notes and the Indenture as described herein, with effect from and on the Conversion Date, holders and beneficial owners of the Contingent Capital Notes shall have recourse only to the Settlement Share Depository for the delivery to them of Settlement Shares, or, if they elect, ADSs or, if applicable, the Alternative Consideration. Subject to the occurrence of a Winding-up or Administration Event on or following the Conversion Trigger Event, if we fail to issue and deliver the Settlement Shares upon Automatic Conversion to the Settlement Share Depository on the Conversion Date, a holder’s or beneficial owner’s only right under the Contingent Capital Notes will be a claim for such Settlement Shares to be issued and delivered, subject to the provisions described under “—Settlement Procedures” below.

While any Contingent Capital Notes remain outstanding, we will at all times keep available for issue, free from pre-emptive or other preferential rights, sufficient ordinary shares to enable the Automatic Conversion of the Contingent Capital Notes to be discharged and satisfied in full. Once the Contingent Capital Notes have been converted into Settlement Shares, there will be no provision for the reconversion of such Settlement Shares into Contingent Capital Notes.

The Settlement Shares to be issued and delivered shall (except where we have been unable to appoint a Settlement Share Depository) initially be registered in the name of the Settlement Share Depository, which, subject to a Settlement Shares Offer, shall hold such Settlement Shares on behalf of the holders and beneficial owners of the Contingent Capital Notes. By virtue of its holding of any Contingent Capital Notes, each holder and beneficial owner of the Contingent Capital Notes shall be deemed to have irrevocably directed us to issue and deliver the Settlement Shares corresponding to the conversion of its holding of Contingent Capital Notes to the Settlement Share Depository.

Following the issuance and delivery of the Settlement Shares to the Settlement Share Depository on the Conversion Date, the Contingent Capital Notes shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing a holder’s or beneficial owner’s right to receive Settlement Shares, or, if it elects, ADSs or the Alternative Consideration, as the case may be, from the Settlement Share Depository.

Subject to the conditions described in this section, the Settlement Shares, or, if a holder elects, ADSs or Alternative Consideration, if applicable, will be delivered to holders of the Contingent Capital Notes on the Settlement Date, and the Contingent Capital Notes shall be cancelled on the Cancellation Date.

Agreement with Respect to Automatic Conversion

The Contingent Capital Notes are not convertible into Settlement Shares at the option of the holders at any time. Notwithstanding any other provision herein, by its acquisition of the Contingent Capital Notes, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Contingent Capital Notes, including, without limitation, those related to (x) Automatic Conversion following the Conversion Trigger Event and (y) the appointment of the Settlement Share Depository, the issuance of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Contingent Capital Notes) and the potential sale of the Settlement Shares pursuant to a Settlement Shares Offer, and acknowledged that such events in

(x) and (y) may occur without any further action on the part of the holders or beneficial owners of the Contingent Capital Notes or the Trustee, (ii) agreed that effective upon, and following, the Automatic Conversion, no amount shall be due and payable to the holders or beneficial owners of the Contingent Capital Notes, and our liability to pay any such amounts (including the principal amount of, or any interest in respect of, the Contingent Capital Notes) shall be automatically released, and the holders and beneficial owners shall not have the right to give a direction to the Trustee with respect to the Conversion Trigger Event and any related Automatic Conversion, (iii) waived, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Contingent Capital Notes, including, without limitation, claims related to or arising out of or in connection with the Conversion Trigger Event and/or any Automatic Conversion and (iv) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Contingent Capital Notes to take any and all necessary action, if required, to implement the Automatic Conversion without any further action or direction on the part of such holder or beneficial owner of the Contingent Capital Notes or beneficial owner or the Trustee.

Settlement Shares Offer

In our sole and absolute discretion within ten (10) Business Days following the Conversion Date, we may elect that the Settlement Share Depository (or an agent on its behalf) make an offer of all or some of the Settlement Shares to all or some of our ordinary shareholders upon Automatic Conversion (the “Settlement Shares Offer”), such offer to be at a cash price per Settlement Share that will be no less than the Conversion Price (translated from US dollars into pounds sterling at the then-prevailing rate as determined by us in our sole discretion) and subject to certain anti-dilution adjustments described under “—Anti-dilution Adjustment of the Conversion Price” (the “Settlement Shares Offer Price”). Such election shall be made through the delivery of a “Settlement Shares Offer Notice” to the Trustee directly and to the holders of the Contingent Capital Notes in accordance with “—Notice” below. If so elected, the Settlement Shares Offer Notice shall specify (i) the period of time for which the Settlement Shares Offer shall be made (the “Settlement Shares Offer Period”), which shall end no later than forty (40) Business Days after the delivery of the Settlement Shares Offer Notice, and (ii) the date on which DTC shall suspend all clearance and settlement of transactions in the Contingent Capital Notes in accordance with its rules and procedures (the “Suspension Date”) if the Suspension Date has not previously been specified in the Conversion Trigger Notice.

We reserve the right, in our sole and absolute discretion, to elect that the Settlement Share Depository terminate the Settlement Shares Offer at any time during the Settlement Shares Offer Period. If we make such an election, we will provide at least three (3) Business Days’ notice to the Trustee and paying agent directly and to the holders of the Contingent Capital Notes via DTC. The Settlement Share Depository may then, in its sole and absolute discretion, take steps to deliver to holders and beneficial owners of the Contingent Capital Notes the Settlement Shares or, if the holder elects, ADSs at a time that is earlier than the time at which they would have otherwise received the Alternative Consideration had the Settlement Shares Offer been completed.

Upon expiry of the Settlement Shares Offer Period, the Settlement Share Depository will provide notice to the holders of the Contingent Capital Notes in accordance with “—Notice” below of the composition of the Alternative Consideration (and of the deductions to the cash component, if any, of the Alternative Consideration (as set out in the definition of Alternative Consideration)) per $1,000 Tradable Amount of the Contingent Capital Notes. The Alternative Consideration will be held by the Settlement Share Depository on behalf of the holders and beneficial owners of the Contingent Capital Notes and will be delivered to holders and beneficial owners of the Contingent Capital Notes pursuant to the procedures set forth under “—Settlement Procedures” below.

The cash component of any Alternative Consideration shall be payable by the Settlement Share Depository to the holders and beneficial owners of the Contingent Capital Notes whether or not the Solvency Condition is satisfied.

Agreement with respect to any Settlement Shares Offer

By its acquisition of the Contingent Capital Notes, each holder and beneficial owner of the Contingent Capital Notes acknowledges and agrees that if we elect, in our sole and absolute discretion, that a Settlement Shares Offer be conducted by the Settlement Share Depository, such holder and beneficial owner shall be deemed to have: (i) irrevocably consented to any Settlement Shares Offer and, notwithstanding that such Settlement Shares are held by the Settlement Share Depository on behalf of the holders and beneficial owners of the Contingent Capital Notes, to the Settlement Share Depository using the Settlement Shares delivered to it to settle any Settlement Shares Offer; (ii) irrevocably consented to the transfer of the beneficial interest it holds in the Settlement Shares delivered upon Automatic Conversion to the Settlement Share Depository or to one or more purchasers identified by the Settlement Share Depository in connection with the Settlement Shares Offer; (iii) irrevocably agreed that we and the Settlement Share Depository may take any and all actions necessary to conduct the Settlement Shares Offer in accordance with the terms of the Contingent Capital Notes; and (iv) irrevocably agreed that none of us, the Trustee or the Settlement Share Depository shall, to the extent permitted by applicable law, incur any liability to the holders or beneficial owners of the Contingent Capital Notes in respect of the Settlement Shares Offer (except for the obligations of the Settlement Share Depository in respect of the holders and beneficial owners of the Contingent Capital Notes’ entitlement to, and subsequent delivery of, any Alternative Consideration).

Settlement Procedures

Delivery of the Settlement Shares, or, if the holder elects, ADSs or Alternative Consideration, as applicable, to the holders and beneficial owners of the Contingent Capital Notes will be made in accordance with the following procedures. The procedures set forth in this section are subject to change to reflect changes in clearing system practices.

It is expected that the Settlement Shares (or the Settlement Shares component, if any, of any Alternative Consideration) will be delivered to holders of the Contingent Capital Notes in uncertificated form through the dematerialised securities trading system operated by Euroclear UK & Ireland Limited, known as CREST, unless the Settlement Shares are not a participating security in CREST at the relevant time, in which case the Settlement Shares (or the Settlement Shares component, if any, of any Alternative Consideration) will be delivered either in the form of the relevant clearing system in which the Settlement Shares are a participating security or in certificated form. It is expected that where the Settlement Shares (or the Settlement Shares component, if any, of any Alternative Consideration) are to be delivered through CREST or such other clearing system in which such Settlement Shares are a participating security, they will be delivered to the account specified by the holder in the relevant Settlement Notice as described below. It is expected that where the Settlement Shares (or the Settlement Shares component, if any, of any Alternative Consideration) are to be delivered in certificated form, the name of the relevant holder (or its nominee) will be entered in our share register, and a certificate in respect thereof will be dispatched by mail free of charge to the holder or as it may direct in the relevant Settlement Notice as described below. It is expected that the cash component, if any, of any Alternative Consideration will be delivered through DTC (or, if the Contingent Capital Notes are held in definitive form, to the holders directly at their address shown on the register for the Contingent Capital Notes) on or around the date on which the Settlement Shares Offer Period ends, subject to DTC’s procedures in effect at such time.

The Conversion Trigger Notice shall specify the Suspension Date. On the Suspension Date, DTC shall suspend all clearance and settlement of transactions in the Contingent Capital Notes. As a result, holders of the Contingent Capital Notes will not be able to settle the transfer of any Contingent Capital Notes following the Suspension Date, and any sale or other transfer of the Contingent Capital Notes that a holder or beneficial owner of the Contingent Capital Notes may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC. The Contingent Capital Notes may cease to be admitted to trading on the ISM of the LSE or any other stock exchange on which the Contingent Capital Notes are then listed or admitted to trading after the Suspension Date.

On the Suspension Date, we shall deliver a notice in accordance with “—Notice” below to the Trustee and to the holders of the Contingent Capital Notes (a “Settlement Request Notice”) requesting that holders and beneficial owners of the Contingent Capital Notes complete a notice to be delivered to the Settlement Share Depository, with a copy to the Trustee (a “Settlement Notice”). The Settlement Request Notice shall specify (i) the date by which the Settlement Notice must be received by the Settlement Share Depository (the “Notice Cut-off Date”) and (ii) the date on which the Contingent Capital Notes in relation to which no Settlement Notice has been received by the Settlement Share Depository on or before the Notice Cut-off Date shall be cancelled, which date may be up to twelve (12) Business Days following the Notice Cut-off Date (the “Final Cancellation Date”).

In order to obtain delivery of the relevant Settlement Shares, or, if the holder elects, ADSs or Alternative Consideration, a holder or beneficial owner must deliver its Settlement Notice to the Settlement Share Depository on or before the Notice Cut-off Date. If such delivery is made after the end of normal business hours at the specified office of the Settlement Share Depository, such delivery shall be deemed for all purposes to have been made or given on the following Business Day. The Settlement Notice shall contain: (i) the name of the holder or beneficial owner; (ii) the Tradable Amount of the book-entry interests in the Contingent Capital Notes held by such holder or beneficial owner on the date of such notice; (iii) the name to be entered in our share register; (iv) whether Settlement Shares are to be delivered to the holder or beneficial owner or ADSs are to be issued on behalf of the holder or beneficial owner through our ADS facility; (v) the details of the CREST or other clearing system account (subject to the limitations set out below), details of the registered account in our ADS facility, or, if the Settlement Shares are not a participating security in CREST or another clearing system, the address to which the Settlement Shares (or the Settlement Shares component, if any, of any Alternative Consideration) and/or cash (if not expected to be delivered through DTC) should be delivered; and (vi) such other details as may be required by the Settlement Share Depository.

If the Contingent Capital Notes are held through DTC, the Settlement Notice must be given in accordance with the standard procedures of DTC (which may include the notice being given to the Settlement Share Depository by electronic means) and in a form acceptable to DTC and the Settlement Share Depository. If the Contingent Capital Notes are in definitive form, the Settlement Notice must be delivered to the specified office of the Settlement Share Depository together with the relevant Contingent Capital Notes.

Subject as provided herein and provided the Settlement Notice and the relevant Contingent Capital Notes, if applicable when held in definitive form, are delivered on or before the Notice Cut-off Date, the Settlement Share Depository shall deliver the relevant Alternative Consideration or Settlement Shares (rounded down to the nearest whole number of Settlement Shares) to, or shall deposit such relevant Settlement Shares with the ADS Depositary on behalf of, the holder or beneficial owner of the relevant Contingent Capital Notes completing the relevant Settlement Notice or its nominee in accordance with the instructions given in such Settlement Notice on the applicable Settlement Date.

Each Settlement Notice shall be irrevocable. Failure to properly complete and deliver a Settlement Notice and the relevant Contingent Capital Notes, if applicable, may result in such Settlement Notice being treated by the Settlement Share Depository as null and void. Any determination as to whether any Settlement Notice has been properly completed and delivered shall be made by the Settlement Share Depository in its sole and absolute discretion and shall be conclusive and binding on the relevant holder or beneficial owner.

Neither we nor any member of our Group will pay any taxes or duties (including without limitation, any stamp duty, stamp duty reserve tax or any other capital issue, transfer, registration, financial transaction or documentary tax or duty) arising upon Automatic Conversion or that may arise or be paid as a consequence of the issue and delivery of Settlement Shares to the Settlement Share Depository or in connection with the issue of ADSs. Holders and beneficial owners of the Contingent Capital Notes must pay any taxes or duties (including without limitation, any stamp duty, stamp duty reserve tax or any other capital issue, transfer, registration, financial transaction or documentary tax or duty) arising upon Automatic Conversion in connection with the issue and delivery of the Settlement Shares to the Settlement Share Depository and/or the issue of ADSs, and such holders or beneficial owners of the Contingent Capital Notes must pay all, if any, such taxes or duties (including without limitation, any stamp duty, stamp duty reserve tax or any other capital issue, transfer, registration, financial transaction or documentary tax or duty) arising by reference to any disposal or deemed disposal of such holders’ or beneficial owners’ Contingent Capital Notes or interest therein. Any taxes and duties (including without limitation, any stamp duty, stamp duty reserve tax or any other capital issue, transfer, registration, financial transaction or documentary tax or duty) arising on delivery or transfer of Settlement Shares to a purchaser in any Settlement Shares Offer shall be payable by the relevant purchaser of those Settlement Shares.

Except to the extent that a holder or beneficial owner has elected to receive ADSs, the Settlement Shares (and the Settlement Shares component, if any, of any Alternative Consideration) will not be available for delivery (i) to, or to a nominee for, any person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom (which would include delivery into Euroclear or Clearstream, Luxembourg, but not, subject to (iii) below, delivery into CREST) or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depository receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom or (iii) to the CREST account of such a person described in (i) or (ii).

Failure to Deliver a Settlement Notice

If a Settlement Notice and the relevant Contingent Capital Notes, if applicable, are not delivered to the Settlement Share Depository on or before the Notice Cut-off Date, the Settlement Share Depository shall continue to hold the relevant Settlement Shares or Alternative Consideration until a Settlement Notice (and the relevant Contingent Capital Notes, if applicable when held in definitive form) are so delivered. However, the relevant Contingent Capital Notes shall be cancelled on the Final Cancellation Date and any holder or beneficial owner of the Contingent Capital Notes delivering a Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Settlement Shares or, if the holder elects, ADSs or the Alternative Consideration, as applicable, satisfactory to the Settlement Share Depository in its sole and absolute discretion in order to receive delivery of such Settlement Shares or ADSs (if so elected to be deposited with the ADS Depositary on its behalf) or Alternative Consideration. We shall have no liability to any holder or beneficial owner of Contingent Capital Notes for any loss resulting from such holder or beneficial owner not receiving any Settlement Shares, ADSs or Alternative Consideration or from any delay in the receipt thereof, in each case as a result of such holder’s or beneficial owner’s failing to duly submit a Settlement Notice and the relevant Contingent Capital Notes, if applicable, on a timely basis or at all.

Delivery of ADSs

In respect of any Settlement Shares which holders or beneficial owners elect to be converted into ADSs as specified in the Settlement Notice, the Settlement Share Depository shall deposit with the ADS Depository the number of Settlement Shares to be issued upon Automatic Conversion of the relevant Contingent Capital Notes, and the ADS Depository shall issue the corresponding number of ADSs to such holders or beneficial owners (per the ADS-to-ordinary share ratio in effect on the Conversion Date). Once deposited, the ADS Depository shall be entitled to the economic rights of a holder or beneficial owner of the Settlement Shares for the purposes of any dividend entitlement and otherwise on behalf of the ADS holders, and the holder or beneficial owner will become the record holder of the related ADSs for all purposes under the ADS deposit agreement. However, the issuance of the ADSs by the ADS Depository may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Settlement Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depository. For further information on the ADSs or the ADS deposit agreement, see “Description of Ordinary Share American Depositary Shares” in the accompanying prospectus.

For the purposes of these provisions:

“ADS Depository” means The Bank of New York Mellon, as the depositary under our ordinary share American Depository facility.

“Alternative Consideration” means, in respect of each Contingent Capital Note and as determined by us (i) if all of the Settlement Shares to be issued and delivered following Automatic Conversion are sold in the Settlement Shares Offer, the pro rata share of the cash proceeds from the sale of such Settlement Shares attributable to such Contingent Capital Notes translated from sterling into US dollars at a then-prevailing exchange rate as determined by the Settlement Share Depository (less the pro rata share of any foreign exchange transaction costs and an amount equal to the pro rata share of any taxes and duties (including, without limitation, any stamp duty, stamp duty reserve tax or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) that may arise or be paid in connection with the issue and delivery of Settlement Shares to the Settlement Share Depository pursuant to the Settlement Shares Offer); (ii) if some but not all of such Settlement Shares to be issued and delivered upon Automatic Conversion are sold in the Settlement Shares Offer, (x) the pro rata share of the cash proceeds from the sale of such Settlement Shares attributable to such Contingent Capital Notes translated from sterling into US dollars at a then-prevailing exchange rate as determined by the Settlement Share Depository (less the pro rata share of any foreign exchange transaction costs and an amount equal to the pro rata share of any taxes and duties (including, without limitation, any stamp duty, stamp duty reserve tax or any other capital, issue, transfer, registration, financial transaction or documentary tax or duty) that may arise or be paid in connection with the delivery of Settlement Shares to the Settlement Share Depository pursuant to the Settlement Shares Offer) and (y) the pro rata share of such Settlement Shares not sold pursuant to the Settlement Shares Offer attributable to such Contingent Capital Notes rounded down to the nearest whole number of Settlement Shares; and (iii) if no Settlement Shares are sold in the Settlement Shares Offer, the relevant number of Settlement Shares that would have been received had we not elected that the Settlement Share Depository should carry out a Settlement Shares Offer.

“Cancellation Date” means (i) with respect to any Contingent Capital Notes for which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date, the applicable Settlement Date and (ii) with respect to any Contingent Capital Notes for which a Settlement Notice is not received by the Settlement Share Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

“Settlement Date” means:

(i)   with respect to any Contingent Capital Note in relation to which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date where we have not elected that the Settlement Share Depository will carry out a Settlement Shares Offer, the date that is two (2) Business Days after the latest of (x) the Conversion Date, (y) the date on which we announce that we will not elect for the Settlement Share Depository to carry out a Settlement Shares Offer (or, if no such announcement is made, the last date on which we are entitled to give a Settlement Shares Offer Notice) and (z) the date on which the relevant Settlement Notice has been received by the Settlement Share Depository;

(ii)   with respect to any Contingent Capital Notes in relation to which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date where we have elected that the Settlement Share Depository will carry out a Settlement Shares Offer, the date that is the later of (x) two (2) Business Days after the day on which the Settlement Shares Offer Period expires or is terminated and (y) two (2) Business Days after the date on which such Settlement Notice has been so received by the Settlement Share Depository; and

(iii)   with respect to any Contingent Capital Notes in relation to which a Settlement Notice is not so received by the Settlement Share Depository on or before the Notice Cut-off Date, the date on which the Settlement Share Depository delivers the relevant Settlement Shares, ADSs or Alternative Consideration, as applicable, to the relevant holders or beneficial owners of the Contingent Capital Notes.

“Suspension Date” has the meaning given to that term under “Agreement with Respect to Automatic Conversion —Settlement Shares Offer” above.

Conversion following the Occurrence of a Qualifying Takeover Event and write-down following the Occurrence of Non-Qualifying Takeover Event

If a Qualifying Takeover Event occurs, the Contingent Capital Notes shall, where the Conversion Date (if any) falls on or after the New Conversion Condition Effective Date, be converted on such Conversion Date into Relevant Shares of the Approved Entity, mutatis mutandis as provided under “—Automatic Conversion” above at a Conversion Price that shall be the New Conversion Price. Such conversion shall be effected by the delivery by us of such number of Settlement Shares as set forth under “—Automatic Conversion” above to, or to the order of, the Approved Entity. Such delivery shall irrevocably discharge and satisfy all of our obligations under the Contingent Capital Notes (but shall be without prejudice to the rights of the Trustee and the holders and beneficial owners of the Contingent Capital Notes against the Approved Entity in connection with its undertaking to deliver Relevant Shares as provided in the definition of “New Conversion Condition” below). Such delivery shall be in consideration of the Approved Entity irrevocably undertaking, for the benefit of the holders and beneficial owners of the Contingent Capital Notes, to deliver the Relevant Shares to the Settlement Share Depository as aforesaid. For the avoidance of doubt, we may elect that a Settlement Shares Offer be made by the Settlement Share Depository in respect of the Relevant Shares.

The New Conversion Price shall be subject to adjustments as described under “—Anti-dilution Adjustment of the Conversion Price” above and in accordance with the Indenture, with such modifications as an Independent Financial Adviser acting in good faith shall determine to be appropriate, and we shall give notice to holders of Contingent Capital Notes of the New Conversion Price and of any such modifications in accordance with “—Notice” below.

In the case of a Qualifying Takeover Event:

(1)	we shall, on or prior to the New Conversion Condition Effective Date, enter into such agreements and arrangements (which may include supplemental indentures to the Indenture and amendments and modifications to the terms and conditions of the Contingent Capital Notes and the Indenture) as may be required to ensure that, with effect from the New Conversion Condition Effective Date, the Contingent Capital Notes shall (following the occurrence of a Conversion Trigger Event) be convertible into, or exchangeable for, Relevant Shares of the Approved Entity mutatis mutandis in accordance with, and subject to, the provisions under “—Automatic Conversion” above and in accordance with the Indenture (as each may be so supplemented or amended) at the New Conversion Price;

(2)	subject as set out above, we shall, where the Conversion Date falls on or after the New Conversion Condition Effective Date, procure the issue and/or delivery of the relevant number of Relevant Shares mutatis mutandis in the manner provided under “—Automatic Conversion” above and in accordance with the Indenture (as each may be so supplemented or amended).

Within 10 days following the occurrence of a Takeover Event, we shall give notice thereof to the holders and beneficial owners of the Contingent Capital Notes (a “Takeover Event Notice”), with a copy to the Trustee, in accordance with “—Notice” below.

The Takeover Event Notice shall specify:

(1)	the identity of the Acquirer;

(2)	whether the Takeover Event is a Qualifying Takeover Event or a Non-Qualifying Takeover Event;

(3)	in the case of a Qualifying Takeover Event, the New Conversion Price; and

(4)	in the case of a Non-Qualifying Takeover Event, unless the Conversion Date shall have occurred prior to the date of the Non-Qualifying Takeover Event, that, following such Non-Qualifying Takeover Event, outstanding Contingent Capital Notes shall not be subject to Automatic Conversion at any time notwithstanding that a Conversion Trigger Event may have occurred or may occur subsequently but that, instead, upon any subsequent Conversion Trigger Event (or where the Conversion Date occurs on or after the date of a Non-Qualifying Takeover Event), the outstanding principal amount of each Contingent Capital Note will be automatically written down to zero, the Contingent Capital Notes will be cancelled, the holders and beneficial owners will be automatically deemed to have irrevocably waived their right to receive, and no longer have any rights against us with respect to repayment of the aggregate principal amount of the Contingent Capital Notes so written down and all Accrued Interest and any other amounts payable on the Contingent Capital Notes shall be automatically cancelled, irrespective of whether such amounts have become due and payable prior to the occurrence of the Conversion Trigger Event.

Upon a Conversion Trigger Event occurring subsequently to a Non-Qualifying Takeover Event, we shall provide a written notice to DTC as soon as practicable regarding the automatic write down to zero of the Contingent Capital Notes for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

“Acquirer” means the person which, following a Takeover Event, controls us.

“Approved Entity” means a body corporate that is incorporated or established under the laws of an OECD member state and which, on the occurrence of the Takeover Event, has in issue Relevant Shares.

“EEA Regulated Market” means a market as defined by Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments (as amended from time to time) or similar law in the UK.

The “New Conversion Condition” shall be satisfied if by not later than seven calendar days following the occurrence of a Takeover Event where the Acquirer is an Approved Entity, we shall have entered into arrangements to our satisfaction with the Approved Entity pursuant to which the Approved Entity irrevocably undertakes to the Trustee, for the benefit of the holders and beneficial owners of the Contingent Capital Notes, to deliver the Relevant Shares to the Settlement Share Depository upon Automatic Conversion.

“New Conversion Condition Effective Date” means the date with effect from which the New Conversion Condition shall have been satisfied.

“New Conversion Price” means the amount determined by us in accordance with the following formula:

NCP = ECP ×	VWAPRS VWAPOS

where:

NCP	is the New Conversion Price.

ECP	is the Conversion Price in effect on the dealing day immediately prior to the New Conversion Condition Effective Date.

VWAPRS	means the average of the Volume Weighted Average Price of the Relevant Shares (translated, if necessary, into US dollars at the Prevailing Rate on the relevant dealing day) on each of the 10 dealing days ending on the dealing day prior to the date the Takeover Event shall have occurred (and where references in the definition of “Volume Weighted Average Price” to “ordinary shares” shall be construed as references to the Relevant Shares, and in the definition of “dealing day”, references to the “Relevant Stock Exchange” shall be to the primary Regulated Market on which the Relevant Shares are then listed, admitted to trading or accepted for dealing).

VWAPOS	is the average of the Volume Weighted Average Price of our ordinary shares (translated, if necessary, into US dollars at the Prevailing Rate on the relevant dealing day) on each of the 10 dealing days ending on the dealing day prior to the date the Takeover Event shall have occurred.

“Non-Qualifying Takeover Event” means a Takeover Event that is not a Qualifying Takeover Event.

“ordinary share capital” has the meaning provided in Section 1119 of the Corporation Tax Act 2010 and “equity share capital” has the meaning provided in Section 548 of the Companies Act.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12 noon (London time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Financial Adviser shall in good faith prescribe.

“Qualifying Takeover Event” means a Takeover Event where:

(i)	the Acquirer is an Approved Entity;

(ii)	the New Conversion Condition is satisfied; and

(iii)	the Acquirer and persons “connected” with the Acquirer together have “control” of the Issuer (where “connected” and “control” have the same meanings as in section 1122 and 1124 of the Corporation Tax Act 2010 (to the extent applicable or in any equivalent provision in any applicable successor legislation)).

“Regulated Market” means an EEA Regulated Market or another regulated, regularly operating, recognised stock exchange or securities market in an OECD member state.

“Relevant Page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information.

“Relevant Shares” means ordinary share capital of the Approved Entity that constitutes equity share capital or the equivalent (or depositary or other receipts representing the same) which is listed and admitted to trading on a Regulated Market.

A “Takeover Event” shall occur if, at any time after the Issue Date, any person or persons acting in concert (as defined in the Takeover Code of the United Kingdom Panel on Takeovers and Mergers) acquires control of us.

For the purposes of the definition of “Takeover Event”, “control” means:

(a)	the acquisition or holding of legal or beneficial ownership of more than 50% of our issued ordinary shares; or

(b)	the right to appoint and/or remove all or the majority of our members of the Board of Directors, whether obtained directly or indirectly and whether obtained by ownership of share capital, contract or otherwise, and “controlled” shall be construed accordingly.

Agreement to Write-down in connection with a Non-Qualifying Takeover Event

By acquiring the Contingent Capital Notes, each holder and beneficial owner acknowledges and agrees that (i) unless the Conversion Date shall have occurred prior to the date of any Non-Qualifying Takeover Event, following such Non-Qualifying Takeover Event, the outstanding Contingent Capital Notes shall not be subject to Automatic Conversion notwithstanding that a Conversion Trigger Event may have occurred or may occur subsequently but instead, upon the occurrence of any subsequent Conversion Trigger Event (or where the Conversion Date occurs on or after the date of a Non-Qualifying Takeover Event), the outstanding principal amount of each Contingent Capital Note shall be automatically written down to zero, the Contingent Capital Notes shall be cancelled, the holders and beneficial owners shall be automatically deemed to have irrevocably waived their right to receive, and no longer have any rights against us with respect to repayment of the aggregate principal amount of the Contingent Capital Notes so written down and all Accrued Interest and any other amounts payable on the Contingent Capital Notes shall be automatically cancelled, irrespective of whether such amounts have become due and payable prior to the occurrence of the Conversion Trigger Event, and (ii) in connection with the write-down to zero of the Contingent Capital Notes following the occurrence of a Conversion Trigger Event subsequently to any Non-Qualifying Takeover Event (a) the Trustee shall not be required to take any further directions from holders or beneficial owners of the Contingent Capital Notes under Section 5.12 (Control by Holders) of the Original Indenture, which section authorises holders of a majority in aggregate outstanding principal amount of the Contingent Capital Notes to direct certain actions relating to the Contingent Capital Notes; (b) it shall be deemed to have authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Contingent Capital Notes to take any and all necessary action, if required, to implement the write-down to zero of the Contingent Capital Notes, without any further action or direction on the part of such holders and such beneficial owners of the Contingent Capital Notes or the Trustee; (c) the Indenture shall impose no additional duties on the Trustee whatsoever in connection with the write-down to zero of the Contingent Capital Notes; and (d) to the extent permitted by the TIA, each holder and beneficial owner waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action taken by the Trustee or which the Trustee abstains from taking.

Availability of Ordinary Shares

If and to the extent permitted by the Capital Regulations, from time to time and only to the extent that such undertaking would not cause a Capital Disqualification Event to occur, we shall, notwithstanding any Settlement Shares Offer, at all times keep available for issue, free from pre-emptive or other preferential rights, sufficient ordinary shares to enable Automatic Conversion of the Contingent Capital Notes to be satisfied in full.

Agreement with Respect to the Exercise of the UK bail-in power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Contingent Capital Notes, by its acquisition of the Contingent Capital Notes, each holder and beneficial owner of the Contingent Capital Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any UK bail-in power by the relevant UK authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Contingent Capital Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Contingent Capital Notes into ordinary shares or other securities or other obligations of ours or another person; and/or (iii) the amendment of the amount of interest due on the Contingent Capital Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which UK bail-in power may be exercised by means of variation of the terms of the Contingent Capital Notes solely to give effect to the exercise by the relevant UK authority of such UK bail-in power. Each holder and beneficial owner of the Contingent Capital Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Contingent Capital Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any UK bail-in power by the relevant UK authority.

“UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the UK in effect and applicable in the UK to RBSG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (notwithstanding that the UK is no longer a member state of the European Union) and/or within the context of a UK resolution regime under the Banking Act, pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or other obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligation may be deemed to have been exercised.

“relevant UK authority” means any authority with the ability to exercise a UK bail-in power.

For the avoidance of doubt, the potential Automatic Conversion of the Contingent Capital Notes into ordinary shares, other securities or other obligations in connection with the exercise of any UK bail-in power by the relevant UK authority is separate and distinct from the Automatic Conversion pursuant to the terms and conditions of the Contingent Capital Notes following a Conversion Trigger Event.

No payment of principal following any proposed redemption of the Contingent Capital Notes or payment of interest on the Contingent Capital Notes shall become due and payable after the exercise of any UK bail-in power by the relevant UK authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the European Union applicable to us and the Group.

See also “Risk Factors—Risks relating to the Contingent Capital Notes—Under the terms of the Contingent Capital Notes, you have agreed to be bound by the exercise of any UK bail-in power imposed by the relevant UK authority”.

Our obligations to indemnify the Trustee in accordance with Section 6.07 of the Original Indenture shall survive the exercise of the UK bail-in power by the relevant UK authority with respect to the Contingent Capital Notes.

By its acquisition of the Contingent Capital Notes, each holder and beneficial owner of Contingent Capital Notes, to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK authority with respect to the Contingent Capital Notes.

By its acquisition of the Contingent Capital Notes, each holder of the Contingent Capital Notes acknowledges and agrees that:

(i) the exercise of the UK bail-in power by the relevant UK authority with respect to the Contingent Capital Notes shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) upon the exercise of any UK bail-in power by the relevant UK authority, the Trustee shall not be required to take any further directions from holders or beneficial owners of the Contingent Capital Notes under Section 5.12 (Control by Holders) of the Original Indenture, which section authorises holders of a majority in aggregate outstanding principal amount of the Contingent Capital Notes to direct certain actions relating to the Contingent Capital Notes. The Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK authority, the Contingent Capital Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Contingent Capital Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Contingent Capital Notes following such completion to the extent that we and the Trustee agree pursuant to a supplemental indenture, unless we and the Trustee agree that a supplemental indenture is not necessary; and

(iii) it shall be deemed to have (y) consented to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK authority of its decision to exercise such power with respect to the Contingent Capital Notes and (z) authorised, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Contingent Capital Notes to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to the Contingent Capital Notes as it may be imposed, without any further action or direction on the part of such holders and such beneficial owners of the Contingent Capital Notes or the Trustee.

Upon the exercise of the UK bail-in power by the relevant UK authority with respect to the Contingent Capital Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying holders of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes.

Enforcement Events and Remedies

There are no events of default under the Contingent Capital Notes. In addition, under the terms of the Indenture neither the Automatic Conversion, the cancellation or deemed cancellation of interest, the exercise of the UK bail-in power by the relevant UK authority, nor a write-down of the Contingent Capital Notes upon the occurrence of a Conversion Trigger Event following a Non-Qualifying Takeover Event with respect to the Contingent Capital Notes will be an Enforcement Event.

Enforcement Events

Each of the following events described in clauses (i), (ii) and (iii) is an “Enforcement Event”:

(i)  the occurrence of a Winding-up or Administration Event prior to the occurrence of a Conversion Trigger Event;

(ii)  non-payment of principal when due as further described in clause (ii) of “—Remedies” below; or

(iii)  breach of a Performance Obligation.

Remedies

(i) The occurrence of a Winding-up or Administration Event prior to the occurrence of a Conversion Trigger Event. If a Winding-up or Administration Event occurs prior to the occurrence of a Conversion Trigger Event, subject to the subordination provisions described under “—Ranking and Liquidation Distribution” above, the principal amount of the Contingent Capital Notes will become immediately due and payable. For the avoidance of doubt, as the principal amount of the Contingent Capital Notes will become immediately due and payable upon such a Winding-up or Administration Event, neither the Trustee nor the holders of the Contingent Capital Notes are required to declare such principal amount to be due and payable.

(ii) Non-payment of principal when due. Subject to the satisfaction of any redemption conditions described under “—Redemption, Repurchase, Substitution or Variation—Pre-conditions to Redemption, Repurchase, Substitution or Variation” above, if we do not make payment of principal in respect of the Contingent Capital Notes for a period of fourteen (14) calendar days or more after the date on which such payment is due, then the Trustee, on behalf of the holders and beneficial owners of the Contingent Capital Notes, may, at its discretion, or shall at the direction of holders of 25% or more of the aggregate principal amount of outstanding Contingent Capital Notes, subject to any applicable laws, institute proceedings for our winding-up. In the event of a Winding-up or Administration Event, whether or not instituted by the Trustee, the Trustee may prove the claims of the holders and beneficial owners of the Contingent Capital Notes and the Trustee in the Winding-up or Administration Event, such claims as set out under “—Ranking and Liquidation Distribution”. For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Contingent Capital Notes to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Contingent Capital Notes.

(iii) Breach of a Performance Obligation. In the event of a breach of any term, obligation or condition binding on us under the Contingent Capital Notes or the Indenture (other than any of our payment obligations under or arising from the Contingent Capital Notes or the Indenture, including payment of any principal or interest, including any damages awarded for breach of any obligations) (a “Performance Obligation”), the Trustee may without further notice institute such proceedings against us as it may think fit to enforce the Performance Obligation, provided that we shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages for breach of any obligations under the Contingent Capital Notes) earlier than the same would otherwise have been payable under the Contingent Capital Notes or the Indenture, but excluding any payments made to the Trustee acting on its own account under the Indenture in respect of its costs, expenses, liabilities or remuneration.

For the avoidance of doubt, the breach by us of any Performance Obligation shall not give the Trustee and/or the holders or beneficial owners of the Contingent Capital Notes a claim for damages, and, in such circumstances, the sole and exclusive remedy that the Trustee and/or the holders or beneficial owners of the Contingent Capital Notes may seek under the Contingent Capital Notes and the Indenture is specific performance under New York law. By its acquisition of the Contingent Capital Notes, each holder and beneficial owner of Contingent Capital Notes acknowledges and agrees that such holder and beneficial owner will not seek, and will not direct the Trustee to seek, a claim for damages against us in respect of a breach by us of a Performance Obligation and that the sole and exclusive remedy that such holder and the Trustee may seek under the Contingent Capital Notes and the Indenture for a breach by us of a Performance Obligation is specific performance under New York law. See “Risk Factors—Risks relating to the Contingent Capital Notes— The Contingent Capital Notes do not contain events of default and the remedies available to you under the Contingent Capital Notes are limited”.

No Other Remedies

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee (acting on behalf of the holders of the Contingent Capital Notes) or to the holders and beneficial owners of the Contingent Capital Notes, provided that (1) the Trustee shall have such powers as are required to be authorised to it under the Trust Indenture Act in respect of the rights of the holders and beneficial owners under the provisions of the Indenture and (2) nothing shall impair the rights of a holder or beneficial owner of the Contingent Capital Notes under the Trust Indenture Act, absent such holder’s or beneficial owner’s consent, to sue for any payment due but unpaid in respect of the Contingent Capital Notes, provided that, in the case of (1) and (2), any payments in respect of, or arising from, the Contingent Capital Notes including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Contingent Capital Notes shall be subject to the provisions of the Indenture, including the subordination provisions. For the avoidance of doubt, such limitations shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the Trustee, and the Trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in this prospectus supplement.

The Contingent Capital Notes are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders and beneficial owners of the Contingent Capital Notes may not request any redemption of the Contingent Capital Notes at any time.

Trustee’s Duties

If an Enforcement Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Holders of not less than a majority in aggregate principal amount of the outstanding Contingent Capital Notes may on behalf of all holders of the Contingent Capital Notes waive any past Enforcement Event that results from a breach by us of a Performance Obligation. Holders of a majority of the aggregate principal amount of the outstanding Contingent Capital Notes may not waive any past Enforcement Events that results from a Winding-up or Administration Event or non-payment of principal when due.

If an Enforcement Event has occurred and is continuing, the Trustee will have no obligation to take any action at the direction of any holders of the Contingent Capital Notes, unless they have offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding Contingent Capital Notes shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the Trustee for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Contingent Capital Notes. However, this direction (a) must not be in conflict with any rule of law or the Indenture and (b) must not be unjustly prejudicial to the holders of the Contingent Capital Notes not taking part in the direction, in the case of either (a) or (b) as determined by the Trustee in its sole discretion. The Trustee may also take any other action, consistent with the direction, that it deems proper.

By acquiring the Contingent Capital Notes, the holders and beneficial owners acknowledge and agree that neither an Automatic Conversion, a cancellation or deemed cancellation of interest, (in each case, in whole or in part) in accordance with the terms of the Indenture and the Contingent Capital Notes, the exercise of the UK bail-in power by the relevant UK authority nor a write-down of the Contingent Capital Notes upon the occurrence of a Conversion Trigger Event following a Non-Qualifying Takeover Event with respect to the Contingent Capital Notes will give rise to a default of the purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Notice

All notices regarding the Contingent Capital Notes will be deemed to be validly given if sent by first-class mail to the holders of the Contingent Capital Notes at their addresses recorded in the register.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Contingent Capital Notes are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the Contingent Capital Notes, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the Contingent Capital Notes to the Trustee shall be in writing to the Trustee at its corporate trust office. While any of the Contingent Capital Notes are represented by a Global Note, such notice may be given by any holder to the Trustee through DTC in such manner as DTC may approve for this purpose.

If and for so long as the Contingent Capital Notes are admitted to trading on the ISM of the LSE, notices will also be given in accordance with any applicable requirements of such stock exchange.

Modification and Amendments

We and the Trustee may make certain modifications and amendments to the Indenture with respect to the Contingent Capital Notes without the consent of the holders of the Contingent Capital Notes, including, but not limited to, reflect changes to procedures relating to Automatic Conversion, delivery of the Settlement Shares, ADSs or Alternative Consideration, as applicable, and to give effect to any variation to the terms of the Contingent Capital Notes as a result of any exercise of any UK bail-in power. Other modifications and amendments may be made to the Indenture with the consent of holders of the Contingent Capital Notes of not less than a majority in aggregate outstanding principal amount of the Contingent Capital Notes that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each Contingent Capital Note affected as set forth under “Description of Contingent Convertible Securities — Modification and Waiver” in the accompanying prospectus.

With respect to Contingent Capital Notes issued pursuant to the Indenture, any agreements, arrangements or understandings between us and any holder and beneficial owner of the Contingent Capital Notes with respect to the Contingent Capital Notes must be entered into in accordance with the terms of the Indenture.

In addition, no supplemental indenture may, without the consent of each holder of an outstanding Contingent Capital Note affected by such supplemental indenture, make any change that adversely affects the Automatic Conversion of any of the Contingent Capital Notes.

In addition, the Trustee shall be obliged to concur with the Issuer in effecting any variations in the circumstances and as otherwise set out in “—Redemption, Repurchase, Substitution or Variation” or on a Qualifying Takeover Event without the consent of the holders.

In addition to the permitted amendments described in the preceding paragraph, we and the Trustee may amend or supplement the Indenture or the Contingent Capital Notes without the consent of any holders of the Contingent Capital Notes to conform the provisions of the Indenture to this “Description of the Contingent Capital Notes” section in this prospectus.

Notwithstanding the above, no modifications and amendments to the Indenture or in relation to the Contingent Capital Notes shall become effective unless we shall have given such notice as is required by, and received such permission from, the PRA as is required by the PRA under the Capital Regulations. The Trustee is entitled to request and rely on an officer’s certificate from us as to the satisfaction of this condition precedent to any modification without further enquiry.

Governing Law

The Contingent Capital Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as the Indenture specifies, the subordination provisions, the Solvency Condition, and the waiver of the right to set-off by the holders of the Contingent Capital Notes and by the Trustee acting on behalf of the holders of the Contingent Capital Notes with respect to the Contingent Capital Notes will be governed by and construed in accordance with the laws of Scotland.

Trustee and Agents

The Trustee for the Contingent Capital Notes will be The Bank of New York Mellon, acting through its London Branch. The Trustee makes no representations, and shall not be liable with respect to, the information set forth in this prospectus supplement.

The Bank of New York Mellon acting through its London Branch will initially act as Paying Agent for the Contingent Capital Notes. National Westminster Bank Plc will initially act as Calculation Agent for the Contingent Capital Notes. We may appoint additional or successor agents (together, the “Agents”).

We will procure that there will at all times be a Paying Agent and a Calculation Agent. We may change the Paying Agent without prior notice to the holders and beneficial owners of the Contingent Capital Notes, and in such an event we may act as Paying Agent. We are entitled to appoint other banks of international standing as Agents, or, in the case of the Calculation Agent only, we may appoint a financial adviser with appropriate expertise. Furthermore, we are entitled to terminate the appointment of any Agent. In the event of such termination or such Agent being unable or unwilling to continue to act as Agent in the relevant capacity, we will appoint another bank of international standing, or, in the case of the Calculation Agent only, another financial adviser with appropriate expertise as Agent in the relevant capacity. Such appointment or termination will be published without undue delay in accordance with the Indenture or, should this not be possible, be published in another appropriate manner.

Subsequent Holders’ Agreement

Holders of the Contingent Capital Notes that acquire the Contingent Capital Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Contingent Capital Notes that acquire the Contingent Capital Notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Contingent Capital Notes, including in relation to interest cancellation, the Automatic Conversion, the UK bail-in power, the Settlement Shares Offer, the write-down of the Contingent Capital Notes upon the occurrence of a Conversion Trigger Event following a Non-Qualifying Takeover Event and the limitations on remedies specified in “—Enforcement Events and Remedies” above.

Certain Defined Terms

In this “Description of the Contingent Capital Notes” the following terms have the following meanings:

“Banking Act” means the UK Banking Act of 2009, as the same has been or may be amended from time to time, whether pursuant to the UK Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise.

“Current Market Price” means, in respect of an ordinary share at a particular date, the average of the daily Volume Weighted Average Price of an ordinary share on each of the five (5) consecutive dealing days ending on the dealing day immediately preceding such date; provided that, if at any time during the said five (5) dealing-day period the Volume Weighted Average Price shall have been based on a price ex-dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum-any other entitlement), then:

(i)	if the ordinary shares to be created, issued, transferred or delivered do not rank for the dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the ordinary shares shall have been based on a price cum-dividend (or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per ordinary share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(ii)	if the ordinary shares to be created, issued, transferred or delivered do rank for the dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the ordinary shares shall have been based on a price ex-dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such dividend or entitlement per ordinary share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

and provided further that, if on each of the said five (5) dealing days the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum-any other entitlement) in respect of a dividend (or other entitlement) which has been declared or announced but the ordinary shares to be issued and delivered do not rank for that dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per ordinary share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

and provided further that, if the Volume Weighted Average Price of an ordinary share is not available on one or more of the said five (5) dealing days (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five (5) dealing-day period shall be used (subject to a minimum of two such prices), and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which ordinary shares, Other Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser in good faith, provided that (i) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Other Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined in good faith by an Independent Financial Adviser), the Fair Market Value (a) of such Other Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Other Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of (a) and (b), during the period of five (5) dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Other Securities, options, warrants or other rights are publicly traded) or such shorter period as such Other Securities, options, warrants or other rights are publicly traded; and (iv) where Other Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Other Securities, options, warrants or other rights shall be determined in good faith by an Independent Financial Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per ordinary share, the dividend yield of an ordinary share, the volatility of such market price, prevailing interest rates and the terms of such Other Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (i) above, be translated into the Relevant Currency (if declared, announced, made, paid or payable in a currency other than the Relevant Currency, and if the relevant dividend is payable at our option or a shareholder in any currency additional to the Relevant Currency, the relevant dividend shall be treated as payable in the Relevant Currency) at the rate of exchange used to determine the amount payable to shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Relevant Currency; and, in any other case, shall be translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (i) and (ii) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit.

“Independent Financial Adviser” means an independent financial institution of international repute appointed by us at our own expense.

“ordinary shares” means our ordinary shares with a nominal value of £1.00 each.

“Other Securities” means any securities including without limitation, shares in our capital, or options, warrants or other rights to subscribe for or purchase or acquire shares in our capital (and each an “Other Security”).

“Relevant Currency” means sterling or, if at the relevant time or for the purposes of the relevant calculation or determination the LSE is not the Relevant Stock Exchange, the currency in which the ordinary shares or the Relevant Shares (as applicable) are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Stock Exchange” means the LSE or, if at the relevant time the ordinary shares are not at that time listed and admitted to trading on the LSE, the principal stock exchange or securities market on which the ordinary shares are then listed, admitted to trading or quoted or accepted for dealing.

“Subsidiary” means a subsidiary or a “subsidiary undertaking” as such terms are defined in Sections 1159 and 1162 of the UK Companies Act.

“Volume Weighted Average Price” means, in respect of an ordinary share or Other Security on any dealing day, the order book volume-weighted average price of an ordinary share or Other Security published by or derived (in the case of an ordinary share) from the relevant Bloomberg page or (in the case of an Other Security (other than ordinary shares), options, warrants or other rights) from the principal stock exchange or securities market on which such Other Securities, options, warrants or other rights are then listed or quoted or dealt in, if any, or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an ordinary share, Other Security, option, warrant or other right, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or determined as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

UK AND US FEDERAL TAX CONSEQUENCES

The following is a summary of material UK and US federal income tax consequences of the ownership and disposition of the Contingent Capital Notes by a US Holder described below, that is not connected with us for relevant tax purposes, that holds the Contingent Capital Notes and any Settlement Shares or ADSs representing a Settlement Share as capital assets and that purchases the Contingent Capital Notes in their initial offering at their issue price. This discussion is the opinion of Davis Polk & Wardwell London LLP as to the material UK tax and US federal income tax consequences to the US Holders described herein of owning Contingent Capital Notes. For purposes of this discussion, a “US Holder” is a person that, for US federal income tax purposes, is a beneficial owner of a Contingent Capital Note, Settlement Share or ADS representing a Settlement Share and (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation for US federal income tax purposes, created or organised in or under the laws of the United States, any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to US federal income taxation regardless of its source.

This discussion does not describe all of the tax consequences that may be relevant to US Holders in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, any special tax accounting rules that may apply under Section 451 of the US Internal Revenue Code of 1986, as amended, or differing tax consequences that may apply to US Holders subject to special rules, such as:

•	persons who are resident in the United Kingdom or are temporary non-residents of the United Kingdom for UK tax purposes;

•	certain financial institutions;

•	insurance companies;

•	dealers or traders in securities that use a mark-to-market method of tax accounting;

•	persons holding Contingent Capital Notes, Settlement Shares or ADSs as part of a hedge or other integrated transaction;

•	persons whose functional currency is not the US dollar;

•	partnerships or other entities or arrangements classified as partnerships for US federal income tax purposes;

•	persons carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom or carrying on a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom; or

•	persons holding the Contingent Capital Notes, Settlement Shares or ADSs in connection with a trade or business conducted outside the United States.

If a partnership holds a Contingent Capital Note, Settlement Share or ADS, the US federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partnership or partner of a partnership holding a Contingent Capital Note, Settlement Share or ADS should consult its tax adviser regarding the tax consequences of investing in the Contingent Capital Notes.

The following discussion assumes that we were not for the taxable year ended December 31, 2019, and will not become in the foreseeable future, a “passive foreign investment company” for US federal income tax purposes (a “PFIC”). See “United States—Passive Foreign Investment Company (PFIC) Considerations”.

The statements regarding UK and US tax laws and practices set out below, including those regarding the UK/US double taxation convention relating to income and capital gains (the “Treaty”), are based on those laws, practices and conventions as of the date of this prospectus supplement, save where expressly stated to the contrary. They are subject to changes in those laws, practices and conventions, and any relevant judicial decision, which changes may have retroactive effect. This summary is not exhaustive of all possible tax considerations that may be relevant in the particular circumstances of each US Holder. In particular, this summary does not deal with the tax treatment of the Contingent Capital Notes following any exercise of UK bail-in power or the consequences of any conversion or write-down following the occurrence of a Takeover Event. You should satisfy yourself as to the tax consequences in your own particular circumstances of the acquisition, ownership, disposition and, if applicable, any conversion of the Contingent Capital Notes, Settlement Shares and ADSs.

United Kingdom Tax Considerations

Taxation of Contingent Capital Notes

Payments of Interest

The Contingent Capital Notes issued by the Issuer which carry a right to interest will constitute “quoted Eurobonds” provided they are and continue to be listed on a recognised stock exchange (within the meaning of section 1005 of the Income Tax Act 2007 (the “Act”)) or admitted to trading on a “multilateral trading facility” operated by an EEA or UK regulated recognised stock exchange (within the meaning of section 987 of the Act). Whilst the Contingent Capital Notes are and continue to be quoted Eurobonds, payments of interest on the Contingent Capital Notes may be made without withholding or deduction for or on account of UK income tax.

The ISM is a multilateral trading facility operated by an EEA or UK regulated recognised stock exchange for the purposes of section 987 of the Act.

Under current UK legislation, if the exemption referred to above does not apply, interest on the Contingent Capital Notes may fall to be paid under deduction of UK income tax at the basic rate (currently 20 per cent.).

Payments of interest on the Contingent Capital Notes constitute UK-source income for UK tax purposes and, as such, may be subject to UK tax by direct assessment, irrespective of the residence of the holder. Where the payments are made without withholding on account of UK tax, the payments will not be assessed to UK tax if you are not resident in the UK for tax purposes, except if you carry on a trade, profession or vocation in the UK through a UK branch or agency, or in the case of a corporate US Holder, if you carry on a trade in the UK through a permanent establishment in the UK in connection with which the payments are received or to which the Contingent Capital Notes are attributable, in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the UK branch, agency or permanent establishment.

Any person in the UK paying interest to, or receiving interest on behalf of, certain other persons, may be required to provide information in relation to the payment (including the name and address of the beneficial owner of the interest, whether or not resident in the UK) to HM Revenue & Customs (“HMRC”). HMRC may communicate this information to the tax authorities of other jurisdictions.

Where interest has been paid under deduction of UK income tax, US Holders who are not resident in the UK for tax purposes may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

The references to “interest” above mean “interest” as understood in UK tax law. The statements above do not take account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the Contingent Capital Notes or any related documentation.

The above description of the UK withholding tax position assumes that there will be no substitution of the Issuer and does not consider the tax consequences of any such substitution, notwithstanding that such substitution may be permitted by the terms and conditions of the Contingent Capital Notes. Any US Holders who are in doubt as to their own tax position should consult their professional adviser.

Disposal, Redemption and Automatic Conversion

Subject to the provisions set out in the next paragraph in relation to temporary non-residents, a US Holder will not, upon the disposal, redemption or Automatic Conversion of a Contingent Capital Note, be liable for UK taxation on gains realised, unless at the time of the disposal, redemption or Automatic Conversion the US Holder is resident for tax purposes in the UK or carries on a trade, profession or vocation in the UK through a branch or agency in the UK or, in the case of a corporate US Holder, if the US Holder carries on a trade in the UK through a permanent establishment in the UK and the Contingent Capital Note was used in or for the purposes of the trade, profession or vocation or acquired for use and used by or held for the purposes of that branch or agency or permanent establishment.

A US Holder who is an individual and who has ceased to be resident for tax purposes in the UK for a period of five tax years or less and who disposes of a Contingent Capital Note (including on redemption or in connection with any receipt of Alternative Consideration) during that period may be liable to UK tax on chargeable gains arising during the period of absence in respect of the disposal or redemption or in connection with the receipt of Alternative Consideration, subject to any available exemption or relief.

A US Holder who is an individual or other non-corporation taxpayer will not, upon transfer or redemption of a Contingent Capital Note, recognise any UK income tax charge on accrued but unpaid payments of interest, unless the US Holder at any time in the relevant tax year was resident for tax purposes in the UK or carried on a trade in the United Kingdom through a branch or agency to which the Contingent Capital Note is attributable.

Annual Tax Charges

Corporate US Holders who are not resident for tax purposes in the UK and who do not carry on a trade in the United Kingdom through a permanent establishment in the UK to which the Contingent Capital Notes are attributable will not be liable to UK tax charges or relief by reference to fluctuations in exchange rates or in respect of profits, gains and losses arising from the Contingent Capital Notes.

Stamp Duty and Stamp Duty Reserve Tax

The Finance Act 2019 introduced a new regime for hybrid capital instruments (the “HCI rules”). The HCI rules contain an exemption from all stamp duties on transfer so that no liability to UK stamp duty or stamp duty reserve tax should arise on the issue or transfer of the Contingent Capital Notes provided that the Contingent Capital Notes each constitute a “hybrid capital instrument” for the purposes of the HCI rules and there are no arrangements, the main purpose, or one of the main purposes, of which is to secure a tax advantage.

The Contingent Capital Notes should constitute “hybrid capital instruments” for the purposes of the HCI rules provided that:

•	the Issuer is entitled to defer or cancel a payment of interest under the Contingent Capital Notes;

•	the Contingent Capital Notes “have no other significant equity features”; and

•	the Issuer has made an election in respect of the Contingent Capital Notes.

The Contingent Capital Notes would “have no other significant equity features” provided that:

•	the Contingent Capital Notes carry neither significant voting rights in the Issuer nor a right to exercise a dominant influence over the Issuer;

•	any provision in the Contingent Capital Notes for altering the amount of the principal is limited to writedown or conversion events in certain qualifying cases and that is not a right exercisable by the holders; one of the qualifying cases is where a provision is included solely because of a need to comply with a regulatory or other legal requirement; and

•	any provision for the holder to receive anything other than interest or principal is limited to conversion events in qualifying cases.

The Issuer will make a hybrid capital election in respect of the Contingent Capital Notes pursuant to section 475C of the Corporation Tax Act 2009 and the Contingent Capital Notes are not being issued in consequence of, or otherwise in connection with, any arrangements, the main purpose, or one of the main purposes of which, is to secure a tax advantage. Consequently, the Issuer expects that the HCI rules should apply to the Contingent Capital Notes such that they would benefit from the exemption from all stamp duties.

No liability to UK stamp duty or stamp duty reserve tax will generally arise on a cash redemption of Contingent Capital Notes, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

No liability to UK stamp duty or stamp duty reserve tax will arise for a US Holder on the release of Contingent Capital Notes on Automatic Conversion.

No liability to UK stamp duty or stamp duty reserve tax will arise for a US Holder on the issuance of new ordinary shares in The Royal Bank of Scotland Group plc by The Royal Bank of Scotland Group plc to the US Holders under an Automatic Conversion (subject to the special rules below for shares issued into clearance systems and depositary receipt systems).

UK stamp duty and stamp duty reserve tax may be payable in relation to a Settlement Shares Offer.

Taxation of Settlement Shares and ADSs

Payments of Dividends

Payments of dividends made in respect of the Settlement Shares or ADSs may be made without withholding or deduction for or on account of UK tax.

Dividends on our ordinary shares would constitute UK source income for UK tax purposes and, as such, may be subject to UK tax by direct assessment, irrespective of the residence of the holder. However, dividends in respect of the Settlement Shares or the ADSs will not be assessed to UK tax if you are not resident in the UK for tax purposes, except if you carry on a trade, profession or vocation in the UK through a UK branch or agency, or in the case of a corporate US Holder, if you carry on a trade in the UK through a permanent establishment in the UK in connection with which the payments are received or to which the Settlement Shares or ADSs are attributable, in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the UK branch, agency or permanent establishment.

Disposal

Subject to the provisions set out in the next paragraph in relation to temporary non-residents, a US Holder will not, upon disposal of a Settlement Share or ADS, be liable for UK taxation on gains realised, unless at the time of the disposal the US Holder is resident for tax purposes in the UK or carries on a trade, profession or vocation in the UK through a branch or agency in the UK or, in the case of a corporate US Holder, if the US Holder carries on a trade in the UK through a permanent establishment in the UK and the Settlement Share or ADS was used in or for the purposes of the trade, profession or vocation or acquired for use and used by or held for the purposes of that branch or agency or permanent establishment.

A US Holder who is an individual and who has ceased to be resident for tax purposes in the UK for a period of five tax years or less and who disposes of a Settlement Share or ADS during that period may be liable to UK tax on chargeable gains arising during the period of absence in respect of the disposal, subject to any available exemption or relief.

Stamp Duty and Stamp Duty Reserve Tax

UK stamp duty at the rate of 0.5 per cent. of the amount or value of the consideration given (rounded up to the nearest multiple of £5) is generally payable on an instrument transferring Settlement Shares.

A charge to UK stamp duty reserve tax will also generally arise on an unconditional agreement to transfer Settlement Shares (at the rate of 0.5 per cent. of the amount or value of the consideration payable). However, if within six years of the date of the agreement (or, if the agreement is conditional, the date on which it becomes unconditional) an instrument of transfer is executed pursuant to the agreement and stamp duty is paid on that instrument, any stamp duty reserve tax already paid will generally be refunded provided that a claim for payment is made, and any outstanding liability to stamp duty reserve tax will be cancelled. The purchaser or transferee of the Settlement Shares will generally be responsible for paying such stamp duty or stamp duty reserve tax. An exemption from stamp duty is available on an instrument transferring Shares where the amount or value of the consideration is

£1,000 or less, and it is certified on the instrument that the transaction effected by the instrument does not form part of a larger transaction or series of transactions for which the aggregate consideration exceeds £1,000.

Shares transferred through paperless means including CREST

Paperless transfers of Settlement Shares, such as those within CREST, are generally liable to stamp duty reserve tax, rather than stamp duty, at the rate of 0.5 per cent. of the amount or value of the consideration payable. CREST is obliged to collect stamp duty reserve tax on relevant transactions settled within the CREST system. The charge is generally borne by the purchaser. Under the CREST system, no stamp duty or stamp duty reserve tax will arise on a transfer of Settlement Shares into the system unless such a transfer is made for a consideration in money or money’s worth, in which case a liability to stamp duty reserve tax (usually at a rate of 0.5 per cent.) will arise.

Shares held through Clearance Systems or Depositary Receipt Systems (such as ADSs)

Special rules apply where Settlement Shares are issued or transferred to, or to a nominee or agent for, either a person whose business is or includes issuing depositary receipts (as would be the case on a delivery of ADSs) or a person providing a clearance service, under which UK stamp duty or stamp duty reserve tax may be charged at a rate of 1.5 per cent., with subsequent transfers within the clearance service or transfers of depositary receipts (such as the ADSs) then being free from UK stamp duty or stamp duty reserve tax. HMRC accept that this charge is in breach of EU law so far as it applies to new issues of shares or transfers that are an integral part of a share issue, and it was confirmed in the Autumn 2017 Budget that the Government intend to continue this approach following Brexit. HMRC’s published view is that the 1.5 per cent. SDRT or stamp duty charge continues to apply to other transfers of shares into a clearance service or depositary receipt arrangement, although this has been disputed. Further litigation indicates that certain transfers of legal title to clearance services in connection with listing, but not integral to a new issue, are also not chargeable. In view of the continuing uncertainty, specific professional advice should be sought before incurring a 1.5 per cent. stamp duty or stamp duty reserve tax charge in any circumstances.

United States Federal Income Tax Considerations

Taxation of the Contingent Capital Notes

Characterisation of the Contingent Capital Notes

We believe, and the remainder of this discussion assumes, that the Contingent Capital Notes will be treated as equity for US federal income tax purposes.

Taxation of Distributions

Payments of interest (and Additional Amounts, if any) will constitute foreign-source dividend income for US federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under US federal income tax principles. Because we do not maintain calculations of our earnings and profits under US federal income tax principles, it is expected that such payments will be reported to US Holders as dividends. The payments will not be eligible for the dividends-received deduction generally allowed to corporate US Holders. Subject to applicable limitations, including a requirement that we are not a PFIC, as discussed below, in the taxable year in which the dividend is paid or in the preceding taxable year, dividends paid to certain non-corporate US Holders may be taxable at the favourable rates applicable to long-term capital gain. Non-corporate US Holders should consult their own tax advisers to determine whether they are subject to any special rules that limit their ability to be taxed at these favourable rates.

Constructive Distributions

The conversion price in respect of the Contingent Capital Notes may be adjusted in certain circumstances pursuant to anti-dilution provisions. Under the US Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations, adjustments (or lack thereof) that have the effect of increasing the interests of holders of convertible securities in an issuer’s assets or earnings and profits may, in certain circumstances, result in a deemed distribution to such holders.  Any deemed distribution will generally be taxable as a dividend as described above.  US Holders should consult their tax advisers as to the tax consequences of any adjustments to the conversion price.

Sale, Redemption or Other Taxable Disposition

A US Holder will, upon the sale, redemption or other disposition of a Contingent Capital Note (other than the receipt of Settlement Shares or ADSs upon an Automatic Conversion, which will be treated as described below), generally recognise capital gain or loss for US federal income tax purposes in an amount equal to the difference between the amount realised and the US Holder’s tax basis in such Contingent Capital Note, provided that, in the case of a redemption, the US Holder does not own, and is not deemed to own, any of our ordinary shares at such time. This capital gain or loss will generally be US-source capital gain or loss and will be long-term capital gain or loss if the US Holder held the Contingent Capital Note for more than one year. The deductibility of capital losses is subject to limitations.

Substitution or Variation

In certain circumstances, we may have the option to substitute all of the Contingent Capital Notes or vary the terms of the Contingent Capital Notes. See “Description of the Contingent Capital Notes—Redemption Repurchase,

Substitution or Variation—Substitution or Variation.” Because the terms of any such substituted or modified Contingent Capital Notes are not currently known, US Holders should consult their tax advisers regarding the tax consequences of any such substitution or variation, including the potential for any such substitution or variation to be a taxable event for US federal income tax purposes, and of owning or disposing of any substituted or modified Contingent Capital Notes.

Consequences of an Automatic Conversion

A conversion of Contingent Capital Notes solely into Settlement Shares or ADSs generally will not be a taxable event for US federal income tax purposes. A US Holder’s tax basis in, and holding period for, the Settlement Shares or ADSs received upon conversion will generally be the same as the US Holder’s tax basis in, and holding period of, the Contingent Capital Notes.

Taxation of the Settlement Shares and ADSs

This discussion, to the extent it relates to ADSs, is based in part on representations by the ADS Depositary and assumes that each obligation under the ADS deposit agreement and any related agreement will be performed in accordance with its terms. In general, a US Holder of ADSs will be treated as the owner of the underlying ordinary shares represented by those ADSs for US federal income tax purposes. Accordingly, no gain or loss will be recognised if a US Holder receives ADSs instead of Settlement Shares upon conversion, exchanges ADSs for the underlying ordinary shares represented by those ADSs, or exchanges Settlement Shares for ADSs.

The US Treasury has expressed concerns that parties to whom depositary receipts are released before shares are delivered to the depositary, or intermediaries in the chain of ownership between US Holders of depositary receipts and the issuer of the security underlying the depositary receipts, may be taking actions that are inconsistent with the claiming of foreign tax credits for US Holders of depositary receipts. Such actions would also be inconsistent with the claiming of the favourable US tax rates applicable to dividends received by certain non-corporate US Holders (described above). Accordingly, the availability of the favourable tax rates for dividends received by certain non-corporate US Holders could be affected by actions taken by such parties or intermediaries.

Taxation of Distributions

Distributions paid on Settlement Shares or ADSs will generally be treated in the manner described above under “—Taxation of the Contingent Capital Notes—Taxation of Distributions”, with the following modifications. In the case of ADSs, a dividend will be included in a US Holder’s income on the date of the ADS depositary’s receipt of the dividend. The amount of any dividend paid in pound sterling includible in income by a US Holder will be the US dollar amount calculated by reference to the relevant exchange rate in effect on the date of such receipt by the US Holders in the case of Settlement Shares or the ADS depositary in the case of ADSs, regardless of whether the payment is in fact converted into US dollars on such date. If the dividend is converted into US dollars on the date of receipt, the US Holder generally should not be required to recognise foreign currency gain or loss in respect of the dividend income. If the amount of such dividend is converted into US dollars after the date of receipt, the US Holder may have foreign currency gain or loss.

Sale or Other Taxable Disposition

A US Holder’s sale or other taxable disposition of Settlement Shares or ADSs will generally be treated in the manner described above under “—Taxation of the Contingent Capital Notes—Sale, Redemption or Other Taxable Disposition”.

Passive Foreign Investment Company (PFIC) Considerations

In general, a foreign corporation will be a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable “look-through rules”, either (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the average quarterly value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Although interest income is generally passive income, a special rule allows banks to treat their banking business income as non-passive. To qualify for this rule, a bank must satisfy certain requirements regarding its licensing and activities. We believe that we were not a PFIC for our taxable year ended December 31, 2019, and we do not expect to become a PFIC in the foreseeable future.

However, PFIC status is determined annually and our PFIC status may be subject to change if we fail to qualify under this special rule for any year in which a US Holder owns Contingent Capital Notes, Settlement Shares or ADSs. If we were to be a PFIC for any taxable year during which a US Holder owned Contingent Capital Notes, Settlement Shares or ADSs, the US Holder would generally be subject to adverse US federal income tax consequences and certain reporting obligations. US Holders should consult their own tax advisers as to the potential application of the PFIC rules to the ownership and disposition of the Contingent Capital Notes, Settlement Shares or ADSs.

Information Reporting and Backup Withholding

Payments on, and proceeds from the sale of, Contingent Capital Notes, Settlement Shares or ADSs that are made within the United States or through certain US-related financial intermediaries may be subject to information reporting and backup withholding unless (i) the US Holder is an exempt recipient or (ii) in the case of backup withholding, the US Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a US Holder will be allowed as a credit against the US Holder’s US federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain US Holders who are individuals or specified entities may be required to report information relating to non-US accounts through which the Contingent Capital Notes, Settlement Shares or ADSs may be held, or relating to any Settlement Shares not held through a financial account. Substantial penalties may apply if a US Holder fails to meet these reporting obligations. US Holders should consult their tax advisers regarding their reporting obligations with respect to the Contingent Capital Notes, Settlement Shares and ADSs.

UNDERWRITING/CONFLICTS OF INTEREST

We and the underwriters for the offering named below (the “Underwriters”) have entered into an underwriting agreement and a pricing agreement with respect to the Contingent Capital Notes. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally agreed to purchase the respective principal amount of the Contingent Capital Notes indicated opposite such Underwriter’s name in the following table.

Underwriters	Principal Amount of Contingent Capital Notes
Citigroup Global Markets Inc.	$187,500,000
Goldman Sachs & Co. LLC	$187,500,000
J.P. Morgan Securities LLC	$187,500,000
NatWest Markets Securities Inc.	$750,000,000
UBS Securities LLC	$187,500,000
Total	$1,500,000,000

The underwriting agreement and the pricing agreement provide that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have undertaken to purchase all the Contingent Capital Notes offered by this prospectus supplement if any of these Notes are purchased.

Contingent Capital Notes sold by the Underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement and may be offered to certain dealers at such initial public offering price less a selling concession not to exceed 0.400% of the principal amount of the Contingent Capital Notes. The Underwriters may allow, and dealers may re-allow, a concession on sales to other dealers not to exceed 0.225% of the principal amount of the Contingent Capital Notes. If all the Contingent Capital Notes are not sold at the initial public offering price, the Underwriters may change the offering price and the other selling terms.

We have applied for the listing of the Contingent Capital Notes on the ISM of the LSE. The Contingent Capital Notes are a new issue of securities with no established trading market. We have been advised by the Underwriters that the Underwriters intend to make a market in the Contingent Capital Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Contingent Capital Notes.

The Contingent Capital Notes will settle through the facilities of the DTC and its participants (including Euroclear and Clearstream Banking). The CUSIP number for the Contingent Capital Notes is 780097BQ3 and the ISIN is US780097BQ34.

Certain of the Underwriters may not be US registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable US laws and regulations, including the rules of FINRA.

We estimate that our total expenses for the offering, excluding underwriting discount, will be approximately $700,000.

We have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

It is expected that delivery of the Contingent Capital Notes will be made against payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third Business Day following the date of pricing of the Contingent Capital Notes (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, purchases or sales of securities in the secondary market generally are required to settle within two business days (T+2), unless the parties to any such transaction expressly agree otherwise. Accordingly, purchasers of the Contingent Capital Notes who wish to trade the Contingent Capital Notes on the date of this prospectus supplement or the next two succeeding business days, will be required, because the notes initially will settle within three business days (T+3) in the United States, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Contingent Capital Notes who wish to trade on the date of this prospectus supplement or the next two succeeding business days should consult their own legal advisers.

Conflicts of Interest

NWMSI, an affiliate of RBSG, is a FINRA member and an Underwriter in this offering and has a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121. NWMSI is not permitted to sell Contingent Capital Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Contingent Capital Notes. Any such short positions could adversely affect future trading prices of the Contingent Capital Notes. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering, the Underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Stabilisation Transactions and Short Sales

In connection with the offering, the Underwriters may purchase and sell Contingent Capital Notes in the open market. These transactions may include short sales, stabilising transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater aggregate principal amount of Contingent Capital Notes than they are required to purchase from us in the offering. Stabilising transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Contingent Capital Notes while the offering is in progress, or, for a limited time after the issue date, over-allotment of the Contingent Capital Notes or transactions with a view to supporting the market price of the Contingent Capital Notes at a level higher than that which might otherwise prevail. However, there is no obligation or assurance that any Underwriter (or any person acting on behalf of such Underwriter) will undertake any such stabilisation action. Any such stabilisation action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Contingent Capital Notes is made, and, if begun, may be ended at any time, but it must end no later than 30 days after the date on which the Issuer received the proceeds of the issue, or no later than 60 days after the date of allotment of the relevant Contingent Capital Notes, whichever is the earlier.

The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter repays to the other Underwriters a portion of the underwriting discount received by it because the other Underwriters have repurchased Contingent Capital Notes sold by or for the account of such Underwriter in stabilising or short-covering transactions.

These activities by the Underwriters may stabilise, maintain or otherwise affect the market price of the Contingent Capital Notes. As a result, the price of the Contingent Capital Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time and stabilising transactions must be brought to an end after a limited period. These transactions may be effected on the ISM of the LSE, in the over-the-counter market or otherwise.

Selling Restrictions

European Economic Area and United Kingdom

This prospectus supplement has been prepared on the basis that any offer of Contingent Capital Notes in any Member State of the European Economic Area or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Contingent Capital Notes. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

Each Underwriter, severally and not jointly, has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Contingent Capital Notes which are the subject of the offering contemplated by this Prospectus Supplement in relation thereto to any retail investor in the EEA or in the United Kingdom. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive (as amended or superseded), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

Canada

The Contingent Capital Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Contingent Capital Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each Underwriter has severally and not jointly represented and agreed that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (as amended the “FSMA”)) received by it in connection with the issue or sale of the Contingent Capital Notes or any investments representing the Contingent Capital Notes in circumstances in which section 21(1) of the FSMA does not apply to RBSG, (b) it has complied and will comply with all the applicable provisions of the FSMA with respect to anything done by it in relation to any Contingent Capital Notes in, from or otherwise involving the United Kingdom, (c) in connection with any issue of Contingent Capital Notes designated as Tier 1 Contingent Capital Notes (as defined below), such Underwriter will not indicate to initial investors as part of the marketing relating to the sale of such Contingent Capital Notes that such Contingent Capital Notes will or are likely to be redeemed, repurchased or repaid, provided that for the avoidance of doubt the undertaking in this Section 15(c) shall not preclude any Underwriter disclosing any terms of such Contingent Capital Notes or information consistent with the Prospectus or any other additional information authorized by the Company to be disclosed. For the purposes of this Section 15(c) Tier 1 Contingent Capital Notes shall mean any Contingent Capital Note which is specified to be a Tier 1 Contingent Capital Note in the applicable Term Sheet; and (d) without prejudice to the generality of paragraph (b), it has complied and will comply with COBS 22.3 (Restrictions on the retail distribution of contingent convertible instruments and CoCo funds) (for so long as in effect, and as may be amended or replaced from time to time) with such underwriter deemed to be a “ firm” for the purposes of this paragraph (d) if it is not otherwise a “ firm” for the purposes of COBS. For the purposes of this paragraph (d), “ firm” shall have the meaning attributed to such term in COBS..

Republic of Italy

The offering of the Contingent Capital Notes has not been registered pursuant to Italian securities legislation and, accordingly, no Contingent Capital Notes may be offered, sold or delivered, nor may copies of this prospectus supplement or of any other document relating to the Contingent Capital Notes be distributed in the Republic of Italy, except:

(i)	to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time (Regulation No. 11971); or (ii) in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Article 34-ter of Regulation No. 11971.

Any offer, sale or delivery of the Contingent Capital Notes or distribution of copies of this prospectus supplement or any other document relating to the Contingent Capital Notes in the Republic of Italy under (i) or (ii) above must:

(a)	be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Italian Banking Act”); and

(b)	comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.

Hong Kong

Each underwriter, severally and not jointly, has acknowledged that:

(a)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Contingent Capital Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Contingent Capital Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Contingent Capital Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Japan

The Contingent Capital Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended; the “FIEA”). Accordingly, each underwriter, severally and not jointly, has acknowledged that it has not offered or sold and will not offer or sell any Contingent Capital Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Law No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Malaysia

Each Underwriter has, severally and not jointly, acknowledged that no lodgement of the relevant documents with the Securities Commission Malaysia (“SC”) has been or will be made and no approval from the SC under the Capital Markets and Services Act 2007 of Malaysia (“CMSA”) has been or will be obtained and this prospectus supplement has not been nor will it be registered with the SC as a prospectus under the CMSA for the offering or issuance of the Contingent Capital Notes on the basis that the Contingent Capital Notes will be offered or sold exclusively to persons outside Malaysia. Accordingly, each Underwriter has acknowledged that it has not offered or sold any Contingent Capital Notes or caused such Contingent Capital Notes to be made the subject of an invitation for subscription or purchase nor will it offer or sell such Contingent Capital Notes or cause such Contingent Capital Notes to be made the subject of an invitation for subscription or purchase, nor has it circulated or distributed, nor will it circulate or distribute, either this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Contingent Capital Notes, whether directly or indirectly, to any person in Malaysia.

Singapore

Each underwriter, severally and not jointly, has acknowledged that this prospectus supplement (together with the accompanying prospectus) has not been registered as a prospectus with the Monetary Authority of Singapore, and the Contingent Capital Notes will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter, severally and not jointly, has acknowledged that it has not offered or sold any Contingent Capital Notes or caused such Contingent Capital Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Contingent Capital Notes or cause such Contingent Capital Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Contingent Capital Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Contingent Capital Notes are subscribed or purchased under Section 275 by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Contingent Capital Notes pursuant to an offer made under Section 275 except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Contingent Capital Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus, as well as any other material relating to the Contingent Capital Notes which are the subject of the offering contemplated by this prospectus supplement, do not constitute an issue prospectus pursuant to Articles 652a and/or 1156 of the Swiss Code of Obligations. The Contingent Capital Notes will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Contingent Capital Notes, including, but not limited to, this prospectus supplement, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The Contingent Capital Notes are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the Contingent Capital Notes with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This prospectus supplement as well as any other material relating to the Contingent Capital Notes is personal and confidential and does not constitute an offer to any other person. This prospectus supplement may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Taiwan

The Contingent Capital Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of the ROC and/or other regulatory authority of the ROC pursuant to relevant securities laws and regulations and may not be sold, issued or offered within the ROC through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of the ROC or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of the ROC and/or other regulatory authority of the ROC. No person or entity in the ROC has been authorized to offer or sell the Contingent Capital Notes in the ROC.

Trading in Ordinary Shares and American Depositary Shares of RBSG by affiliates of RBSG

The SEC has granted exemptive relief from Rules 101 and 102 of Regulation M in connection with certain distributions of securities qualifying as additional tier 1 capital under CRD. This exemptive relief permits certain transactions in ordinary shares underlying such securities, including ordinary shares represented by ADSs, by issuers and affiliated purchases, including those acting as distribution participants, during a distribution of such securities.

As a result, RBSG and its affiliates may continue to engage, including during the offering of the Contingent Capital Notes, in one or more market activities involving RBSG’s ordinary shares and ADSs. These market activities have occurred and are expected to continue to occur both outside and inside the United States, solely in the ordinary course of business and not for the purpose of facilitating the distribution of the Contingent Capital Notes. In addition, RBSG’s affiliates may, under certain circumstances, participate in the offering of the Contingent Capital Notes.

LEGAL OPINIONS

Our US counsel, Davis Polk & Wardwell London LLP, and US counsel for the Underwriters, Shearman & Sterling (London) LLP, will pass upon certain United States legal matters relating to the Contingent Capital Notes. Our Scottish solicitors, CMS Cameron McKenna Nabarro Olswang LLP, will pass upon certain matters of Scots law relating to the issue and sale of the Contingent Capital Notes. Davis Polk & Wardwell London LLP will pass upon certain tax matters of English law relating to the Contingent Capital Notes.

EXPERTS

The consolidated financial statements of The Royal Bank of Scotland Group plc (the “Group”) appearing in the Group’s Annual Report (Form 20-F) for the year ended December 31, 2019, and the effectiveness of the Group’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and RBSG management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

THE ROYAL BANK OF SCOTLAND GROUP PLC

DEBT SECURITIES

DOLLAR PREFERENCE SHARES

CONTINGENT CONVERTIBLE SECURITIES

ORDINARY SHARES
RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

By this prospectus we may offer from time to time, together or separately, debt securities, including senior debt securities and subordinated debt securities, dollar preference shares, directly or in the form of American Depositary Shares, contingent convertible securities, ordinary shares (in the form of American Depositary Shares) and rights to subscribe for ordinary shares (including in the form of American Depositary Shares). Our American Depositary Shares, or ADSs, each representing two ordinary shares (or a right to receive two ordinary shares), are listed on the New York Stock Exchange under the symbol “RBS”. In addition, our ordinary shares are listed on the London Stock Exchange. Our series of American Depositary Shares representing non-cumulative dollar preference shares and evidenced by American Depositary Receipts (Series S and Series U) are listed on the New York Stock Exchange.

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, into this prospectus.

You should carefully read this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.

Investing in our securities involves risks that are described in the “Risk Factors” section of our annual and certain interim reports filed with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is December 13, 2017.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
USE OF PROCEEDS	1
THE ROYAL BANK OF SCOTLAND GROUP PLC	1
DESCRIPTION OF DEBT SECURITIES	2
DESCRIPTION OF DOLLAR PREFERENCE SHARES	10
DESCRIPTION OF DOLLAR PREFERENCE SHARE AMERICAN DEPOSITARY SHARES	18
DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES	23
DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CONTINGENT CONVERTIBLE SECURITIES	29
DESCRIPTION OF ORDINARY SHARES	35
DESCRIPTION OF ORDINARY SHARE AMERICAN DEPOSITARY SHARES	41
DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES	47
PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	48
LEGAL OPINIONS	49
EXPERTS	49
ENFORCEMENT OF CIVIL LIABILITIES	50
WHERE YOU CAN FIND MORE INFORMATION	50
INCORPORATION OF DOCUMENTS BY REFERENCE	50
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS	51

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities, dollar preference shares, contingent convertible securities, ordinary shares and rights to subscribe for ordinary shares, which we will refer to collectively as the “securities”. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. We will file each prospectus supplement with the SEC. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities we may offer under this prospectus. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus,

•	the terms “we”, “our”, “us” and “RBSG” means The Royal Bank of Scotland Group plc and the term “Group” means The Royal Bank of Scotland Group plc and its subsidiaries;

•	the term “RBS” means The Royal Bank of Scotland plc and its subsidiaries; and

•	the term “NatWest” means National Westminster Bank Plc and its subsidiaries;

RBSG publishes its consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom. In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

USE OF PROCEEDS

Unless we have disclosed a specific plan in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities we may offer by this prospectus for general corporate purposes. The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when considered appropriate.

THE ROYAL BANK OF SCOTLAND GROUP PLC

RBSG is a public limited company incorporated in Scotland with registration number SC045551. RBSG was incorporated under Scots law on March 25, 1968. RBSG is the holding company of a large global banking and financial services group. Headquartered in Edinburgh, the Group operates as a full service financial services organization in the United Kingdom through its two principal subsidiaries, RBS and NatWest, as well as in the United States and elsewhere in respect of certain financial services and products. Both RBS and NatWest are major U.K. clearing banks. At September 30, 2017, Her Majesty’s Treasury’s (“HM Treasury”) holding in RBSG’s ordinary shares was 70.85% and its economic interest was 70.85%.

RBSG’s registered office is 36 St Andrew Square, Edinburgh EH2 2YB, Scotland and its principal place of business is RBS Gogarburn, PO Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 131 626 0000.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms that will apply to any senior debt securities and subordinated debt securities that may be offered by RBSG. Consequently, when we refer to “debt securities” in this prospectus, we mean the senior debt securities and the subordinated debt securities that may be issued by RBSG. The term “debt securities” does not include the “contingent convertible securities” described under “Description of Contingent Convertible Securities”.

Each time that we issue debt securities, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement will summarize specific terms of your security and may contain additional terms of those debt securities to those described in this prospectus or terms that differ from those described in this prospectus. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your debt security. You should also read the indentures under which we will issue the debt securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Senior debt securities will be issued by RBSG under the senior debt indenture as supplemented by supplemental indentures as required. Subordinated debt securities will be issued by RBSG under the subordinated debt indenture as supplemented by supplemental indentures as required.

Each indenture is a contract between us and The Bank of New York Mellon, as trustee. The indentures are substantially identical, except for certain provisions such as those relating to subordination, which are included only in the subordinated debt indenture and may be included in any supplements thereto. None of the indentures limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

•	whether they are senior debt securities or subordinated debt securities;

•	with respect to the subordinated debt securities, whether the payment of interest can be deferred, whether the payment of principal can be deferred, the subordination terms, the redemption terms and the events of default applicable to each series of the subordinated debt securities;

•	their specific designation, authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	whether such debt securities will be dated debt securities with a specified maturity date or undated debt securities with no specified maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	the times and places at which any interest payments are payable;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the debt securities offered;

•	any provisions relating to conversion or exchange for other securities issued by us;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the debt securities;

•	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments;

•	the terms of any mandatory or optional exchange; and

•	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate, a floating rate or a combination thereof. We will sell any subordinated debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under the heading “ –Modification and Waiver” below.

If we issue senior debt securities designed to count towards the EU minimum requirements for own funds and eligible liabilities framework, the terms (including the events of default and redemption options) of those securities may differ from those described in this prospectus and will be set out in the relevant prospectus supplement.

If we issue subordinated debt securities that qualify as Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Payments

We will make any payments of interest and principal, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on a series of subordinated debt securities on any payment date, our obligation to make such payment shall be deferred and such failure to make a payment does not create a default under the applicable subordinated debt indenture. The relevant prospectus supplement will set forth the terms on which the payment of interest and principal on the subordinated debt securities can be deferred and any other terms relating to payments on subordinated debt securities.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

If we issue subordinated debt securities, the applicable prospectus supplement relating to the subordinated debt securities will include a description of the subordination provisions that apply to the subordinated debt securities.

Unless the relevant prospectus supplement provides otherwise, in a winding-up or qualifying administration, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all of our creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding-up, qualifying administration or otherwise, to the claims of all or any of our creditors, in the manner provided in the applicable subordinated debt indenture.

General

As a consequence of these subordination provisions, if winding-up proceedings or a qualifying administration should occur, each holder of subordinated debt securities may recover less ratably than the holders of our unsubordinated liabilities (including holders of senior debt securities). If, in any winding-up or qualifying administration, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of our assets in a winding-up or a qualifying administration in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up, liquidation or qualifying administration, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because RBSG is a holding company, its rights to participate in the assets of any subsidiary as a shareholder if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors.

Additional Amounts

All amounts to be paid by us on any series of debt securities will be paid without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law.

Unless otherwise specified in the relevant prospectus supplement, if deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the U.K. Taxing Jurisdiction, we will pay such additional amounts with respect to the principal of, premium, if any, and interest, if any, on any series of debt securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the debt securities of the particular series, after such deduction or withholding, shall equal the amounts of such payments which would have been payable in respect of such debt securities had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i) the holder or the beneficial owner of the debt security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K. Taxing Jurisdiction or otherwise has some connection with the U.K. Taxing Jurisdiction other than the mere holding or ownership of a debt security, or the collection of the payment on any debt security of the relevant series,

(ii) except in the case of a winding-up of us in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting (where presentation is required) the debt security for payment at the close of such 30 day period,

(iv) the holder or the beneficial owner of the relevant debt security or the payment on such debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v) the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives,

(vi) the withholding or deduction is required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any agreement with the U.S. Treasury entered into with respect thereto, any U.S. Treasury regulation issued thereunder or any other official interpretations or guidance issued with respect thereto; any intergovernmental agreement entered into with respect thereto, or any law, regulation, or other official interpretation or guidance promulgated pursuant to such an intergovernmental agreement,

(vii) the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant debt security to another paying agent in a Member State of the European Union, or

(viii) any combination of subclauses (i) through (vii) above,

nor shall Additional Amounts be paid with respect to a payment on the debt security to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the U.K. Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

As used in this “Additional Amounts” section, the term “payment” means, in the context of senior debt securities and subordinated debt securities, payments of principal of, premium, if any, and interest, if any, on such securities. Whenever in this prospectus or any prospectus supplement there is mentioned, in the context of senior debt securities or subordinated debt securities, the payment of the principal, premium, if any, or interest, if any, on, or in respect of, any such security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Redemption

Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the debt securities of any series as a whole upon (i) not less than five business days, and not more than 60 calendar days’ notice in respect of the senior debt securities, or (ii) not less than 30 days, and not more than 60 days’ notice in respect of our subordinated debt securities, to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, if any (including any deferred amounts in the case of subordinated debt securities), to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. Taxing Jurisdiction, including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date specified in the terms of the debt securities:

•	in making any payments on the particular series of debt securities, we have paid or will or would on the next payment date be required to pay Additional Amounts;

•	payments on the next payment date in respect of any of the series of debt securities would be treated as “distributions” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being); or

•	on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent English counsel of recognized standing, selected by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.

The relevant prospectus supplement will specify whether or not we may redeem the debt securities of any series, in whole or in part, at our option, including any conditions to our right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of debt securities of any series will state, among other items:

•	the redemption date;

•	the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•	the redemption price;

•	that, and subject to what conditions, the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to debt securities

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate.

We or any of our subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender or by private agreement, if applicable law allows and if, in the case of the subordinated debt securities, certain other conditions which may be specified in the applicable prospectus supplement are satisfied. Any debt securities of any series that we purchase beneficially for our own account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing U.K. Prudential Regulatory Authority (“PRA”) requirements, we may not make any redemption or repurchase of certain debt securities beneficially for our own account unless, among other things, we give prior notice to the PRA and, in certain circumstances, it grants permission. The PRA may impose conditions on any redemption or repurchase all of which will be set out in the prospectus supplement and supplemental indenture with respect to any series of debt securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, we may not make any modification or amendment without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates of, or any premium payable upon the redemption of, any debt security;

•	change our (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below and described in the relevant prospectus supplement);

•	modify the subordination provisions or the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

In addition, variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption, a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as those terms are defined under the heading “Event of Default and Defaults; Limitations of Remedies” below), as described in the relevant prospectus supplement, may require the non-objection from, or consent of, the PRA or its successor.

Events of Default and Defaults; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•	we do not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the senior debt securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, we satisfy the trustee that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Debt Security Event of Default if we act on the advice given to us during the 14 day period by independent legal advisers approved by the trustee; or

•	we breach any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•	either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare the senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee and the securities administrator, as the case may be, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name or and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the senior debt indenture, and must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and determined by the trustee. The trustee may also take any other action consistent with the direction that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against us, whether before or during our winding-up.

Subordinated Debt Securities Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities shall result if either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of amalgamation or reconstruction not involving our bankruptcy or insolvency).

If a Subordinated Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the applicable indenture the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of accelerations and its consequences, but only if all Subordinated Debt Security Events of Default have been remedied or waived and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Securities Defaults

In addition to Subordinated Debt Security Events of Default, the subordinated debt indenture also separately provides for “Subordinated Debt Security Defaults”. The relevant prospectus supplement with respect to any series of subordinated debt securities shall set out what events, if any, shall be considered Subordinated Debt Security Defaults. The indenture permits the issuance of subordinated debt securities in one or more series and whether a Subordinated Debt Security Default has occurred is determined on a series-by-series basis.

Unless the relevant prospectus supplement provides otherwise, if a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in Scotland (but not elsewhere) for our winding-up, but the trustee may not declare the principal amount of any outstanding subordinated debt security due and payable. The relevant prospectus supplement will set forth further actions provided in the subordinated debt securities indenture relating to the rights of holders in connection with the occurrence of a Subordinated Debt Security Default, if any, that may be taken by the trustee upon the occurrence of a Subordinated Debt Security Default.

Unless the relevant prospectus supplement provides otherwise, by accepting a subordinated debt security each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or the indenture (or between our obligations under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding-up.

Events of Default and Defaults - General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities and under the applicable indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder, provided that certain conditions are satisfied, including that under certain indentures we unconditionally guarantee the obligations of the subsidiary under the debt securities of that series. If we do and the other relevant conditions for such assumption are satisfied, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the U.K. Taxing Jurisdiction, rather than taxes imposed by the U.K. Taxing Jurisdiction. The subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “–Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for U.S. federal income tax purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders of each series of subordinated debt securities will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

Until such time as any definitive securities are issued, there may, so long as any global securities in registered form representing the debt securities are held in their entirety on behalf of DTC, be substituted for such notice by first-class mail the delivery of the relevant notice to DTC for communication by them to the holders of the debt securities, in accordance with DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holders of the debt securities to the trustee shall be in writing to the trustee at its corporate trust office. While any of the debt securities are represented by a global securities in registered form, such notice may be given by any holder to the trustee through DTC in such manner as DTC may approve for this purpose.

The Trustees and Securities Administrator

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures with respect to the debt securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (the “TIA”). Subject to the provisions of the TIA, the trustees are under no obligation to exercise any of the powers vested in them by the indentures at the request of any holder of notes, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary and paying agent with respect to our debt securities. The Bank of New York Mellon is the depositary with respect to the ADSs representing certain of our preference shares.

Consent to Service of Process

We irrevocably designate CT Corporation System as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF DOLLAR PREFERENCE SHARES

The following is a summary of the general terms of the dollar preference shares of any series. Each time that we issue dollar preference shares, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement will designate the terms of the dollar preference shares of the particular series, which are set out in the resolutions establishing the series that our board of directors or an authorized committee thereof (referred to in this section as the board of directors) adopt. These terms may amend, supplement or be different from those summarized below, and if so the applicable prospectus supplement will state that, and the description of the dollar preference shares of that series contained in the prospectus supplement will apply. You should also read our Articles of Association, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You should read the summary of the general terms of the ADR deposit agreement under which Dollar Preference Share American Depositary Receipts (“Dollar Preference Share ADRs”) evidencing American Depositary Shares (“Dollar Preference Share ADSs”) that may represent dollar preference shares may be issued, under the heading “Description of Dollar Preference Share American Depositary Shares”.

If we issue dollar preference shares that qualify as capital for regulatory purposes, the terms of such dollar preference shares may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

General

Under our Articles of Association, our board of directors is authorized to provide for the issuance of dollar preference shares, in one or more series, with the dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions that are set forth in resolutions providing for their issue adopted by our board of directors. Our board of directors may only provide for the issuance of dollar preference shares of any series if a resolution of our shareholders has authorized the allotment of shares.

The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any series, including:

•	the number of shares offered, the number of shares offered in the form of Dollar Preference Share ADSs and the number of dollar preference shares represented by each Dollar Preference Share ADS;

•	the public offering price of the series;

•	the liquidation value per share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends will be payable;

•	the circumstances under which dividends may not be payable;

•	voting rights;

•	the restrictions applicable to the sale and delivery of the dollar preference shares;

•	whether and under what circumstances we will pay additional amounts on the dollar preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The prospectus supplement will also describe material U.S. and U.K. tax considerations that apply to any particular series of dollar preference shares.

The dollar preference shares of any series will rank junior as to dividends to any cumulative preference shares, equally as to dividends with any other non-cumulative preference shares, any exchange preference shares and any sterling preference shares, equally as to repayment of capital on a winding-up or liquidation with any other non-cumulative preference shares, any exchange preference shares, any sterling preference shares and any cumulative preference shares and, unless the resolutions of our board of directors establishing any series of dollar preference shares specify otherwise and the related prospectus supplement so states, will rank equally in all respects with the dollar preference shares of each other series and any other of our shares which are expressed to rank equally with them. The preferential rights to dividends of the holders of the cumulative preference shares are cumulative whereas the preferential rights to dividends of the holders of any series of dollar preference shares, any series of exchange preference shares, any euro preference shares, and any sterling preference shares will be or are non-cumulative. Holders of dollar preference shares will have no pre-emptive rights.

The dollar preference shares will rank in priority to our ordinary shares as regards the right to receive dividends and rights to repayment of capital if we are wound up or liquidated, whether or not voluntarily.

There are no restrictions under our Articles of Association or under Scots law as currently in effect that limit the right of non-resident or foreign owners, as such, to acquire dollar preference shares of any series freely or, when entitled to vote dollar preference shares of a particular series, to vote those dollar preference shares. There are currently no English or Scots laws, decrees, or regulations that would prevent the remittance of dividends or other payments on the dollar preference shares of any series to non-resident holders.

Dividends

Non-cumulative preferential dividends on each series of dollar preference shares will be payable at the rate or rates and on the dates set out in the relevant prospectus supplement and will accrue from their date of issue.

Pursuant to our Articles of Association, our board of directors may resolve prior to the issue and allotment of any series of dollar preference shares that full dividends on such series of dollar preference shares in respect of a particular dividend payment date will not be declared and paid if, (i) in its sole and absolute discretion, the board of directors resolves prior to the relevant dividend payment date that such dividend (or part thereof) shall not be paid or (ii) in the opinion of the board of directors, payment of a dividend would breach or cause a breach of the capital adequacy requirements of the PRA that apply at that time to us and/or any of our subsidiaries, or subject to the next following paragraph, our distributable profits, after the payment in full, or the setting aside of a sum to provide for the payment in full, of all dividends stated to be payable on or before the relevant dividend payment date on the cumulative preference shares (and any arrears of dividends thereon), are insufficient to cover the payment in full of dividends on that series of dollar preference shares and dividends on any of our other preference shares stated to be payable on the same date as the dividends on that series and ranking equally as to dividends with the dollar preference shares of that series. The U.K. Companies Act 2006 defines “distributable profits” as, in general terms, and subject to adjustment, accumulated realized profits less accumulated realized losses.

Unless the applicable prospectus supplement states otherwise, if dividends are to be paid but our distributable profits are, in the opinion of the board of directors, insufficient to enable payment in full of dividends on any series of dollar preference shares on any dividend payment date and also the payment in full of all other dividends stated to be payable on such date on any other non-cumulative preference shares and any of our other share capital expressed to rank pari passu therewith as regards participation in profits, after payment in full, or the setting aside of a sum to cover the payment in full, of all dividends stated to be payable on or before such date on any cumulative preference share, then the board of directors shall (subject always to sub-clauses (i) and (ii) of the preceding paragraph) declare and pay dividends to the extent of the available distributable profits, (if any) on a pro rata basis so that (subject as aforesaid) the amount of dividends declared per share on the dollar preference shares of the series and the dividends stated to be payable on such date on any other non-cumulative preference shares and any of our other share capital expressed to rank pari passu therewith as regards distribution of profits will bear to each other the same ratio that accrued dividends per share on the dollar preference shares of the series and other non-cumulative preference shares, and any of our other share capital expressed to rank pari passu therewith as regards participation in profits, bear to each other.

Dividends on the cumulative preference shares, including any arrears, are payable in priority to any dividends on any series of dollar preference shares, and as a result, we may not pay any dividend on any series of dollar preference shares unless we have declared and paid in full dividends on the cumulative preference shares, including any arrears.

If we have not declared and paid in full the dividend stated to be payable on any series of dollar preference shares on the most recent dividend payment date, or if we have not set aside a sum to provide for payment in full, in either case for the reasons set out in sub-clause (ii) of the second paragraph of this section, we may not declare or pay any dividends upon any of our other share capital (other than the cumulative preference shares) and we may not set aside any sum to pay such dividends, unless, on the date of declaration, we set aside an amount equal to the dividend for the then-current dividend period payable on that series of dollar preference shares to provide for the payment in full of the dividend on that series of dollar preference shares on the next dividend payment date. If we have not declared and paid in full any dividend payable on any series of dollar preference shares on any dividend payment date, or if we have not set aside a sum to provide for payment in full, in either case for the reasons set out in sub-clause (ii) of the second paragraph of this section, we may not redeem, purchase or otherwise acquire for any consideration any of our other share capital and may not set aside any sum or establish any sinking fund to redeem, purchase or otherwise acquire them, until we have declared and paid in full dividends on that series of dollar preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months.

To the extent that any dividend on any dollar preference share to which sub-clause (i) of the second paragraph of this section applies is, on any occasion, not declared and paid by reason of the exercise of the board of directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, holders of such dollar preference shares shall have no claim in respect of such non-payment. In addition, such non-payment shall not prevent or restrict (a) the declaration and payment of dividends on any other series of dollar preference shares or on any of our non-cumulative preference shares expressed to rank pari passu with our dollar preference shares, (b) the setting aside of sums for the payment of dividends referred to in (a), (c) except as set forth in the following paragraph, the redemption, purchase or other acquisition of our shares by us, or (d) except as set forth in the following paragraph, the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by us.

If we have not declared and paid in full the dividend stated to be payable on any series of dollar preference shares as a result of the board of directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, then we may not redeem, purchase or otherwise acquire for any consideration any of our share capital ranking after such dollar preference shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other acquisition thereof, until such time as we have declared and paid in full dividends on such series of dollar preference shares in respect of successive dividend periods singly or together aggregating no less than 12 months. In addition, no dividend may be declared or paid on any of our share capital ranking after such dollar preference shares as to dividends until such time as the dividend stated to be payable on the dollar preference shares to which the discretion in sub-clause (i) of the second paragraph of this section applies in respect of a dividend period has been declared and paid in full.

No series of dollar preference shares rank after any other series of preference shares with which it is expressed to rank pari passu as regards participation in profits, by reason only of the board of directors’ discretion referred to in sub-clause (i) of the second paragraph of this section, or any dividend on that series not being paid by virtue of such discretion.

Dividends on the dollar preference shares of any series will be non-cumulative. If the board of directors does not pay a dividend or any part of a dividend when due on a dividend payment date in respect of any series of dollar preference shares because it is not required to do so, then holders of dollar preference shares of the applicable series will have no claim in respect of the non-payment and we will have no obligation to pay the dividend accrued for the dividend period or to pay any interest on the dividend, whether or not dividends on the dollar preference shares of the series are declared for any future dividend period. The holders of the dollar preference shares of any series will have no right to participate in our profits.

Any dividend which has remained unclaimed for 12 years from the date of declaration shall be forfeited and shall revert to us.

We will calculate the amount of dividends payable on the dollar preference shares of any series for each dividend period using the method determined by the board of directors before the shares are issued, except for any dividend period shorter than a full dividend period, for which the amount of dividend payable will be calculated on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in the period, unless the applicable prospectus supplement states otherwise. Payments of less than $0.01 will be rounded upwards.

Dividends declared on the dollar preference shares of any series will be payable to the Dollar Preference Share ADR depositary or the record holders as they appear on the register on the appropriate record dates, which will be the number of days before the relevant dividend payment dates that the board of directors determines before the allotment of the particular series. If applicable fiscal or other laws and regulations permit, each payment will be made, in the case of dollar preference shares of any series in bearer form, by dollar check drawn on, or by transfer to a dollar account maintained by the payee with, a bank in London or in The City of New York or, in the case of dollar preference shares of any series in registered form, by dollar check drawn on a bank in London or in The City of New York and mailed to the record holder at the holder’s address as it appears on the register for the dollar preference shares. If any date on which dividends are payable on the dollar preference shares of any series is not a business day, then we will pay the dividend on the next business day, without any interest or other payment in respect of the delay, unless it falls in the next calendar month, in which case we will make the payment on the preceding business day. A “business day” is any day on which banks are open for business, and foreign exchange dealings may be conducted, in London and The City of New York.

Liquidation Rights

If we are wound up or liquidated, whether or not voluntarily, the holders of the dollar preference shares of each series will be entitled to receive out of our surplus assets available for distribution to shareholders, after payment of arrears (if any) of dividends on the cumulative preference shares up to the date of payment, equally with our cumulative preference shares, any other series of non-cumulative preference shares then outstanding, and all of our other shares ranking equally with that series of dollar preference shares as regards participation in our surplus assets, a distribution in U.S. dollars per dollar preference share equal to the liquidation value per share, together with an amount equal to dividends for the then current dividend period accrued to the date of payment, before any distribution or payment may be made to holders of our ordinary shares or any other class of our shares ranking after the dollar preference shares of that series. If the assets available for distribution are insufficient to pay in full the amounts payable with respect to the dollar preference shares of that series and any of our other preference shares ranking equally as to any such distribution with those dollar preference shares, the holders of those dollar preference shares and other preference shares will share ratably in any distribution of our surplus assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of the dollar preference shares will have no right or claim to any of our surplus assets and will not be entitled to any further participation in surplus assets. If the holders of the dollar preference shares are entitled to any recovery with respect to the dollar preference shares in any winding-up or liquidation, they might not be entitled in such proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Optional Redemption

Unless the relevant prospectus supplement specifies otherwise, we may redeem the dollar preference shares of each series, at our option, in whole or in part from time to time, on any date no earlier than five years and one day after they are issued, in accordance with the notice period and at the redemption prices set forth in the prospectus supplement plus the dividends otherwise payable for the then-current dividend period accrued to the redemption date.

Each notice of redemption will specify:

•	the redemption date;

•	the particular dollar preference shares of the series to be redeemed;

•	the redemption price, specifying the amount of the accrued but unpaid dividend per share to be included and stating that dividends shall cease to accrue on redemption; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

Our Articles of Association provide that no defect in the notice of redemption or in the giving of the notice will affect the validity of the redemption proceedings.

If fewer than all of the outstanding dollar preference shares of a series are to be redeemed, our Articles of Association provide that, for the purposes of determining the particular dollar preference shares to be redeemed, we shall cause a drawing to be made in the presence of our independent auditors.

If certain limitations contained in our Articles of Association, the special rights of any of our shares, and the provisions of applicable law permit (including, without limitation, the U.S. federal securities laws), we may, at any time or from time to time, purchase outstanding dollar preference shares of any series by tender in the open market, or by private agreement, in each case upon the terms and conditions that the board of directors shall determine. Any dollar preference shares of any series that we purchase for our own account will pursuant to applicable law be treated as cancelled and will no longer be issued and outstanding.

Under existing PRA requirements, we may not redeem or purchase any dollar preference shares unless we give prior notice to the PRA and, in certain circumstances, it (i) consents in advance and (ii) at the time when the notice of redemption is given and immediately following such redemption, we are or will be (as the case may be) in compliance with our capital adequacy requirements as provided in the regulations relating to capital adequacy then in effect of the PRA. The PRA may impose conditions on any redemption or purchase.

Voting Rights

The holders of the dollar preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided by applicable law or as described below.

If any resolution is proposed for adoption by our shareholders varying or abrogating any of the rights attaching to the dollar preference shares of a particular series or proposing that we be wound up, the holders of the outstanding dollar preference shares will be entitled to receive notice of and to attend the general meeting of shareholders at which the resolution is to be proposed and will be entitled to speak and vote on that resolution, but not on any other resolution. In addition, if, before any general meeting of shareholders, we have failed to pay in full the dividend payable on the dollar preference shares of a particular series for a number of dividend periods specified in the relevant prospectus supplement, the holders of the dollar preference shares of that series shall be entitled to receive notice of, attend, speak and vote at that meeting on all matters. In these circumstances only, the rights of the holders of dollar preference shares of that series to vote shall continue until we have resumed the payment in full of dividends on the dollar preference shares of that series for the number of dividend periods specified in the prospectus supplement. Holders of any series of dollar preference shares shall be entitled to receive notice of, attend, speak and vote at general meetings in other circumstances if the board of directors determines, as specified in the prospectus supplement.

Whenever holders of dollar preference shares are entitled to vote at a general meeting of shareholders, on a show of hands each holder present in person, and each proxy for a holder, shall have one vote and on a poll each holder present in person or by proxy shall have the number of votes for each dollar preference share of the relevant series that the board of directors determines, as specified in the relevant prospectus supplement.

Our Articles of Association provide that all resolutions shall be decided on a show of hands unless, either before or on the declaration of the result of the vote taken on a show of hands, a poll is demanded by:

•	the chairman of the meeting;

•	not less than three shareholders present in person or by proxy;

•	the Dollar Preference Share ADR depositary;

•	a shareholder or shareholders, including holders of any series of dollar preference shares entitled to vote on the resolution, present in person or by proxy who represent at least 10% of the total voting rights of all shareholders entitled to vote on the resolution; or

•	a shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote at the meeting on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all shares conferring that right.

The holders, including holders of any series of dollar preference shares at a time when they have voting rights as a result of our having failed to pay dividends on the series for the number of dividend periods specified in the applicable prospectus supplement, of not less than 10% of the paid up capital that at the relevant date carries the right of voting at our general meetings are entitled to require our board of directors to convene a general meeting. In addition, the holders of any series of dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “–Variation of Rights”.

At September 30, 2017, we had 11,905,477,461 ordinary shares outstanding. The dollar preference shares of any series will not limit our ability to issue additional ordinary shares.

Form

The dollar preference shares of any series will, when issued, be fully paid and, as such, will not be subject to a call for any additional payment. For each dollar preference share of each series issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account.

The dollar preference shares of each series will be represented by a single certificate. If in registered form, the certificate will be issued to the Dollar Preference Share ADR depositary and if in bearer form the certificate will be deposited with the Dollar Preference Share ADR depositary under the Dollar Preference Share ADR deposit agreement. We may consider the Dollar Preference Share ADR depositary to be the holder and absolute owner of any series of dollar preference shares represented by the certificate so deposited for all purposes. Unless the relevant prospectus supplement specifies otherwise, dollar preference shares of any series withdrawn from deposit under the Dollar Preference Share ADR deposit agreement will be evidenced by share certificates in registered form without dividend coupons. If a Dollar Preference Share ADR holder elects to receive share certificates in registered form, the share certificates will be delivered at the time of withdrawal. Unless the prospectus supplement specifies otherwise, the dollar preference shares of any series may not be withdrawn from deposit in bearer form.

Title to dollar preference shares of any series in registered form will pass by transfer and registration on the register for the dollar preference shares of the series. Title to dollar preference shares of any series in bearer form, or to any dividend coupons appertaining to them, will pass by delivery of the relevant bearer share warrants or dividend coupons. If our Articles of Association and the limitations described in the following paragraph and in any relevant prospectus supplement permit, dollar preference shares of a particular series in bearer form will be exchangeable for the same number of dollar preference shares of the series in registered form upon surrender of the relevant bearer share warrants and all unmatured dividend coupons, if any, appertaining to them. Unless the prospectus supplement specifies otherwise, dollar preference shares of any series in registered form will not be exchangeable, in whole or in part, for dollar preference shares of such series in bearer form.

Each exchange or registration of transfer of dollar preference shares of any series in registered form will be effected by entry on the register for the dollar preference shares of the series kept by our registrar at its office in the United Kingdom. Any exchange or registration of transfer will be effected without charge to the person requesting the exchange or registration, but the requesting person will be required to pay any related taxes, stamp duties or other governmental charges. The exchange of dollar preference shares of any series in bearer form for the dollar preference shares of such series in registered form will also be subject to applicable U.K. tax laws and regulations in effect at the time of the exchange. No exchange will be made unless any resulting taxes, stamp duties or other governmental charges have been paid to us.

Variation of Rights

If applicable law permits, the rights attached to any series of dollar preference shares may be varied or abrogated only with the written consent of the holders of 75% of the issued dollar preference shares of that series or with the sanction of a special resolution passed at a separate class meeting of the holders of the outstanding dollar preference shares of that series. A special resolution will be adopted if passed by a majority of 75% of those holders voting in person or by proxy at the meeting. The quorum required for any such class meeting will be two persons holding or representing by proxy at least one-third in nominal amount of the outstanding dollar preference shares of the particular series affected, except at any adjourned meeting, where any two holders present in person or by proxy will constitute a quorum.

The written consent of the holders of 75% of the issued dollar preference shares of a particular series or the sanction of a special resolution passed at a separate class meeting of holders of the outstanding dollar preference shares of the series will be required if our directors propose to authorize, create or increase the amount of any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in our profits or assets, other than if we redeem or purchase the shares, in priority to the series of dollar preference shares.

If we have paid the most recent dividend payable on the dollar preference shares of a particular series in full, the rights attached to that series will not be deemed to be varied by the creation or issue of any further series of dollar preference shares or of any sterling preference shares or of any other further shares ranking equally as regards participation in our profits or assets with or junior to the dollar preference shares of that series, whether carrying identical rights or different rights in any respect, including as to dividend, premium on a return of capital, redemption or conversion or denominated in dollars or any other currency.

Notices of Meetings

We will cause a notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote to be mailed to each record holder of dollar preference shares of that series. Each such notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of dollar preference shares of any series in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of service of notices is not entitled to receive notices of meetings. For a description of notices that we will give to the Dollar Preference Share ADR depositary and that the Dollar Preference Share ADR depositary will give to Dollar Preference Share ADR holders, you should see “Where You Can Find More Information”.

Governing Law

The creation and issuance of the dollar preference shares of any series and the rights attached to them shall be governed by and construed in accordance with Scots law.

Registrar and Paying Agent

The relevant prospectus supplement will specify who will act as registrar and paying agent for the dollar preference shares of each series.

DESCRIPTION OF DOLLAR PREFERENCE SHARE AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the Dollar Preference Share ADR deposit agreement under which the Dollar Preference Share ADRs may be issued. The Dollar Preference Share ADR deposit agreement is among us, The Bank of New York Mellon, as depositary, and all holders from time to time of Dollar Preference Share ADRs issued under it. This summary does not purport to be complete. You should read the Dollar Preference Share ADR deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may also read the Dollar Preference Share ADR deposit agreement at the principal offices of The Bank of New York Mellon in The City of New York and London.

American Depositary Receipts

Dollar Preference Share ADRs will evidence American depositary shares (“Dollar Preference Share ADSs”) of a particular series, which will represent dollar preference shares of a corresponding series. Unless the relevant prospectus supplement specifies otherwise, each Dollar Preference Share ADS will represent one dollar preference share, or evidence of rights to secure one dollar preference share, deposited with the Dollar Preference Share ADR depositary or the London branch of The Bank of New York Mellon, as custodian. A Dollar Preference Share ADR may evidence any number of Dollar Preference Share ADSs of the corresponding series.

Deposit and Withdrawal of Deposited Securities

Upon receipt of dollar preference shares of a particular series or evidence of rights to receive dollar preference shares, and subject to the terms of the Dollar Preference Share ADR deposit agreement, the Dollar Preference Share ADR depositary will execute and deliver at its principal office, which is presently located at 101 Barclay Street, New York, New York 10286, U.S.A., to the person or persons specified by the depositor in writing upon payment of the fees, charges and taxes provided in the Dollar Preference Share ADR deposit agreement, a Dollar Preference Share ADR or Dollar Preference Share ADRs registered in the name of that person or persons evidencing the number of Dollar Preference Share ADSs of the series corresponding to the dollar preference shares of that series.

Upon surrender of Dollar Preference Share ADRs at the principal office of the Dollar Preference Share ADR depositary and upon payment of the taxes, charges and fees provided in the Dollar Preference Share ADR deposit agreement and subject to the terms of the Dollar Preference Share ADR deposit agreement, a Dollar Preference Share ADR holder is entitled to delivery to or upon its order, at the principal office of the Dollar Preference Share ADR depositary or at the office of the custodian in London, of dollar preference shares of the relevant series in registered form in respect of the deposited dollar preference shares and any other documents of title evidenced by the surrendered Dollar Preference Share ADRs. The forwarding of share certificates and other documents of title for delivery at the principal office of the Dollar Preference Share ADR depositary will be at the risk and expense of the Dollar Preference Share ADR holder.

Dividends and Other Distributions

The Dollar Preference Share ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited dollar preference shares of a particular series to Dollar Preference Share ADR holders in proportion to their holdings of Dollar Preference Share ADSs of the series representing the dollar preference shares. The cash amount distributed will be reduced by any amounts that we or the Dollar Preference Share ADR depositary must withhold on account of taxes.

If we make any distribution other than in cash in respect of any deposited dollar preference shares of a particular series, the Dollar Preference Share ADR depositary will distribute the property received by it to Dollar Preference Share ADR holders in proportion to their holdings of Dollar Preference Share ADSs of the series representing the dollar preference shares. If a distribution that we make in respect of deposited dollar preference shares of a particular series consists of a dividend in, or free distribution of, dollar preference shares of that series, the Dollar Preference Share ADR depositary may, if we approve, and will, if we request, distribute to Dollar Preference Share ADR holders, in proportion to their holdings of Dollar Preference Share ADSs of the series representing the dollar preference shares, additional Dollar Preference Share ADRs for an aggregate number of Dollar Preference Share ADSs of that series received as the dividend or free distribution. If the Dollar Preference Share ADR depositary does not distribute additional Dollar Preference Share ADRs, each Dollar Preference Share ADS of that series will from then also represent the additional dollar preference shares of the corresponding series distributed in respect of the deposited dollar preference shares before the dividend or free distribution.

If the Dollar Preference Share ADR depositary determines that any distribution in property, other than cash or dollar preference shares of a particular series, cannot be made proportionately among Dollar Preference Share ADR holders or if for any other reason, including any requirement that we or the Dollar Preference Share ADR depositary withhold an amount on account of taxes, the Dollar Preference Share ADR depositary deems that such a distribution is not feasible, the Dollar Preference Share ADR depositary may dispose of all or a portion of the property in the amounts and in the manner, including by public or private sale, that it deems equitable and practicable, and it will distribute the net proceeds of any such sale or the balance of any such property after deduction of any taxes that we or the Dollar Preference Share ADR depositary must withhold to Dollar Preference Share ADR holders as in the case of a distribution received in cash.

Redemption of Dollar Preference Share ADSs

If we redeem any dollar preference shares of a particular series, the Dollar Preference Share ADR depositary will redeem, from the amounts that it receives from the redemption of deposited dollar preference shares, a number of Dollar Preference Share ADSs of the series representing those dollar preference shares which corresponds to the number of deposited dollar preference shares. The Dollar Preference Share ADS redemption price will correspond to the redemption price per share payable with respect to the redeemed dollar preference shares. If we redeem less than all of the outstanding dollar preference shares of a particular series, the Dollar Preference Share ADR depositary will select the Dollar Preference Share ADSs of the corresponding series to be redeemed, either by lot or in proportion to the number of dollar preference shares represented. We must give our notice of redemption in respect of the dollar preference shares of a particular series to the Dollar Preference Share ADR depositary before the redemption date and the Dollar Preference Share ADR depositary will promptly deliver the notice to all holders of Dollar Preference Share ADRs of the corresponding series.

Record Dates

Whenever any dividend or other distribution becomes payable or shall be made in respect of dollar preference shares of a particular series, or any dollar preference shares of a particular series are to be redeemed, or the Dollar Preference Share ADR depositary receives notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the Dollar Preference Share ADR depositary will fix a record date for the determination of the Dollar Preference Share ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of Dollar Preference Share ADSs of the corresponding series, or the net proceeds of their sale, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the Dollar Preference Share ADR deposit agreement. Such record date will be as close in time as practicable to the record date for the dollar preference shares.

Voting of the Underlying Deposited Securities

Upon receipt of notice of any meeting at which holders of dollar preference shares of a particular series are entitled to vote, the Dollar Preference Share ADR depositary will, as soon as practicable thereafter, send to the record holders of Dollar Preference Share ADRs of the corresponding series a notice which shall contain:

•	summary of the notice of meeting;

•	a statement that the record holders of Dollar Preference Share ADRs at the close of business on a specified record date are entitled under the Dollar Preference Share ADR deposit agreement, if applicable laws and regulations and our Articles of Association permit, to instruct the Dollar Preference Share ADR depositary as to the exercise of the voting rights pertaining to the dollar preference shares of the series represented by their Dollar Preference Share ADSs; and

•	a brief statement of how they may give instructions, including an express indication that they may instruct the Dollar Preference Share ADR depositary to give a discretionary proxy to a designated member or members of our board of directors.

The Dollar Preference Share ADR depositary has agreed that it will try, if practicable, to vote or cause to be voted the dollar preference shares in accordance with any written nondiscretionary instructions of record holders of Dollar Preference Share ADRs that it receives on or before the date set by the Dollar Preference Share ADR depositary. The Dollar Preference Share ADR depositary has agreed not to vote the dollar preference shares except in accordance with written instructions from the record holders of Dollar Preference Share ADRs.

Inspection of Transfer Books

The Dollar Preference Share ADR depositary will keep books, at its transfer office in The City of New York, for the registration and transfer of Dollar Preference Share ADRs that at all reasonable times will be open for inspection by Dollar Preference Share ADR holders. However, this inspection may not be for the purpose of communicating with Dollar Preference Share ADR holders in the interest of a business or object other than our business or a matter related to the Dollar Preference Share ADR deposit agreement or the Dollar Preference Share ADRs.

Reports and Notices

The Dollar Preference Share ADR depositary will make available at its principal office for inspection by Dollar Preference Share ADR holders any reports and communications received from us that are both received by the Dollar Preference Share ADR depositary as the holder of dollar preference shares of the applicable corresponding series and made generally available to the holders of those dollar preference shares by us, including our annual report and accounts. The Dollar Preference Share ADR depositary will also send copies of those reports to Dollar Preference Share ADR holders when furnished by us as provided in the Dollar Preference Share ADR deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of any meeting at which holders of the dollar preference shares of a particular series are entitled to vote, or of any reconvening of any such adjourned meeting of holders, or of the taking of any action in respect of any cash or other distributions on or any redemption of dollar preference shares of a particular series, we shall transmit to the Dollar Preference Share ADR depositary a copy of the notice in the form given or to be given to holders of the dollar preference shares. The Dollar Preference Share ADR depositary will, at our expense, arrange for the prompt transmittal by the custodian to the Dollar Preference Share ADR depositary of such notices, and, if we request in writing, arrange for the mailing, at our expense, of copies to all holders of Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of the corresponding series.

Amendment and Termination of the Dollar Preference Share ADR Deposit Agreement

The form of the Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series and any provisions of the Dollar Preference Share ADR deposit agreement relating to those Dollar Preference Share ADRs may at any time and from time to time be amended by agreement between us and the Dollar Preference Share ADR depositary in any respect which we may deem necessary or desirable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, or that otherwise prejudices any substantial existing right of holders of outstanding Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series, will not take effect as to any Dollar Preference Share ADRs until 30 days after notice of the amendment has been given to the record holders of those Dollar Preference Share ADRs. Every holder of any Dollar Preference Share ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the Dollar Preference Share ADR to consent and agree to the amendment and to be bound by the Dollar Preference Share ADR deposit agreement or the Dollar Preference Share ADR as amended. In no event may any amendment impair the right of any holder of Dollar Preference Share ADRs to surrender Dollar Preference Share ADRs and receive in return the dollar preference shares of the corresponding series and other property represented by the Dollar Preference Share ADRs.

Whenever we direct, the Dollar Preference Share ADR depositary has agreed to terminate the Dollar Preference Share ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, Dollar Preference Share ADSs and Dollar Preference Share ADRs of all corresponding series by mailing a termination notice to the record holders of all those outstanding Dollar Preference Share ADRs at least 30 days before the date fixed in the notice for termination. The Dollar Preference Share ADR depositary may likewise terminate the Dollar Preference Share ADR deposit agreement as to dollar preference shares of any and all series and the deposited securities, Dollar Preference Share ADSs and Dollar Preference Share ADRs of all corresponding series by mailing a termination notice to us and the record holders of all those outstanding Dollar Preference Share ADRs at any time 60 days after it has delivered to us a written notice of its election to resign, if a successor depositary has not been appointed and accepted its appointment as provided in the Dollar Preference Share ADR deposit agreement. If any Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series remain outstanding after the date of any termination, the Dollar Preference Share ADR depositary will then discontinue the registration of transfers of those Dollar Preference Share ADRs, will suspend the distribution of dividends to holders and will not give any further notices or perform any further acts under the Dollar Preference Share ADR deposit agreement with respect to those Dollar Preference Share ADRs, except that it will continue to collect dividends and other distributions pertaining to the dollar preference shares of the corresponding series and any other property represented by those Dollar Preference Share ADRs, and will continue the delivery of dollar preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any property, in exchange for Dollar Preference Share ADRs surrendered to it. At any time after two years from the date of termination of the Dollar Preference Share ADR deposit agreement as to Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series, the Dollar Preference Share ADR depositary may sell the dollar preference shares of the corresponding series and any other property represented by those Dollar Preference Share ADRs and may hold the net proceeds, together with any other cash then held by it under the Dollar Preference Share ADR deposit agreement in respect of those Dollar Preference Share ADRs, without liability for interest, for the ratable benefit of the holders of Dollar Preference Share ADRs that have not previously been surrendered.

Charges of Dollar Preference Share ADR Depositary

The Dollar Preference Share ADR depositary will charge the party to whom it delivers Dollar Preference Share ADRs against deposits, and the party surrendering Dollar Preference Share ADRs for delivery of dollar preference shares of a particular series or other deposited securities, property and cash, $5 for each 100, or fraction of 100, ADSs evidenced by the Dollar Preference Share ADRs issued or surrendered. We will pay all other charges of the Dollar Preference Share ADR depositary and those of any registrar, co-transfer agent and co-registrar under the Dollar Preference Share ADR deposit agreement, but, unless the relevant prospectus supplement with respect to a particular series of dollar preference shares or securities convertible into or exchangeable for dollar preference shares of any series states otherwise, we will not pay:

•	taxes, including U.K. stamp duty or U.K. stamp duty reserve tax, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of dollar preference shares;

•	cable, telex, facsimile transmission and delivery charges which the Dollar Preference Share ADR deposit agreement provides are at the expense of the holders of Dollar Preference Share ADRs or persons depositing or withdrawing dollar preference shares of any series; or

•	expenses incurred or paid by the Dollar Preference Share ADR depositary in any conversion of foreign currency into dollars.

You will be responsible for any taxes or other governmental charges payable on your Dollar Preference Share ADRs or on the deposited securities underlying your Dollar Preference Share ADRs (including U.K. stamp duty or U.K. stamp duty reserve tax, but not stamp duty reserve tax arising on issue of the securities underlying your Dollar Preference Share ADRs). The Dollar Preference Share ADR depositary may refuse to transfer your Dollar Preference Share ADRs or allow you to withdraw the deposited securities underlying your Dollar Preference Share ADRs until such taxes or other charges are paid. The Dollar Preference Share ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the deposited securities evidenced by the Dollar Preference Share ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the Dollar Preference Share ADR holder remaining liable for any deficiency.

General

Neither the Dollar Preference Share ADR depositary nor we will be liable to Dollar Preference Share ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, or by reason of any provision, present or future, of our Memorandum or Articles of Association, or any act of God or war or other circumstances beyond our control in performing our obligations under the Dollar Preference Share ADR deposit agreement. The obligations of both of us under the Dollar Preference Share ADR deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

If any Dollar Preference Share ADSs of a particular series are listed on one or more stock exchanges in the United States, the Dollar Preference Share ADR depositary will act as registrar or, if we request or with our approval, appoint a registrar or one or more co-registrars, for registration of the Dollar Preference Share ADRs evidencing the Dollar Preference Share ADSs in accordance with any exchange requirements. The registrars or co-registrars may be removed and a substitute or substitutes appointed by the Dollar Preference Share ADR depositary if we request or with our approval.

The Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of any series are transferable on the books of the Dollar Preference Share ADR depositary. However, the Dollar Preference Share ADR depositary may close the transfer books as to Dollar Preference Share ADRs evidencing Dollar Preference Share ADSs of a particular series at any time or from time to time when it deems it expedient to do so in connection with the performance of its duties or if we request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Dollar Preference Share ADR evidencing Dollar Preference Share ADSs of a particular series, or transfer and withdrawal of dollar preference shares of the corresponding series, the Dollar Preference Share ADR depositary or the custodian may require the person presenting the Dollar Preference Share ADR or depositing the dollar preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the Dollar Preference Share ADR deposit agreement, and the Dollar Preference Share ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the dollar preference shares evidenced by the Dollar Preference Share ADR, and may apply dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge, with the Dollar Preference Share ADR holder remaining liable for any deficiency. Any person presenting dollar preference shares of any series for deposit or any holder of a Dollar Preference Share ADR may be required from time to time to furnish the Dollar Preference Share ADR depositary or the custodian with proof of citizenship or residence, exchange control approval, information relating to the registration on our books or registers or those maintained for us by the registrar for the dollar preference shares of that series, or other information, to execute certificates and to make representations and warranties that the Dollar Preference Share ADR depositary or the custodian deems necessary or proper. Until those requirements have been satisfied, the Dollar Preference Share ADR depositary may withhold the delivery or registration of transfer of any Dollar Preference Share ADR or the distribution of any dividend or other distribution or proceeds of any sale or distribution. The delivery, transfer and surrender of Dollar Preference Share ADRs of any series generally may be suspended during any period when the transfer books of the Dollar Preference Share ADR depositary are closed or if we or the Dollar Preference Share ADR depositary deem necessary or advisable at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or under any provision of the Dollar Preference Share ADR deposit agreement or for any other reason, subject to the provisions of the following sentence. The surrender of outstanding Dollar Preference Share ADRs of any series and withdrawal of deposited securities may only be suspended as a result of:

•	temporary delays caused by closing our transfer books or those of the Dollar Preference Share ADR depositary or the deposit of dollar preference shares of the corresponding series in connection with voting at a shareholders’ meeting or the payment of dividends;

•	the non-payment of fees, taxes and similar charges; and

•	compliance with any U.S. or foreign laws or governmental regulations relating to the Dollar Preference Share ADRs of the series or to the withdrawal of the deposited securities.

The Dollar Preference Share ADR deposit agreement and the Dollar Preference Share ADRs are governed by and construed in accordance with New York law.

DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES

The following is a summary of the general terms that will apply to any contingent convertible securities that may be offered by us.

Each time that we issue contingent convertible securities, we will file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement will summarize specific terms of your security and may contain additional terms of those contingent convertible securities to those described in this prospectus or terms that differ from those described in this prospectus. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the contingent convertible securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your contingent convertible security. Contingent convertible securities will be issued by us under an indenture. The indenture is a contract between us and The Bank of New York Mellon, as trustee. The indenture does not limit our ability to incur additional indebtedness, including the issuance of further contingent convertible securities. You should also read the indenture and any related supplemental indenture establishing such contingent convertible securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

Contingent convertible securities means our subordinated convertible debt securities mandatorily convertible into our ordinary shares on the occurrence of certain events. The contingent convertible securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

We may issue contingent convertible securities in one or more series. The relevant prospectus supplement for any particular series of contingent convertible securities will describe the terms of the offered contingent convertible securities, including some or all of the following terms:

•	the specific designation, authorized denomination and aggregate principal amount of the contingent convertible securities;

•	whether such contingent convertible securities will be dated contingent convertible securities with a specified maturity date or undated contingent convertible securities with no specified maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether the payment of interest can be deferred or cancelled, whether the payment of principal can be deferred and the subordination terms;

•	the price or prices at which they will be issued;

•	the terms on which the contingent convertible securities may or are required to convert into ordinary shares of RBSG and any specific terms relating to the conversion or exchange feature, including upon the occurrence of certain events relating to our financial condition;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places at which any interest payments are payable;

•	the terms and conditions of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the contingent convertible securities offered;

•	the terms and conditions, if any, under which we may elect to substitute or vary the terms of the contingent convertible securities;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the contingent convertible securities;

•	any restrictions that apply to the offer, sale and delivery of the contingent convertible securities;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the contingent convertible securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the contingent convertible securities following those developments; and

•	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of contingent convertible securities.

Contingent convertible securities may bear interest at a fixed rate, a floating rate or a combination thereof. We may sell any contingent convertible securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of contingent convertible securities shall have no voting rights except those described under the heading “–Modification and Waiver” below, unless and until such contingent convertible securities are converted into our ordinary shares, in which case holders will have the voting rights described under “Description of Ordinary Shares–Share Capital–Voting Rights”.

If we issue subordinated contingent convertible securities that qualify as Additional Tier 1 or Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Payments

We will make any payments of interest and principal, on any particular series of contingent convertible securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement. The relevant prospectus supplement may provide that we are not obligated to make payments of principal or interest on any scheduled payment date, that interest payments may be cancelled or deemed cancelled, in whole or in part, and that any such cancellation or deemed cancellation will not create a default or an event of default under the contingent convertible securities indenture.

Subordination

Each contingent convertible security will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the holders of any series of contingent convertible securities will be subordinated as described in the relevant prospectus supplement with respect to such series. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent convertible securities relative to the debt and equity issued by us, including to what extent the contingent convertible securities may rank junior in right of payment to our other obligations or in any other manner.

Redemption

Any terms of the redemption of any series of contingent convertible securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Events of Default; Limitation of Remedies

Events of Default

The relevant prospectus supplement with respect to any series of contingent convertible securities shall set out what events, if any, shall be considered Events of Defaults and what remedies, if any, that may be available to holders. The indenture permits the issuance of contingent convertible securities in one or more series and whether an Event of Default, if applicable, has occurred is determined on a series-by-series basis.

If an Event of Default provided for in a supplemental indenture for any series of contingent convertible securities, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding contingent convertible securities of each series may declare the principal amount, together with accrued interest (if any) and Additional Amounts (if any), payable on such contingent convertible securities, of all the contingent convertible securities of that series to be due and payable immediately, by a notice in writing to us, and upon such declaration such amount shall become immediately due and payable. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding contingent convertible securities of the series may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied or waived and all payments due, other than those due as a result of acceleration, have been made.

Unless the relevant prospectus supplement provides otherwise, by accepting a contingent convertible security, each holder and the trustee (acting on behalf of the holders) will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the contingent convertible security or the indenture (or between our obligations under or in respect of any contingent convertible security and any liability owed by a holder to us) that they (or the trustee acting on their behalf) might otherwise have against us, whether before or during our winding-up.

Events of Default - General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding contingent convertible securities of any series may waive any past Event of Default with respect to the series, except an Event of Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any contingent convertible security or a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each contingent convertible securities of such series.

Upon any such waiver, such Event of Default will cease to exist, and any such Event of Default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other Event of Default or impair any right consequent thereon.

Subject to the indenture provisions for the indemnification of the trustee and the provisions of any supplemental indenture establishing any series of contingent convertible securities, the holder or holders of a majority in aggregate principal amount of the outstanding contingent convertible securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any contingent convertible securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indenture provides that the trustee will, within 90 days after the occurrence of an Event of Default with respect to the contingent convertible securities of any series, give to each holder of the contingent convertible securities of the affected series notice of the Event of Default known to it, unless the Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture.

Additional Amounts

Unless otherwise specified in the relevant prospectus supplement, all amounts of principal, premium, if any, and interest, if any, on any series of contingent convertible securities will be paid by us without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law.

Unless otherwise specified in the relevant prospectus supplement, if deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the U.K. Taxing Jurisdiction, we will pay such additional amounts in respect of, payments of the principal amount of, premium, if any, and interest, if any, on any series of contingent convertible securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the contingent convertible securities, after such deduction or withholding, shall equal the respective amounts of principal, premium, if any, and interest, if any, which would have been payable in respect of such contingent convertible securities had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i) the holder or the beneficial owner of the contingent convertible security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K. Taxing Jurisdiction or otherwise has some connection with the U.K. Taxing Jurisdiction other than the mere holding or ownership of a contingent convertible security, or the collection of any payment of (or in respect of) principal of, premium, if any, or interest, if any, on any contingent convertible security of the relevant series,

(ii) except in the case of a winding-up of us in the United Kingdom, the relevant contingent convertible security is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant contingent convertible security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting (where presentation is required) the contingent convertible security for payment at the close of such 30 day period,

(iv) the holder or the beneficial owner of the relevant contingent convertible security or the beneficial owner of any payment of (or in respect of) principal of, premium, if any, or interest, if any, on such contingent convertible security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (y) to make any declaration or other similar claim, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v) the withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any Directive amending, supplementing or replacing such Directive, or any law implementing or complying with, or introduced in order to conform to, such Directive or Directives,

(vi) the withholding or deduction is required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code, any agreement with the U.S. Treasury entered into with respect thereto, any U.S. Treasury regulation issued thereunder or any other official interpretations or guidance issued with respect thereto; any intergovernmental agreement entered into with respect thereto, or any law, regulation, or other official interpretation or guidance promulgated pursuant to such an intergovernmental agreement,

(vii) the relevant contingent convertible security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting (where presentation is required) the relevant contingent convertible security to another paying agent in a Member State of the European Union, or

(viii) any combination of subclauses (i) through (vii) above,

nor shall Additional Amounts be paid with respect to a payment of principal of, premium, if any, or interest, if any, on the contingent convertible security to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the U.K. Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever in this prospectus or any prospectus supplement there is mentioned, in any context, the payment of the principal of, premium, if any, or interest, if any, and any other payments on, or in respect of, any contingent convertible security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Limitation on Suits

No holder of contingent convertible securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement and supplemental indenture establishing any series of contingent convertible securities, before a holder of the contingent convertible securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must give the trustee written notice that a continuing Event of Default has occurred and remains uncured.

•	The holders of not less than 25% in outstanding principal amount of the contingent convertible securities of the relevant series must make a written request that the trustee institute proceedings because of the Event of Default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities incurred in connection with such request.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent convertible securities of the relevant series during that period.

Notwithstanding any other provision of the contingent convertible indenture or the contingent convertible securities, the right of any holder of contingent convertible securities to receive payment of the principal of (and premium, if any, on), and interest on, the contingent convertible securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of contingent convertible securities without the consent of the holders of such contingent convertible securities. Other modifications and amendments may be made to the applicable indenture with the consent of not less than a majority in aggregate outstanding principal amount of the contingent convertible securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each contingent convertible security affected that would:

•	change the stated maturity, if any, of any principal amount of any contingent convertible security;

•	change the terms of any contingent convertible security to include a stated maturity date;

•	reduce the principal amount of, the interest rates of, or the payments with respect to any contingent convertible security, other than as permitted under the applicable indenture;

•	change our (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•	reduce the percentage in aggregate principal amount of outstanding contingent convertible securities of the series necessary to modify or amend the applicable indenture or to waive compliance with certain provisions of the applicable indenture;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	modify the subordination provisions or the terms of our obligations in respect of the payment of amounts due and payable on the contingent convertible securities in a manner adverse to the holders, in each case other than as permitted under the applicable indenture; or

•	modify the above requirements.

In addition to the permitted amendments described in the preceding paragraph, we and the trustee may amend or supplement the applicable indenture or the contingent convertible securities without the consent of any holders of the contingent convertible securities to conform the provisions of the applicable indenture to this “Description of Contingent Convertible Securities” section in this prospectus.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the contingent convertible securities of any series, including modifications relating to the subordination or redemption provisions of such contingent convertible securities, can only be made in accordance with the rules and requirements of the PRA, as and to the extent applicable from time to time.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the contingent convertible securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the contingent convertible securities and under the applicable indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation (including, if and to the extent required at such time by the applicable regulatory capital rules, regulations or standards, the prior consent of the PRA), a holding company of us or any of our wholly-owned subsidiaries may assume our obligations under the contingent convertible securities of any series without the consent of any holder, provided that certain conditions are satisfied. If the conditions set out in the contingent convertible securities indenture are satisfied, all of our direct payment obligations under the contingent convertible securities of the series and the applicable indenture shall immediately be discharged. Any Additional Amounts under the contingent convertible securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming holding company or wholly-owned subsidiary is organized or tax resident, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the U.K. Taxing Jurisdiction, rather than taxes imposed by the U.K. Taxing Jurisdiction. The holding company or wholly-owned subsidiary, as the case may be, that assumes our obligations will also be entitled to redeem the contingent convertible securities of the relevant series in the circumstances described in “–Redemption” above or in the supplemental indenture with respect to the particular series of contingent convertible securities.

An assumption of our obligations under the contingent convertible securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those contingent convertibles securities for new contingent convertible securities by each beneficial owner, resulting in a recognition of taxable gain or loss for U.S. federal income tax purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The contingent convertible securities and the indenture will be governed by and construed in accordance with the laws of the State of New York and the Trust Indenture Act, except that, as the indenture specifies, the subordination provisions and the waiver of the right to set-off by the holders and by the Trustee acting on behalf of the holders of each series of contingent convertible securities will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered contingent convertible securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indenture with respect to the contingent convertible securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939 (“TIA”). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of contingent convertible securities, unless offered reasonable indemnity by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary and paying agent with respect to our contingent convertible securities. The Bank of New York Mellon is the depositary with respect to the American Depositary Shares representing certain of our preference shares and our ordinary shares.

Consent to Service of Process

Under the indenture, we irrevocably designate CT Corporation System as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any contingent convertible securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND
CONTINGENT CONVERTIBLE SECURITIES

Agreement with Respect to the Exercise of U.K. Bail-in Power

The senior debt securities indenture contains, and RBSG expects that any supplemental indenture to the senior debt securities indenture, subordinated debt securities indenture and contingent convertible securities indenture, as required, will contain, in respect of the securities governed thereby, certain provisions substantially to the following effect. In addition, such provisions will be more fully set out in the relevant supplemental indenture and summarized in the relevant prospectus supplement.

The securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the securities of a series, by its acquisition of the securities, each holder of such securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a default or an Event of Default under the terms of the securities or the indentures.

For these purposes, a “UK bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to RBSG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime under the Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

A reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power.

Form of Debt Securities and Contingent Convertible Securities; Book-Entry System

Unless the relevant prospectus supplement states otherwise, the debt securities and contingent convertible securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary identified in the applicable prospectus supplement, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities or contingent convertible securities, as applicable, are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The debt securities and contingent convertible securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indentures. Except as described below under the heading “–Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities or contingent convertible securities, as applicable, registered in its name, receive or be entitled to receive physical delivery of debt securities or contingent convertible securities, as applicable, in definitive form or be considered the owner or holder of the debt securities or contingent convertible securities, as applicable, under the indentures. Each person having an ownership or other interest in debt securities or contingent convertible securities, as applicable, must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures, the debt securities or the contingent convertible securities, as applicable.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities or contingent convertible securities, as applicable. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”) and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems. We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Payments on the Global Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities or contingent convertible securities, as applicable, in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

Primary Distribution

The distribution of debt securities and contingent convertible securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities and contingent convertible securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities and contingent convertible securities, as applicable, to another according to the currency that is chosen for the specific series of debt securities or contingent convertible securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities and contingent convertible securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures - DTC

DTC participants that hold debt securities or contingent convertible securities, as applicable, through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities and contingent convertible securities, as applicable, will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities or contingent convertible securities, as applicable, will be credited free of payment on the settlement date.

Clearance and Settlement Procedures - Euroclear and Clearstream Luxembourg

We understand that investors that hold debt securities or contingent convertible securities, as applicable, through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Debt securities or contingent convertible securities, as applicable, will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of debt securities or contingent convertible securities, as applicable, that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities or contingent convertible securities, as applicable, from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the debt securities or contingent convertible securities, as applicable, either against payment or free of payment.

The interests in the debt securities or contingent convertible securities, as applicable, will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities or contingent convertible securities, as applicable, will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities or contingent convertible securities, as applicable, will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the debt securities or contingent convertible securities, as applicable, are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing debt securities or contingent convertible securities, as applicable, would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the debt securities or contingent convertible securities, as applicable, would accrue from the value date. Therefore, in many cases, the investment income on debt securities or contingent convertible securities, as applicable, that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities or contingent convertible securities, as applicable, to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities or contingent convertible securities, as applicable, through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities or contingent convertible securities, as applicable, or to receive or make a payment or delivery of the debt securities or contingent convertible securities, as applicable, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities or contingent convertible securities, as applicable, such global securities will not be exchangeable for definitive securities of that series unless:

•	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or contingent convertible securities, as applicable, or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we are wound up and we fail to make a payment on the debt securities or contingent convertible securities, as applicable, when due; or

•	at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities or contingent convertible securities should be exchanged for definitive debt securities or contingent convertible securities, as applicable, of that series in registered form.

Each person having an ownership or other interest in a debt security or contingent convertible security, as applicable, must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities or contingent convertible securities, as applicable, shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive debt securities and definitive contingent convertible securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities and definitive contingent convertible securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of debt securities or contingent convertible securities, as applicable. Payments will be made in respect of the debt securities or contingent convertible securities, as applicable, by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities or contingent convertible securities, as applicable, of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive debt securities or contingent convertible securities, as applicable, cancel the book-entry debt securities or contingent convertible securities, as applicable, of that series, and distribute the definitive debt securities or contingent convertible securities, as applicable, of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

DESCRIPTION OF ORDINARY SHARES

The following is a summary of the material terms of the RBSG ordinary shares of nominal value of £1 per share, as set forth in our articles of association and the material provisions of U.K. law. This description is a summary and does not purport to be complete. You are encouraged to read our articles of association, which are filed as an exhibit to the registration statement of which this document is a part.

Share Capital

As at September 30, 2017, our allotted, called up and fully paid share capital was as follows.

Class of Share	number (in thousands)	amount (in £m)
Ordinary shares of £1 (1)	11,905,477	11,905
Non-cumulative preference shares of U.S.$0.01	26,459	—
Non-cumulative convertible preference shares of U.S.$0.01	65	—
Non-cumulative preference shares of €0.01	2,044	—
Non-cumulative convertible preference shares of £0.01	15	—
Non-cumulative preference shares of £1	54	—
Cumulative preference shares of £1	900	1

_________________

(1)	There is no authorised share capital under RBSG’s constitution. The directors had authority granted at the 2017 Annual General Meeting to issue up to £592 million nominal of ordinary shares other than by pre-emption to existing shareholders.

Voting Rights

Subject to any special rights or restrictions provided by the articles of association attaching to any shares or class of shares, on a show of hands every member who is present in person or by proxy shall have one vote (except that a proxy who is appointed by more than one member has one vote for and one vote against if the proxy has been instructed by one or more members to vote for the resolution and by one or more members to vote against the resolution), and on a poll every member who is present in person or by proxy shall have one vote for each 25 pence in nominal amount of shares held by him. Voting rights may not be exercised by a member who has been served with a restriction notice after failure to provide us with information concerning interests in shares to be provided under U.K. law.

Holders of non-cumulative preference shares are not entitled to attend or vote at any general meeting unless the business of the meeting includes the consideration of a resolution for the winding-up of RBSG or any resolution directly varying or abrogating the rights attached to any such shares and then in such case only to speak to and vote upon any such resolution. However, holders have the right to vote in respect of any matter when the dividend payable on their shares has not been declared in full for such number of dividend periods as the directors shall determine prior to the allotment thereof. Whenever a holder is entitled to vote at a general meeting, on a show of hands every shareholder who is present in person has one vote and, on a poll, every such holder who is present in person or by proxy shall have such number of votes as may be determined by the directors prior to allotment.

Shareholders’ Meetings

The Board must call an annual general meeting in each period of six months beginning with the day following our accounting reference date. Other general meetings may be called by the directors whenever they think fit. The directors must also convene a meeting upon the request of shareholders holding not less than 5% of our paid-up capital carrying voting rights at general meetings of shareholders. A request for a general meeting of shareholders must state the general nature of the business to be dealt with at the meeting, and must be signed by the requesting shareholders and deposited at our registered office or an address specified by us for the purpose. If our directors fail to give notice of such meeting to shareholders within 21 days from receipt of notice (the meeting in question to be held on a date not more than 28 days after the date of the notice convening the meeting), the shareholders that requested the general meeting, or any of them representing more than one-half of the total voting rights of all shareholders that requested the meeting, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three months. Any such meeting must be convened in the same manner, as nearly as possible, as that in which meetings are to be convened by our directors.

We must give at least 21 days’ notice of a general meeting but, in the case of any general meeting other than an annual general meeting, the Companies Act 2006 (the “2006 Act”) allows us to use a shorter notice period of 14 days provided that certain conditions are met, including the passing of an appropriate resolution at an annual general meeting. Notice shall be given to the auditors and to every member of RBSG, other than those who are not entitled to receive such notice under the provisions of the articles of association.

We may not hold an annual or general meeting at short notice other than in relation to a general meeting that is adjourned.

The notice calling a general meeting must specify the place, day and time of the meeting.

Attendance at Shareholders’ Meetings; Proxies and Votes by Mail

In general, all shareholders (subject to restrictions for holders of non-cumulative preference shares as set out above) who have properly registered their shares may participate in general meetings. Shareholders may attend, speak and vote in person or by proxy.

In order to attend or vote at any general meeting, a person must be entered on the register of members by the time, being not more than 48 hours before the meeting, specified in the notice of the general meeting (as described below under “–Quorum”).

A shareholder may appoint a proxy in writing or by electronic communication. The appointment of a proxy must be delivered to or received by us at the address specified for that purpose not later than 48 hours before the time appointed for the holding of the meeting. A proxy need not be a member of RBSG.

Quorum

The articles of association state that no business other than the appointment of a chairman of the meeting shall be transacted at any general meeting unless a quorum is present. A quorum for the purposes of a general meeting is five shareholders present in person and entitled to vote at the meeting.

If a quorum is not present at a general meeting within 15 minutes of the time appointed for the meeting (or such longer time not exceeding one hour as the chairman of the meeting may determine), the meeting shall be adjourned to either the day and time specified in the notice convening the meeting for such purpose or (if not specified) such time as the chairman of the meeting may determine. In the event of the latter, not less than seven days’ notice of the adjourned meeting (or such longer notice as may be required by statute) shall be given. If a quorum is not present at the adjourned meeting within 15 minutes of the time appointed, the members present in person or by proxy and entitled to vote at the meeting shall constitute a quorum.

Votes Required for Shareholder Action

An ordinary resolution must receive more than 50% of the votes cast to be passed. A special resolution must receive at least 75% of the votes cast in order to be passed.

Financial Statements and Other Communications with Shareholders

Not less than 21 days before the date of an annual general meeting, we must send a copy of every balance sheet and profit and loss account which is to be laid before a general meeting, and a copy of the Director’s and Auditors’ reports, to every member of RBSG and every person who is entitled to receive notice of the meeting. Alternatively, such persons can elect to receive only a copy of RBSG’s strategic report or can elect to view the aforementioned documents on our website.

Dividends

Subject to the provisions of the 2006 Act and Clause 123 of the Articles, we may, by ordinary resolution, declare dividends on ordinary shares save that no dividend shall be payable except out of profits available for distribution, or in excess of the amount recommended by the Board or in contravention of the special rights attaching to any share. Any dividend which has remained unclaimed for 12 years from the date of declaration shall be forfeited and shall revert to us.

We may cease sending dividend warrants and cheques by post or otherwise to a member if such instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish any new address or account of the registered holder. We may resume sending warrants and cheques if the holder requests such recommencement in writing.

Preference shares

Each cumulative preference share confers the right to a fixed cumulative preferential dividend payable half-yearly. Each non-cumulative preference share confers the right to a preferential dividend (not exceeding a specified amount) payable in the currency of the relevant share. The rate of such dividend and the date of payment thereof, together with the terms and conditions of the dividend, are as may be determined by the directors prior to allotment. Cumulative preference share dividends are paid in priority to any dividend on any other class of share. The non-cumulative preference shares rank for dividend after the cumulative preference shares but rank pari passu with each other and any shares expressed to rank, in terms of participation in our profits, in some or all respects pari passu therewith and otherwise in priority to dividends payable on the ordinary shares and any of our other share capital. The directors may resolve prior to the issue and allotment of any series of non-cumulative preference shares that full dividends in respect of a particular dividend payment date will not be declared and paid if, (i) in their sole and absolute discretion, the directors resolve prior to the relevant dividend payment date that such dividend (or part thereof) shall not be paid and/or (ii) in the opinion of the directors, payment of a dividend would cause a breach of the UK Prudential Regulation Authority’s capital adequacy requirements applicable to us or our subsidiaries, or subject to the next following paragraph, insufficient distributable profits are available to cover the payment in full of all dividends after having paid any dividends payable on any of the cumulative preference shares. If dividends will be paid but, in the opinion of the directors, insufficient distributable profits are available to cover the payment in full of dividends after having paid any dividends payable on any of the cumulative preference shares, dividends will be declared by the directors, pro rata on the non-cumulative preference shares to the extent of the available distributable profits. The non-cumulative preference shares will carry no further rights to participate in our profits and if, and to the extent, any dividend or part of any dividend is on any occasion not paid for any of the reasons described above, holders of non-cumulative preference shares will have no claim in respect of such non-payment.

If any dividend is not payable for the reasons described in clause (ii) of the third paragraph of this subsection, the directors may pay a special dividend not exceeding U.S.$0.01, £0.01 or €0.01 (depending on the currency of the relevant preference share) per share.

If the dividend payable on any series of non-cumulative preference shares on the most recent payment date is not paid in full, or if a sum is not set aside to provide for such payment in full, in either case for the reasons set forth in clause (ii) of the third paragraph of this subsection, no dividends may be declared on any of our other share capital and no sum may be set aside for the payment of a dividend on any of our other share capital (in each case other than the cumulative preference shares), unless, on the date of declaration, an amount equal to the dividend payable in respect of the then current dividend period for such series of non-cumulative preference shares is set aside for payment in full on the next dividend payment date.

If any dividend payable on the non-cumulative preference shares is not paid in full or if a sum is not set aside to provide for such payment in full (in either case for the reasons set forth in clause (ii) of the third paragraph of this subsection), we may not redeem or purchase or otherwise acquire any of our other share capital and may not set aside any sum nor establish any sinking fund for its redemption, purchase or other such acquisition, until such time as dividends have been declared and paid in full in respect of successive dividend periods together aggregating not less than 12 months.

The non-payment of any dividend (in full or in part) by reason of the exercise of the directors’ discretion referred to in clause (i) of the third paragraph of this subsection, shall not prevent or restrict (a) the declaration and payment of dividends on any other series of non-cumulative preference shares or on any non-cumulative preference shares expressed to rank pari passu with the non-cumulative preference shares, (b) the setting aside of sums for the payment of such dividends, (c) except as set forth in the following paragraph, the redemption, purchase or other acquisition of our shares by us, or (d) except as set forth in the following paragraph, the setting aside of sums, or the establishment of sinking funds, for any such redemption, purchase or other acquisition by us.

If dividends are not declared and paid in full on any series of non-cumulative preference shares as a result of the directors’ discretion referred to in clause (i) of the third paragraph of this subsection, then we may not redeem, purchase or otherwise acquire for any consideration any of our share capital ranking after such preference shares, and may not set aside any sum nor establish any sinking fund for the redemption, purchase or other acquisition thereof, until such time we have declared and paid in full dividends on such series of non-cumulative preference shares in respect of successive dividend periods together aggregating no less than 12 months. In addition, no dividend may be declared or paid on any of our share capital ranking after such preference shares until the dividend in respect of a particular dividend payment date payable on the preference shares to which the directors’ discretion in clause (i) of the third paragraph of this subsection applies has been declared and paid in full.

Subject to existing class rights of shareholders, new preference shares can be issued with such rights and restrictions as the directors may determine.

Changes in Share Capital and Variation of Share Rights

Subject to the provisions of the 2006 Act and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as we may by ordinary resolution determine or, subject to and in default of such determination, as the Board shall determine. Subject to the provisions of the 2006 Act, we may issue shares which are, or at our option or the holder are liable, to be redeemed. Subject to the provisions of the 2006 Act and the Articles, unissued shares are at the disposal of the Board.

We may by ordinary resolution: increase our share capital; consolidate and divide all or any of our share capital into shares of larger amount than our existing shares; subject to the provisions of the 2006 Act, subdivide our shares, or any of them, into shares of smaller amount than is fixed by the Memorandum; or cancel any shares which have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the provisions of the 2006 Act, if at any time our capital is divided into different classes of shares, the rights attached to any class of shares may (unless further conditions are provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not we are being wound up, either with the consent in writing of the holders of three-quarters in-nominal value of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of holders of the shares of the class (but not otherwise). To any such separate general meeting the provision of the Articles relating to general meetings will apply, save that:

(i) if at any adjourned meeting of such holders a quorum as defined above is not present, two people who hold shares of the class, or their proxies, are a quorum; and

(ii) any such holder present in person or by proxy may demand a poll. The rights attaching to any class of shares having preferential rights are not, unless otherwise expressly provided by the terms of issue thereof, deemed to be varied by the creation or issue of further shares ranking, as regards participation in our profits or assets, pari passu therewith, but in no respect in priority thereto.

Pre-emption Rights

Under U.K. law, if we issue specific kinds of additional securities, current shareholders will have pre-emption rights to those securities on a pro rata basis.

The shareholders may, by way of a special resolution, grant authority to the directors to allot shares as if the pre-emption rights did not apply. This authority may be either specific or general and may not exceed a period of five years. If the directors wish to seek authority to disapply the pre-emption rights in relation to a specific allotment, the directors must produce a statement that is circulated to shareholders detailing their reasons for seeking the disapplication of such pre-emption rights.

Form, Holding and Transfer of Shares

Shares may be held in either certificated or uncertificated form.

Certificated Shares

Shares held in certificated form are evidenced by a certificate and a register of shareholders is maintained by our registrar. Any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or a form approved by the directors.

Title to certificated shares is evidenced by entry in the register of our members.

The directors may decline to register any transfer of a certificated share unless:

(i) the instrument of transfer is lodged at the specified place and accompanied by the certificate for the shares to which it relates;

(ii) the instrument of transfer is in respect of only one class of share; and

(iii) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

Uncertificated Shares

RBSG shares held in uncertificated form are held through CREST (computerised settlement system to facilitate the transfer of title to shares in uncertificated form operated by Euroclear UK).

Subject to any applicable restrictions in the articles of association, any member may transfer all or any of his uncertificated shares by means of a relevant system in the manner provided for in the Uncertificated Securities Regulations 2001 and the rules of the relevant system.

Title to uncertificated shares is evidenced by entry in the operator register maintained by Euroclear UK (which forms part of the register of our members).

The directors may decline to register the transfer of an uncertificated share in accordance with the Uncertificated Securities Regulations 2001, and, in the case of jointly held shares, where the share is to be transferred to more than four joint holders.

No fee is payable for the registration of transfers of either certificated of uncertificated shares, although there may be U.K. stamp duty and SDRT consequences.

Liquidation Rights

If RBSG is liquidated, the liquidator may, with the authority of a special resolution, divide among the members in specie or kind the whole or any part of the assets of RBSG. The liquidator may determine how such division is to be carried out as between members or classes of members. No member shall be compelled to accept any assets on which there is a liability.

Cumulative preference shares

In the event of a return of capital on a winding-up or otherwise, the holders of cumulative preference shares are entitled to receive out of our surplus assets available for distribution amongst the members (i) in priority to the holders of the non-cumulative preference shares and any other shares ranking pari passu therewith, the arrears of any fixed dividends including the amount of any dividend due for a payment after the date of commencement of any winding-up or liquidation but which is payable in respect of a half-year period ending on or before such date and (ii) pari passu with the holders of the non-cumulative preference shares and any other shares ranking pari passu therewith, the amount paid up or credited as paid up on such shares together with any premium.

Non-cumulative preference shares

Each non-cumulative preference share will confer on a winding up or liquidation (except (unless otherwise provided by the terms of issue) a redemption or purchase by us of any shares in our capital), the right to receive out of our surplus assets available for distribution amongst the members after payment of the arrears (if any) of the cumulative dividend on the cumulative preference shares and in priority to the holders of the ordinary shares, repayment of the amount paid up or credited as paid up on the non-cumulative preference shares together with any premium paid on issue pari passu with the holders of the cumulative preference shares and together with an amount equal to accrued and unpaid dividends.

Non-voting deferred shares

On a winding-up or other return of our capital, holders of non-voting deferred shares are entitled only to payment of the amounts paid up on the non-voting deferred shares, after repayment to the holders of ordinary shares of the nominal amount paid up on the ordinary shares held by them and payment of £100,000 on each ordinary share.

General

On our winding-up, the liquidator may, with the authority of any extraordinary resolution and any other sanction required by the Insolvency Act 1986 and subject to the rights attaching to any class of shares after payment of all liabilities, including the payment to holders of preference shares, divide amongst the members in specie or kind the whole or any part of our assets or vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members and may determine the scope and terms of those trusts. No member shall be compelled to accept any assets on which there is a liability.

Disclosure of Holdings Exceeding Certain Percentages

The Disclosure and Transparency Rules require each shareholder to notify us if the voting rights held by him (including by way of certain financial instrument) reaches, exceeds or falls below 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10% and each 1% threshold thereafter up to 100%. Under the Disclosure and Transparency Rules, certain voting rights in RBSG may be disregarded.

Pursuant to the 2006 Act, we may also send a notice to any person whom we know or believes to be interested in our shares requiring that person to confirm whether he has such an interest and if so details of that interest.

Under the articles of association and U.K. law, if a person fails to comply with such a notice or provides information that is false in a material particular in respect of any shares (the “default shares”), the Directors may serve a restriction notice on such person. Such a restriction notice will state that the default shares and, if the Directors determine, any other shares held by that person, shall not confer any right to attend or vote at any general meeting of RBSG.

In respect of a person with a 0.25% or more interest in our issued ordinary share capital, the Directors may direct in the restriction notice that, subject to certain exceptions, no transfers of shares held by such person (in certificated or uncertificated form) shall be registered and that any dividends or other payments on the shares shall be retained by us pending receipt by us of the information requested by the Directors.

Purchase of Shares by RBSG

Subject to U.K. law (which includes a requirement to obtain shareholder authority), and to any rights conferred on the holders of any class of shares and to any requirements imposed by the London Stock Exchange, we may purchase any of our own shares. The directors are not obliged to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or different classes.

Conversion

Convertible preference shares carry the right to convert into ordinary shares if they have not been the subject of a notice of redemption from us, on or before a specified date determined by the Directors. The right to convert will be exercisable by service of a conversion notice on us within a specified period. We will use reasonable endeavors to arrange the sale, on behalf of convertible preference shareholders who have submitted a conversion notice, of the ordinary shares which result from such conversion and to pay to them the proceeds of such sale so that they receive net proceeds equal to the nominal value of the convertible preference shares which were the subject of the conversion notice and any premium at which such shares were issued, provided that ordinary shares will not be sold at below a benchmark price (as determined prior to the issue of the relevant convertible preference shares by the Directors).

Lien and Forfeiture

We have a lien on every partly paid share for all amounts payable to us in respect of that share. The Directors may call any monies unpaid on shares and may sell shares on which calls or amounts payable under the terms of issues are not duly paid.

Ownership of Shares by Non-U.S. Persons

There are no provisions in the articles of association that restrict non-resident or foreign shareholders from holding RBSG shares or from exercising voting rights attaching to RBSG shares.

Untraceable Shareholders

We shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(i) during a period of 12 years ending on date of advertising our intention to sell such shares at least three cash dividends in respect of such shares have become payable but all dividends or other moneys payable remain unclaimed;

(ii) we have inserted advertisements in one daily newspaper with a national circulation in the United Kingdom, one Scottish daily newspaper and one newspaper circulating in the area of the last known address of the member or other person giving notice of our intention to sell the shares;

(iii) during the period referred to in sub-paragraph (i) above and the period of three months following the publication of the advertisements referred to in sub-paragraph (ii) above, we receive no indication of the whereabouts or existence of the member or other person; and

(iv) if the shares are listed on the London Stock Exchange, we give notice to the London Stock Exchange of its intention to sell the shares prior to publication of the advertisements.

The net proceeds of such sale shall belong to us, which shall be obliged to account to the former member or other person previously entitled to the shares for an amount equal to the proceeds as a creditor of RBSG.

DESCRIPTION OF ORDINARY SHARE AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as the depositary, will register and deliver ordinary share ADSs, each representing two RBSG ordinary shares (or a right to receive two RBSG ordinary shares) deposited with the London branch of The Bank of New York Mellon, as custodian. Each ordinary share ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the register will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ordinary share ADSs either (i) directly (a) by having an ordinary share ADR, which is a certificate evidencing a specific number of ordinary share ADSs, registered in your name, or (b) by holding ordinary share ADSs in the Direct Registration System, or (ii) indirectly through your broker or other financial institution. If you hold ordinary share ADSs directly, you are an ordinary share ADS holder. This description assumes you hold your ordinary share ADSs directly. If you hold the ordinary share ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ordinary share ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ordinary share ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the ordinary share ADS holders entitled thereto.

As an ordinary share ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. United Kingdom law governs shareholder rights. The depositary will be the holder of the shares underlying your ordinary share ADSs. As a holder of ordinary share ADSs, you will have ordinary share ADS holder rights. The ordinary share ADS deposit agreement among RBSG, the depositary and you, as an ordinary share ADS holder, and the beneficial owners of ordinary share ADSs sets out ordinary share ADS holder rights as well as the rights and obligations of the depositary. New York law governs the ordinary share ADS deposit agreement and the ordinary share ADSs.

RBSG may from time to time request owners of ordinary share ADSs to provide information as to the capacity in which such owners own or owned ordinary share ADSs and regarding the identity of any other persons then or previously having a beneficial interest in such ordinary share ADSs and the nature of such interest and various other matters. Each owner of ordinary share ADSs agrees to provide any information requested by RBSG or the depositary pursuant to the ordinary share ADS deposit agreement. The depositary agrees to comply with reasonable written instructions received from time to time from RBSG requesting that the depositary forward any such requests to the owners of ordinary share ADSs and to forward to RBSG any such requests received by the depositary.

The following is a summary of the material provisions of the ordinary share ADS deposit agreement. For more complete information, you should read the entire ordinary share ADS deposit agreement and the form of American depositary receipt.

Dividends and Other Distributions

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of RBSG ordinary shares your ordinary share ADSs represent.

•	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the RBSG ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the ordinary share ADS deposit agreement allows the depositary to distribute the foreign currency only to those ordinary share ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ordinary share ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid, will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Shares. The depositary may distribute additional ordinary share ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ordinary share ADSs. It will sell shares which would require it to deliver a fractional ordinary share ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ordinary share ADSs, the outstanding ordinary share ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

•	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may, after consultation with RBSG, make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ordinary share ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ordinary share ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ordinary share ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ordinary share ADSs described in this section except for changes needed to put the necessary restrictions in place.

•	Other Distributions. After consultation with RBSG to the extent practicable, the depositary will send to you anything else RBSG distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may, after consultation with RBSG to the extent practicable, decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ordinary share ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ordinary share ADSs) to you unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ordinary share ADS holders. We have no obligation to register ordinary share ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ordinary share ADSs, shares, rights or anything else to ordinary share ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for RBSG to make them available to you.

Deposit, Withdrawal and Cancellation

The depositary will deliver ordinary share ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees and including a U.K. SDRT charge on the value of the ordinary shares so deposited, the depositary will register the appropriate number of ordinary share ADSs in the names you request and will deliver the ordinary share ADSs to or upon the order of the person or persons that made the deposit.

You may surrender your ordinary share ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ordinary share ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

You may surrender your ordinary share ADR to the depositary for the purpose of exchanging your ordinary share ADR for uncertificated ordinary share ADSs. The depositary will cancel that ordinary share ADR and will send you a statement confirming that you are the owner of uncertificated ordinary share ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ordinary share ADSs requesting the exchange of uncertificated ordinary share ADSs for certificated ordinary share ADSs, the depositary will execute and deliver to you an ordinary share ADR evidencing those ordinary share ADSs.

Voting Rights

You may instruct the depositary to vote the number of deposited shares your ordinary share ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary.

Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

The depositary will try, as far as practical, subject to the laws of the United Kingdom and of our articles of association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. If no instructions are received by the depositary from any owner with respect of any of the deposited securities represented by the ordinary share ADSs on or before the date established by the depositary for such purpose, the depositary shall deem the owner to have instructed the depositary to give a discretionary proxy to a person designated by RBSG with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. No such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the depositary (i) we do not wish such proxy given, (ii) substantial opposition exists or (iii) the matter would materially and adversely affects the rights of holders of the shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible if they fail to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities (as defined in the ordinary share ADS deposit agreement), if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon not less than 30 days in advance of the meeting date.

Fees and Expenses

For:	Persons depositing or withdrawing shares must pay:
• Issuance of ordinary share ADSs, including issuances resulting from a distribution of shares or rights or other property	• $5.00 (or less) per 100 ordinary share ADSs (or portion of 100 ordinary share ADSs)
• Cancellation of ordinary share ADSs for the purpose of withdrawal, including if the ordinary share ADS deposit agreement terminates	• $5.00 (or less) per 100 ordinary share ADSs (or portion of 100 ordinary share ADSs)
• Any cash distribution to you	• $0.02 (or less) per ordinary share ADS
• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to holders	• A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ordinary share ADSs
• Depositary services	• $0.02 (or less) per ordinary share ADSs per annum
• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares	• Registration or transfer fees
• Cable, telex and facsimile transmissions (when expressly provided in the ordinary share ADS deposit agreement)	• Expenses of the depositary
• Converting foreign currency to U.S. dollars	• Expenses of the depositary
• As necessary	• Taxes and other governmental charges the depositary or the custodian have to pay on any ordinary share ADS or share underlying an ordinary share ADS, for example, stock transfer taxes, stamp duty or withholding taxes

• As necessary	• Any charges incurred by the depositary or its agents for servicing the deposited securities

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ordinary share ADSs or on the deposited securities represented by any of your ordinary share ADSs. The depositary may refuse to register any transfer of your ordinary share ADSs or allow you to withdraw the deposited securities represented by your ordinary share ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ordinary share ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ordinary share ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:

•	change the nominal or par value of our shares

•	reclassify, split up or consolidate any of the deposited securities

•	distribute securities on the shares that are not distributed to you

•	recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action then the cash, shares or other securities received by the depositary will become deposited securities. Each ordinary share ADS will automatically represent its equal share of the new deposited securities. The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ordinary share ADRs or ask you to surrender your outstanding ordinary share ADRs in exchange for new ordinary share ADRs identifying the new deposited securities.

Amendment and Termination

We may agree with the depositary to amend the ordinary share ADS deposit agreement and the ordinary share ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ordinary share ADS holders, it will not become effective for outstanding ordinary share ADSs until 30 days after the depositary notifies ordinary share ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ordinary share ADSs, to agree to the amendment and to be bound by the ordinary share ADRs and the ordinary share ADS deposit agreement as amended.

The depositary will terminate the ordinary share ADS deposit agreement at our direction by mailing notice of termination to the ordinary share ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the ordinary share ADS deposit agreement by mailing notice of termination to us and the ordinary share ADS holders then outstanding if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the ordinary share ADS deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ordinary share ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the ordinary share ADS deposit agreement for the pro rata benefit of the ordinary share ADS holders that have not surrendered their ordinary share ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

The ordinary share ADS deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the ordinary share ADS deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the ordinary share ADS deposit agreement;

•	are not liable if we or it exercises discretion permitted under the ordinary share ADS deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ordinary share ADSs or the ordinary share ADS deposit agreement on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the ordinary share ADS deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ordinary share ADS, make a distribution on an ordinary share ADS, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the ordinary share ADS deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ordinary share ADSs or register transfers of ordinary share ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your Ordinary Share ADRs

You have the right to cancel your ordinary share ADSs and withdraw the underlying shares at any time except:

•	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

•	When you owe money to pay fees, taxes and similar charges.

•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ordinary share ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the ordinary share ADS deposit agreement.

Pre-release of ordinary share ADSs

The ordinary share ADS deposit agreement permits the depositary to deliver ordinary share ADSs before deposit of the underlying shares. This is called a pre-release of the ordinary share ADSs. The depositary may also deliver shares upon cancellation of pre-released ordinary share ADSs (even if the ordinary share ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ordinary share ADSs instead of shares to close out a pre-release. The depositary may pre-release ordinary share ADSs only under the following conditions: (i) before or at the time of the pre-release, the person to whom the pre-release is being made represents and agrees to the depositary in writing that it or its customer (a) owns the shares or ordinary share ADSs to be deposited, (b) assigns all beneficial rights, title and interest in the shares or ordinary share ADSs, as the case may be, to the depositary in its capacity as such and for the benefit of the owners, and (c) will not take any action with respect to such shares or ordinary share ADSs, as the case may be, that is inconsistent with the transfer of beneficial ownership, other than in satisfaction of such pre-release; (ii) the pre-release is fully collateralized with cash, U.S. government securities or such other collateral that the depositary determines in good faith will provide substantially similar liquidity and security; (iii) the depositary must be able to close out the pre-release on not more than five business days’ notice; and (iv) the pre-release will be subject to further indemnities and credit regulations as the depositary deems appropriate. In addition, the depositary will limit the number of ordinary share ADSs that may be outstanding at any time as a result of pre-release, but the depositary may, with the prior written consent of RBSG, change such limit for purposes of general application. The depositary will also set dollar limits with respect to pre-release transactions on a case-by-case basis as the depositary sees appropriate.

Direct Registration System

In the ordinary share ADS deposit agreement, all parties to the ordinary share ADS deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ordinary share ADSs upon acceptance thereof to DRS by the DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ordinary share ADSs, which ownership shall be confirmed by periodic statements sent by the depositary to the ordinary share ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ordinary share ADS holder, to direct the depositary to register a transfer of those ordinary share ADSs to DTC or its nominee and to deliver those ordinary share ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ordinary share ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the ordinary share ADS deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ordinary share ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ordinary share ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the ordinary share ADS deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the ordinary share ADS deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES

We may issue rights to subscribe for our ordinary shares (including in the form of ADSs). The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, including, where applicable, some or all of the following:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the aggregate number of subscription rights issued;

•	a discussion of the material U.S. federal, U.K. or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applicable to the issuance of ordinary shares together with statutory subscription rights or the exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

•	the terms of the ordinary shares corresponding to the subscription rights;

•	information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be listed;

•	the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

•	the period during which the subscription rights may be exercised;

•	the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Each new series of debt securities, dollar preference shares and contingent convertible securities will be a new issue of securities with no established trading market. If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

Conflicts of Interest

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of ours will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase dollar preference shares, debt securities or contingent convertible securities from them pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

Our United States counsel, Davis Polk & Wardwell LLP, New York, New York and Davis Polk & Wardwell London LLP, London, United Kingdom will pass upon certain legal matters relating to the securities. Our Scottish solicitors, CMS Cameron McKenna Nabarro Olswang LLP, will pass upon the validity of the securities under Scots law and certain matters of Scots law relating to the subordination provisions of the securities.

EXPERTS

The consolidated financial statements of RBSG as at 31 December 2016 and for the year then ended appearing in RBSG’s 2016 Annual Report filed with the SEC on Form 20-F (the “2016 20-F”), and the effectiveness of RBSG’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and RBSG management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Our consolidated financial statements as at December 31, 2015 and for the years ended December 31, 2015 and 2014, incorporated in this prospectus by reference from RBSG’s 2016 20-F, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on RBSG’s consolidated financial statements and includes an explanatory paragraph stating that Note 42 to the consolidated financial statements was added for the inclusion of consolidating financial information in respect of The Royal Bank of Scotland plc in accordance with Regulation S-X Rule 3-10), which is incorporated herein by reference.

Such consolidated financial statements have been so incorporated in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are a public limited company incorporated and registered in Scotland, United Kingdom. Many of our directors and executive officers, and certain experts named in this prospectus, reside outside of the United States. All or a substantial portion of our assets and the assets of those non-resident persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce against them judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States. We have been advised by our Scottish solicitors, CMS Cameron McKenna Nabarro Olswang LLP (as to Scots law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Scotland.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

We file reports and other information with the SEC. You can read and copy these reports and other information that we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, United States. You can call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC’s website, at http://www.sec.gov, contains reports and other information in electronic form that we have filed electronically with the SEC. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, United States, on which certain of our securities are listed.

We will provide the trustee for any debt securities and contingent convertible securities and the ADR depositary for any rights to subscribe for ordinary shares, ordinary shares and dollar preference shares with our annual reports, which will include a description of operations and our annual audited consolidated financial statements. We will also provide any trustee or ADR depositary with interim reports that will include unaudited interim summary consolidated financial information. We will be deemed to have delivered such reports to the trustee or ADR depositary if we have filed such reports with the SEC via the EDGAR filing system (or any successor thereto) and such reports are publicly available.

In addition, we will provide the trustee or the ADR depositary with all notices of meetings at which holders of debt securities, contingent convertible securities, rights to subscribe for ordinary shares, ordinary shares or dollar preference shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities, contingent convertible securities, rights to subscribe for ordinary shares, ordinary shares or dollar preference shares.

Registration Statement

This prospectus is part of a registration statement that we filed with the SEC. As exhibits to the registration statement, we have also filed or incorporated by reference the indentures, the underwriting agreements, the ADR deposit agreement as well as various other documents listed in the exhibit index. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference the following reports, except for any information contained on websites linked in such reports:

•	our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the SEC on March 27, 2017 (File No. 001-10306);

•	our interim report on Form 6-K containing our unaudited condensed consolidated financial statements for the half year ended and as at June 30, 2017, filed with the SEC on August 10, 2017 (File No. 001-10306);

•	our interim report on Form 6-K containing our unaudited condensed consolidated financial statements for the nine-months ended and as at September 30, 2017, filed with the SEC on November 1, 2017 (File No. 001-10306);

•	our interim report on Form 6-K containing an announcement relating to our ring-fencing plans, filed with the SEC on November 22, 2017 (File No. 001-10306); and

•	our interim report on Form 6-K containing an announcement relating to the 2017 Bank of England stress test results, filed with the SEC on November 28, 2017 (File No. 001-10306).

We also incorporate by reference all subsequent annual reports of RBSG filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Debt Investor Relations, The Royal Bank of Scotland Group plc, 250 Bishopsgate, London EC2M 4AA, United Kingdom (telephone: +44 (0)20 7678 5313).

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain sections in this prospectus contain ‘forward-looking statements’ as that term is defined in the United States Private Securities Litigation Reform Act of 1995. We may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as words ‘expect’, ‘estimate’, ‘project’, ‘anticipate’, ‘commit’, ‘believe’, ‘should’, ‘intend’, ‘plan’, ‘could’, ‘probability’, ‘risk’, ‘Value-at-Risk (VaR)’, ‘target’, ‘goal’, ‘objective’, ‘may’, ‘endeavor’, ‘outlook’, ‘optimistic’, ‘prospects’ and similar expressions or variations on these expressions.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating, but not limited, to: future profitability and performance, including financial performance targets such as return on tangible equity; cost savings and targets, including cost:income ratios; litigation and government and regulatory investigations, including the timing and financial and other impacts thereof; structural reform and the implementation of the UK ring-fencing regime; the implementation of our transformation programme, including the further restructuring of the NatWest Markets business; the satisfaction of our residual EU State Aid obligations; the continuation of our balance sheet reduction programme, including the reduction of risk-weighted assets (RWAs) and the timing thereof; capital and strategic plans and targets; capital, liquidity and leverage ratios and requirements, including CET1 Ratio, RWA equivalents (RWAe), Pillar 2 and other regulatory buffer requirements, minimum requirement for own funds and eligible liabilities, and other funding plans; funding and credit risk profile; capitalization; portfolios; net interest margin; customer loan and income growth; the level and extent of future impairments and write-downs, including with respect to goodwill; restructuring and remediation costs and charges; future pension contributions; our exposure to political risks, operational risk, conduct risk, cyber and IT risk and credit rating risk and to various types of market risks, including as interest rate risk, foreign exchange rate risk and commodity and equity price risk; customer experience including our Net Promotor Score (NPS); employee engagement and gender balance in leadership positions.

These statements are based on current plans, estimates, targets and projections, and are subject to significant inherent risks, uncertainties and other factors, both external and relating to our strategy or operations, which may result in RBSG being unable to achieve the current targets, predictions, expectations and other anticipated outcomes expressed or implied by such forward-looking statements. In addition certain of these disclosures are dependent on choices relying on key model characteristics and assumptions and are subject to various limitations, including assumptions and estimates made by management. By their nature, certain of these disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated. Accordingly, undue reliance should not be placed on these statements. Forward-looking statements speak only as of the date we make them and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in our Annual Report on Form 20-F for the year ended December 31, 2016 or any of its interim reports filed on Form 6-K incorporated by reference herein, to be a complete set of all potential risks or uncertainties. We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions. However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

We caution you that a large number of important factors could adversely affect our results or our ability to implement our strategy, cause us to fail to meet our targets, predictions, expectations and other anticipated outcomes or affect the accuracy of forward-looking statements we describe in this prospectus, including in the risk factors and other uncertainties set out in RBSG’s Annual Report on Form 20-F for the year ended December 31, 2016 or any of our interim reports filed on Form 6-K incorporated by reference herein, and other materials filed with, or furnished to, the US Securities and Exchange Commission, and other risk factors and uncertainties discussed in this prospectus. These include the significant risks for RBSG presented by the outcomes of the legal, regulatory and governmental actions and investigations that RBSG is or may be subject to (including active civil and criminal investigations) and any resulting material adverse effect on RBSG of unfavorable outcomes and the timing thereof (including where resolved by settlement); economic, regulatory and political risks, including as may result from the uncertainty arising from the vote to leave in the EU Referendum and from the outcome of general elections in the UK and changes in government policies; RBSG’s ability to satisfy its residual EU State Aid obligations and the timing thereof; RBSG’s ability to successfully implement the significant and complex restructuring required to be undertaken in order to implement the UK ring-fencing regime and related costs; RBSG’s ability to successfully implement the various initiatives that are comprised in its transformation programme, particularly the proposed further restructuring of the NatWest Markets business, the balance sheet reduction programme and its significant cost-saving initiatives and whether RBSG will be a viable, competitive, customer focused and profitable bank especially after its restructuring and the implementation of the UK ring-fencing regime; the exposure of RBSG to cyber-attacks and its ability to defend against such attacks; RBSG’s ability to achieve its capital and leverage requirements or targets which will depend in part on RBSG’s success in reducing the size of its business and future profitability as well as developments which may impact its CET1 capital including additional litigation or conduct costs, additional pension contributions, further impairments or accounting changes; ineffective management of capital or changes to regulatory requirements relating to capital adequacy and liquidity or failure to pass mandatory stress tests; RBSG’s ability to access sufficient sources of capital, liquidity and funding when required; changes in the credit ratings of RBSG, RBSG entities or the UK government; declining revenues resulting from lower customer retention and revenue generation in light of RBSG’s strategic refocus on the UK; as well as increasing competition from new incumbents and disruptive technologies.

The Royal Bank of Scotland Group plc

$1,500,000,000 6.000% Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes

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PROSPECTUS SUPPLEMENT

(to prospectus dated December 13, 2017)

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Joint Bookrunners and Joint Lead Managers
Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	NatWest Markets	UBS Investment Bank